As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Waterstone Financial, Inc. and

WaterStone Bank SSB 401(k) Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	To be Applied For
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

11200 West Plank Court

Wauwatosa, Wisconsin 53226

(414) 761-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Mr. Douglas S. Gordon

President and Chief Executive Officer

11200 West Plank Court

Wauwatosa, Wisconsin 53226

(414) 761-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Edward A. Quint, Esq.

Eric Luse, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	38,120,069 shares	$8.00	$304,960,552	(1)	$41,597
Participation interests	527,930 interests(2)					(2)

(1)         Estimated solely for the purpose of calculating the registration fee.

(2)         The securities of Waterstone Financial, Inc. to be purchased by the WaterStone Bank SSB 401(k) Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

WATERSTONE BANK SSB 401(k) PLAN

Offering of Participation Interests in up to 527,930 Shares of

WATERSTONE FINANCIAL, INC.

Common Stock

In connection with the conversion and reorganization of Lamplighter Financial, MHC from the mutual holding company to the stock holding company form of organization, Waterstone Financial, Inc., a newly formed Maryland corporation (“New Waterstone”), is offering shares of common stock for sale.  New Waterstone is allowing participants in the WaterStone Bank SSB 401(k) Plan (the “Plan”) to invest all or a portion of their accounts in the common stock of New Waterstone.

Based upon the value of the Plan assets at March 31, 2013, the trustee of the Plan could purchase or acquire up to 527,930 shares of the common stock of New Waterstone, at the purchase price of $8.00 per share.  This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in the New Waterstone Stock Fund at the time of the stock offering.

New Waterstone’s prospectus, dated                     , 2013, accompanies this prospectus supplement.  It contains detailed information regarding the conversion and stock offering of New Waterstone common stock and the financial condition, results of operations and business of WaterStone Bank SSB.  This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see the “Risk Factors” section of the prospectus.

The interests in the Plan and the offering of common stock of New Waterstone have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission, the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation or any other federal or state agency.  Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by New Waterstone, in the stock offering, of interests or shares of common stock in the New Waterstone Stock Fund of the Plan.  No one may use this prospectus supplement to re-offer or resell interests or shares of common stock of New Waterstone acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  New Waterstone, WaterStone Bank SSB and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock of New Waterstone common stock shall under any circumstances imply that there has been no change in the affairs of WaterStone Bank SSB or any of its subsidiaries or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is                       , 2013.

THE OFFERING

Securities Offered

New Waterstone is offering participants in the WaterStone Bank SSB 401(k) Plan (the “Plan”) the opportunity to purchase participation interests in the common stock of New Waterstone.  The ownership of common stock of New Waterstone in the Plan is referred to as a “participation interest” since the common stock will be titled in the name of the Plan and not directly in a participant’s name.  Given the purchase price of $8.00 per share in the stock offering, the Plan may purchase (or acquire) up to 527,930 shares of New Waterstone common stock in the stock offering.

Only employees of WaterStone Bank SSB may become participants in the Plan and only participants may purchase stock in the New Waterstone Stock Fund.  Your investment in stock in connection with the stock offering through the New Waterstone Stock Fund is subject to the purchase priorities contained in the Plan of Conversion and Reorganization of Lamplighter Financial, MHC.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of New Waterstone is contained in the accompanying prospectus.  The address of the principal executive office of New Waterstone and WaterStone Bank SSB is 11200 West Plank Court, Wauwatosa, Wisconsin 53226.

All questions about completing the Special Investment Election Form should be addressed to Ian Konrath, PHR, Human Resources Director, WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, WI 53226; telephone number (414) 459-4127; or e-mail Ian Konrath at IanKonrath@wsbonline.com.

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at 1-                            .

New Waterstone Stock Fund

In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan to the New Waterstone Stock Fund, to be used to purchase common stock of New Waterstone issued in the stock offering.  The New Waterstone Stock Fund is a new fund in the Plan established to hold shares of common stock of New Waterstone.

Purchase Priorities	All Plan participants are eligible to direct a transfer of funds to the New Waterstone Stock Fund. However, such directions are subject to the purchase priorities in the Plan of Conversion and

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Reorganization of Lamplighter Financial, MHC, which provides for a subscription offering and a community offering.  In the offering, the purchase priorities are as follows and apply in case more shares are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

(1)    Depositors of WaterStone Bank SSB with $50 or more on deposit at the close of business on December 31, 2011, get first priority.

(2)    WaterStone Bank SSB’s tax-qualified plans, including the employee stock ownership plan, get second priority.

(3)    Depositors of WaterStone Bank SSB with $50 or more on deposit at the close of business on                     , 2013 who are not eligible under priority #1 get third priority.

(4)    Depositors of WaterStone Bank SSB as of the close of business on                   , 2013 who are not eligible under priority #1 or #3 get fourth priority.

Community Offering:

(5)    Natural persons (including trusts of natural persons) residing in the Wisconsin counties of Milwaukee, Washington and Waukesha get fifth priority.

(6)    Waterstone-Federal’s public stockholders as of                   , 2013 get sixth priority.

(7)    Other members of the general public get seventh priority.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase shares of New Waterstone common stock in the subscription offering and you may use funds in the Plan to pay for the common stock.   You may also be able to purchase shares of New Waterstone common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) by purchasing stock in the Plan through subscription offering category (2), reserved for WaterStone Bank SSB’s tax-qualified employee plans.

Purchases in the Offering and Oversubscriptions	The trustee of the New Waterstone Stock Fund will purchase common stock of New Waterstone in the stock offering in accordance with your directions. Once you make your election, the

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amount that you elect to transfer from your existing investment options for the purchase of common stock in connection with the stock offering will be sold from your existing investment options and transferred to the New Waterstone Stock Fund and held in a money market account pending the formal closing of the stock offering, several weeks later.  After the end of the stock offering period, we will determine whether all or any portion of your order will be filled (if the offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above).  The amount that can be used toward your order will be applied to the purchase of common stock of New Waterstone and will be denominated in stock in the Plan.

In the event the offering is oversubscribed, i.e., there are more orders for common stock of New Waterstone than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase interests in common stock of New Waterstone in the offering, the amount that cannot be invested in common stock of New Waterstone, and any interest earned on such amount, will be reinvested in the existing funds of the Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions).  The prospectus describes the allocation procedures in the event of an oversubscription.  If you choose not to direct the investment of your account balances towards the purchase of any shares of common stock of New Waterstone through the New Waterstone Stock Fund in connection with the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Value of Plan Assets	As of March 31, 2013, the market value of the assets of the Plan was approximately $4,223,447.

Election to Purchase Stock in the Stock Offering

In connection with the stock offering, the Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Plan to the New Waterstone Stock Fund.  The trustee of the Plan will subscribe for New Waterstone common stock offered for sale in connection with the stock offering, in accordance with each participant’s direction.  In order to purchase stock representing an ownership interest in common stock of New Waterstone in the stock offering through the Plan, you must  order at least 25 shares in the offering through the Plan.  The prospectus describes maximum purchase limits for investors in the stock offering.  The trustee will pay $8.00 per share of stock in the offering, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings.

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How to Order Stock in the Offering

Enclosed is a Special Investment Election Form on which you can elect to purchase stock through the New Waterstone Stock Fund in connection with the stock offering.  Please note the following stipulations concerning this election:

•      You can direct all or a portion of your current account to the New Waterstone Stock Fund in increments of $8.00.

•      Your election is subject to a minimum purchase of 25 shares of common stock, which equals $200.

•      Your election, plus any order you placed outside the Plan, are together subject to a maximum purchase of 375,000 shares, which equals $3,000,000.00.

•      The election period closes at                       , Central Time, on                         , 2013.

•      During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to purchase stock in the New Waterstone Stock Fund among all other investment funds.  However, you will not be permitted to change the investment amounts that you designated to be transferred to the New Waterstone Stock Fund on your Special Investment Election Form.

•      The amount you elect to transfer to the New Waterstone Stock Fund will be held separately until the offering closes.  Therefore, this money is not available for distributions, loans, or withdrawals until the transaction is completed, which is expected to be several weeks after the closing of the subscription offering period.

If you wish to use all or part of your account balance in the Plan to purchase common stock of New Waterstone issued in the stock offering, you should indicate that decision on the Special Investment Election Form.  If you do not wish to make an election, you should check Box E in Section D of the Special Investment Election Form and return the form to Jodi Stephens in the Human Resources Department at WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, WI 53226, to be received no later than                     , Central Time, on                         , 2013.  You may return your Special Investment Election Form by hand delivery, inter-office mail or by mailing it to Jodi Stephens at the above address in the enclosed self-addressed envelope, so long as it is received by the time specified.

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Order Deadline	You must return your Special Investment Election Form to Jodi Stephens, at WaterStone Bank SSB, to be received no later than , Central Time, on , 2013.

Irrevocability of Transfer Direction

Once you make an election to transfer amounts to the New Waterstone Stock Fund in connection with the stock offering, you may not change your election.  Your election is irrevocable.  You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock among all of the other investment funds on a daily basis.

Future Direction to Purchase Common Stock

You will be able to purchase New Waterstone stock after the offering through your investment in the New Waterstone Stock Fund.  You may direct that your future contributions or your account balance in the Plan be transferred to the New Waterstone Stock Fund.  After the offering, to the extent that shares are available, the trustee of the Plan will acquire common stock of New Waterstone at your election in open market transactions at the prevailing price.  You may change your investment allocation on a daily basis.  Special restrictions may apply to transfers directed to and from the New Waterstone Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of New Waterstone.

Voting Rights of Common Stock

The Plan provides that you may direct the trustee as to how to vote any shares of New Waterstone common stock held by the New Waterstone Stock Fund, and the interest in such shares that is credited to your account.  If the trustee does not receive your voting instructions, the plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly.  All voting instructions will be kept confidential.

DESCRIPTION OF THE PLAN

Introduction

WaterStone Bank SSB adopted the WaterStone Bank SSB 401(k) Plan on January 1, 1996.  The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Plan has been amended and restated over the years to maintain compliance with the tax laws.  Most recently, the Plan was transferred from a volume submitter plan document at Fidelity Investments to a volume submitter plan at Principal Financial Group in order to allow the WaterStone Bank SSB

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employees to purchase shares in the New-Waterstone’s initial public offering with their 401(k) account balances.

WaterStone Bank SSB intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code.  WaterStone Bank SSB will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”).  The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA.  As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan).  The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA.  The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan.  Copies of the Plan are available to all employees by filing a request with the Plan Administrator c/o WaterStone Bank SSB, Attn: Ian Konrath, PHR, Human Resources Director; telephone number: (414) 459-4127;   e-mail: IanKonrath@wsbonline.com. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

As an employee of WaterStone Bank SSB, you are eligible to become a participant in the Plan on the first day of the month after you have reached age 18.  Union employees, leased employees and  nonresident aliens who receive no earned income from the U.S. are not eligible to participate in the Plan.  The Plan year is January 1 to December 31 (the “Plan Year”).

As of March 31, 2013, there were approximately 182 employees, former employees and beneficiaries eligible to participate in the Plan.

Contributions Under the Plan

The Plan provides for employee before-tax contributions and employee Roth after-tax contributions (“Roth contributions”), employer matching contributions made on behalf of employees who make employee before-tax contributions and Roth contributions, and discretionary employer contributions.  Each type is summarized below.  In determining contribution amounts under the Plan, an employee’s annual compensation in excess of $250,000 is disregarded, as are certain other amounts of employee compensation.

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Employee Before-tax Contributions.  If you are an eligible employee, WaterStone Bank SSB will automatically reduce your salary on a before-tax basis by 1%, unless you elect not to have your salary reduced at all, or you elect to have your salary reduced by another percentage.    You may elect to contribute up to 90% of your salary or and 100% of your cash bonuses (as defined in the Plan) for the purpose of making employee before-tax contributions (as discussed below), however, the most you can contribute on a before-tax basis is $17,500 for the 2013 Plan year.  You may change the amount of your employee before-tax contributions, including discontinuing or resuming them, by telephone through Principal Financial Group at (800) 547-7754 or through the Internet (which can be reached via www.principal.com).

Catch-Up Contributions.  If you are over age 50 or will attain age 50 before the close of the plan year and have made the maximum elective deferral set forth above (or are prevented from making the maximum contribution due to one or more Plan limitations that prohibit you from otherwise contributing an additional before-tax contribution or Roth contribution), you may also make “catch-up” contributions, in accordance with the tax laws and subject to the tax law limits (for 2013, the limit on catch-up contributions is $5,500).  Your catch-up contributions may be either employee before-tax contributions or after-tax Roth contributions.

Discretionary Employer Contributions.  Discretionary employer contributions may be made for each plan year in an amount determined by WaterStone Bank SSB.  Discretionary employer contributions will be allocated to your account based on the ratio of your salary during the plan year for which the contribution is made to the total salaries of all employees eligible for a discretionary employer contribution for that year.

Rollover Contributions.  You are permitted to make rollover contributions to the Plan.

Limitations on Contributions

Limitations on Employee Before-Tax Contributions and Roth Contributions.  For the plan year beginning January 1, 2013, the amount of your employee before-tax contributions may not exceed $17,500 per calendar year.  This amount may be adjusted periodically by law, based on changes in the cost of living.  Contributions in excess of this limit are known as excess deferrals.  If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral.  In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed.  Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Catch-up Contributions.  If you have made the maximum amount of regular employee before-tax contributions allowed by the Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the plan year), you are also eligible to make an additional catch-up contribution.  You may authorize your employer to withhold a specified dollar amount of your compensation for this purposes.   For 2013, the maximum catch-up contribution is $5,500.

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Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of employee before-tax contributions, Roth contributions and employer matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of employee deferrals and employer matching contributions made by or on behalf of all other employees eligible to participate in the Plan.  A highly compensated employee includes any employee who (1) was a 5% owner of Waterstone-Federal or New Waterstone at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $115,000.  The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living.  If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.

Benefits Under the Plan

Vesting.  At all times, you have a fully vested and nonforfeitable interest in your elective deferral contributions and any rollover contributions.  Employer discretionary contributions credited to your account are subject to a six-year graded vesting schedule pursuant to which such amounts vest in 20% increments, beginning after the second completed year of service, beginning upon the completion of the second year of service, until a participant becomes 100% vested upon completion of five years of service.  In addition, you will also become 100% vested in the employer contributions credited to your account upon your death, disability or normal retirement upon attainment of age 65.

To earn a year of service, you must be credited with at least 1,000 hours of service during any Plan Year.

In-Service Distributions from the Plan

Loans.  You may apply for a loan under the Plan, subject to the rules and limitations imposed by the Internal Revenue Code and the Plan document.  The amount of any loan is limited to the lesser of $50,000, or 50%, of your vested account balance under the Plan.  The minimum amount of loan and the term of the loan is determined in accordance with the guidelines of the loan policy established by WaterStone Bank SSB with respect to the Plan.

Rollover Withdrawals from the Plan.  A substantial federal tax penalty may be imposed on withdrawals made prior to your attainment of age 59½, regardless of whether such a withdrawal occurs during your employment with WaterStone Bank SSB or after termination of employment.  If you have not yet reached age 59½, you may request a withdrawal from rollover funds within your Plan accounts for any reason.  Non-Hardship Withdrawals are not allowed within the Plan, except in the case of Rollover Withdrawals.

Age 59½ Withdrawals.  Upon attainment of age 59½, you may withdraw from your vested Elective Deferral Contributions, Catch-up Contributions, and Employer Discretionary Contributions accounts for any reason.

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Hardship Withdrawals.  You may be eligible for a hardship withdrawal if you have an immediate and substantial financial need to meet certain expenses and you have no other reasonably available resources to meet your need.  Among other requirements, you must first withdraw all amounts available to you under the non-hardship provisions of the Plan before you may apply for a hardship withdrawal.  Your hardship withdrawal may include amounts necessary to pay any federal, state or local income taxes or penalties expected to result from the withdrawal.  The financial needs for which you can receive a hardship withdrawal are:

•                  Payment of post-secondary school education for the next 12 months for you, your spouse or dependents;

•                  Unreimbursed medical expenses which were previously incurred, or expenses which are necessary to obtain medical care for you, your spouse or dependents;

•                  Purchase of your principal residence (not including mortgage payments);

•                  Prevention of eviction from your principal residence or foreclosure on the mortgage of your principal residence;

•                  Payment of funeral expenses for your parent, spouse, child, or dependent; and

•                  Expenses for the repair of damage to your principal residence that would qualify for a casualty loss deduction under the Internal Revenue Code.

You must show that the amount does not exceed the amount you need to meet your financial need, you must have obtained all other distributions and non-taxable loans available to you under any employer plan, and you may not have any employee before-tax contributions, Roth contributions  or matching contributions made on your behalf for at least six months.

Distribution Upon Retirement, Disability, or Upon Termination of Employment

You may choose to have retirement benefits begin on or after your normal retirement date (age 65).  If you continue working after your normal retirement date, your distribution will generally be deferred at least until your actual retirement date (your postponed retirement date).  You are also eligible for a benefit distribution if you become disabled while you are an active employee of WaterStone Bank SSB.  In addition, if you terminate your employment before you are eligible to retire, for any reason other than disability or death, you will be entitled to the vested value of your Plan accounts.

Forms of Distributions

Plan distributions at retirement, upon disability or upon termination of employment for reasons other than death will be made in the following standard forms of payment, unless you choose an optional form of payment.  If you terminate employment at your normal or postponed retirement date, or upon becoming permanently disabled, and the value of your Plan accounts is $1,000 or less, your benefits will be paid to you in a single cash payment as soon as administratively possible following your termination of employment.

You may elect to defer receipt of your vested Plan accounts until after your normal retirement date or after your actual retirement date (if you retire after your normal retirement date), provided you receive at least a portion of your account balance no later than the first day

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of April following the calendar year in which you  retire (or terminate employment due to disability) or, if later, you attain age 70½.

Regardless of the reason for which you terminate employment, you may request that the value of your Plan accounts be transferred to a rollover IRA, another employer’s qualified plan, a Section 403(b) annuity contract or a Section 457(b) governmental plan maintained by a state or agency of the state, if the other plan or contract permits it.

If you die and have not made a valid election as to how payments are to be made, the value of your vested Plan account will be paid to your beneficiary in a single cash payment.  If your vested account is $1,000 or less, your account will be paid to your beneficiary in a single cash payment as soon as administratively possible.  If your designated beneficiary is your spouse and you die before attaining age 70½, payment to your spouse will be made no later than the date you would have attained age 70½.  If your designated beneficiary is your spouse and you die on or after attaining age 70½, payment to your spouse will be made as soon as administratively possible.  If your designated beneficiary is not your spouse, payment to your designated beneficiary will be made within one year of the date of your death.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan trust (the “Trust”), which is administered by the trustee appointed by WaterStone Bank SSB’s Board of Directors.

Prior to the effective date of the stock offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

Principal Trust(SM) Income Fund I

Principal Trust(SM) Target 2010 — 2055 Fund I

LargeCap S&P 500 Index Inst Fund

MidCap Inst Fund

MidCap S&P 400 Index Inst Fund

SmallCap S&P 600 Index Inst Fund

LargeCap Growth I Inst Fund

Columbia Acorn A Fund

Fidelity Capital Appreciation Fund

Fidelity Contrafund

Fidelity Leveraged Company Stock Fund

Oppenheimer Developing Markets Y Fund

First Eagle Gold A Fund

American Beacon International Equity Fund

Harbor International Inst Fund

Oppenheimer Global Strategic Income Y Fund

Oppenheimer International Growth Y Fund

BlackRock Equity Dividend I Fund

Goldman Sachs Small Cap Value Inst Fund

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JP Morgan Core Bond R5 Fund

DWS RREEF Real Estate Sec S Fund

BlackRock Global Allocation Institutional Fund

John Hancock Disciplined Value Mid Cap I Fund

Janus Triton T Fund

BlackRock High Yield Bond Institutional Fund

Oppenheimer Equity Income Y Fund

Ivy Science & Technology I Fund

You may stop making salary deferral contributions at any time.  You may change your salary deferral amount daily.  Changes will be implemented as soon as possible.

You may change your investment direction of future contributions at any time by telephone through Principal Financial Group at (800) 547-7754 or through the Internet (which can be reached via www.principal.com).  For further information regarding changes to your investment directions, please contact Ian Konrath, PHR, in the Human Resources Department of WaterStone Bank SSB at (414) 459-4127.

You can transfer existing investment account balances from one fund to another at any time, by telephone or through the Internet.

In connection with the stock offering, the Plan now provides that in addition to the funds specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the New Waterstone Stock Fund.

Special rules may apply to investment in the New Waterstone Stock Fund, for certain officers who are subject to restrictions on distributions under Section 16 of the Securities Exchange Act of 1934.  These special rules affect withdrawals, loans, investment direction and transfers of investment account balances for the officers who are subject to these restrictions.

Pending investment in shares of New Waterstone common stock, amounts allocated towards the purchase of New Waterstone common stock in the stock offering will be held in a money market fund.   In the event of an oversubscription that prevents you from purchasing all of the shares of New Waterstone that you ordered in the stock offering, the amounts that you elected to invest but were unable to invest, plus any earnings on those amounts, will be reinvested among the other funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

Following the stock offering, you may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above and the New Waterstone Stock Fund.

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Performance History and Fund Description

The following table provides performance data with respect to the investment funds available under the Plan through March 31, 2013:

		Average Annual Total Returns as of March 31, 2013
Fund Name	Year to Date	1 Year	3 Year	5 Year	10 Year	Since Inception
Principal Trust(SM) Income Fund I	2.40%	6.81%	7.38%	—	—	9.61%
Principal Trust(SM) Target 2010 Fund I	4.23%	8.85%	9.08%	—	—	13.40%
Principal Trust(SM) Target 2015 Fund I	5.34%	9.74%	9.58%	—	—	14.47%
Principal Trust(SM) Target 2020 Fund I	5.90%	10.52%	10.06%	—	—	15.37%
Principal Trust(SM) Target 2025 Fund I	6.41%	11.37%	10.42%	—	—	16.03%
Principal Trust(SM) Target 2030 Fund I	7.03%	11.60%	10.55%	—	—	16.44%
Principal Trust(SM) Target 2035 Fund I	7.13%	11.76%	10.72%	—	—	16.82%
Principal Trust(SM) Target 2040 Fund I	7.69%	12.35%	10.91%	—	—	17.14%
Principal Trust(SM) Target 2045 Fund I	7.83%	12.60%	11.13%	—	—	17.57%
Principal Trust(SM) Target 2050 Fund I	7.97%	12.64%	11.19%	—	—	17.29%
Principal Trust(SM) Target 2055 Fund I	8.15%	12.75%	11.22%	—	—	17.57%
LargeCap S&P 500 Index Inst Fund	10.53%	13.81%	12.47%	5.61%	8.32%	n/a
MidCap Inst Fund	12.17%	19.99%	18.66%	11.00%	13.06%	n/a
MidCap S&P 400 Index Inst Fund	13.33%	17.52%	14.86%	9.58%	12.20%	n/a
SmallCap S&P 600 Index Inst Fund	11.73%	15.86%	14.92%	8.95%	12.14%	n/a
LargeCap Growth I Inst Fund	9.12%	7.63%	13.11%	9.12%	8.90%	n/a
Columbia Acorn A Fund	9.78%	11.85%	12.88%	7.87%	12.62%	n/a
Fidelity Capital Appreciation Fund	10.35%	15.15%	12.72%	7.59%	10.41%	n/a
Fidelity Contrafund	9.18%	10.41%	12.68%	6.27%	10.89%	n/a
Fidelity Leveraged Company Stock Fund	12.35%	23.61%	14.41%	5.08%	16.11%	n/a
Oppenheimer Developing Markets Y Fund	0.17%	5.73%	7.29%	6.05%	21.33%	n/a
First Eagle Gold A Fund	-15.13%	-17.09%	-0.45%	1.41%	12.31%	n/a
American Beacon International Equity Fund	2.41%	11.17%	5.15%	0.02%	10.31%	n/a
Harbor International Inst Fund	2.09%	7.85%	6.86%	0.94%	13.31%	n/a
Oppenheimer Global Strategic Income Y Fund	1.46%	9.89%	9.03%	6.35%	8.01%	n/a
Oppenheimer International Growth Y Fund	6.06%	14.03%	10.02%	4.20%	14.68%	n/a
BlackRock Equity Dividend I Fund	8.43%	12.59%	12.16%	5.30%	10.77%	n/a
Goldman Sachs Small Cap Value Inst Fund	12.62%	17.75%	15.22%	10.18%	12.40%	n/a
JP Morgan Core Bond R5 Fund	0.15%	4.42%	6.07%	6.31%	5.45%	n/a
DWS RREEF Real Estate Sec S Fund	5.84%	13.08%	17.11%	6.32%	12.45%	n/a
BlackRock Global Allocation Institutional Fund	4.29%	6.37%	6.36%	3.88%	11.03%	n/a
John Hancock Disciplined Value Mid Cap I Fund	12.41%	17.64%	15.14%	11.62%	13.90%	n/a
Janus Triton T Fund	9.66%	13.27%	17.33%	12.26%	—	12.20%
BlackRock High Yield Bond Institutional Fund	3.24%	13.82%	11.32%	11.25%	10.12%	n/a
Oppenheimer Equity Income Y Fund	11.10%	16.43%	11.94%	9.03%	10.83%	n/a
Ivy Science & Technology I Fund	12.98%	19.70%	14.55%	11.22%	13.73%	n/a

*************

Principal Fixed Income Guaranteed Option — See discussion under Description of the Investment Funds.

Description of the Investment Funds

The following is a description of each of the funds:

Principal Trust(SM) Income Fund I.  The investment option seeks current income and, as a secondary objective, capital appreciation.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds,

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insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on investors who have reached their investment time horizon.

Principal Trust(SM) Target 2010-2055 Fund I.  These investment options seek a total return consisting of long-term growth of capital and current income.  To pursue this goal, these Target Date Funds generally invest in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

LargeCap S&P 500 Index Inst Fund.  The investment seeks long-term growth of capital.  The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies that compose the S&P 500 Index at the time of purchase.  The index is designed to represent U.S. equities with risk/return characteristics of the large cap universe.  It invests in index futures and options and exchange-traded funds (“ETFs”) on a daily basis to gain exposure to the index in an effort to minimize tracking error relative to the benchmark.

MidCap Inst Fund.  The investment seeks long-term growth of capital.  The fund normally invests at least 80% of net assets, plus any borrowings for investment purposes, in equity securities of companies with medium market capitalizations at the time of purchase.  It invests in foreign securities.  The fund invests in equity securities with value and/or growth characteristics and constructs an investment portfolio that has a “blend” of equity securities with these characteristics.  Investing in value equity securities is an investment strategy that emphasizes buying equity securities that appear to be undervalued.

MidCap S&P 400 Index Inst Fund.  The investment seeks long-term growth of capital.  The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies that compose the Standard &Poor’s (“S&P”) MidCap 400 Index at the time of purchase. The investment is designed to represent U.S. equities with risk/return characteristics of the mid cap universe.  It invests in index futures and options and exchange-traded funds (“ETFs”) on a daily basis to gain exposure to the index in an effort to minimize tracking error relative to the benchmark.

SmallCap S&P 600 Index Inst Fund.  The investment seeks long-term growth of capital.  The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies that compose the Standard & Poor’s (“S&P”)  SmallCap 600 Index at the time of purchase.  The index is designed to represent U.S. equities with risk/return characteristics of the small cap universe.  The fund invests in index futures and options and exchange-traded funds (“ETFs”) on a daily basis to gain exposure to the index in an effort to minimize tracking error relative to the benchmark.

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LargeCap Growth I Inst Fund.   The investment seeks long-term growth of capital.  The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies with large market capitalizations (those with market capitalization ranges similar to the companies in the Russell 1000® Growth Index) at the time of purchase.  It invests in growth equity securities; growth orientation emphasizes buying equity securities of companies whose potential for growth of capital and earning is expected to be above average.  The fund also invests in securities of foreign companies.

Columbia Acorn A Fund.  The investment seeks long-term capital appreciation.  Under normal circumstances, the fund invests a majority of its net assets in the common stock of small- and mid-sized companies with market capitalizations under $5 billion at the time of investment.  It invests the majority of its assets in U.S. companies, but also may invest up to 33% of its total assets in foreign companies in developed markets (for example, Japan, Canada and the United Kingdom) and in emerging markets (for example, China, India and Brazil).

Fidelity Capital Appreciation Fund.   The investment seeks capital appreciation.  The fund invests primarily in common stocks.  It invests in domestic and foreign issuers.  The fund invests in either “growth” stocks or “value” stocks or both.  It uses fundamental analysis of factors such as each issuer’s financial condition and industry position, as well as market and economic conditions, to select investments.

Fidelity Contrafund.  The investment seeks capital appreciation.  The fund normally invests primarily in common stocks.  It invests in securities of companies whose value the advisor believes is not fully recognized by the public.  The fund invests in domestic and foreign issuers.  It invests in either “growth” stocks or “value” stocks or both.  The fund uses fundamental analysis of factors such as each issuer’s financial condition and industry position, as well as market and economic conditions to select investments.

Fidelity Leveraged Company Stock Fund.  The investment seeks capital appreciation.  The fund normally invests as least 80% of assets in stocks.  It invests primarily in common stocks of leveraged companies (companies that issue lower-quality debt and other companies with leveraged capital structures).  The fund potentially invests in lower-quality debt securities and invests in domestic and foreign issuers.  It invests in either “growth” stocks or “value” stocks or both.  The fund uses fundamental analysis of each issuer’s financial condition and industry position and market and economic conditions to select investments.

Oppenheimer Developing Markets Y Fund.  The investment seeks capital appreciation aggressively.  The fund mainly invests in common stocks of issuers in developing and emerging markets throughout the world and at times it may invest up to 100% of its total assets in foreign securities.  Under normal market conditions, it will invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of issuers whose principal activities are in a developing market, i.e. are in a developing market or are economically tied to a developing market country.  The fund will invest in at least three developing markets.

First Eagle Gold A Fund.  The investment seeks to provide investors the opportunity to participate in the investment characteristics of gold (and to a limited extent other precious

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metals) for a portion of their overall investment portfolio.  The fund invests at least 80% of its total assets in gold and/or securities (which may include both equity and, to a limited extent, debt instruments) directly related to gold or of issuers principally engaged in the gold industry, including securities of gold mining finance companies as well as operating companies with long-life, medium-life or short-life mines.  It is non-diversified.

American Beacon International Equity Fund.  The investment seeks long-term capital appreciation.  The fund normally invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in common stocks and securities convertible into common stocks (collectively, “stocks”) of issuers based in at least three different countries located outside the United States.  It primarily invests in countries comprising the Morgan Stanley Capital International® Europe Autralasia Far East Index (“MSCI EAFE Index”).  The MSCI EAFE Index is comprised of equity securities of companies from various industrial sectors whose primary trading markets are located outside the United States.

Harbor International Inst Fund.  The investment seeks long-term total return, principally from growth of capital.  The fund invests normally in a minimum of ten countries throughout the world, focusing on companies located in Europe, the Pacific Basin and emerging industrialized countries whose economies and political regimes appear stable.  It invests primarily (no less than 65% of its total assets) in common and preferred stocks of foreign companies, including those located in emerging market countries.  Companies in the fund’s portfolio generally have market capitalizations in excess of $1 billion at the time of purchase.

Oppenheimer Global Strategic Income Y Fund.   The investment seeks total return.  The fund invests mainly in debt securities in three market sectors: Foreign governments and issuers, U.S. government securities, and lower-grade, high-yield securities of U.S. and foreign issuers (commonly referred to as “junk bonds”).  It can invest up to 100% of its assets in any one sector at any time.  Under normal market conditions, the fund will invest a substantial portion of its assets in a number of different countries, including the U.S.  It has no limitations regarding the range of maturities of the debt securities it can buy or the market capitalization of the issuers of those securities.

Oppenheimer International Growth Y Fund.  The investment seeks long-term capital appreciation.  The fund mainly invests in the common stock of growth companies that are domiciled or have their primary operations outside of the United States.  It may invest 100% of its assets in securities of foreign companies.  The fund may invest in emerging markets as well as in developed markets throughout the world.  It normally will invest at least 65% of its total assets in common and preferred stocks of issuers in at least three different countries outside of the United States, and emphasize investments in common stocks of issuers that the portfolio managers consider to be “growth” companies.

BlackRock Equity Dividend I Fund.  The investment seeks long-term total return and current income.  The fund seeks to achieve its objective by investing primarily in a diversified portfolio of equity securities.  Under normal circumstances, it will invest at least 80% of its assets in equity securities and at least 80% of its assets in dividend paying securities.  The fund may invest in securities of companies with any market capitalization, but will generally focus on

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large cap securities.  It may also invest in convertible securities and non-convertible preferred stock.  The fund may invest up to 25% of its total assets in securities of foreign issuers.

Goldman Sachs Small Cap Value Inst Fund.  The investment seeks long-term capital appreciation.  The fund normally invests at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“net assets”) in a diversified portfolio of equity investments in small-cap issuers with public stock market capitalizations within the range of the market capitalization of companies constituting the Russell 2000® Value Index at the time of investment.  Although it invests primarily in publicly traded U.S. securities, the fund may also invest in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

JP Morgan Core Bond R5 Fund.   The investment seeks to maximize total return by investing primarily in a diversified portfolio of intermediate- and long-term debt securities.  The fund is designed to maximize total return by investing in a portfolio of investment grade intermediate- and long-term debt securities.  As part of its main investment strategy, it may principally invest in corporate bonds, U.S. treasury obligations and other U.S. government and agency securities, and asset-backed, mortgage-related and mortgage-backed securities.  The fund’s average weighted maturity will ordinarily range between four and 12 years.

DWS RREEF Real Estate Sec S Fund.  The investment seeks long-term capital appreciation and current income.  The fund will invest at least 80% of its net assets, plus the amount of any borrowing for investment purposes (calculated at the time of any investment), in equity securities of real estate investment trust (“REITs”) and real estate companies.  It may also invest a portion of its assets in other types of securities.  These securities may include short-term securities, bonds, notes, securities of companies not principally engaged in the real estate industry, non-leveraged stock index futures contracts and other similar securities.  The fund is non-diversified.

BlackRock Global Allocation Institutional Fund.  The investment seeks to provide high total investment return.  The fund invests in a portfolio of equity, debt and money market securities.  It may invest up to 35% of its total assets in “junk bonds,” corporate loans and distressed securities.  The fund may also invest in Real Estate Investment Trusts (“REITs”).  It has no geographic limits on where it may invest and may invest in the securities of companies of any market capitalization.

John Hancock Disciplined Value Mid Cap I Fund.  The investment seeks long-term growth of capital with current income as a secondary objective.  The fund invests at least 80% of its net assets in a diversified portfolio consisting primarily of equity securities, such as common stocks, of issuers with medium market capitalizations and identified by the subadviser as having value characteristics.  It may also invest up to 20% of its total assets in foreign currency-denominated securities.  The fund may invest up to 15% of its net assets in illiquid securities, including securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale.

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Janus Triton T Fund.  The investment seeks long-term growth of capital.  The fund pursues its investment objective by investing primarily in common stocks selected for their growth potential.  In pursuing that objective, it invests in equity securities of small- and medium-sized companies.  Generally, small- and medium-sized companies have a market capitalization of less than $10 billion.  Market capitalization is a commonly used measure of the size and value of a company.  The fund may also invest in foreign equity and debt securities, which may include investments in emerging markets.

BlackRock High Yield Bond Institutional Fund.   The investment seeks to maximize total return, consistent with income generation and prudent investment management.  The fund invests primarily in non-investment grade bonds with maturities of ten years or less.  It normally invests at least 80% of its assets in high yield bonds.  The fund may invest up to 30% of its assets in non-dollar denominated bonds of issuers located outside of the United States.  Its investment in non-dollar denominated bonds may be on a currency hedged or unhedged basis.  The fund may also invest in convertible and preferred securities.

Oppenheimer Equity Income Y Fund.   The investment seeks total return.  The fund mainly invests in common stocks of U.S. companies that the portfolio manager believes are undervalued.  It will invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities.  The fund may invest in equity securities issued by companies of different capitalization ranges, but will typically focus on larger capitalization stocks.  It does not intend to invest more than 25% of its net assets in securities of issuers in any single foreign country or more than 5% of its net assets in companies or government issuers in emerging market countries.

Ivy Science & Technology I Fund.   The investment seeks to provide growth of capital.  The fund invests primarily in the equity securities of science and technology companies around the globe.  Under normal circumstances, it invests at least 80% of its net assets in securities of science or technology companies.  Science and technology companies are companies whose products, processes or services, are being or are expected to be significantly benefited by the use or commercial application of scientific or technological developments or discoveries.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Principal Fixed Income Guaranteed Option.  The Principal Fixed Income Guaranteed Option is a guaranteed general-account backed group annuity contract that has been issued by Principal Life Insurance Company (Principal Life) to Principal Trust Company as custodian.

Crediting Rate History

06/13 — 11/13	12/12 — 05/13	06/12 — 11/12	12/11 — 05/12	06/11 — 11/11	12/10 — 05/11	06/10 — 11/10	12/09 — 05/10	06/09 — 11/09	12/08 — 05/09	06/08 — 11/08	12/07 — 05/08	03/07 — 11/07
1.35%	1.45%	1.75%	2.00%	2.20%	2.20%	2.55%	2.60%	2.60%	3.95%	3.95%	4.00%	4.00%

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Investment in Common Stock of New Waterstone

The New Waterstone Stock Fund will consist primarily of investments in common stock of New Waterstone.  The trustee will use all amounts allocated to the New Waterstone Stock Fund pursuant to the Special Investment Election Form to acquire shares in the conversion and common stock offering.  After the offering, the trustee will, to the extent practicable, use amounts held by it in the New Waterstone Stock Fund, including cash dividends paid on common stock held in the New Waterstone Stock Fund, to purchase shares of common stock of New Waterstone.  It is expected that all purchases will be made at prevailing market prices.  Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased.  Pending investment in common stock, amounts allocated towards the purchase of shares in the offering will be held in the New Waterstone Stock Fund in an interest-bearing account.  In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the 401(k) plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages).

Following the offering, New Waterstone, a Maryland corporation, will be 100% owned by its public shareholders, including WaterStone Bank SSB’s tax-qualified plans.  Currently, WaterStone Bank SSB is a wholly-owned subsidiary of Waterstone-Federal, a federal mid-tier holding company, that is a majority-owned subsidiary of Lamplighter Financial, MHC, a mutual holding company.  Performance of the New Waterstone Stock Fund will be dependent upon a number of factors, including the financial condition and profitability of New Waterstone and WaterStone Bank SSB and market conditions for the common stock generally.  An investment in the fund is not insured or guaranteed by the FDIC or any other government agency.  It is possible to lose money by investing in the fund.

As of the date of this prospectus supplement, none of the shares of New Waterstone common stock have been issued or are outstanding and there is no established market for New Waterstone common stock.  Accordingly, there is no record of the historical performance of the New Waterstone Stock Fund.  Performance of the New Waterstone Stock Fund depends on a number of factors, including the financial condition and profitability of New Waterstone and WaterStone Bank SSB and market conditions for New Waterstone common stock generally.

Investments in the New Waterstone Stock Fund involve special risks common to investments in the common stock of New Waterstone.

For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying Prospectus and the section of the Prospectus Supplement entitled “Notice of Your Rights Concerning Employer Securities” (see below).

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  As with any mutual fund or stock investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

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Administration of the Plan

The Trustee and Custodian.  The trustees of the Plan are Debra Varnak, SVP Human Resources and Lori Potter, Executive Assistant at WaterStone Bank SSB.  Principal Trust Company serves as custodian for all the investments funds under the Plan, including during the offering period for New Waterstone common stock.  Following the offering period, Principal Trust Company will also serve as the custodian of the New Waterstone Stock Fund.

Plan Administrator.  Pursuant to the terms of the Plan, the Plan is administered by the Plan Administrator, WaterStone Bank SSB.  The address of the Plan Administrator is 11200 West Plank Court, Wauwatosa, Wisconsin 53226, telephone number (      )                 .  The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants.  The Plan Administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of WaterStone Bank SSB to continue the Plan indefinitely.  Nevertheless, WaterStone Bank SSB may terminate the Plan at any time.  If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts.  WaterStone Bank SSB reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that WaterStone Bank SSB may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material

19

federal income tax consequences relating to the Plan.  Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances.  Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.  Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Internal Revenue Code affords the Plan special tax treatment, including:

(1)           the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2)           participants pay no current income tax on amounts contributed by the employer on their behalf;

(3)           earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

WaterStone Bank SSB will administer the Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 ½, and consists of the balance credited to the participant under the Plan and all other profit sharing plans, if any, maintained by WaterStone Bank SSB.  The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by WaterStone Bank SSB, which is included in the distribution.

New Waterstone Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes New Waterstone common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to New Waterstone common stock; that is, the excess of the value of New Waterstone common stock at the time of the distribution over its cost or other basis of the securities to the trust.  The tax basis of New Waterstone common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of New Waterstone common stock at the time of distribution, less the amount of net unrealized appreciation.  Any gain on a subsequent sale or other taxable disposition of New Waterstone common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of New Waterstone common stock.  Any gain on a subsequent sale or other taxable disposition of New Waterstone common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain.  The recipient of a distribution may elect to include the amount of any net

20

unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities.

Federal law provides specific rights concerning investments in employer securities.  Because you may in the future have investments in the New Waterstone Stock Fund under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in the New Waterstone Stock Fund from that investment into other investment alternatives under the Plan.  You may contact the Plan Administrator shown above for specific information regarding this right, including how to make this election.  In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification.  All of the investment options under the Plan are available to you if you decide to diversify out of either the New Waterstone Stock Fund.

The Importance of Diversifying Your Retirement Savings.  To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio.  Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money.  This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly.  If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified.  Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan.  No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk.  Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

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Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries.  The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary.  The effect of this is two-fold.  First, you will not be deemed a “fiduciary” because of your exercise of investment discretion.  Second, no person who otherwise is a fiduciary, such as WaterStone Bank SSB, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the Plan in New Waterstone common stock, the regulations under section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA.  These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as New Waterstone.  Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership.  Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of New Waterstone, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission.  Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 2 business days after the change occurs, or annually on a Form 5 within 45 days after the close of New Waterstone’s fiscal year.  Discretionary transactions in and beneficial ownership of the common stock through the New Waterstone Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of New Waterstone generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by New Waterstone of profits realized by an officer, director or any person beneficially owning more than 10% of New Waterstone’s common stock resulting from non-exempt purchases and sales of New Waterstone common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met.  These requirements

22

generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of common stock within the New Waterstone Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December 31, 2012, is available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm is acting as special counsel to WaterStone Bank SSB in connection with New Waterstone’s stock offering.

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SUBSCRIPTION AND COMMUNITY

OFFERING PROSPECTUS

WATERSTONE FINANCIAL, INC.

(Proposed Holding Company for WaterStone Bank)

Up to 28,031,250 Shares of Common Stock

Waterstone Financial, Inc., a Maryland corporation, is offering up to 28,031,250 shares of common stock for sale at $8.00 per share on a best efforts basis in connection with the conversion of Lamplighter Financial, MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in Waterstone Financial, Inc., a federal corporation, currently owned by Lamplighter Financial, MHC.  In this prospectus, we will refer to Waterstone Financial, Inc., the Maryland corporation, as “New Waterstone,” and we will refer to Waterstone Financial, Inc., the federal corporation, as “Waterstone-Federal.”  Waterstone-Federal’s common stock is currently traded on the Nasdaq Global Select Market under the trading symbol “WSBF,” and we expect the shares of New Waterstone common stock will also trade on the Nasdaq Global Select Market under the symbol “WSBF.”

The shares of common stock are first being offered in a subscription offering to eligible depositors and tax-qualified employee benefit plans of WaterStone Bank SSB, as described in this prospectus.  Shares not purchased in the subscription offering will be offered for sale simultaneously to the general public in a community offering, with a preference given to residents of the communities served by WaterStone Bank SSB and existing stockholders of Waterstone-Federal.  Any shares of common stock not purchased in the subscription or community offerings may be offered to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering, or, in a separate firm commitment underwritten public offering.  The syndicated offering or the firm commitment underwritten offering may commence before the subscription and community offerings (including any extensions) have expired.  The subscription, community, syndicated and firm commitment underwritten offerings are collectively referred to in this prospectus as the offering. We must sell a minimum of 20,718,750 shares in order to complete the offering and the conversion.

In addition to the shares we are selling in the offering, the shares of Waterstone-Federal currently held by the public will be exchanged for shares of common stock of New Waterstone based on an exchange ratio that will result in existing public stockholders of Waterstone-Federal owning approximately the same percentage of New Waterstone common stock as they owned in Waterstone-Federal common stock immediately prior to the completion of the conversion.  The number of shares we expect to issue in the exchange ranges from 7,456,953 shares to 10,088,819 shares.

The minimum order is 25 shares.  The subscription and community offerings are expected to expire at 4:00 p.m., Central Time, on [expiration date].  We may extend this expiration date without notice to you until [extension date].  Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond [extension date], or the number of shares of common stock to be sold is increased to more than 28,031,250 shares or decreased to less than 20,718,750 shares.  If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders.  If you do not respond to this notice, we will promptly return your funds with interest at 0.01% per annum or cancel your deposit account withdrawal authorization.  If the number of shares to be sold in the offering is increased to more than 28,031,250 shares or decreased to less than 20,718,750 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at WaterStone Bank SSB and will earn interest at 0.01% per annum until completion or termination of the offering.  No shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated or firm commitment underwritten offering.

Sandler O’Neill & Partners, L.P. will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole book-running manager for any syndicated or firm commitment underwritten offering. Sandler O’Neill & Partners, L.P. is not required to purchase any shares of common stock that are sold in the subscription and community offerings.

OFFERING SUMMARY

Price: $8.00 per Share

	Minimum	Midpoint	Maximum
Number of shares	20,718,750	24,375,000	28,031,250
Gross offering proceeds	$165,750,000	$195,000,000	$224,250,000
Estimated offering expenses, excluding selling agent and underwriters’ commissions	$1,538,000	$1,538,000	$1,538,000
Selling agent and underwriters’ commissions (1)	$4,695,700	$5,503,000	$6,310,300
Estimated net proceeds	$159,516,300	$187,959,000	$216,401,700
Estimated net proceeds per share	$7.70	$7.71	$7.72

(1)         The amounts shown assume that 50% of the shares are sold in the subscription and community offerings and the remaining 50% are sold in a syndicated or firm commitment underwritten offering.  The amounts shown further assume that Sandler O’Neill & Partners, L.P. will receive fees and expenses in the amount of: (i) 1.0% of the aggregate amount of common stock sold in the subscription offering (net of insider purchases and shares purchased by our employee stock ownership plan); (ii) records management fees and expenses of $60,000; and (iii) other expenses of the offering of $115,000.  The amounts shown also include fees of 5% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering, which will be paid to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated or firm commitment underwritten offering.  See “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” for information regarding compensation to be received by Sandler O’Neill & Partners, L.P. in the subscription and community offerings and the compensation to be received by Sandler O’Neill & Partners, L.P. and the other broker-dealers that may participate in the syndicated or firm commitment underwritten offering.  If all shares of common stock were sold in the syndicated or firm commitment underwritten offering, the selling agent and broker-dealers’ commissions would be approximately $9.2 million, $10.6 million and $11.9 million at the minimum, midpoint and maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 17.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Sandler O’Neill + Partners, L.P.

For assistance, please contact the Stock Information Center, toll-free, at [stock center phone #].

The date of this prospectus is [Prospectus Date].

[MAP TO BE INSERTED ON INSIDE FRONT COVER]

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SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Waterstone-Federal common stock for shares of New Waterstone common stock.  It may not contain all of the information that is important to you.  Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”

Our Organizational Structure and the Proposed Conversion

Since 2005 we have operated in a two-tiered mutual holding company structure.  Waterstone-Federal is our federally chartered, publicly-traded stock holding company and the parent company of WaterStone Bank SSB, which we refer to as “WaterStone Bank” in this prospectus.  At March 31, 2013, Waterstone-Federal had consolidated assets of $1.63 billion, deposits of $914.9 million and stockholders’ equity of $207.1 million.  Waterstone-Federal’s parent company is Lamplighter Financial, MHC, a federally chartered mutual holding company.   At March 31, 2013, Waterstone-Federal had 31,348,556 shares of common stock outstanding, of which 8,298,373 shares, or 26.5%, were owned by the public (including 19,334 shares owned by Waukesha County Community Foundation, Inc.), and the remaining 23,050,183 shares were held by Lamplighter Financial, MHC.

Pursuant to the terms of the plan of conversion and reorganization, we are now converting from the mutual holding company corporate structure to the stock holding company corporate structure.  Upon completion of the conversion, Lamplighter Financial, MHC and Waterstone-Federal will cease to exist, and New Waterstone will become the successor corporation to Waterstone-Federal.  The shares of New Waterstone being offered in this offering represent the majority ownership interest in Waterstone-Federal currently held by Lamplighter Financial, MHC.  Public stockholders of Waterstone-Federal will receive shares of common stock of New Waterstone in exchange for their shares of Waterstone-Federal at an exchange ratio intended to preserve the same aggregate ownership interest in New Waterstone as they had in Waterstone-Federal. Lamplighter Financial, MHC’s shares of Waterstone-Federal will be cancelled.  Shares of Waterstone-Federal currently owned by the WaterStone Bank Fund of the Waukesha County Community Foundation, Inc. will be exchanged for shares of New Waterstone, but no additional shares will be contributed to the foundation in connection with the conversion and offering.

The following diagram shows our current organizational structure, reflecting ownership percentages as of March 31, 2013:

After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:

Our Business

Our business operations are conducted through our wholly-owned subsidiary, WaterStone Bank.  WaterStone Bank is a community bank that has served the banking needs of its customers in the metropolitan Milwaukee area and surrounding markets since 1921.  WaterStone Bank also has an active mortgage banking subsidiary, Waterstone Mortgage Corporation, which has 81 offices in 12 states as of March 31, 2013.

WaterStone Bank conducts its community banking business from eight banking offices and nine automated teller machines located in Milwaukee, Washington and Waukesha Counties, Wisconsin.  WaterStone Bank’s principal lending activity is originating one- to four-family and over four-family, or “multi-family,” residential real estate loans, for retention in its portfolio.   At March 31, 2013, such loans comprised 39.6% and 45.7%, respectively, of WaterStone Bank’s loan portfolio. WaterStone Bank also offers, to a lesser extent, home equity loans and lines of credit, construction and land loans, commercial real estate and commercial business loans, and consumer loans.  WaterStone Bank funds its loan production primarily with retail deposits and Federal Home Loan Bank advances.  Our deposits consist primarily of certificates of deposit, which accounted for 77.9% of total deposits at March 31, 2013.  Our investment securities portfolio is comprised principally of mortgage-backed securities, government-sponsored enterprise bonds and municipal obligations. WaterStone Bank is subject to comprehensive regulation and examination by the Wisconsin Department of Financial Institutions (the “WDFI”) and the Federal Deposit Insurance Corporation.

Waterstone Bank’s mortgage banking operations are conducted through its wholly-owned subsidiary, Waterstone Mortgage Corporation.  Waterstone Mortgage Corporation originates residential real estate loans for sale in the secondary market.  Waterstone Mortgage Corporation utilizes lines of credit provided by WaterStone Bank as a primary source of funds, and also utilizes lines of credit with other financial institutions as needed.  During the three months ended March 31, 2013 and the years ended December 31, 2012 and 2011, Waterstone Mortgage Corporation originated $430.1 million, $1.75 billion and $1.03 billion, respectively, in mortgage loans held for sale.

New Waterstone’s executive offices are located at 11200 West Plank Court, Wauwatosa, Wisconsin 53226, and its telephone number is (414) 761-1000. Our website address is www.wsbonline.com.  Information on this website is not and should not be considered a part of this prospectus.

Business Strategy

Our goal is to build stockholder value by operating a well-capitalized and profitable financial institution that delivers a superior banking experience to our customers.  Beginning in 2007, due to the adverse economic environment, we experienced significant increases in non-performing assets, which resulted in net losses and increased regulatory oversight.  In response, we concentrated our efforts on resolving problem assets, curtailing growth, and preserving a strong capital position.  We have made significant progress in our efforts while simultaneously building our mortgage banking business, which resulted in a return to profitability in 2012. Net income for the year ended December 31, 2012 was $34.9 million (which reflected a reversal of a valuation allowance on our deferred tax assets of $17.0 million), and for the three months ended March 31, 2013 net income was $4.6 million.

Our current principal business strategies are summarized below:

•                                          Continued reduction of problem assets.  Our non-performing assets have decreased to $96.8 million, or 5.94% of total assets at March 31, 2013, from $141.9 million, or 7.85% of total assets at December 31, 2010.  Our non-performing assets at March 31, 2013 included $66.0 million of non-performing loans and $30.8 million of real estate owned.  Of the $66.0 million of non-accrual loans, $33.7 million, or 51.1%, were troubled debt restructurings that were on non-accrual status either due to being past due greater than 90 days or because they had not yet performed under the modified terms for a required period of time.  At March 31, 2013, total troubled debt restructurings totaled $55.8 million, of which $49.9 million, or 89.4%, were performing in accordance with their restructured terms.  Reducing our level of non-performing assets will continue to be a key element of our business strategy.

•                                          Controlled loan growth with a focus on multi-family and commercial real estate lending.  Our principal business activity historically has been the origination of residential mortgage loans, including multi-family residential real estate loans, for retention in our portfolio.  In an effort to increase our commercial business and commercial real estate loan portfolios, we established a commercial loan department in 2007.  We currently have four commercial business loan officers and four commercial real estate loan officers.  Multi-family residential and commercial real estate loans comprised 66.9% of total loans originated for investment during the year ended December 31, 2012, while one- to four-family residential mortgage loans comprised 17.2% of total originations in 2012.  We intend to continue our emphasis on multi-family residential and commercial real estate lending.  However, we would purchase adjustable-rate mortgage loans from Waterstone Mortgage Corporation in the future in the event changes in interest rates or consumer preferences enable Waterstone Mortgage Corporation to originate such loans.

•                                          Continued emphasis on mortgage banking operations.  Waterstone Mortgage Corporation has become a significant originator of fixed-rate, one-to-four family mortgage loans, with total originations increasing to $1.75 billion during the year ended December 31, 2012 from $1.03 billion in 2011.  Subject to market conditions and particularly changes in the interest rate environment, we intend to continue to grow our mortgage banking business, which has been a significant source of our net income in recent periods.  Such growth may occur through geographic expansion, online direct consumer origination, or both.

•                                          Enhance core earnings through improved core funding mix.  We have made a concerted effort to improve our core funding profile by increasing lower-cost transaction deposit accounts and reducing time deposits.  Our ratio of time deposits to total deposits has decreased from 87.1% at December 31, 2008 to 77.9% at March 31, 2013.  We plan to continue to aggressively market our core transaction accounts and savings accounts, emphasizing our high quality service and competitive pricing of these products.  In the past two years we have also introduced remote deposit capture, internet banking and mobile banking.

•                                          Stockholder-focused management of capital.  We recognize that a strong capital position is essential to achieving our long-term objective of building stockholder value.  Following the offering, at the minimum of the offering range, our pro forma tier 1 leverage ratio is expected to be 15.25% and our pro forma total risk-based capital ratio is expected to be 18.75%.  This capital position will support our future growth and expansion, and will give us flexibility to pursue other capital management strategies to enhance stockholder value.  In particular, New Waterstone intends to commence payment of a regular quarterly dividend following completion of the conversion.   See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion.

•                                          Disciplined expansion through organic growth coupled with opportunistic acquisitions.  Since our initial public offering, we have opened three additional branches in the Milwaukee area.  Given our current regulatory status, we have been unable to open any additional branches.  However, subject to regulatory approval, we plan to open one office in 2013 and two additional offices in each of 2014 through 2016, all in our local market area, and we may also seek to open one or more loan production offices or full service branches in other markets.  Waterstone Mortgage Corporation now has locations in 12 states and does business nationally.  While organic growth has been our primary focus, we will also consider acquisition opportunities that we believe will enhance our franchise and yield financial benefits for our stockholders.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a more complete discussion of our business strategy.

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•                                          Eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation.  Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, the Federal Reserve Board became the federal regulator of all savings and loan holding companies and mutual holding companies, which has resulted in changes in regulations applicable to Lamplighter Financial, MHC and Waterstone-Federal.  Among other things, these changes have adversely affected our ability to pay cash dividends to our stockholders, including the ability of Lamplighter Financial, MHC to waive any dividends declared by Waterstone-Federal.  The conversion will eliminate our mutual holding company structure and will enable us to pay dividends to our stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions.  See “Our Dividend Policy.”  It also will eliminate the risk that the Federal Reserve Board will amend existing regulations applicable to the conversion process in a manner disadvantageous to our public stockholders or depositors.

•                                          Transition us to a more familiar and flexible organizational structure.   The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

•                                          Enhance our regulatory capital position.  A strong capital position is essential to achieving our long-term objective of building stockholder value.  While WaterStone Bank significantly exceeds all regulatory capital requirements, including the minimum capital requirements required by the memorandum of understanding we have entered into with the WDFI and the Federal Deposit Insurance Corporation and by the Order issued by the Office of Thrift Supervision, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth and expansion.  Minimum regulatory capital requirements are also expected to increase in the future, and compliance with these new requirements will be essential to the continued implementation of our business strategy.

•                                          Improve the liquidity of our shares of common stock.  The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market for Waterstone-Federal common stock.  A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•                                          Facilitate future mergers and acquisitions.  Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions as opportunities arise.  The additional capital raised in the offering also will enable us to consider larger merger transactions.  In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions.  Applicable regulations prohibit the acquisition of New Waterstone for three years following completion of the conversion.

Terms of the Offering

We are offering between 20,718,750 and 28,031,250 shares of common stock to eligible depositors of WaterStone Bank, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to the general public, with a preference given first to residents of Milwaukee, Washington and Waukesha Counties, Wisconsin, and then to our existing public stockholders.   If necessary, we will also offer shares to the general public in a syndicated or firm commitment underwritten offering.  Unless the number of shares of common stock to be offered is increased to more than 28,031,250 shares or decreased to fewer than 20,718,750 shares, or the subscription and community offerings are extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders once submitted.  If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders.  If you do not respond to this notice, your order will be cancelled and we will promptly return your funds with interest at 0.01% per annum or cancel your deposit account withdrawal authorization.  If the number of shares to be sold is increased to more than 28,031,250 shares or decreased to less than 20,718,750 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at 0.01% per annum.  We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time.  No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated or firm commitment underwritten offering.

The purchase price of each share of common stock offered for sale in the offering is $8.00.  All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated or firm commitment underwritten offering.  Investors will not be charged a commission to purchase shares of common stock in the offering.  Sandler O’Neill & Partners, L.P., our marketing agent in the subscription and community offerings, will use its best efforts to assist us in selling shares of our common stock in the subscription and community offerings but is not obligated to purchase any shares of common stock in the subscription and community offerings.

How We Determined the Offering Range, the Exchange Ratio and the $8.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of New Waterstone for shares of Waterstone-Federal are based on an independent appraisal of the estimated market value of New Waterstone, assuming the offering has been completed.  RP Financial, LC., our independent appraiser, has estimated that, as of May 17, 2013, this market value was $265.2 million.  Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $225.4 million and a maximum of $305.0 million.  Based on this valuation range, the 73.5% ownership interest of Lamplighter Financial, MHC in Waterstone-Federal as of March 31, 2013 being sold in the offering and the $8.00 per share price, the number of shares of common stock being offered for sale by New Waterstone ranges from 20,718,750 shares to 28,031,250 shares.  The purchase price of $8.00 per share was determined by us, taking into account, among other factors, the market price of our common stock prior to adoption of the plan of conversion and reorganization, the requirement under federal regulations that the common stock be offered in a manner that will achieve the widest distribution of the common stock, and desired liquidity in the common stock after the offering.  The exchange ratio ranges from 0.8986 shares at the minimum of the offering range to 1.2158 shares at the maximum of the offering range, and will preserve the existing percentage ownership of public stockholders of Waterstone-Federal (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional shares).

The appraisal is based in part on Waterstone-Federal’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded thrift holding companies that RP Financial, LC. considers comparable to Waterstone-Federal.  The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets (1)
			(In millions)

Bank Mutual Corporation	BKMU	Milwaukee, WI	$2,394
First Defiance Financial Corp.	FDEF	Defiance, OH	$2,039
Meta Financial Group, Inc.	CASH	Sioux Falls, SD	$1,740
Pulaski Financial Corporation	PULB	St. Louis, MO	$1,351
HF Financial Corp.	HFFC	Sioux Falls, SD	$1,197
NASB Financial, Inc.	NASB	Grandview, MO	$1,179
Fox Chase Bancorp, Inc.	FXCB	Hatboro, PA	$1,085
Franklin Financial Corporation	FRNK	Glen Allen, VA	$1,052
First Financial Northwest, Inc.	FFNW	Renton, WA	$887
Simplicity Bancorp, Inc.	SMPL	Covina, CA	$882

(1)         Asset size for all companies is as of March 31, 2013.

The following table presents a summary of selected pricing ratios for New Waterstone (on a pro forma basis) and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2013, and stock prices as of May 17, 2013, as reflected in the appraisal report.  Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 27.0% on a price-to-book value basis, a discount of 30.0% on a price-to-tangible book value basis, and a discount of 33.2% on a price-to-earnings basis.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
New Waterstone (on a pro forma basis, assuming completion of the conversion)
Maximum	20.04	x	76.92%	77.07%
Midpoint	17.31	x	71.36%	71.49%
Minimum	14.32	x	65.04%	65.15%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	25.66	x	97.81%	102.07%
Medians	28.73	x	95.41%	97.86%

(1)         Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve-month basis through March 31, 2013.  These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value.  Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $8.00 per share purchase price.  Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial, LC. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group.  The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

The Exchange of Existing Shares of Waterstone-Federal Common Stock

If you are currently a stockholder of Waterstone-Federal, at the completion of the conversion your shares will be exchanged for shares of common stock of New Waterstone.  The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Waterstone-Federal common stock owned by public stockholders immediately prior to the completion of the conversion.  The following table shows how the exchange ratio will adjust, based on the appraised value of New Waterstone as of May 17, 2013, assuming public stockholders of Waterstone-Federal own 26.5% of Waterstone-Federal common stock immediately prior to the completion of the conversion.  The table also shows the number of shares of New Waterstone common stock a hypothetical owner of Waterstone-Federal common stock would receive in exchange for 100 shares of Waterstone-Federal common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of New Waterstone to be Issued for Shares of Waterstone-Federal		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)

Minimum	20,718,750	73.5%	7,456,953	26.5%	28,175,703	0.8986	$7.19	$11.03	89
Midpoint	24,375,000	73.5	8,772,886	26.5	33,147,886	1.0572	8.46	11.83	105
Maximum	28,031,250	73.5	10,088,819	26.5	38,120,069	1.2158	9.73	12.62	121

(1)          Represents the value of shares of New Waterstone common stock to be received in the conversion by a holder of one share of Waterstone-Federal, pursuant to the exchange ratio, based upon the $8.00 per share purchase price.

(2)          Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.

(3)          Cash will be paid in lieu of fractional shares.

No fractional shares of New Waterstone common stock will be issued to any public stockholder of Waterstone-Federal.  For each fractional share that otherwise would be issued, New Waterstone will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $8.00 per share offering price.

Outstanding options to purchase shares of Waterstone-Federal common stock also will convert into and become options to purchase shares of New Waterstone common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion.  At March 31, 2013, there were 1,012,500 outstanding options to purchase shares of Waterstone-Federal common stock, 784,500 of which have vested.  Such outstanding options will be converted into options to purchase 909,832 shares of common stock at the minimum of the offering range and 1,230,997 shares of common stock at the maximum of the offering range.  Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion.  If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion, stockholders would experience ownership dilution of approximately 5.0% at the minimum of the offering range.

How We Intend to Use the Proceeds From the Offering

We intend to invest at least 50% of the net proceeds from the stock offering in WaterStone Bank, loan funds to our employee stock ownership plan to fund its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering at New Waterstone.  Therefore, assuming we sell 24,375,000 shares of common stock in the stock offering, and we have net proceeds of $188.0 million, we intend to invest $94.0 million in WaterStone Bank, loan $15.6 million to our employee stock ownership plan to fund its purchase of shares of common stock and retain the remaining $78.4 million of the net proceeds at New Waterstone.

New Waterstone may use the funds it retains for investment, to pay cash dividends, to repurchase shares of common stock, to acquire other financial institutions and for other general corporate purposes.  WaterStone Bank may use the proceeds it receives to expand its branch network, to support increased lending and other products and services or to acquire other financial institutions.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)                                     To depositors with accounts at WaterStone Bank with aggregate balances of at least $50 at the close of business on December 31, 2011.

(ii)                                  To our tax-qualified employee benefit plans (including WaterStone Bank’s employee stock ownership plan and WaterStone Bank’s 401(k) plan), which may subscribe for up to 10% of the shares of common stock sold in the offering.  We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering.

(iii)                               To depositors with accounts at WaterStone Bank with aggregate balances of at least $50 at the close of business on [supplemental eligibility record date].

(iv)                              To depositors of WaterStone Bank at the close of business on [member record date].

Shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Milwaukee, Washington and Waukesha Counties, Wisconsin, and then to Waterstone-Federal’s public stockholders as of [stockholder record date].  The community offering is expected to begin concurrently with the subscription offering.  We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated or firm commitment underwritten offering.  Sandler O’Neill & Partners, L.P. will act as sole book-running manager for the syndicated or firm commitment underwritten offering.  We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated or firm commitment underwritten offering.  Any determination to accept or reject stock orders in the community offering or syndicated or firm commitment underwritten offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order.  A detailed description of the subscription offering, the community offering and the syndicated or firm commitment underwritten offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual may purchase more than 375,000 shares ($3.0 million) of common stock.  If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 375,000 shares ($3.0 million) of common stock:

•                                          your spouse or relatives of you or your spouse living in your house;

•                                          most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•                                          other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 375,000 shares ($3.0 million).

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Waterstone-Federal other than our employee stock ownership plan.  Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Waterstone-Federal common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion.  However, if, based on your current ownership level, you will own more than 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion following the exchange of your shares of Waterstone-Federal common stock, you will not need to divest any of your shares.  You will be required to obtain the approval or non-objection of the Federal Reserve Board prior to acquiring more than 10% of New Waterstone’s common stock.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time.  See the detailed description of the purchase limitations in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

(i)                                     personal check, bank check or money order made payable directly to Waterstone Financial, Inc.; or

(ii)                                  authorizing us to withdraw available funds from your WaterStone Bank deposit accounts.

WaterStone Bank is not permitted to lend funds to anyone to purchase shares of common stock in the offering.  Additionally, you may not use a WaterStone Bank line of credit check or any type of third party check to pay for shares of common stock.  Please do not submit cash.  You may not designate withdrawal from WaterStone Bank’s accounts with check-writing privileges; instead, please submit a check.  You may not authorize direct withdrawal from a WaterStone Bank retirement account.  See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Waterstone Financial, Inc. or authorization to withdraw funds from one or more of your WaterStone Bank deposit accounts, provided that the stock order form is received before 4:00 p.m., Central Time, on [expiration date], which is the end of the subscription offering period.  You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to our Stock Information Center, which will be located at [stock center address].  You may also hand-deliver stock order forms to the Stock Information Center.  Hand-delivered stock order forms will only be accepted at this location.  We will not accept stock order forms at our banking offices.  Please do not mail stock order forms to WaterStone Bank’s or Waterstone Mortgage Corporation’s offices.

Please see “The Conversion and Offering— Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA.  If you wish to use some or all of the funds in your WaterStone Bank individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using your individual retirement account or other retirement account you may have at WaterStone Bank or elsewhere.  Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares in the stock offering.

Market for Common Stock

Existing publicly held shares of Waterstone-Federal’s common stock are listed on the Nasdaq Global Select Market under the symbol “WSBF.” Upon completion of the conversion, the shares of common stock of New Waterstone will replace the existing shares, and we expect the shares of New Waterstone common stock will also trade on the Nasdaq Global Select Market under the symbol “WSBF.”  In order to list our stock on the Nasdaq Global Select Market, we are required to have at least three broker-dealers who will make a market in our common stock.  As of [stockholder record date], Waterstone-Federal had approximately                  registered market makers in its common stock.  Sandler O’Neill & Partners, L.P. has advised us that they intend to make a market in our common stock following the offering, but are under no obligation to do so.

Our Dividend Policy

After the completion of the conversion, we intend to pay cash dividends on a quarterly basis.  Initially, we expect the quarterly dividends to be $0.06 per share, which equals $0.24 per share on an annualized basis and an annual yield of 3.0% based on a price of $8.00 per share.

The dividend rate and the initial and continued payment of dividends will depend on a number of factors, including our ability to receive regulatory non-objection to the payment of dividends, our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.  We cannot assure you that we will receive regulatory non-objection to pay dividends in the future or when such non-objection may be obtained, or that any such dividends will not be reduced or eliminated in the future.

For information regarding our current and proposed dividend policy, see “Our Dividend Policy.”  For additional information regarding our ability to declare and pay cash dividends, see “Supervision and Regulation—Regulatory Developments.”

Purchases by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for [insider purchase] shares of common stock in the offering, representing                 % of shares to be sold at the minimum of the offering range.  The purchase price paid by them will be the same $8.00 per share price paid by all other persons who purchase shares of common stock in the offering.  Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own                              shares of common stock,

or                             % of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of New Waterstone.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for purchasing shares of common stock in the subscription and community offerings is 4:00 p.m., Central Time, on [expiration date], unless we extend this deadline.  If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 4:00 p.m., Central Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering— Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights.  If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing.  We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights.  We will not accept your order if we have reason to believe you have sold or transferred your subscription rights.  On the order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit account.  Doing so may jeopardize your subscription rights.  In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date.  Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the certificate registration address noted by purchasers on the stock order form.  Stock certificates will be sent to purchasers by first-class mail as soon as practicable after the completion of the conversion and offering.  We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day.  The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.”  It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.  Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•                                          The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Lamplighter Financial, MHC (depositors of WaterStone Bank) as of [member record date];

•                                          The plan of conversion and reorganization is approved by Waterstone-Federal stockholders holding at least two-thirds of the outstanding shares of common stock of Waterstone-Federal as of [stockholder record date], including shares held by Lamplighter Financial, MHC;

•                                          The plan of conversion and reorganization is approved by Waterstone-Federal stockholders holding at least a majority of the outstanding shares of common stock of Waterstone-Federal as of [stockholder record date], excluding shares held by Lamplighter Financial, MHC;

•                                          We sell at least the minimum number of shares of common stock offered in the offering;

•                                          The WDFI approves New Waterstone’s acquisition of WaterStone Bank; and

•                                          We receive the approval of the Federal Reserve Board to complete the conversion and offering.

Lamplighter Financial, MHC intends to vote its shares in favor of the plan of conversion and reorganization.  At [stockholder record date], Lamplighter Financial, MHC owned 73.5% of the outstanding shares of common stock of Waterstone-Federal.  Therefore, the condition requiring that the plan of conversion and reorganization be approved by Waterstone-Federal stockholders holding at least two-thirds of the outstanding shares of common stock of Waterstone-Federal, including shares held by Lamplighter Financial, MHC, would be satisfied.  The directors and executive officers of Waterstone-Federal and their affiliates owned                          shares of Waterstone-Federal (excluding exercisable options), or               % of the outstanding shares of common stock and                       % of the outstanding shares of common stock excluding shares held by Lamplighter Financial, MHC. They intend to vote those shares in favor of the plan of conversion and reorganization.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 20,718,750 shares of common stock, we may take several steps in order to sell the minimum number of shares of common stock in the offering range.  Specifically, we may:

(i)                                     increase the purchase and ownership limitations; and/or

(ii)                                  seek regulatory approval to extend the offering beyond [extension date], so long as we resolicit subscriptions that we have previously received in the offering; and/or

(iii)                               increase the shares purchased by the employee stock ownership plan.

If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large purchasers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering.  If our pro forma market value at that time is either below $225.4 million or above $305.0 million, then, after consulting with the Federal Reserve Board, we may:

•                                          terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•                                          set a new offering range; or

•                                          take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.01% per annum for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Lamplighter Financial, MHC that has been called to vote on the conversion, and at any time after member approval with the approval of the Federal Reserve Board.  If we terminate the offering, we will promptly return your funds with interest at 0.01% per annum and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all WaterStone Bank employees, to purchase up to 8% of the shares of common stock we sell in the offering.  If we receive orders in the subscription offering for more shares of common stock than the maximum of the offering range, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may, with prior Federal Reserve Board approval, purchase shares in the open market following completion of the conversion.

Federal regulations permit us to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion.  Stockholder approval of these plans would be required.  Our current intention is to implement one or more new stock-based benefit plans, but we have not determined whether we would adopt the plans within 12 months following the completion of the conversion or more than 12 months following the completion of the conversion.  If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would reserve a number of shares (i) up to 4% of the shares of common stock sold in the offering (reduced by amounts purchased by our 401(k) plan using its purchase priority in the stock offering) for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors.  If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above.  We have not yet determined the number of shares that would be reserved for issuance under these plans.  For a description of our current stock-based benefit plan, see “Management—Compensation Discussion and Analysis—Equity Awards.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively.  The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market.  A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution	Value of Grants (In Thousands) (1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering	Resulting From Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range

Employee stock ownership plan	1,657,500	2,242,500	8.0%	N/A (2)	$13,260,000	$17,940,000
Restricted stock awards	828,750	1,121,250	4.0	2.86%	6,630,000	8,970,000
Stock options	2,071,875	2,803,125	10.0	6.85%	5,241,844	7,091,906
Total	4,558,125	6,166,875	22.0%	9.33%	$25,131,844	$34,001,906

(1)         The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made.  For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $8.00 per share.  The fair value of stock options has been estimated at $2.53 per option using the Black-Scholes option pricing model with the following assumptions:  a grant-date share price and option exercise price of $8.00; an expected option term of 10 years; a dividend yield of 3.0%; a risk-free rate of return of 1.87%; and expected volatility of 24.34%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)         No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2006 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under our existing stock-based benefit plan or under extraordinary circumstances.

The following table presents information as of March 31, 2013 regarding our employee stock ownership plan, our 2006 Equity Incentive Plan and our proposed stock-based benefit plan.  The table below assumes that 38,120,069 shares are outstanding after the offering, which includes the sale of 28,031,250 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of Waterstone-Federal using an exchange ratio of 1.2158.  It also assumes that the value of the stock is $8.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion

Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2005 offering (1)		925,850	(2)	$7,406,800		2.43%
Shares to be purchased in this offering		2,242,500		17,940,000		5.88
Total employee stock ownership plan shares		3,168,350		$25,346,800		8.31%

Restricted Stock Awards:	Directors, Officers and Employees
2006 Equity Incentive Plan (1)		519,076	(3)	$4,152,608	(4)	1.36%
New shares of restricted stock		1,121,250		8,970,000	(4)	2.94
Total shares of restricted stock		1,640,326		$13,122,608		4.30%

Stock Options:	Directors, Officers and Employees
2006 Equity Incentive Plan (1)		1,230,998	(5)	$3,114,424		3.23%
New stock options		2,803,125		7,091,906	(6)	7.35
Total stock options		4,034,123		$10,206,330		10.58%

Total of stock benefit plans		8,842,799		$48,675,738		23.19%

(1)         The number of shares indicated has been adjusted for the 1.2158 exchange ratio at the maximum of the offering range.

(2)        As of March 31, 2013, 740,645 of these shares, or 609,184 shares prior to adjustment for the exchange, have been allocated.

(3)         As of March 31, 2013, 423,949 of these shares, or 348,700 shares prior to adjustment for the exchange, have been awarded, and 325,469 of these shares, or 267,700 shares prior to adjustment for the exchange, have vested.

(4)         The value of restricted stock awards is determined based on their fair value as of the date grants are made.  For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $8.00 per share.

(5)         As of March 31, 2013, options to purchase 1,230,997 of these shares, or 1,012,500 shares prior to adjustment for the exchange, have been awarded, and options to purchase 953,795 of these shares, or 784,500 shares prior to adjustment for the exchange, have vested.

(6)         The weighted-average fair value of stock options to be granted has been estimated at $2.53 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price, $8.00; trading price on date of grant, $8.00; dividend yield, 3.0%; expected term, 10 years; expected volatility, 24.34%; and risk-free rate of return, 1.87%.  The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Tax Consequences

Lamplighter Financial, MHC, Waterstone-Federal, WaterStone Bank and New Waterstone have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding the material federal income tax consequences of the conversion, and have received an opinion of Baker Tilly Virchow Krause, LLP regarding the material Wisconsin state tax consequences of the conversion.  As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Lamplighter Financial, MHC, Waterstone-Federal (except for cash paid for fractional shares), WaterStone Bank, New Waterstone, persons eligible to subscribe in the subscription offering, or existing stockholders of Waterstone-Federal.  Existing stockholders of Waterstone-Federal who receive cash in lieu of fractional shares of New Waterstone will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or offering, please call our Stock Information Center.  The toll-free telephone number is [stock center phone #].  The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Central Time.  The Stock Information Center will be closed on weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

We operate in a highly regulated environment and we are subject to supervision, examination and enforcement action by various bank regulatory agencies.

We are subject to extensive supervision, regulation, and examination by the WDFI, the Federal Deposit Insurance Corporation and the Federal Reserve Board.  As a result, we are limited in the manner in which we conduct our business, undertake new investments and activities, and obtain financing.  This system of regulation is designed primarily for the protection of the Deposit Insurance Fund and our depositors, and not to benefit our stockholders.  Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees.

Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors.  These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution.  A less than satisfactory rating may also prevent a financial institution, such as WaterStone Bank or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

Federal regulations governing the conversion require that we prepare a business plan that addresses, among other items, our projected operations and activities for three years following the conversion.  The business plan is a confidential document that is submitted to the banking regulatory agencies and may not reflect currently unanticipated potential business opportunities or activities, such as increased dividends or acquisitions of other financial institutions.  Federal regulations require that we operate within the parameters of the business plan, and that the Federal Reserve Board approve any material deviation from the business plan.  In addition, Waterstone Bank has filed a strategic plan with the WDFI and the Federal Deposit Insurance Corporation as required by the memorandum of understanding, and any major deviation or material change from the strategic plan would require non-objection of the WDFI and the Federal Deposit Insurance Corporation.  This could affect our ability to conduct activities that deviate from the regulatory business plan or the strategic plan but would otherwise benefit our stockholders.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations.  Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

Waterstone-Federal operates under a consent order and WaterStone Bank operates under a memorandum of understanding.  The consent order and the memorandum of understanding restrict our operations, and the failure to comply with either could result in additional enforcement actions by the Federal Reserve Board, the Federal Deposit Insurance Corporation or the WDFI.  Continued compliance with the memorandum of understanding and the consent order may also adversely affect our operations and financial condition.

On November 25, 2009, pursuant to a Stipulation and Consent to the Issuance of a Consent Order, WaterStone Bank agreed to the issuance of a Consent Order jointly issued by the Federal Deposit Insurance Corporation and the WDFI, WaterStone Bank’s primary banking regulators. At the same time, pursuant to a Stipulation and Consent to Issuance of Order to Cease and Desist, Waterstone-Federal agreed to the issuance of an Order to Cease and Desist by the Office of Thrift Supervision, Waterstone-Federal’s holding company regulator at the time. Collectively, the Stipulation and Consent to the Issuance of a Consent Order, which became effective on December 18, 2009 and the Stipulation and Consent to Issuance of Order to Cease and Desist, which became effective on December 1, 2009, are referred to as the “Orders.”  Effective December 11, 2012, the WDFI and the Federal Deposit Insurance Corporation terminated the Order issued to WaterStone Bank and replaced it with a memorandum of understanding.  Waterstone-Federal remains subject to the Order issued by the Office of Thrift Supervision, through enforcement by the Federal Reserve Board, as the successor holding company regulator to the Office of Thrift Supervision.

The Order issued by the Office of Thrift Supervision requires, among other things, that Waterstone-Federal adopt a two-year capital plan that included plans for WaterStone Bank to maintain minimum Tier 1 capital of 8.5% of total average assets and minimum total risk-based capital of 12.0% of risk-weighted assets.  The Order issued by the Office of Thrift Supervision also prohibited the payment of cash dividends or repurchases of common stock, and restricted the ability of Waterstone-Federal to incur debt, in each case without prior regulatory non-objection.

The memorandum of understanding between WaterStone Bank and the WDFI and the Federal Deposit Insurance Corporation requires, among other things, maintenance of a minimum Tier I capital ratio of 8.0% of total average assets and a minimum total risk based capital ratio of 12.0%, and also prohibits dividend payments without prior regulatory non-objection.  The memorandum of understanding also requires WDFI and Federal Deposit Insurance Corporation non-objection prior to WaterStone Bank materially changing or deviating from its strategic plan, such as material changes to funding strategies or asset mix.

Failure to comply with the memorandum of understanding or the holding company Order could result in additional enforcement actions by the Federal Deposit Insurance Corporation, the WDFI and the Federal Reserve Board.  We have incurred significant expense in complying with the Orders, and continued compliance with the memorandum of understanding and the Order may restrict our operations or result in continued expense, either of which may adversely affect our financial condition and results of operations.

Changing interest rates may have a negative effect on our results of operations.

Our earnings and cash flows are dependent on our net interest income and income from our mortgage banking operations.  Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Federal Reserve Board.  Changes in market interest rates could have an adverse effect on our financial condition and results of operations.  Our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets.  If rates increase rapidly, we may have to increase the rates we pay on our deposits, particularly our higher cost time deposits and borrowed funds, more quickly than any changes in interest rates earned on our loans and investments, resulting in a negative effect on interest spreads and net interest income.  Furthermore, our mortgage banking income varies directly with movements in interest rates, and increases in interest rates could negatively affect our ability to originate loans in the same volumes as we have in recent years.   Increases in interest rates may also make it more difficult for borrowers to repay adjustable rate loans.

Conversely, should market interest rates fall below current levels, our net interest margin could also be negatively affected if competitive pressures keep us from further reducing rates on our deposits, while the yields on our assets decrease more rapidly through loan prepayments and interest rate adjustments.  Decreases in interest rates often result in increased prepayments of loans and mortgage-related securities, as borrowers refinance their loans to reduce borrowings costs.  Under these circumstances, we are subject to reinvestment risk to the extent we are unable to reinvest the cash received from such prepayments in loans or other investments that have interest rates that are comparable to the interest rates on existing loans and securities.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

An increase in interest rates may reduce our mortgage banking revenues, which would negatively impact our net income.

Our mortgage banking operations provide a significant portion of our non-interest income. We generate revenues primarily from gains on the sale of mortgage loans to investors. We also earn interest on loans held for sale while they are awaiting delivery to our investors.  In a rising or higher interest rate environment, our mortgage loan originations may decrease, resulting in fewer loans that are available to be sold to investors. This would result in a decrease in interest income, a decrease in revenues from loan sales and a corresponding decrease in non-interest income. In addition, our results of operations are affected by the amount of non-interest expenses associated with mortgage banking activities, such as salaries and employee benefits, occupancy, equipment and data processing expense and other operating costs. During periods of reduced loan demand, our results of operations may be adversely affected to the extent that we are unable to reduce expenses commensurate with the decline in mortgage loan origination activity.

We continue to experience high levels of delinquencies, non-accrual loans and charge-offs, which negatively impacts our financial condition and results of operations.

We continue to experience high levels of non-accrual loans and loan delinquencies.  Our non-accrual loans totaled $66.0 million, or 5.86% of total loans, at March 31, 2013, $74.7 million, or 6.59% of total loans, at December 31, 2012 and $78.2 million, or 6.43% of total loans, at December 31, 2011.  Our loans past due totaled $71.2 million, or 6.3% of total loans receivable, at March 31, 2013, $74.4 million, or 6.6% of total loans receivable, at December 31, 2012 and $93.4 million, or 7.7% of total loans, at December 31, 2011.  The continued high level of non-performing and delinquent loans has resulted in high levels of loan charge-offs.  During the quarter ended March 31, 2013 and the year ended December 31, 2012, net charge-offs totaled $3.5 million and $9.7 million, respectively.  Our high level of problem assets has also increased our costs associated with monitoring delinquent loans and managing and disposing of foreclosed property. We expect these costs to remain elevated until our delinquencies improve and we dispose of our foreclosed property.  To the extent that our loan portfolio deteriorates, our financial condition and results of operations will be materially and adversely affected.  Continued deterioration could also lead to additional actions by regulators that could have a direct material effect on our financial condition and results of operations.

We rely heavily on certificates of deposit, which has increased our cost of funds and could continue to do so in the future.

At March 31, 2013, certificates of deposit comprised 77.9% of our total deposits.  Our reliance on certificates of deposit to fund our operations has resulted in a higher cost of funds than would otherwise be the case if we had a higher percentage of demand deposits, savings and money market accounts.  In addition, if our certificates of deposit do not remain with us, we may be required to seek other sources of funds, including loan sales, other types of deposits, including replacement certificates of deposit, securities sold under agreements to repurchase, advances from the Federal Home Loan Bank of Chicago and other borrowing sources.  Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on our certificates of deposit.

We intend to increase our commercial business lending, and we intend to continue our commercial real estate and multi-family residential real estate lending, which may expose us to increased lending risks and have a negative effect on our results of operations.

In an effort to increase our commercial loan portfolio, we established a commercial loan department in 2007 and we currently have four commercial business loan officers.  We also continue to focus on originating commercial real estate and multi-family residential real estate loans.  These types of loans generally have a higher risk of loss compared to our one- to four-family residential real estate loans.  Commercial business loans may expose us to greater credit risk than loans secured by residential real estate because the collateral securing these loans may not be sold as easily as residential real estate.  In addition, commercial business and commercial real estate loans may also involve relatively large loan balances to individual borrowers or groups of borrowers.  These loans also have greater credit risk than residential real estate loans as repayment is generally dependent upon the successful operation of the borrower’s business.  Also, the collateral underlying commercial business loans may fluctuate in value.  Some of our commercial business loans are collateralized by equipment, inventory, accounts receivable or other business assets, and the liquidation of collateral in the event of default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories may be obsolete or of limited use.  Multi-family residential real estate and commercial real estate loans involve increased risk because repayment is dependent on income being generated in amounts sufficient to cover property maintenance and debt service.  In addition, if loans that are collateralized by real estate become troubled and the value of the real estate has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses and adversely affect our financial conditions and results of operations.

Secondary mortgage market conditions could have a material impact on our financial condition and results of operations.

Our mortgage banking operations provide a significant portion of our non-interest income.  In addition to being affected by interest rates, the secondary mortgage markets are also subject to investor demand for residential mortgage loans and increased investor yield requirements for these loans.  These conditions may fluctuate or worsen in the future.  In light of current conditions, there is greater risk in retaining mortgage loans pending their sale to investors.  We believe our ability to retain fixed-rate residential mortgage loans is limited.  As a result, a prolonged period of secondary market illiquidity may reduce our loan production volumes and could have a material adverse effect on our financial condition and results of operations.

If we are required to repurchase mortgage loans that we have previously sold, it would negatively affect our earnings.

One of our primary business operations is our mortgage banking, which involves originating residential mortgage loans for sale in the secondary market under agreements that contain representations and warranties related to, among other things, the origination and characteristics of the mortgage loans.  We may be required to repurchase mortgage loans that we have sold in cases of borrower default or breaches of these representations and warranties.  We have experienced more frequent disputes and repurchase demands from these buyers.  If we are required to repurchase mortgage loans or provide indemnification or other recourse, this could significantly increase our costs and thereby affect our future earnings.

Proposed and Final Regulations Could Restrict our Ability to Originate and Sell Loans.

The Consumer Financial Protection Bureau has issued a rule designed to clarify for lenders how they can avoid legal liability under the Dodd-Frank Act, which would hold lenders accountable for ensuring a borrower’s ability to repay a mortgage. Loans that meet this “qualified mortgage” definition will be presumed to have complied with the new ability-to-repay standard.  Under the Consumer Financial Protection Bureau’s rule, a “qualified mortgage” loan must not contain certain specified features, including:

•                                          excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans);

•                                          interest-only payments;

•                                          negative-amortization; and

•                                          terms of longer than 30 years.

Also, to qualify as a “qualified mortgage,” a loan must be made to a borrower whose total monthly debt-to-income ratio does not exceed 43%.  Lenders must also verify and document the income and financial resources relied upon to qualify the borrower on the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments.  The Consumer Financial Protection Bureau’s rule on qualified mortgages could limit our ability or desire to make certain types of loans or loans to certain borrowers, or could make it more costly/and or time consuming to make these loans, which could limit our growth or profitability.

In addition, the Dodd-Frank Act requires the regulatory agencies to issue regulations that require securitizers of loans to retain “not less than 5% of the credit risk for any asset that is not a qualified residential mortgage.”  The regulatory agencies have issued a proposed rule to implement this requirement.  The Dodd-Frank Act provides that the definition of “qualified residential mortgage” can be no broader than the definition of “qualified mortgage” issued by the Consumer Financial Protection Bureau for purposes of its regulations.  Although the final rule with respect to the retention of credit risk has not yet been issued, the final rule could have a significant effect on the secondary market for loans and the types of loans we originate, and restrict our ability to make loans.

A continuation or worsening of economic conditions could adversely affect our financial condition and results of operations.

Although the U.S. economy has emerged from the severe recession that occurred in 2008 and 2009, economic growth has been slow and uneven, and unemployment levels remain high.  Recovery by many businesses has been impaired by lower consumer spending.  A return to prolonged deteriorating economic conditions could significantly affect the markets in which we do business, the value of our loans and investments, and our ongoing operations, costs and profitability.  Further declines in real estate values and sales volumes and continued elevated unemployment levels may result in higher than expected loan delinquencies, increases in our nonperforming and criticized classified assets and a decline in demand for our products and services. These events may cause us to incur losses and may adversely affect our financial condition and results of operations.

If our allowance for loan losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected.

In determining the amount of the allowance for loan losses, we analyze our loss and delinquency experience by loan categories and we consider the effect of existing economic conditions.  In addition, we make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans.  If the results of our analyses are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to our allowance and would decrease our net income.  Our emphasis on loan growth and on increasing our portfolio of commercial real estate loans, as well any future credit deterioration, could require us to increase our allowance further in the future.

In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs.  Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our results of operations and financial condition.

Because most of our borrowers are located in the Milwaukee, Wisconsin metropolitan area, a prolonged downturn in the local economy, or a decline in local real estate values, could cause an increase in nonperforming loans or a decrease in loan demand, which would reduce our profits.

Substantially all of our loans are secured by real estate located in our primary market area.  Continued weakness in our local economy and our local real estate markets could adversely affect the ability of our borrowers to repay their loans and the value of the collateral securing our loans, which could adversely affect our results of operations.  Real estate values are affected by various factors, including supply and demand, changes in general or regional economic conditions, interest rates, governmental rules or policies and natural disasters.  Continued weakness in economic conditions also could result in reduced loan demand and a decline in loan originations.  In particular, a significant decline in real estate values would likely lead to a decrease in new loan originations and increased delinquencies and defaults by our borrowers.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense.  In our market areas, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, money market funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere.  Some of our competitors have greater name recognition and market presence and offer certain services that we do not or cannot provide, all of which benefit them in attracting business.  In addition, larger competitors may be able to price loans and deposits more aggressively than we do.

For additional information, see “Business of WaterStone Bank—Competition.”

Our inability to achieve profitability on new branches may negatively affect our earnings.

Subject to our ability to receive regulatory approval, we currently intend to open seven new full-service branch offices by the end of 2016, with one branch office opening in 2013 and two branch offices opening in each of 2014, 2015 and 2016.  The profitability of these branches will depend on whether the income that we generate from the additional branches will offset the increased expenses resulting from operating new branches.  We expect that it may take time before new branches become profitable.  During this period, operating new branches may negatively affect our operating results.

For information on restrictions on our ability to establish new branch offices, see “Supervision and Regulation—General.”

Financial reform legislation is expected to increase our costs of operations.

The Dodd-Frank Act has significantly changed the bank regulatory structure and affected the lending, investment, trading and operating activities of depository institutions and their holding companies.  The Dodd-Frank Act authorized the Federal Reserve Board to supervise and regulate all savings and loan holding companies, such as New Waterstone, in addition to bank holding companies.  The Dodd-Frank Act also instructed the Federal Reserve Board to set minimum capital levels for holding companies that are as stringent as those required for their insured depository subsidiaries, and requires the components of Tier 1 capital to be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions.  Savings and loan holding companies are subject to a five-year transition period before the holding company capital requirement will apply.

The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws.  The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, such as WaterStone Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices.  The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets.  Banks and savings institutions with $10 billion or less in assets, such as WaterStone Bank, will be examined by their applicable bank regulators.

It is difficult to predict at this time the effect that the legislation and implementing regulations will have on community banks with regard to lending and credit practices.  Many of the provisions of the Dodd-Frank Act have delayed effective dates, and the legislation requires various federal agencies to promulgate numerous and extensive implementing regulations over the next several years.  Although the substance and scope of all of these regulations cannot be determined at this time, it is expected that the legislation and implementing regulations, particularly those relating to the new Consumer Financial Protection Bureau, will increase our operating and compliance costs.

Changes in our accounting policies or in accounting standards could materially affect how we report our financial condition and results of operations.

Our accounting policies are essential to understanding our financial condition and results of operations.  Some of these policies require the use of estimates and assumptions that may affect the value of our assets or liabilities and financial results.  Some of our accounting policies are critical because they require management to make difficult, subjective, and complex judgments about matters that are inherently uncertain, and because it is likely that materially different amounts would be reported under different conditions or using different assumptions.  If such estimates or assumptions underlying our financial statements are incorrect, we may experience material losses.

From time to time, the Financial Accounting Standards Board and the Securities and Exchange Commission change the financial accounting and reporting standards or the interpretation of those standards that govern the preparation of our financial statements.  These changes are beyond our control, can be hard to predict and could materially affect how we report our financial condition and results of operations.  We could also be required to apply a new or revised standard retroactively, resulting in our restating prior period financial statements in material amounts.

The need to account for certain assets at estimated fair value may adversely affect our results of operations.

We report certain assets, such as loans held for sale, at estimated fair value.  Generally, for assets that are reported at fair value, we use quoted market prices or valuation models that utilize observable market inputs to estimate fair value.  Because we carry these assets on our books at their estimated fair value, we may incur losses even if the asset in question presents minimal credit risk.

Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.

We operate in diverse markets and rely on the ability of our employees and systems to process a high number of transactions.  Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of fraud by employees or persons outside our company, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, breaches of the internal control system and compliance requirements, and business continuation and disaster recovery.  Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.  This risk of loss also includes the potential legal actions that could arise as a result of an operational deficiency or as a result of noncompliance with applicable regulatory standards, adverse business decisions or their implementation, and customer attrition due to potential negative publicity.  In the event of a breakdown in the internal control system, improper operation of systems or improper employee actions, we could suffer financial loss, face regulatory action, and suffer damage to our reputation.

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business.  We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans.  We have established policies and procedures to prevent or limit the effect of system failures, interruptions, and security breaches, but such events may still occur or may not be adequately addressed if they do occur.  In addition, any compromise of our systems could deter customers from using our products and services.  Although we rely on security systems to provide security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from security breaches.

In addition, we outsource a majority of our data processing to certain third-party providers.  If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected.  Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruption, or breach of security could damage our reputation and result in a loss of customers and business thereby subjecting us to additional regulatory scrutiny, or could expose us to litigation and possible financial liability.  Any of these events could have a material adverse effect on our financial condition and results of operations.

Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses.

Our risk management framework is designed to minimize risk and loss to us. We seek to identify, measure, monitor, report and control our exposure to risk, including strategic, market, liquidity, compliance and operational risks. While we use a broad and diversified set of risk monitoring and mitigation techniques, these techniques are inherently limited because they cannot anticipate the existence or future development of currently unanticipated or unknown risks.  Recent economic conditions and heightened legislative and regulatory scrutiny of the financial services industry, among other developments, have increased our level of risk. Accordingly, we could suffer losses as a result of our failure to properly anticipate and manage these risks.

Acquisitions may disrupt our business and dilute stockholder value.

We regularly evaluate merger and acquisition opportunities with other financial institutions and financial services companies.  As a result, negotiations may take place and future mergers or acquisitions involving cash, debt, or equity securities may occur at any time.  We would seek acquisition partners that offer us either significant market presence or the potential to expand our market footprint and improve profitability through economies of scale or expanded services.

Acquiring other banks, businesses, or branches may have an adverse effect on our financial results and may involve various other risks commonly associated with acquisitions, including, among other things:

•                                          difficulty in estimating the value of the target company;

•                                          payment of a premium over book and market values that may dilute our tangible book value and earnings per share in the short and long term;

•                                          potential exposure to unknown or contingent liabilities of the target company;

•                                          exposure to potential asset quality problems of the target company;

•                                          potential volatility in reported income associated with goodwill impairment losses;

•                                          difficulty and expense of integrating the operations and personnel of the target company;

•                                          inability to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits;

•                                          potential disruption to our business;

•                                          potential diversion of our management’s time and attention;

•                                          the possible loss of key employees and customers of the target company; and

•                                          potential changes in banking or tax laws or regulations that may affect the target company.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $8.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $8.00 purchase price in the offering.  In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price.  The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time.  After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of New Waterstone and the outlook for the financial services industry in general.  Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $79.8 million and $108.2 million of the net proceeds of the offering in WaterStone Bank.  We may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends or for other general corporate purposes.  We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering.  WaterStone Bank may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes.  However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the WDFI, the Federal Deposit Insurance Corporation or the Federal Reserve Board.  We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds.  Our failure to utilize these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our return on equity may be low following the stock offering.  This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions.  Our return on equity may be low until we are able to leverage the additional capital we receive from the stock offering.  Our return on equity will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt. Until we can increase our net interest income and non-interest income and leverage the capital raised in the stock offering, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the stock-based benefit plan.  The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plan, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time.  In the event we adopt the plan within 12 months following the conversion, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under our proposed stock-based benefit plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering.  If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than 12 months after the completion of the conversion, our costs would increase further.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients.  The expense in the first year following the offering for shares purchased in the offering has been estimated to be approximately $4.3 million ($3.1 million after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $8.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock.  For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest.  Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock.  Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance.  While our intention is to fund the new stock-based benefit plan through open market purchases, stockholders would experience a 9.3% dilution in ownership interest at the maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in an amount equal to 10% and 4%, respectively, of the shares sold in the offering.  In the event we adopt the plan more than 12 months following the conversion, the plan would not be subject to these limitations and stockholders could experience greater dilution.

Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans.  Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our existing and proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering.  Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.”  Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest.  Historically, stockholders have approved these stock-based benefit plans.”  Although the implementation of stock-based benefit plans would be subject to stockholder approval, the determination as to the timing of the implementation of such plans will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.

Our board of directors has no current intention to sell control of New Waterstone. Our articles of incorporation and bylaws, federal regulations, WaterStone Bank’s articles of incorporation, Maryland law, shares of restricted stock and stock options that we have granted or may grant to employees and directors and stock ownership by our management and directors, and various other factors may make it more difficult for companies or persons to acquire control of New Waterstone without the consent of our board of directors.  You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock.  For additional information, see “Restrictions on Acquisition of New Waterstone,” and “—Benefits to be Considered Following Completion of the Conversion.”

We may not receive regulatory approval to pay dividends following the completion of the conversion, or we may not pay dividends on our shares of common stock even if we receive regulatory approval.

Waterstone-Federal has never paid dividends on its common stock.  Although New Waterstone intends to pay a quarterly cash dividend to its stockholders, stockholders are not entitled to receive dividends.  Furthermore, the payment of dividends to all New Waterstone stockholders is subject to regulatory non-objection.  We may not receive such regulatory non-objection, either promptly following the completion of the conversion or at all, or we may only receive non-objection to pay a smaller special dividend than we currently intend.  See “Our Dividend Policy” and “Supervision and Regulation—Regulatory Developments” for additional information.

You may not revoke your decision to purchase New Waterstone common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with a purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated or firm commitment underwritten offering.  Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in the completion of the conversion and offering.  Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond [extension date], or the number of shares to be sold in the offering is increased to more than 28,031,250 shares or decreased to fewer than 20,718,750 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors of WaterStone Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value.  Whether subscription rights are considered to have ascertainable value is an inherently factual determination.  We have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of Waterstone-Federal and its subsidiaries for the periods and at the dates indicated.  The following is only a summary and you should read it in conjunction with the business and financial information regarding Waterstone-Federal contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus.  The information at December 31, 2012 and 2011, and for the years ended December 31, 2012, 2011, and 2010 is derived in part from the audited consolidated financial statements that appear in this prospectus.  The information at December 31, 2010, 2009 and 2008 and for the years ended December 31, 2009 and 2008, is derived in part from audited consolidated financial statements that do not appear in this prospectus.  The information at March 31, 2013 and for the three months ended March 31, 2013 and 2012, is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the three months ended March 31, 2013 are not necessarily indicative of the results to be achieved for all of 2013.

	At March 31,	At or for the Year Ended December 31,
	2013	2012	2011	2010	2009	2008
	(Unaudited)
	(In Thousands, except per share amounts)
Selected Financial Condition Data:
Total assets	$1,628,754	$1,661,076	$1,712,851	$1,808,966	$1,868,266	$1,885,432
Securities available for sale	220,471	205,017	206,519	203,166	205,415	179,887
Federal Home Loan Bank stock	20,193	20,193	21,653	21,653	21,653	21,653
Loans receivable, net	1,095,639	1,102,629	1,184,234	1,277,262	1,391,516	1,534,591
Cash and cash equivalents	64,114	71,469	80,380	75,331	71,120	23,849
Deposits	914,919	939,513	1,051,292	1,145,529	1,164,890	1,195,897
Borrowings	479,324	479,888	461,138	456,959	507,900	487,000
Total shareholders’ equity	207,105	202,634	166,372	172,220	168,592	171,267
Allowance for loan losses	29,298	31,043	32,430	29,175	28,494	25,167

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Unaudited)
	(In Thousands, except per share amounts)
Selected Operating Data:
Interest income	$16,186	$18,142	$69,846	$79,352	$89,933	$98,488	$104,078
Interest expense	6,040	7,716	27,901	32,836	40,269	54,577	63,027
Net interest income	10,146	10,426	41,945	46,516	49,664	43,911	41,051
Provision for loan losses	1,760	3,675	8,300	22,077	25,832	26,687	37,629
Net income after provision for loan losses	8,386	6,751	33,645	24,439	23,832	17,224	3,422
Noninterest income	23,033	15,002	91,203	43,229	38,993	12,208	6,291
Noninterest expense	23,871	19,515	102,138	74,579	64,627	40,876	33,860
Income (loss) before income taxes	7,548	2,238	22,710	(6,911)	(1,802)	(11,444)	(24,147)
Provision for income taxes (benefit)	2,923	30	(12,204)	562	52	(1,306)	2,299
Net income (loss)	$4,625	$2,208	$34,914	$(7,473)	$(1,854)	$(10,138)	$(26,446)
Income (loss) per share — basic	$0.15	$0.07	$1.12	$(0.24)	$(0.06)	$(0.33)	$(0.87)
Income (loss) per share — diluted	$0.15	$0.07	$1.12	$(0.24)	$(0.06)	$(0.33)	$(0.87)

	At or for the Three Months Ended March 31, (1)		At or for the Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Unaudited)
Selected Financial Ratios and Other Data:
Performance Ratios:
Return (loss) on average assets	1.14%	0.52%	2.07%	(0.43)%	(0.10)%	(0.53)%	(1.44)%
Return (loss) on average equity	9.14	5.24	18.89	(4.47)	(1.09)	(6.12)	(13.76)
Interest rate spread (2)	2.45	2.46	2.45	2.67	2.67	2.21	1.99
Net interest margin (3)	2.66	2.62	2.62	2.82	2.83	2.41	2.32
Efficiency ratio (4)	71.95	76.75	76.71	83.12	72.90	72.84	71.52
Average interest-earning assets to average interest-bearing liabilities	112.82	108.07	109.84	107.67	107.11	106.68	107.85

Capital Ratios:
Equity to total assets	12.72%	9.94%	12.20%	9.71%	9.52%	9.02%	9.08%
Average equity to average assets	12.47	9.99	10.94	9.55	9.18	8.67	10.44
Total capital to risk-weighted assets	18.75	14.69	17.34	14.58	14.13	13.83	12.84
Tier I capital to risk-weighted assets	17.49	13.42	16.07	13.31	12.87	12.57	11.58
Tier I capital to average assets	11.79	9.60	11.13	9.16	8.83	8.77	8.93

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	2.60%	2.75%	2.74%	2.67%	2.23%	2.01%	1.61%
Allowance for loan losses as a percent of non-performing loans	44.42	35.98	41.58	41.46	34.66	37.83	23.36
Net charge-offs to average outstanding loans during the period	1.14	0.96	0.76	1.43	1.75	1.54	1.67
Non-performing loans as a percent of total loans	5.86	7.65	6.59	6.43	6.44	5.30	6.91
Non-performing assets as a percent of total assets	5.94	8.70	6.66	7.88	7.85	6.76	7.02

Other Data:
Number of full-service banking offices	8	8	8	8	8	8	8
Number of mortgage banking offices	81	60	69	39	33	23	11
Number of full-time equivalent employees	750	613	726	574	595	518	320

(1)         Annualized where appropriate.

(2)         Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)         Represents net interest income as a percent of average interest-earning assets.

(4)         Represents non-interest expense divided by the sum of net interest income and non-interest income.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

•                                          statements of our goals, intentions and expectations;

•                                          statements regarding our business plans, prospects, growth and operating strategies;

•                                          statements regarding the quality of our loan and investment portfolios; and

•                                          estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•                                          general economic conditions, either nationally or in our market areas, that are worse than expected;

•                                          competition among depository and other financial institutions;

•                                          inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues or reduce the fair value of financial instruments or reduce the origination levels in our lending business, or increase the level of defaults, losses and prepayments on loans we have made and make whether held in portfolio or sold in the secondary markets;

•                                          adverse changes in the securities markets;

•                                          changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•                                          our ability to manage market risk, credit risk and operational risk in the current economic conditions;

•                                          our ability to enter new markets successfully and capitalize on growth opportunities;

•                                          our ability to successfully integrate acquired entities;

•                                          changes in consumer spending, borrowing and savings habits;

•                                          changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•                                          our ability to retain key employees;

•                                          significant increases in our loan losses; and

•                                          changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.  Please see “Risk Factors” beginning on page 17.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $159.5 million and $216.4 million.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $8.00 Per Share of
	20,718,750 Shares		24,375,000 Shares		28,031,250 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$165,750		$195,000		$224,250
Less offering expenses	(6,234)		(7,041)		(7,848)
Net offering proceeds	$159,516	100.0%	$187,959	100.0%	$216,402	100.0%

Distribution of net proceeds:
To WaterStone Bank	$79,758	50.0%	$93,980	50.0%	$108,201	50.0%
To fund loan to employee stock ownership plan	$13,260	8.3%	$15,600	8.3%	$17,940	8.3%
Retained by New Waterstone (1)	$66,498	41.7%	$78,380	41.7%	$90,261	41.7%

(1)         In the event the stock-based benefit plan providing for stock awards and stock options is approved by stockholders, and assuming shares are purchased for the stock awards at $8.00 per share, an additional $6.6 million, $7.8 million and $9.0 million of net proceeds will be used by New Waterstone.  In this case, the net proceeds retained by New Waterstone would be $59.9 million, $70.6 million and $81.3 million, respectively, at the minimum, midpoint and maximum of the offering range.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of WaterStone Bank’s deposits.  The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates.  For example, our expenses would increase if fewer shares were sold in the subscription and community offerings and more in the syndicated or firm commitment underwritten offering than we have assumed.

New Waterstone may use the proceeds it retains from the offering:

•                                          to invest in securities;

•                                          to pay cash dividends to stockholders, subject to the receipt of any required regulatory approvals;

•                                          to repurchase shares of our common stock, subject to the receipt of any required regulatory approvals;

•                                          to finance the acquisition of financial institutions, although we do not currently have any agreements or understandings regarding any specific acquisition transaction; and

•                                          for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion.  Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax qualified employee stock benefit plans.

WaterStone Bank may use the net proceeds it receives from the offering:

•                                          to fund new loans;

•                                          to enhance existing products and services and to support the development of new products and services;

•                                          to expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity;

•                                          to invest in securities; and

•                                          for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.  We have not determined specific amounts of the net proceeds that would be used for the purposes described above.  The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.  The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering.  Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

After the completion of the conversion, we intend to pay cash dividends on a quarterly basis.  Initially, we expect the quarterly dividends to be $0.06 per share, which equals $0.24 per share on an annualized basis and an annual yield of 3.0% based on a price of $8.00 per share.

The dividend rate and the initial and continued payment of dividends will depend on a number of factors, including our ability to receive regulatory non-objection to the payment of dividends, our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.  We cannot assure you that we will receive regulatory non-objection to pay dividends in the future or when such non-objection may be obtained, or that any such dividends will not be reduced or eliminated in the future.

New Waterstone will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New Waterstone in connection with the conversion.  The source of dividends will depend on the net proceeds retained by New Waterstone and earnings thereon, and dividends from WaterStone Bank.  In addition, New Waterstone will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Waterstone-Federal is subject to an Order issued by the Office of Thrift Supervision, as the predecessor regulator to the Federal Reserve Board, that prohibits the payment of cash dividends without prior regulatory non-objection.  WaterStone Bank is subject to a memorandum of understanding with the WDFI and the Federal Deposit Insurance Corporation that prohibits WaterStone Bank from paying dividends to New WaterStone without receiving the prior written consent of the WDFI and the Federal Deposit Insurance Corporation.  See “Supervision and Regulation—Regulatory Developments.”

After the completion of the conversion, WaterStone Bank will not be permitted to pay dividends on its capital stock to New Waterstone, its sole stockholder, if WaterStone Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion.  In addition, WaterStone Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized.  WaterStone Bank must file an application with the Federal Deposit Insurance Corporation for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of WaterStone Bank’s net income for that year to date plus its retained net income for the preceding two years or WaterStone Bank would not be at least adequately capitalized following the distribution.  Under Wisconsin law and applicable regulations, WaterStone Bank may declare dividends on capital stock based upon net profits, provided that its paid-in surplus equals its capital stock and that it meets its regulatory capital requirements.  If WaterStone Bank’s paid-in surplus does not equal its capital stock, the board of directors may not declare a dividend unless at least 10% of the net profits of the preceding half year, in the case of quarterly or semi-annual dividends, or 10% of the net profits of the preceding year, in the case of annual dividends, has been transferred to paid-in surplus. In addition, prior WDFI approval will be required before WaterStone Bank declares any dividends exceeding 50% of profits for any calendar year and before a dividend may be declared out of retained earnings.

Any payment of dividends by WaterStone Bank to New Waterstone that would be deemed to be drawn from WaterStone Bank’s bad debt reserves established prior to calendar 1988, if any, would require a payment of taxes at the then-current tax rate by WaterStone Bank on the amount of earnings deemed to be removed from the reserves for such distribution.  WaterStone Bank does not intend to make any distribution that would create such a federal tax liability.  See “The Conversion and Offering—Liquidation Rights.” For further information concerning additional federal law and regulations regarding the ability of WaterStone Bank to make capital distributions, including the payment of dividends to New Waterstone, see “Taxation—Federal Taxation” and “Supervision and Regulation—Dividends.”

We will file a consolidated federal tax return with WaterStone Bank.  Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes.  Additionally, pursuant to Federal Reserve Board regulations, during the three-year period following the conversion, we will not make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Waterstone-Federal’s common stock is currently listed on the Nasdaq Global Select Market under the symbol “WSBF.”  Upon completion of the conversion, we expect the shares of common stock of New Waterstone will replace the existing shares of Waterstone-Federal and trade on the Nasdaq Global Select Market under the symbol “WSBF.” In order to list our stock on the Nasdaq Global Select Market, we are required to have at least three broker-dealers who will make a market in our common stock.  As of [stockholder record date], Waterstone-Federal had approximately        registered market makers in its common stock. Sandler O’Neill & Partners, L.P. has advised us that they intend to make a market in our common stock following the offering, but are under no obligation to do so.

The following table sets forth the high and low trading prices for shares of Waterstone-Federal common stock for the periods indicated, as obtained from the Nasdaq Stock Market.  We have never paid cash dividends on our common stock.  As of the close of business on [stockholder record date], there were                              shares of common stock outstanding, including                            publicly held shares (shares held by stockholders other than Lamplighter Financial, MHC), and approximately                            stockholders of record.

	Price Per Share
	High		Low
2013
Third quarter (through [stockholder record date])	$		$
Second quarter	$		$
First quarter		$8.68		$6.66

2012
Fourth quarter		$8.39		$5.16
Third quarter		$5.19		$3.33
Second quarter		$4.05		$3.01
First quarter		$3.18		$1.78

2011
Fourth quarter		$2.69		$2.40
Third quarter		$2.83		$2.25
Second quarter		$3.22		$2.50
First quarter		$3.80		$1.80

On June 5, 2013, the business day immediately preceding the public announcement of the conversion, and on                           , 2013, the closing prices of Waterstone-Federal common stock as reported on the Nasdaq Global Select Market were $7.77 per share and $                           per share, respectively.  On the effective date of the conversion, all publicly held shares of Waterstone-Federal common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New Waterstone common stock determined pursuant to the exchange ratio.  See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”  Options to purchase shares of Waterstone-Federal common stock will be converted into options to purchase a number of shares of New Waterstone common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At March 31, 2013, WaterStone Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of WaterStone Bank at March 31, 2013, and the pro forma equity capital and regulatory capital of WaterStone Bank, after giving effect to the sale of shares of common stock at $8.00 per share.  The table assumes the receipt by WaterStone Bank of 50% of the net offering proceeds.  See “How We Intend to Use the Proceeds from the Offering.”

	WaterStone Bank Historical at		Pro Forma at March 31, 2013, Based Upon the Sale in the Offering of (1)
	March 31, 2013		20,718,750 Shares		24,375,000 Shares		28,031,250 Shares
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(Dollars in thousands)

Equity	$199,610	12.30%	$266,108	15.76%	$277,990	16.35%	$289,871	16.93%

Tier 1 leverage capital	$191,736	11.79%	$258,234	15.25%	$270,116	15.84%	$281,997	16.43%
Leverage requirement (3)	81,326	5.00	84,651	5.00	85,245	5.00	85,839	5.00
Excess	$110,410	6.79%	$173,583	10.25%	$184,871	10.84%	$196,158	11.43%

Tier 1 risk-based capital (4)	$191,736	17.49%	$258,234	23.27%	$270,116	24.29%	$281,997	25.30%
Risk-based requirement	65,794	6.00	66,592	6.00	66,735	6.00	66,877	6.00
Excess	$125,942	11.49%	$191,642	17.27%	$203,381	18.29%	$215,120	19.30%

Total risk-based capital (4)	$205,635	18.75%	$272,133	24.52%	$284,015	25.54%	$295,896	26.55%
Risk-based requirement (3)	109,657	10.00	110,987	10.00	111,225	10.00	111,462	10.00
Excess	$95,978	8.75%	$161,146	14.52%	$172,790	15.54%	$184,434	16.55%

Reconciliation of capital infused into WaterStone Bank:
Net proceeds			$79,758		$93,980		$108,201
Less: Common stock acquired by employee stock ownership plan			(13,260)		(15,600)		(17,940)
Pro forma increase			$66,498		$78,380		$90,261

(1)         Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds we lend.  Pro forma generally accepted accounting principles (“GAAP”) capital and regulatory capital have been reduced by the amount required to fund this plan.  See “Management” for a discussion of the employee stock ownership plan.

(2)         Equity and Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)         WaterStone Bank has entered into a memorandum of understanding with the WDFI and the Federal Deposit Insurance Corporation, which requires that WaterStone Bank maintain Tier 1 leverage capital of 8.0% of total average assets and minimum total risk-based capital of 12.0% of risk-weighted assets.

(4)         Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Waterstone-Federal at March 31, 2013 and the pro forma consolidated capitalization of New Waterstone after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

	Waterstone- Federal	Pro Forma at March 31, 2013 Based upon the Sale in the Offering at $8.00 per Share of
	Historical at March 31, 2013	20,718,750 Shares	24,375,000 Shares	28,031,250 Shares
	(Dollars in thousands)

Deposits (1)	$914,919	$914,844	$914,844	$914,844
Borrowed funds	479,324	479,324	479,324	479,324
Total deposits and borrowed funds	$1,394,243	$1,394,168	$1,394,168	$1,394,168

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized (post-conversion) (2)	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized (post-conversion); shares to be issued as reflected (2) (3)	341	282	331	381
Additional paid-in capital (2)	110,458	270,033	298,427	326,820
MHC capital contribution	—	55	55	55
Retained earnings (4)	141,112	95,851	95,851	95,851
Accumulated other comprehensive income	1,949	1,949	1,949	1,949
Less:
Treasury stock	(45,261)	—	—	—
Common stock held by employee stock ownership plan (5)	(1,494)	(14,754)	(17,094)	(19,434)
Common stock to be acquired by stock-based benefit plan (6)	—	(6,630)	(7,800)	(8,970)
Total stockholders’ equity	$207,105	$346,786	$371,719	$396,652

Pro Forma Shares Outstanding
Shares offered for sale	—	20,718,750	24,375,000	28,031,250
Exchange shares issued	—	7,456,953	8,772,886	10,088,819
Total shares outstanding	—	28,175,703	33,147,886	38,120,069

Total stockholders’ equity as a percentage of total assets (1)	12.72%	19.61%	20.73%	21.81%
Tangible equity as a percentage of total assets	12.68%	19.58%	20.69%	21.78%

(1)         Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(2)         Waterstone-Federal currently has 20,000,000 authorized shares of preferred stock and 200,000,000 authorized shares of common stock, par value $0.01 per share.  On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New Waterstone common stock to be outstanding.

(3)         No effect has been given to the issuance of additional shares of New Waterstone common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New Waterstone common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans.  No effect has been given to the exercise of options currently outstanding. See “Management.”

(4)         The retained earnings of WaterStone Bank will be substantially restricted after the conversion.  See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Capital Distributions.”

(footnotes continue on following page)

(continued from previous page)

(5)         Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New Waterstone.  The loan will be repaid principally from WaterStone Bank’s contributions to the employee stock ownership plan.  Since New Waterstone will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New Waterstone’s consolidated financial statements.  Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(6)         Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans.  The funds to be used by the plan to purchase the shares will be provided by New Waterstone.  The dollar amount of common stock to be purchased is based on the $8.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. New Waterstone will accrue compensation expense to reflect the vesting of shares pursuant to the plan and will credit capital in an amount equal to the charge to operations. Implementation of the plan will require stockholder approval.

PRO FORMA DATA

The following tables summarize historical data of Waterstone-Federal and pro forma data of New Waterstone at and for the three months ended March 31, 2013 and at and for the year ended December 31, 2012.  This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

(i)                                     50% of all shares of common stock will be sold in the subscription and community offerings and 50% will be sold in the syndicated or firm commitment underwritten offering;

(ii)                                  our executive officers and directors, and their associates, will purchase [insider purchase] shares of common stock;

(iii)                               our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from New Waterstone.  The loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, calculated as of the date of the origination of the loan) over a period of 20 years.  Interest income that we earn on the loan will offset the interest paid by WaterStone Bank;

(iv)                              we will pay Sandler O’Neill & Partners, L.P. a fee equal to 1.0% of the aggregate amount of common stock sold in the subscription and community offerings (net of insider purchases and shares purchased by our employee stock ownership plan);

(v)                                 we will pay Sandler O’Neill & Partners, L.P. and any other broker-dealers participating in the syndicated or firm commitment underwritten offering an aggregate fee of 5% of the aggregate dollar amount of the common stock sold in the syndicated or firm commitment underwritten offering;

(vi)                              No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families, and no fee will be paid with respect to exchange shares; and

(vii)                           total expenses of the offering, other than the fees and commissions to be paid to Sandler O’Neill & Partners, L.P. and other broker-dealers, will be $1.5 million.

We calculated pro forma consolidated net income for the three months ended March 31, 2013 and the year ended December 31, 2012 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 0.77% (0.46% on an after-tax basis) and 0.72% (0.43% on an after-tax basis), respectively.  These figures represent the yield on the five-year U.S. Treasury Note as of March 31, 2013 and December 31, 2012, respectively, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal regulations.

We further believe that the reinvestment rate is factually supportable because:

•                                          the yield on the U.S Treasury Note can be determined and/or estimated from third-party sources; and

•                                          we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock.  We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan.  We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of one or more stock-based benefit plans.  Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering.  We assume that awards of common stock granted under the plans vest over a five-year period.

We have also assumed that options will be granted under the stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering.  In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $8.00 per share and that the stock options had a term of ten years and vested over five years.  We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.53 for each option.  In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 24.34% for the shares of common stock, a dividend yield of 3.0%, an expected option term of 10 years and a risk-free rate of return of 1.87%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” we intend to contribute 50% of the net proceeds from the stock offering to WaterStone Bank, and we will retain the remainder of the net proceeds from the stock offering.  We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•                                          withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•                                          our results of operations after the stock offering; or

•                                          changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities.  The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated.  Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of WaterStone Bank, to the tax effect of the recapture of the bad debt reserve.  See “The Conversion and Offering—Liquidation Rights.”

At or for the Three Months Ended March 31, 2013 Based upon the Sale at $8.00 Per Share of
20,718,750 Shares	24,375,000 Shares	28,031,250 Shares
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$165,750	$195,000	$224,250
Market value of shares issued in the exchange	59,656	70,183	80,711
Pro forma market capitalization	$225,406	$265,183	$304,961

Gross proceeds of offering	$165,750	$195,000	$224,250
Expenses	(6,234)	(7,041)	(7,848)
Estimated net proceeds	159,516	187,959	216,402
Assets received from mutual holding company	55	55	55
Common stock purchased by employee stock ownership plan	(13,260)	(15,600)	(17,940)
Common stock purchased by stock-based benefit plan	(6,630)	(7,800)	(8,970)
Estimated net proceeds, as adjusted	$139,681	$164,614	$189,547

For the Three Months Ended March 31, 2013
Consolidated net earnings:
Historical	$4,625	$4,625	$4,625
Income on adjusted net proceeds	161	190	219
Employee stock ownership plan (1)	16	(2)	(19)
Stock awards (2)	(199)	(234)	(269)
Stock options (3)	(236)	(278)	(319)
Pro forma net income	$4,367	$4,302	$4,236

Earnings per share (4):
Historical	$0.17	$0.15	$0.13
Income on adjusted net proceeds	0.01	0.01	0.01
Employee stock ownership plan (1)	—	—	—
Stock awards (2)	(0.01)	(0.01)	(0.01)
Stock options (3)	(0.01)	(0.01)	(0.01)
Pro forma earnings per share (4)	$0.16	$0.14	$0.12

Offering price to pro forma net earnings per share	12.50	x	14.29	x	16.67	x
Number of shares used in earnings per share calculations	26,538,922	31,222,261	35,905,600

At March 31, 2013
Stockholders’ equity:
Historical	$207,105	$207,105	$207,105
Estimated net proceeds	159,519	187,959	216,402
Equity increase from the mutual holding company	55	55	55
Common stock acquired by employee stock ownership plan (1)	(13,260)	(15,600)	(17,940)
Common stock acquired by stock-based benefit plan (2)	(6,630)	(7,800)	(8,970)
Pro forma stockholders’ equity	$346,786	$371,719	$396,652
Intangible assets	$(601)	$(601)	$(601)
Pro forma tangible stockholders’ equity (5)	$346,185	$371,118	$396,051

Stockholders’ equity per share (6):
Historical	$7.35	$6.25	$5.43
Estimated net proceeds	5.66	5.67	5.68
Equity increase from the mutual holding company	—	—	—
Common stock acquired by employee stock ownership plan (1)	(0.47)	(0.47)	(0.47)
Common stock acquired by stock-based benefit plan (2)	(0.24)	(0.24)	(0.24)
Pro forma stockholders’ equity per share (5) (6)	$12.30	$11.21	$10.40
Intangible assets	$(0.02)	$(0.02)	$(0.02)
Pro forma tangible stockholders’ equity per share (5) (6)	$12.28	$11.19	$10.38

Offering price as percentage of pro forma stockholders’ equity per share	65.04%	71.36%	76.92%
Offering price as percentage of pro forma tangible stockholders’ equity per share	65.15%	71.49%	77.07%
Number of shares outstanding for pro forma book value per share calculations	28,175,703	33,147,886	38,120,069

(footnotes begin on following page)

(1)                                 Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New Waterstone, and the outstanding loan with respect to existing shares of Waterstone-Federal held by the employee stock ownership plan will be refinanced and consolidated with the new loan from New Waterstone.  WaterStone Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  WaterStone Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest.  ASC 718-40 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by WaterStone Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 40.0%.  The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that 22,430, 26,388 and 30,346 shares were committed to be released during the period at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(2)                                 Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering.  Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New Waterstone or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New Waterstone.  The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $8.00 per share, (ii) 5% of the amount contributed to the plan is amortized as an expense during the three months ended March 31, 2013, and (iii) the plan expense reflects an effective combined federal and state tax rate of 40.0%.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.9%.

(3)                                 Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $8.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.53 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 40.0%.  The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $8.00 price per share.  If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease.  The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 6.9%.

(footnotes continue on following page)

(continued from previous page)

(4)                                 Per share figures include publicly held shares of Waterstone-Federal common stock that will be exchanged for shares of New Waterstone common stock in the conversion.  See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”  Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See note 1.  The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.  Pro forma net income per share has been annualized to calculate the offering price to pro forma net earnings per share.

(5)                                 The retained earnings of WaterStone Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Capital Distributions.”

(6)                                 Per share figures include publicly held shares of Waterstone-Federal common stock that will be exchanged for shares of New Waterstone common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.8986, 1.0572 and 1.2158 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

At or for the Year Ended December 31, 2012 Based upon the Sale at $8.00 Per Share of
20,718,750 Shares	24,375,000 Shares	28,031,250 Shares
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$165,750	$195,000	$224,250
Market value of shares issued in the exchange	59,656	70,183	80,711
Pro forma market capitalization	$225,406	$265,183	$304,961

Gross proceeds of offering	$165,750	$195,000	$224,250
Expenses	(6,234)	(7,041)	(7,848)
Estimated net proceeds	159,516	187,959	216,402
Assets received from mutual holding company	55	55	55
Common stock purchased by employee stock ownership plan	(13,260)	(15,600)	(17,940)
Common stock purchased by stock-based benefit plan	(6,630)	(7,800)	(8,970)
Estimated net proceeds, as adjusted	$139,681	$164,614	$189,547

For the Year Ended December 31, 2012
Consolidated net earnings:
Historical	$34,914	$34,914	$34,914
Income on adjusted net proceeds	603	711	819
Employee stock ownership plan (1)	63	(7)	(77)
Stock awards (2)	(796)	(936)	(1,076)
Stock options (3)	(944)	(1,110)	(1,277)
Pro forma net income	$33,840	$33,572	$33,303

Earnings per share (4):
Historical	$1.31	$1.12	$0.97
Income on adjusted net proceeds	0.02	0.02	0.02
Employee stock ownership plan (1)	—	—	—
Stock awards (2)	(0.03)	(0.03)	(0.03)
Stock options (3)	(0.04)	(0.04)	(0.04)
Pro forma earnings per share (4)	$1.26	$1.07	$0.92

Offering price to pro forma net earnings per share	6.35	x	7.48	x	8.70	x
Number of shares used in earnings per share calculations	26,601,078	31,295,386	35,989,694

At December 31, 2012
Stockholders’ equity:
Historical	$202,634	$202,634	$202,634
Estimated net proceeds	159,516	187,959	216,402
Equity increase from the mutual holding company	55	55	55
Common stock acquired by employee stock ownership plan (1)	(13,260)	(15,600)	(17,940)
Common stock acquired by stock-based benefit plan (2)	(6,630)	(7,800)	(8,970)
Pro forma stockholders’ equity	$342,315	$367,248	$392,181
Intangible assets	$(601)	$(601)	$(601)
Pro forma tangible stockholders’ equity (5)	$341,714	$366,647	$391,580

Stockholders’ equity per share (6):
Historical	$7.19	$6.11	$5.32
Estimated net proceeds	5.66	5.67	5.68
Equity increase from the mutual holding company	—	—	—
Common stock acquired by employee stock ownership plan (1)	(0.47)	(0.47)	(0.47)
Common stock acquired by stock-based benefit plan (2)	(0.24)	(0.24)	(0.24)
Pro forma stockholders’ equity per share (5) (6)	$12.14	$11.07	$10.29
Intangible assets	$(0.02)	$(0.02)	$(0.02)
Pro forma tangible stockholders’ equity per share (5) (6)	$12.12	$11.05	$10.27

Offering price as percentage of pro forma stockholders’ equity per share	65.90%	72.27%	77.75%
Offering price as percentage of pro forma tangible stockholders’ equity per share	66.01%	72.40%	77.90%
Number of shares outstanding for pro forma book value per share calculations	28,175,703	33,147,886	38,120,069

(footnotes begin on following page)

(1)                                 Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New Waterstone, and the outstanding loan with respect to existing shares of Waterstone-Federal held by the employee stock ownership plan will be refinanced and consolidated with the new loan from New Waterstone.  WaterStone Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  WaterStone Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest.  ASC 718-40 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by WaterStone Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 40.0%.  The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that 89,718, 105,551 and 121,384 shares were committed to be released during the year at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(2)                                 Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering.  Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New Waterstone or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New Waterstone.  The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $8.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2012, and (iii) the plan expense reflects an effective combined federal and state tax rate of 40.0%.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.9%.

(3)                                 Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $8.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.53 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 40.0%.  The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $8.00 price per share.  If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease.  The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 6.9%.

(footnotes continue on following page)

(continued from previous page)

(4)                                 Per share figures include publicly held shares of Waterstone-Federal common stock that will be exchanged for shares of New Waterstone common stock in the conversion.  See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”  Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See note 1.  The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(5)                                 The retained earnings of WaterStone Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Capital Distributions.”

(6)                                 Per share figures include publicly held shares of Waterstone-Federal common stock that will be exchanged for shares of New Waterstone common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.8986, 1.0572 and 1.2158 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations.  The information in this section has been derived from the audited and unaudited consolidated financial statements, which appear beginning on page F-1 of this prospectus.  You should read the information in this section in conjunction with the business and financial information regarding Waterstone-Federal and the financial statements provided in this prospectus.

Overview

Our profitability is highly dependent on our net interest income, mortgage banking income and provision for loan losses.  Net interest income is the difference between the interest income we earn on our interest earning assets, which are loans receivable, investment securities and cash and cash equivalents, and the interest we pay on deposits and other borrowings.  Our banking subsidiary, WaterStone Bank, is primarily a mortgage lender with loans secured by real estate comprising 98.3% of total loans receivable as of March 31, 2013.  Further, 88.5% of loans receivable are residential mortgage loans with multi-family loans comprising 45.7% of all loans as of March 31, 2013.  WaterStone Bank funds its loan originations primarily with retail deposits and Federal Home Loan Bank advances.  On March 31, 2013, deposits comprised 64.4% of total liabilities.  Time deposits, also known as certificates of deposit, accounted for 77.9% of total deposits as of March 31, 2013.  WaterStone Bank’s mortgage banking subsidiary, Waterstone Mortgage Corporation, utilizes lines of credit provided by WaterStone Bank as a primary source of funding loans held for sale.  In addition, Waterstone Mortgage Corporation utilizes lines of credit with other banks as needed.  Federal Home Loan Bank advances outstanding as of March 31, 2013 totaled $350.0 million, or 24.6% of total liabilities.  During the current prolonged period of low interest rates and economic weakness, our investment philosophy emphasizes short-term liquid investments, including cash and cash equivalents, which should position us to take advantage of investment, lending and interest rate risk management opportunities that may arise as the local and national economies continue to recover from the recession.  Our high level of time deposits relative to total deposits, would result in a greater increase in our cost of funds in a rising market interest rate environment.

During the three months ended March 31, 2013 and the year ended December 31, 2012, our results of operations were positively impacted by a significant increase in income from our mortgage banking segment and from a decrease in our provision for loan losses, which resulted from a stabilization of our asset quality.  A significant increase in both sales volumes and margins earned on the sale of mortgage loans in the secondary market yielded $4.4 million, $19.2 million and $3.0 million in pre-tax earnings from our mortgage banking segment during the three months ended March 31, 2013 and the years ended December 31, 2012 and 2011, respectively.

Our provision for loan losses decreased $13.8 million to $8.3 million for the year ended December 31, 2012 compared to $22.1 million for the year ended December 31, 2011, and was $1.8 million for the three months ended March 31, 2013.  The decrease in provision for loan losses reflects a stabilization in both the quality of our loan portfolio and the local real estate market.  We have experienced a stabilization or improvement in a number of key loan quality metrics compared to December 31, 2011, including impaired loans, loans contractually past due and non-accrual loans.  In addition, the turnover of loans in each of the three aforementioned metrics has slowed, which has resulted in fewer loans requiring a specific collateral analysis to determine a potential collateral shortfall and loan loss reserve.  Furthermore, as the local real estate market stabilized, those loans that have required a specific collateral review to assess the level of impairment have experienced less significant collateral shortfalls when compared to the prior year.  Additional information regarding loan quality and its impact on our financial condition and results of operations can be found in the “Asset Quality” discussion.

Our results of operations for the year ended December 31, 2012 were also positively impacted by our recognizing a net income tax benefit of $12.2 million despite recognizing pre-tax income of $22.7 million for the year.  The tax benefit was primarily the result of the December 31, 2012 full reversal of $17.0 million of remaining net deferred tax asset valuation allowances originally established in 2008, as our analysis has concluded that it was more likely than not that net deferred tax assets would be realized in subsequent periods.

Partially offsetting the positive impact of the increase in income from mortgage banking operations and a reduction of the provision for loan losses, net interest income decreased $4.6 million to $41.9 million during the year ended December 31, 2012 compared to $46.5 million during the year ended December 31, 2011.  The decrease in net interest income for 2012 resulted from a 20 basis point decrease in our net interest margin and a 22 basis point decrease in our net interest rate spread, as the yield on earning assets declined more rapidly than the cost of funds. This decrease in our net interest rate margin and spread was only partially offset by a $25.5 million increase in our average net interest earning assets during 2012 compared to 2011.  Net interest income decreased $280,000 to $10.1 million for the three months ended March 31, 2013 from $10.4 million for the three months ended March 31, 2012.

Business Strategy

Our goal is to build stockholder value by operating a well-capitalized and profitable financial institution that delivers a superior banking experience to our customers.  Beginning in 2007, due to the adverse economic environment, we experienced significant increases in non-performing assets, which resulted in net losses and increased regulatory oversight.  In response, we concentrated our efforts on resolving problem assets, curtailing growth, and preserving a strong capital position.  We have made significant progress in our efforts while simultaneously building our mortgage banking business, which resulted in a return to profitability in 2012. Net income for the year ended December 31, 2012 was $34.9 million (which reflected a reversal of a valuation allowance on our deferred tax assets of $17.0 million), and for the three months ended March 31, 2013 net income was $4.6 million.

Our current principal business strategies are summarized below:

•                                          Continued reduction of problem assets.  Our strategy with respect to non-performing loans is to work with borrowers to return loans to performing status when possible, including through temporary forbearance or troubled debt restructurings.  If a loan cannot be returned to performing status, we foreclose on the loan, taking the collateral into real estate owned.  In an effort to strengthen our oversight of problem assets and minimize overall costs and expenses as well as any loss on the sale of real estate owned, we have established an internal asset management group and an internal sales group to manage and market our real estate owned.  These groups also enable our lenders to focus on loan originations instead of foreclosed asset management.  Our non-performing assets have decreased to $96.8 million, or 5.94% of total assets at March 31, 2013, from $141.9 million, or 7.85% of total assets at December 31, 2010.  Our non-performing assets at March 31, 2013 included $66.0 million of non-performing loans and $30.8 million of real estate owned.  Of the $66.0 million of non-accrual loans, $33.7 million, or 51.1%, were troubled debt restructurings that were on non-accrual status either due to being past due greater than 90 days or because they had not yet performed under the modified terms for a required period of time.  At March 31, 2013, total troubled debt restructurings totaled $55.8 million, of which $49.9 million, or 89.4%, were performing in accordance with their restructured terms.  Reducing our level of non-performing assets will continue to be a key element of our business strategy.

•                                          Controlled loan growth with a focus on multi-family and commercial real estate lending.  Our principal business activity historically has been the origination of residential mortgage loans, including multi-family residential real estate loans, for retention in our portfolio.  In an effort to increase our commercial business and commercial real estate loan portfolios, we established a commercial loan department in 2007 and we currently have four commercial business loan officers and four commercial real estate loan officers.  During the past five years, our total loan portfolio has decreased substantially, from $1.56 billion at December 31, 2008 to $1.12 billion at March 31, 2013.  This decrease reflects a decline in loan demand, a shift in consumer preference for fixed-rate, one- to four-family residential mortgage loans (which we generally do not retain in our portfolio), and our efforts to control overall growth to maintain strong capital ratios and comply with regulatory directives.  There has also been a change in the mix of our portfolio, as one- to four-family residential mortgage loans have decreased from $788.2 million, or 50.5% of the portfolio at December 31, 2008, to $445.2 million, or 39.6% of the portfolio at March 31, 2013.  During the same period, multi-family residential and commercial real estate loans have increased from $567.9 million, or 36.4% of the portfolio, to $591.3 million, or 52.6% of the portfolio.  Multi-family and commercial real estate loans comprised 66.9% of total loans originated for investment during the year ended December 31, 2012, while one- to four-family residential mortgage loans comprised 17.2% of total originations in 2012.  We intend to continue our emphasis on multi-family residential and commercial real estate lending.  However, we would consider purchasing adjustable-rate mortgage loans from Waterstone Mortgage Corporation in the future in the event changes in interest rates or consumer preferences enable Waterstone Mortgage Corporation to originate such loans.

•                                          Continued emphasis on mortgage banking operations.  Waterstone Mortgage Corporation has become a significant originator of fixed-rate, one-to-four family mortgage loans, with total originations increasing to $1.75 billion during the year ended December 31, 2012 from $1.03 billion in 2011.  Waterstone Mortgage Corporation originates loans in the retail market, and sells most of its loan production to Wells Fargo, Freddie Mac, Chase and Fannie Mae.  It has also applied to sell loans to Ginnie Mae.  Subject to market conditions and particularly changes in the interest rate environment, we intend to continue to grow our mortgage banking business, which has been a significant source of our net income in recent periods.  Such growth may occur through geographic expansion, online direct consumer origination, or both.

•                                          Enhance core earnings through improved core funding mix.  We have made a concerted effort to improve our core funding profile by increasing lower-cost transaction deposit accounts and reducing time deposits.  Our ratio of time deposits to total deposits has decreased from 87.1% at December 31, 2008 to 77.9% at March 31, 2013.  We plan to continue to aggressively market our core transaction accounts and savings accounts, emphasizing our high quality service and competitive pricing of these products.  In the past two years we have also introduced remote deposit capture, internet banking and mobile banking.

•                                          Stockholder-focused management of capital.  We recognize that a strong capital position is essential to achieving our long-term objective of building stockholder value.  Following the offering, at the minimum of the offering range, our pro forma tier 1 leverage ratio is expected to be 15.25% and our pro forma total risk-based capital ratio is expected to be 18.75%, which are well in excess of the minimum ratios of 8.5% and 12.0%, respectively, required under the regulatory Order to which we are subject.  This capital position will support our future growth and expansion, and will give us flexibility to pursue other capital management strategies to enhance stockholder value.  In particular, New Waterstone intends to commence payment of a regular quarterly dividend following completion of the conversion.   See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion.

•                                          Disciplined expansion through organic growth coupled with opportunistic acquisitions. Since we became a public company in 2005, we have successfully pursued a strategy of organic growth by continuing to leverage our existing community banking franchise and expanding our mortgage banking operations. Since our initial public offering, we have opened three additional branches in the Milwaukee area.  Given our current regulatory status, we have been unable to open any additional branches.  However, subject to regulatory approval, we plan to open one office in 2013 and two additional offices in each of 2014 through 2016, all in our local market area, and we may also seek to open one or more loan production offices or full service branches in other markets.  Waterstone Mortgage Corporation now has locations in 12 states and does business nationally.  While organic growth has been our primary focus, we will also consider acquisition opportunities that we believe would enhance our franchise and yield financial benefits for our stockholders.

Critical Accounting Policies

Critical accounting policies are those that involve significant judgments and assumptions by management and that have, or could have, a material impact on our income or the carrying value of our assets.

Allowance for Loan Losses. WaterStone Bank establishes valuation allowances on loans deemed to be impaired. A loan is considered impaired when, based on current information and events, it is probable that WaterStone Bank will not be able to collect all amounts due according to the contractual terms of the loan agreement. A valuation allowance is established for an amount equal to the impairment when the carrying amount of the loan exceeds the present value of the expected future cash flows, discounted at the loan’s original effective interest rate or the fair value of the underlying collateral (specific component).  We recognize the change in present value of expected future cash flows on impaired loans attributable to the passage of time as bad debt expense.  On an ongoing basis, at least quarterly for financial reporting purposes, the fair value of collateral dependent impaired loans and real estate owned is determined or reaffirmed by the following procedures:

•                                          Obtaining updated real estate appraisals or performing updated discounted cash flow analysis;

•                                          Confirming that the physical condition of the real estate has not significantly changed since the last valuation date;

•                                          Comparing the estimated current book value to that of updated sales values experienced on similar real estate owned;

•                                          Comparing the estimated current book value to that of updated values seen on more current appraisals of similar properties; and

•                                          Comparing the estimated current book value to that of updated listed sales prices on our real estate owned and that of similar properties (not owned by us).

WaterStone Bank also establishes valuation allowances based on an evaluation of the various risk components that are inherent in the credit portfolio (general component). The risk components that are evaluated include past loan loss experience; the level of non-performing and classified assets; current economic conditions; volume, growth, and composition of the loan portfolio; adverse situations that may affect the borrower’s ability to repay; the estimated value of any underlying collateral; regulatory guidance; and other relevant factors. The allowance is increased by provisions charged to earnings and recoveries of previously charged-off loans and reduced by charge-offs. Charge-offs approximate the amount by which the outstanding principal balance exceeds the estimated net realizable value of the underlying collateral.  The appropriateness of the allowance for loan losses is reviewed and approved quarterly by the WaterStone Bank board of directors. The allowance reflects management’s best estimate of the amount needed to provide for the probable loss on impaired loans and other inherent losses in the loan portfolio, and is based on a risk model developed and implemented by management and approved by the WaterStone Bank board of directors.

Actual results could differ from this estimate, and future additions to the allowance may be necessary based on unforeseen changes in loan quality and economic conditions.  More specifically, if our future charge-off experience increases substantially from our past experience, or if the value of underlying loan collateral, in our case real estate, declines in value by a substantial amount or if unemployment in our primary market area increases significantly, our allowance for loan losses may be inadequate and we will incur higher provisions for loan losses and lower net income in the future.

In addition, state and federal regulators periodically review the WaterStone Bank allowance for loan losses. Such regulators have the authority to require WaterStone Bank to recognize additions to the allowance at the time of their examination.

Income Taxes.  Waterstone-Federal and its subsidiaries file consolidated federal and combined state income tax returns. The provision for income taxes is based upon income in the consolidated financial statements, rather than amounts reported on the income tax return.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as for net operating loss carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

Under generally accepted accounting principles, a valuation allowance is required to be recognized if it is “more likely than not” that a deferred tax asset will not be realized.  The determination of the realizability of the deferred tax assets is highly subjective and dependent upon judgment concerning management’s evaluation of both positive and negative evidence, the forecasts of future income, applicable tax planning strategies, and assessments of current and future economic and business conditions. Examples of positive evidence may include the existence of taxes paid in available carry-back years as well as the probability that taxable income will be generated in future periods.  Examples of negative evidence may include cumulative losses in a current year and prior two years and general business and economic trends.  At December 31, 2011, we determined a valuation allowance originally established in 2008 continued to be necessary, largely based on the negative evidence represented by a cumulative loss in the most recent three-year period caused by the significant loan loss provisions recorded during those three years.  However, the valuation allowance was fully reversed at December 31, 2012 as a result of positive cumulative net income for the latest three-year period, the payment of federal income taxes potentially available for subsequent carry back in future periods and improvement in our asset quality metrics as well as in general economic conditions.

Positions taken in our tax returns are subject to challenge by the taxing authorities upon examination.  The benefit of uncertain tax positions are initially recognized in the financial statements only when it is more likely than not the position will be sustained upon examination by the tax authorities.  Such tax positions are both initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with the tax authority, assuming full knowledge of the position and all relevant facts.   Interest and penalties on income tax uncertainties are classified within income tax expense in the income statement.

Management believes our tax policies and practices are critical because the determination of the tax provision and current and deferred tax assets and liabilities have a material impact on our net income and the carrying value of our assets.

Fair Value Measurements.  We determine the fair value of our assets and liabilities in accordance with ASC 820. ASC 820 establishes a standard framework for measuring and disclosing fair value under GAAP. A number of valuation techniques are used to determine the fair value of assets and liabilities in our financial statements. The valuation techniques include quoted market prices for investment securities, appraisals of real estate from independent licensed appraisers and other valuation techniques. Fair value measurements for assets and liabilities where limited or no observable market data exists are based primarily upon estimates, and are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the valuation results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there are inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values. Significant changes in the aggregate fair value of assets and liabilities required to be measured at fair value or for impairment are recognized in the income statement under the framework established by GAAP.

Comparison of Financial Condition at March 31, 2013 and at December 31, 2012

Total Assets.  Total assets decreased by $32.3 million, or 2.0%, to $1.63 billion at March 31, 2013 from $1.66 billion at December 31, 2012.  The decrease in total assets reflects decreases in loans held for sale of $29.4 million, loans receivable of $8.7 million and real estate owned of $5.2 million.  Funds received from the sale of loans held for sale and the repayment of loans held in portfolio and from escrow deposits were combined with cash and used to fund net deposit outflows of $24.6 million and increase available-for-sale securities by $15.5 million during the three months ended March 31, 2013.

Cash and Cash Equivalents.  Cash and cash equivalents decreased $7.4 million, or 10.3%, to $64.1 million at March 31, 2013, compared to $71.5 million at December 31, 2012.  Despite the decrease, the overall level of cash and cash equivalents continues to reflect our plan to maintain higher than usual liquidity given the current economic environment and relatively low rates of return available on securities and other investments.

Securities Available for Sale.  Securities available for sale increased by $15.5 million, or 7.5%, to $220.5 million at March 31, 2013 from $205.0 million at December 31, 2012.  This increase reflects a $21.4 million increase in municipal securities, partially offset by a $5.0 million decrease in mortgage-backed securities and a $3.5 million decrease in government sponsored enterprise bonds.  During the three months ended March 31, 2013, the proceeds from principal repayments on mortgage-related securities were reinvested in municipal securities deemed to provide a better risk-adjusted return.  As of March 31, 2013, we held two municipal securities with a total fair value of $237,000 and amortized cost of $215,000 that were determined to be other than temporarily impaired.  During the year ended December 31, 2012, $100,000 was recognized as additional other than temporary impairment with respect to these municipal securities which was charged against earnings.  There was no additional other than temporary impairment recorded during the three months ended March 31, 2013.

Loans Held for Sale.  Loans held for sale, all of which were held by Waterstone Mortgage Corporation, decreased $29.4 million, or 22.0%, to $104.2 million at March 31, 2013 from $133.6 million at December 31, 2012.  During the three months ended March 31, 2013, $430.1 million in residential loans were originated for sale.  During the same period, sales of loans held for sale totaled $459.6 million.  We have elected to carry loans held for sale at fair value.  Fair value is estimated using the prices of our existing commitments to sell such loans and/or the quoted market price to sell similar loans.  The amount by which cost differs from the market value is accounted for as a valuation adjustment to the carrying value of the loans.  Changes in the value of loans held for sale are included in mortgage banking income in the consolidated statements of income.  Costs to originate loans held for sale are expensed as incurred and are included on the appropriate noninterest expense lines of the consolidated statements of income.

Loans Receivable.  Loans receivable held for investment decreased $8.7 million, or 0.8%, to $1.12 billion at March 31, 2013 from $1.13 billion at December 31, 2012.  The decrease in total loans receivable was primarily attributable to a $15.6 million decrease in one- to four-family loans, partially offset by an $11.3 million increase in commercial real estate loans.  The decrease in one- to four-family loans reflects a decline in loan demand for variable-rate real estate mortgage loans as borrowers continue to prefer long-term fixed-rate loans that we do not generally retain in our portfolio.  As a result of the low interest rate environment, we continued to experience a shift in the composition of loans originated for investment during 2013 and 2012 from one- to four-family residential variable-rate loans to residential real estate loans collateralized by multi-family properties and commercial real estate, as these categories of borrowers displayed relatively stable levels of demand for our existing products.  During the three months ended March 31, 2013, $2.7 million in loans were transferred to real estate owned and $3.5 million were charged-off, net of recoveries.

Allowance for Loan Losses.  The allowance for loan losses decreased $1.7 million, or 5.6%, to $29.3 million at March 31, 2013 from $31.0 million at December 31, 2012.  The $1.7 million decrease in the allowance for loan losses during the three months ended March 31, 2013 reflects a stabilization in both the quality of the loan portfolio as well as the overall local real estate market.  We have experienced a stabilization or improvement in a number of key loan quality metrics compared to December 31, 2012, including impaired loans, substandard loans, loans contractually past due and non-accrual loans.  In addition, the decrease in the allowance for loan losses reflects a decrease in the balance of loans outstanding.  As of March 31, 2013, the allowance for loan losses to total loans receivable was 2.60% and was equal to 44.42% of non-performing loans, compared to 2.74% and 41.58%, respectively, at December 31, 2012.  The overall $1.7 million decrease in the allowance for loan losses during the three months ended March 31, 2013 was primarily the result of a $1.4 million decrease in the allowance for loan losses related to the one- to four-family category.  The decrease related to this category resulted from the charge-off of specific reserves, a stabilization or improvement of key loan quality metrics, as well as a decrease in the overall balance of loans outstanding.  While the local real estate market has stabilized during the current fiscal year, the risk of loss on loans secured by residential real estate remains at an elevated level.  That portion of the allowance for loan losses attributable to mortgage loans secured by residential real estate comprised 88.1% of the total allowance for loan losses at March 31, 2013 and 89.1% at December 31, 2012.

Real Estate Owned.  Total real estate owned decreased $5.2 million, or 14.4%, to $30.8 million at March 31, 2013 from $36.0 million at December 31, 2012.  During the three months ended March 31, 2013, $2.7 million was transferred from loans to real estate owned upon completion of foreclosure.  Declines in property values evidenced by updated appraisals, responses to list prices on properties held for sale and/or deterioration in the condition of properties resulted in write downs totaling $480,000 during the three months ended March 31, 2013.  During the same period, sales of real estate owned totaled $7.7 million.

Prepaid Expenses and Other Assets.  Prepaid expenses and other assets increased by $1.1 million, or 4.2%, to $28.3 million at March 31, 2013 from $27.2 million at December 31, 2012.  The increase is primarily due to an increase in mortgage banking derivative assets, as well as an increase in the mortgage servicing rights intangible asset that relates to an increase in loans sold on a servicing retained basis.  The increase in prepaid expenses and other assets was partially offset by a decrease in net deferred tax assets.

Deposits.  Total deposits decreased $24.6 million, or 2.6%, to $914.9 million at March 31, 2013 from $939.5 million at December 31, 2012.  The reduction in deposits reflects management’s decision to accept a certain level of deposit run-off during a period of diminished loan demand.  Total time deposits decreased $24.5 million, or 3.3%, to $712.4 million at March 31, 2013 from $736.9 million at December 31, 2012.  Total money market and savings deposits decreased $2.9 million, or 2.4%, to $115.6 million at March 31, 2013 from $118.5 million at December 31, 2012.  The decrease in time deposits, money market and savings deposits was partially offset by an increase in demand deposits.  Total demand deposits increased $2.8 million, or 3.3%, to $86.9 million at March 31, 2013 from $84.1 million at December 31, 2012.

Borrowings.  Total borrowings decreased $564,000, or 0.1%, to $479.3 million at March 31, 2013 from $479.9 million at December 31, 2012.  The decrease in borrowings relates to a decrease in the use of short-term repurchase agreements to finance loans held for sale by Waterstone Mortgage Corporation.  The balance of these lines of credit decreased by $564,000 to $45.3 million at March 31, 2013, from $45.9 million at December 31, 2012.

Advance Payments by Borrowers for Taxes.  Advance payments by borrowers for taxes increased $5.7 million to $7.3 million at March 31, 2013 from $1.7 million at December 31, 2012.  The increase was the result of payments received from borrowers for their real estate taxes and is seasonally normal, as balances increase during the course of the calendar year until real estate tax obligations are paid out in the fourth quarter.

Other Liabilities.  Other liabilities decreased $17.3 million, or 46.3%, to $20.1 million at March 31, 2013 from $37.4 million at December 31, 2012.  The decrease resulted primarily from a seasonal decrease in outstanding escrow checks.  We receive payments from borrowers for their real estate taxes during the course of the calendar year until real estate tax obligations are paid out in the fourth quarter.  These amounts remain classified as other liabilities until settled.  The decrease related to escrow checks was partially offset by an increase in amounts due to third parties related to the origination of loans held for sale.

Shareholders’ Equity.  Shareholders’ equity increased by $4.5 million, or 2.2%, to $207.1 million at March 31, 2013 from $202.6 million at December 31, 2012.  The increase in shareholders’ equity was primarily due to a $4.6 million increase in retained earnings reflecting net income for the three months ended March 31, 2013.  In addition to the increase in retained earnings, shareholders’ equity was positively impacted by a $214,000 decrease in unearned ESOP shares.  Partially offsetting the increases was a $336,000 decrease in accumulated other comprehensive income.

Comparison of Financial Condition at December 31, 2012 and at December 31, 2011

Total Assets.  Total assets decreased by $51.8 million, or 3.0%, to $1.66 billion at December 31, 2012 from $1.71 billion at December 31, 2011.  The decrease in total assets reflects decreases in loans receivable of $83.0 million and real estate owned of $20.7 million, partially offset by an increase in loans held for sale of $45.3 million.  We used funds received from the repayment of loans held in portfolio and short-term borrowings, as well as excess cash, to fund a reduction in deposits of $111.8 million, as discussed below.

Cash and Cash Equivalents.  Cash and cash equivalents decreased $8.9 million, or 11.1%, to $71.5 million at December 31, 2012 from $80.4 million at December 31, 2011.  The overall level of cash and cash equivalents continues to reflect our plan to maintain higher than customary liquidity given the current economic environment and relatively low rates of return available on securities and other investments.

Securities Available for Sale.  Securities available for sale decreased by $1.5 million, or 0.7%, to $205.0 million at December 31, 2012 from $206.5 million at December 31, 2011.  This decrease reflects a $63.3 million decrease in government sponsored enterprise bonds and a $22.1 million decrease in collateralized mortgage obligations, which was largely offset by an $83.6 million increase in mortgage backed securities.  During the year ended December 31, 2012, the proceeds from maturities and calls of government sponsored enterprise securities and from the sale of collateralized mortgage obligations and municipal securities were primarily reinvested in mortgage-related securities, as we believe such securities provided us with a better risk-versus-reward trade-off during much of the year.  During the year ended December 31, 2012, we sold $11.6 million in short-term municipal securities at a gain of $240,000.  As of December 31, 2012, we held two municipal securities with a total fair value of $237,000 and amortized cost of $215,000 that were determined to be other than temporarily impaired.  During the year ended December 31, 2012, $100,000 was recognized as additional other-than-temporary impairment with respect to these municipal securities and was charged against earnings.  During the year ended December 31, 2012, we sold two private-label collateralized mortgage obligations for a combined gain of $282,000.  At the time of sale, these securities had a combined amortized cost of $18.0 million.  Each of these two securities had been previously determined to be other other-than-temporarily impaired in a prior period.  During the year ended December 31, 2012, our analysis resulted in an additional $113,000 in credit losses that were charged to earnings.  Life-to-date other than temporary impairment losses recognized on these two securities totaled $2.2 million.

Loans Held for Sale.  Loans held for sale, all of which were held by Waterstone Mortgage Corporation, increased $45.3 million, or 51.3%, to $133.6 million at December 31, 2012 from $88.3 million at December 31, 2011.  Loans originated for sale in the secondary market totaled $1.75 billion during the year ended December 31, 2012, representing a $722.1 million, or 70.3%, increase in originations from the year ended December 31, 2011, which totaled $1.03 billion.

Loans Receivable.  Loans receivable held for investment decreased $83.0 million, or 6.8%, to $1.13 billion at December 31, 2012 from $1.22 billion at December 31, 2011.  The 2012 decrease in total loans receivable was primarily attributable to a $35.9 million decrease in one- to four-family loans and a $37.9 million decrease in multi-family loans.  The decrease in one- to four-family loans reflects a decline in loan demand for variable-rate real estate mortgage loans as borrowers continue to prefer long-term fixed-rate products that we do not generally retain in our portfolio.  During the year ended December 31, 2012, $22.3 million in loans were transferred to real estate owned and $9.7 million were charged-off, net of recoveries.

Allowance for Loan Losses.  The allowance for loan losses decreased $1.4 million, or 4.3%, to $31.0 million at December 31, 2012 from $32.4 million at December 31, 2011.  The $1.4 million decrease in the allowance for loan losses during the year ended December 31, 2012 reflects a stabilization in both the quality of the loan portfolio as well as the overall local real estate market.  We have experienced a stabilization or improvement in a number of key loan quality metrics compared to December 31, 2011, including impaired loans, substandard loans, loans contractually past due and non-accrual loans.  In addition, the decrease in the allowance for loan losses reflects a decrease in the balance of loans outstanding.    As of December 31, 2012, the allowance for loan losses to total loans receivable was 2.74% and was equal to 41.58% of non-performing loans, compared to 2.67% and 41.46%, respectively, at December 31, 2011.  The overall $1.4 million decrease in the allowance for loan losses during the year ended December 31, 2012 was primarily the result of decreases in the allowance for loan losses related to construction and land and multi-family categories.  The decrease in allowance for loan losses related to these categories resulted from both the charge-off of specific reserves as well as a decrease in the overall balance of loans outstanding.   The decrease in allowance for loan losses related to these two loan categories were partially offset by an increase in allowance for loan losses related to the one- to four-family and commercial real estate categories.  Increases in the allowance for loan losses related to the one- to four-family and commercial real estate categories were the result of a decrease in collateral values related to loans previously classified as impaired, as well as an increase in the overall level of commercial real estate loans identified as impaired.  While the local real estate market has stabilized during the current fiscal year, the risk of loss on loans secured by residential real estate remains at an elevated level.  That portion of the allowance for loan losses attributable to mortgage loans secured by residential real estate comprised 89.1% of the total allowance for loan losses at December 31, 2012 and 85.5% at December 31, 2011.

Real Estate Owned.  Total real estate owned decreased $20.7 million, or 36.5%, to $36.0 million at December 31, 2012 from $56.7 million at December 31, 2011.  During the year ended December 31, 2012, $22.3 million was transferred from loans to real estate owned upon completion of foreclosure proceedings.  Declines in property values evidenced by updated appraisals, responses to list prices on properties held for sale and/or deterioration in the condition of properties resulted in write downs totaling $7.6 million during the year ended December 31, 2012.  During the same period, sales of real estate owned totaled $35.2 million.

Prepaid Expenses and Other Assets.  Prepaid expenses and other assets increased by $18.8 million to $27.2 million at December 31, 2012 from $8.4 million at December 31, 2011.  The increase is primarily due to a $16.2 million increase in deferred tax assets, which resulted from the reversal of $17.0 million in deferred income tax valuation allowances.  In addition, the mortgage servicing rights intangible asset related to loans sold on a servicing retained basis increased by $3.0 million during the year ended December 31, 2012.

Deposits. Total deposits decreased $111.8 million, or 10.6%, to $939.5 million at December 31, 2012 from $1.05 billion at December 31, 2011.  The reduction in deposits reflects management’s decision to accept a certain level of deposit run-off during a period of diminished loan demand.  Total time deposits decreased $141.8 million, or 16.1%, to $736.9 million at December 31, 2012 from $878.7 million at December 31, 2011.  The decrease in time deposits was partially offset by an increase in money market and demand deposits.  Total money market and savings deposits increased $14.4 million, or 13.8%, to $118.5 million at December 31, 2012 from $104.1 million at December 31, 2011.  Total demand deposits increased $15.7 million, or 22.9%, to $84.1 million at December 31, 2012 from $68.5 million at December 31, 2011.

Borrowings.  Total borrowings increased $18.8 million, or 4.1%, to $479.9 million at December 31, 2012 from $461.1 million at December 31, 2011.  The increase in borrowings relates entirely to an increase in the use of bank lines of credit to finance loans held for sale.  The outstanding balance of these lines of credit increased by $18.8 million, to $45.9 million at December 31, 2012, from $27.1 million at December 31, 2011.

Other Liabilities.  Other liabilities increased $4.3 million, or 12.9%, to $37.4 million at December 31, 2012 from $33.1 million at December 31, 2011.  The increase resulted primarily from an increase in accrued compensation and accrued expenses due to third parties related to our mortgage banking operations.

Shareholders’ Equity.  Shareholders’ equity increased by $36.3 million, or 21.8%, to $202.6 million at December 31, 2012 from $166.4 million at December 31, 2011.  The increase in shareholders’ equity was primarily due to a $34.9 million increase in retained earnings reflecting net income for the year ended December 31, 2012.  In addition to the increase in retained earnings, shareholders’ equity was positively impacted by an $897,000 increase in accumulated other comprehensive income and an $854,000 decrease in unearned ESOP shares.

Average Balance Sheets, Interest and Yields/Costs

The following tables set forth average balance sheets, average yields and costs, and certain other information at and for the periods indicated.  No tax-equivalent yield adjustments were made, as the effect thereof was not material.  All average balances are daily average balances.  Non-accrual loans were included in the computation of average balances.  The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	Three Months Ended March 31,
		2013				2012
	At March 31,				Average				Average
	2013	Average			Yield/Rate	Average			Yield/Rate
	Yield/Rate	Balance	Interest		(7)	Balance	Interest		(7)
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable and held for sale	5.03%	$1,248,893	$15,213	(1)	4.94%	$1,294,031	$16,572	(1)	5.14
Mortgage related securities (2)	2.06	143,628	437		1.23	103,039	863		3.36
Debt securities, federal funds sold and short-term investments (2) (3)	1.91	155,973	536		1.40	198,266	707		1.43
Total interest-earning assets	4.43	1,548,494	16,186		4.24	1,595,336	18,142		4.56
Noninterest-earning assets		98,893				96,883
Total assets		$1,647,387				$1,692,219

Interest-bearing liabilities:
Demand accounts	0.03	$44,206	3		0.03	$38,563	7		0.07
Money market and savings accounts	0.12	119,569	37		0.13	110,686	86		0.31
Certificates of deposit	0.79	723,477	1,426		0.80	869,367	3,111		1.43
Total interest-bearing deposits	0.63	887,252	1,466		0.67	1,018,616	3,204		1.26
Borrowings	3.83	485,259	4,574		3.82	457,658	4,512		3.95
Total interest-bearing liabilities	1.78	1,372,511	6,040		1.79	1,476,274	7,716		2.10
Non-interest-bearing liabilities:
Non-interest bearing deposits		39,866				28,194
Other non-interest bearing liabilities		29,713				18,692
Total non-interest bearing liabilities		69,579				46,886
Total liabilities		1,442,090				1,523,160
Equity		205,297				169,059
Total liabilities and equity		$1,647,387				$1,692,219
Net interest income			$10,146				$10,426
Net interest rate spread (4)					2.45%				2.46%
Net interest-earning assets (5)		$175,983				$119,062
Net interest margin (6)					2.66%				2.62%
Average interest-earning assets to average interest-bearing liabilities					112.82%				108.07%

(footnotes on following page)

	Years Ended December 31,
	2012				2011				2010
	Average Balance	Interest		Average Yield/Rate	Average Balance	Interest		Average Yield/Rate	Average Balance	Interest		Average Yield/Rate
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable and held for sale	$1,276,271	$64,317	(1)	5.03%	$1,314,068	$72,269	(1)	5.50%	$1,440,417	$81,161	(1)	5.63%
Mortgage related securities (2)	138,133	3,278		2.37	94,099	3,822		4.06	107,406	5,360		4.99
Debt securities, federal funds sold and short-term investments (2) (3)	180,117	2,251		1.25	239,400	3,261		1.36	206,066	3,412		1.66
Total interest-earning assets	1,594,521	69,846		4.37	1,647,567	79,352		4.82	1,753,889	89,933		5.13
Noninterest-earning assets	95,222				101,671				97,215
Total assets	$1,689,743				$1,749,238				$1,851,104

Interest-bearing liabilities:
Demand accounts	$39,818	24		0.06	$38,328	30		0.08	$37,852	37		0.10
Money market and savings accounts	127,261	273		0.21	120,231	369		0.31	110,479	495		0.45
Certificates of deposit	809,446	9,180		1.13	925,209	14,890		1.61	1,007,304	20,457		2.03
Total interest-bearing deposits	976,525	9,477		0.97	1,083,768	15,289		1.41	1,155,635	20,989		1.82
Borrowings	475,114	18,424		3.87	446,401	17,547		3.93	481,808	19,280		4.00
Total interest-bearing liabilities	1,451,639	27,901		1.92	1,530,169	32,836		2.15	1,637,443	40,269		2.46
Non-interest-bearing liabilities:
Non-interest bearing deposits	33,500				28,917				26,940
Other non-interest bearing liabilities	19,817				23,099				16,789
Total non-interest bearing liabilities	53,317				52,016				43,729
Total liabilities	1,504,956				1,582,185				1,681,172
Equity	184,787				167,053				169,932
Total liabilities and equity	$1,689,743				$1,749,238				$1,851,104
Net interest income		$41,945				$46,516				$49,664
Net interest rate spread (4)				2.45%				2.67%				2.67%
Net interest-earning assets (5)	$142,882				$117,398				$116,446
Net interest margin (6)				2.62%				2.82%				2.83%
Average interest-earning assets to average interest-bearing liabilities				109.84%				107.67%				107.11%

(1)         Includes net deferred loan fee amortization income of $156,000, $150,000, $657,000, $636,000 and $739,000 for the three months ended March 31, 2013 and 2012 and the years ended December 31, 2012, 2011 and 2010, respectively.

(2)         Average balance of available for sale securities is based on amortized historical cost.

(3)         Interest income from tax exempt securities is not significant to total interest income, therefore, interest and yield on interest earnings assets are not stated on a tax equivalent basis.  The average balance of tax exempt securities totaled $36.5 million, $26.3 million, $19.1 million, $27.6 million and $24.0 million for the three months ended March 31, 2013 and 2012 and the years ended December 31, 2012, 2011 and 2010, respectively.

(4)        Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5)         Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6)         Net interest margin represents net interest income divided by average total interest-earning assets.

(7)         Annualized.

Rate/Volume Analysis

The following table sets forth the effects of changing rates and volumes on our net interest income for the periods indicated.  The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume).  The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate).  The net column represents the sum of the prior columns.  For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Three Months Ended March 31, 2013 vs. 2012 Increase (Decrease) due to			Years Ended December 31, 2012 vs. 2011 Increase (Decrease) due to			Years Ended December 31, 2011 vs. 2010 Increase (Decrease) due to
	Volume	Rate	Net	Volume	Rate	Net	Volume	Rate	Net
	(In Thousands)
Interest income:
Loans receivable and held for sale (1) (2)	$(648)	$(711)	$(1,359)	$(1,990)	$(5,962)	$(7,952)	$(6,985)	$(1,907)	$(8,892)
Mortgage related securities	257	(683)	(426)	1,399	(1,943)	(544)	(615)	(923)	(1,538)
Other interest-earning assets	(154)	(17)	(171)	(752)	(258)	(1,010)	505	(656)	(151)
Total interest-earning assets	(545)	(1,411)	(1,956)	(1,343)	(8,163)	(9,506)	(7,095)	(3,486)	(10,581)

Interest expense:
Demand accounts	1	(5)	(4)	1	(7)	(6)	—	(7)	(7)
Money market and savings accounts	6	(55)	(49)	21	(117)	(96)	41	(167)	(126)
Certificates of deposit	(463)	(1,222)	(1,685)	(1,692)	(4,018)	(5,710)	(1,570)	(3,997)	(5,567)
Total interest-bearing deposits	(456)	(1,282)	(1,738)	(1,670)	(4,142)	(5,812)	(1,529)	(4,171)	(5,700)
Borrowings	234	(172)	62	1,154	(277)	877	(1,384)	(349)	(1,733)
Total interest-bearing liabilities	(222)	(1,454)	(1,676)	(516)	(4,419)	(4,935)	(2,913)	(4,520)	(7,433)
Net change in net interest income	$(323)	$43	$(280)	$(827)	$(3,744)	$(4,571)	$(4,182)	$1,034	$(3,148)

(1)          Includes net deferred loan fee amortization income of $156,000, $150,000, $657,000, $636,000 and $739,000 for the three months ended March 31, 2013 and 2012 and the years ended December 31, 2012, 2011 and 2010, respectively.

(2)          Non-accrual loans have been included in average loans receivable balance.

Segment Review

As described in the notes to consolidated financial statements, we have two reportable segments: community banking and mortgage banking.  Community banking, which is conducted through WaterStone Bank, consists of lending and deposit gathering (as well as other banking-related products and services) to consumers and businesses and the support to deliver, fund, and manage such banking services. Mortgage banking, which is conducted through Waterstone Mortgage Corporation, consists of originating residential mortgage products for sale in the secondary market.

Our community banking segment provides the significant majority of our consolidated net interest income and requires the significant majority of our provision for loan losses.  Our mortgage banking segment provides the significant majority of our non-interest income and a majority of our non-interest expense.  Accordingly, we have provided below a discussion of the material results of operations of Waterstone Mortgage Corporation on a separate basis for the three months ended March 31, 2013 and 2012 and for the years end December 31, 2012, 2011 and 2010, which focuses on a discussion of non-interest income and non-interest expense.  We have also provided a discussion of the consolidated operations of Waterstone-Federal, which includes the consolidated operations of WaterStone Bank and Waterstone Mortgage Corporation, for the same periods.

For further information, see note 15 of the notes to the unaudited consolidated financial statements at March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012 and note 20 of the notes to the audited consolidated financial statements at December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010.

Comparison of Mortgage Banking Segment Operations for the Three Months Ended March 31, 2013 and 2012

Mortgage banking revenues increased $8.2 million, or 57.5%, to $22.4 million for the three months ended March 31, 2013 compared to $14.2 million during the three months ended March 31, 2012.  The $8.2 million increase in mortgage banking revenues was attributable to both an increase in loan origination volume, as well as increased margins.  Despite an increase in pricing, overall loan origination volumes increased significantly compared to the prior year, which reflects the continued strong demand for fixed-rate loans due in large part to historically low interest rates on these products.  Loans originated for sale in the secondary market totaled $430.1 million during the three months ended March 31, 2013, which represents a $103.2 million, or 31.6%, increase in originations from the three months ended March 31, 2012, which totaled $326.9 million.  In addition to the increase in revenues resulting from the increase in origination volume, mortgage banking revenues increased due to an increase in average sales margin.  The increase in average sales margin reflects an increase in pricing and fees on all products in all geographic markets.

Our overall margin can be affected by the mix of both loan type (conventional loans versus governmental) and loan purpose (purchase versus refinance).  Conventional loans include loans that conform to Fannie Mae and Freddie Mac standards, whereas governmental loans are those loans guaranteed by the federal government, such as a Federal Housing Authority or U.S. Department of Agriculture loan.  During the three months ended March 31, 2013, the growth in loan origination volume resulted in a shift towards conventional loans and loans made for the purpose of refinancing.  These loans provided a greater increase in margin during the three months ended March 31, 2013 than governmental loans and loans originated for the purchase of a residential property compared to the three months ended March 31, 2012.   Loans originated for the purchase of a residential property comprised 47.3% of total originations during the three months ended March 31, 2013, compared to 55.3% during the three months ended March 31, 2012.  The mix of loan type also changed slightly with conventional loans and governmental loans comprising 67.0% and 33.0% of all loan originations, respectively, during the three months ended March 31, 2013.  During the three months ended March 31, 2012, conventional loans and governmental loans comprised 63.7% and 36.3% of all loan originations, respectively.

Due primarily to an increase in loan origination activity, total compensation, payroll taxes and other benefits at Waterstone Mortgage Corporation increased $5.5 million, or 71.7%, to $13.3 million for the three months ended March 31, 2013 compared to $7.7 million during the three months ended March 31, 2012.  The increase in compensation at Waterstone Mortgage Corporation resulted from the increase in mortgage banking income due to the commission-based compensation structure in place for Waterstone Mortgage Corporation’s loan officers.

Comparison of Consolidated Operating Results for the Three Months Ended March 31, 2013 and 2012

General.  Consolidated net income for the three months ended March 31, 2013 totaled $4.6 million, or $0.15 for both basic and diluted income per share, compared to net income of $2.2 million, or $0.07 for both basic and diluted income per share, for the three months ended March 31, 2012.  The three months ended March 31, 2013 generated an annualized return on average assets of 1.14% and an annualized return on average equity of 9.14%, compared to an annualized return on average assets of 0.52% and an annualized return on average equity of 5.24% for the comparable period in 2012.  The results of operations for the three months ended March 31, 2013 as compared to the three months ended March 31, 2012 reflect a $2.4 million increase in pre-tax income from our mortgage banking operations, a $1.9 million decrease in the provision for loan losses and a $1.3 million decrease in real estate owned expense, partially offset by a $280,000 decrease in net interest income and a $2.9 million increase in income tax expense.  The provision for loan losses totaled $1.8 million during the three months ended March 31, 2013, compared to $3.7 million for the three months ended March 31, 2012.

Total Interest Income.  Total interest income decreased $2.0 million, or 10.8%, to $16.2 million during the three months ended March 31, 2013 from $18.1 million during the three months ended March 31, 2012.

Interest income on loans decreased $1.4 million, or 8.2%, to $15.2 million during the three months ended March 31, 2013 from $16.6 million during the three months ended March 31, 2012.  The decrease in interest income was primarily due to a 20 basis point decrease in the average yield on loans to 4.94% for the three months ended March 31, 2013 from 5.14% for the three months ended March 31, 2012.  The decrease in interest income on loans also reflects a $45.1 million, or 3.5%, decrease in the average balance of loans outstanding to $1.25 billion during the three months ended March 31, 2013 from $1.29 billion during the three months ended March 31, 2012.

Interest income from mortgage-related securities decreased $426,000, or 49.4%, to $437,000 during the three months ended March 31, 2013 from $863,000 during the three months ended March 31, 2012.  The decrease in interest income was due to a 213 basis point decrease in the average yield on mortgage-related securities to 1.23% for the three months ended March 31, 2013 from 3.36% for the three months ended March 31, 2012.  The decrease in average yield was partially offset by a $40.6 million, or 39.4%, increase in the average balance of mortgage-related securities to $143.6 million for the three months ended March 31, 2013 from $103.0 million during the three months ended March 31, 2012. The decrease in average yield resulted from a general turnover of the investment security portfolio in which higher yielding securities matured and were replaced with securities at lower interest rates due to the low interest rate environment.

Interest income from other interest earning assets (comprised of debt securities, federal funds sold and short-term investments) decreased $171,000, or 24.2%, to $536,000 for the three months ended March 31, 2013 compared to $707,000 for the three months ended March 31, 2012.  Interest income decreased due to a decrease of $42.3 million, or 21.3%, in the average balance of other earning assets to $156.0 million during the three months ended March 31, 2013 from $198.3 million during the three months ended March 31, 2012.  The decrease in interest income from other earning assets also reflects a 3 basis point decrease in the average yield on other earning assets to 1.40% for the three months ended March 31, 2013 from 1.43% for the three months ended March 31, 2012.

Total Interest Expense.  Total interest expense decreased by $1.7 million, or 21.7%, to $6.0 million during the three months ended March 31, 2013 from $7.7 million during the three months ended March 31, 2012.  This decrease was the result of both a decrease in the average cost of funds as well as a decrease in the average balance of interest-bearing deposits and borrowings.  The average cost of funds decreased 31 basis points to 1.79% for the three months ended March 31, 2013 from 2.10% for the three months ended March 31, 2012.  Total average interest bearing deposits and borrowings outstanding decreased $103.8 million, or 7.0%, to $1.37 billion for the three months ended March 31, 2013 compared to an average balance of $1.48 billion for the three months ended March 31, 2012.

Interest expense on deposits decreased $1.7 million, or 54.2%, to $1.5 million during the three months ended March 31, 2013 from $3.2 million during the three months ended March 31, 2012.  The decrease in interest expense on deposits was primarily due to a decrease in the cost of average deposits of 59 basis points to 0.67% for the three months ended March 31, 2013 compared to 1.26% for the three months ended March 31, 2012.  The decrease in the cost of deposits reflects the current low interest rate environment due to the Federal Reserve Board’s low short-term interest rate policy.  These rates are typically used by financial institutions in pricing deposit products.  The decrease in the cost of deposits also reflects a shift in the composition of deposits from higher cost time deposits to lower cost demand, money market and savings accounts.  The decrease in interest expense attributable to the decrease in the cost of deposits was compounded by a decrease of $131.4 million, or 12.9%, in the average balance of interest bearing deposits to $887.3 million during the three months ended March 31, 2013 from $1.02 billion during the three months ended March 31, 2012.  The decrease in average interest-bearing deposits was exclusively the result of a decrease in time deposits, which carry a higher cost than demand, money market or savings accounts.  The decrease in time deposits was consistent with our liquidity needs and funding obligations.

Interest expense on borrowings increased $62,000, or 1.4%, to $4.6 million during the three months ended March 31, 2013 from $4.5 million during the three months ended March 31, 2012.  The increase primarily resulted from a $27.6 million, or 6.0%, increase in average borrowings outstanding to $485.3 million during the three months ended March 31, 2013 from $457.7 million during the three months ended March 31, 2012.  The increased use of borrowings as a funding source during the three months ended March 31, 2013 reflects an increased use of short-term repurchase agreements within our mortgage banking segment to fund loan originations to be sold in the secondary market.  The increase in average balance was partially offset by a 13 basis point decrease in the average cost of borrowings to 3.82% during the three months ended March 31, 2013 compared to 3.95% during the three months ended March 31, 2012.

Net Interest Income.  Net interest income decreased by $280,000, or 2.7%, to $10.1 million during the three months ended March 31, 2013 as compared to $10.4 million during the three months ended March 31, 2012.  The decrease in net interest income resulted primarily from a $46.8 million, or 2.9%, decrease in the average balance of interest earning assets to $1.55 billion during the three months ended March 31, 2013 from $1.60 billion during the three months ended March 31, 2012, together with a $103.8 million, or 7.0%, decrease in the average balance of interest-bearing liabilities to $1.37 billion from $1.48 billion.  The 32 basis point decrease in the average yield on interest earning assets was largely offset by a 31 basis point decrease in the average cost of interest-bearing liabilities.

Provision for Loan Losses.  Our provision for loan losses decreased $1.9 million, or 52.1%, to $1.8 million during the three months ended March 31, 2013, from $3.7 million during the three months ended March 31, 2012.  The decrease in the provision for loan losses resulted from a decrease in loans exhibiting risk characteristics that require estimated loan loss provisions in excess of our historical average experience rates.  While the provision for loan losses has decreased from the prior year, it remains at historically elevated levels.  These levels remain elevated due to continued general economic stress resulting in reduced levels of income earned by many of our borrowers combined with loan collateral values, primarily real estate, that remain at levels below those estimated at the time the loans were originally made.  These factors result in higher levels of actual loss experience which, when applied to the portfolio in general, require higher loan loss provisions.  See the “Asset Quality” section for an analysis of charge-offs, nonperforming assets, specific reserves and additional provisions.

Noninterest Income.  Total noninterest income increased $8.0 million, or 53.5%, to $23.0 million during the three months ended March 31, 2013 from $15.0 million during the three months ended March 31, 2012.  The increase resulted primarily from an increase in mortgage banking income.

Mortgage banking income increased $7.8 million, or 54.8%, to $22.0 million for the three months ended March 31, 2013, compared to $14.2 million during the three months ended March 31, 2012.  See “Comparison of Mortgage Banking Segment Operations for the Three Months Ended March 31, 2013 and 2012” above, for a discussion of the increase in mortgage banking income.

Noninterest Expense.  Total noninterest expense increased $4.4 million, or 22.3%, to $23.9 million during the three months ended March 31, 2013 from $19.5 million during the three months March 31, 2012.  The increase was primarily attributable to increased compensation expense, partially offset by a decrease in real estate owned expense.

Compensation, payroll taxes and other employee benefit expense increased $5.8 million, or 55.0%, to $16.5 million during the three months ended March 31, 2013 compared to $10.6 million during the three months ended March 31, 2012.  Due primarily to an increase in loan origination activity, total compensation, payroll taxes and other benefits at our mortgage banking subsidiary increased $5.5 million, or 71.7%, to $13.3 million for the three months ended March 31, 2013 compared to $7.7 million during the three months ended March 31, 2012.  The increase in compensation at our mortgage banking subsidiary resulted from the increase in mortgage banking income due to the commission-based compensation structure in place for our mortgage banking loan officers.

Real estate owned expense decreased $1.3 million, or 90.2%, to $141,000 during the three months ended March 31, 2013 from $1.4 million during the three months ended March 31, 2012.  Real estate owned expense includes the operating costs related to the properties, net of rental income.  In addition, it includes net gain or loss recognized upon the sale of a foreclosed property, as well as write-downs recognized to maintain the properties at the lower of cost or estimated fair value.  The decrease in real estate owned expense results from a decrease in net property management expense and a decrease in net losses recognized upon the sale or write-downs of properties.  During the three months ended March 31, 2013, net operating expense, which primarily relates to property taxes, maintenance and management fees, net of rental income, decreased $437,000, or 47.0%, to $492,000 from $929,000 during the three months ended March 31, 2012.  The decrease in net operating expense compared to the prior period resulted from both an improvement in the operating results of income producing properties as well as a decrease in the number and average balance of properties owned.  The average balance of real estate owned totaled $34.1 million for the three months ended March 31, 2013 compared to $56.4 million for the three months ended March 31, 2012.  Sales and write-downs of real estate owned resulted in a net gain of $352,000 during the three months ended March 31, 2013.  During the three months ended March 31, 2012, sales and write downs of real estate owned resulted in a net loss of $506,000.

Income Taxes.  Income tax expense increased from $30,000 during the three months ended March 31, 2012 to $2.9 million for the three months ended March 31, 2013. This increase was partially due to the increase in our income before income taxes, which increased from $2.2 million during the three months ended March 31, 2012 to $7.5 million during the three months ended March 31, 2013.  During the third quarter of 2008, we established a valuation allowance against our net deferred tax assets. That valuation allowance effectively resulted in no income tax expense being recognized during the three months ended March 31, 2012 other than state income taxes for states in which separate company returns are filed.  During the fourth quarter of 2012, we released the valuation allowance against our net deferred tax assets. Therefore, income tax expense is recognized during the three months ended March 31, 2013 at an effective rate of 38.7% of pretax book income.

As of March 31, 2013, net deferred tax assets totaled $15.3 million, which, in the judgment of management, will more-likely-than-not be fully realized. The largest components of the deferred tax assets are associated with the allowance for loan losses and basis adjustments on real estate owned. We are largely relying on earnings generated in the current year and forecasted earnings in future years in making the determination that we will more-likely-than-not realize our deferred tax assets.

Comparison of Mortgage Banking Segment Operations for the Years Ended December 31, 2012 and 2011

Mortgage banking segment revenues increased $47.1 million, or 115.6%, to $87.9 million for the year ended December 31, 2012 compared to $40.8 million during the year ended December 31, 2011.   The $47.1 million increase in mortgage banking revenues was attributable to both an increase in loan origination volume, as well as increased margins.  Loans originated for sale in the secondary market totaled $1.75 billion during the year ended December 31, 2012, representing a $722.1 million, or 70.3%, increase in originations from the year ended December 31, 2011, which totaled $1.03 billion.  In addition to the increase in revenues resulting from the increase in origination volume, mortgage banking revenues increased due to an increase in average sales margin.  The increase in average sales margin was driven by an increase in pricing on products in all geographic markets.  Despite the increase in pricing, overall loan origination volumes increased significantly compared to the prior year, reflecting the continued strong demand for fixed-rate loans due in large part to historically low interest rates on these products.

During the year ended December 31, 2012, the growth in loan origination volume resulted in a shift towards lower yielding conventional loans and loans made for the purpose of refinancing; however, margins increased for all loan types and loan purposes, compared to the year ended December 31, 2011.   Loans originated for the purpose of a residential property purchase, which generally yield a higher margin than loans originated for the purpose of a refinance, comprised 55.4% of total originations during the year ended December 31, 2012, compared to 65.1% during the year ended December 31, 2011.  The mix of loan type changed slightly with conventional loans and governmental loans comprising 67.3% and 32.7% of all loan originations, respectively, during the year ended December 31, 2012.  During the year ended December 31, 2011 conventional loans and governmental loans comprised 61.6% and 38.4% of all loan originations, respectively.  Conventional loans include loans that conform to Fannie Mae and Freddie Mac standards, whereas governmental loans are those loans guaranteed by the federal government, such as a Federal Housing Authority or U.S. Department of Agriculture loan.

Due primarily to an increase in loan origination activity, total compensation, payroll taxes and other employee benefits at Waterstone Mortgage Corporation increased $23.8 million, or 88.5%, to $50.7 million for the year ended December 31, 2012 from $26.9 million during the year ended December 31, 2011.  The increase in compensation expense at Waterstone Mortgage Corporation resulted from the increase in mortgage banking income and higher compensation due for Waterstone Mortgage Corporation’s banking loan officers under our commission-based compensation structure.  In addition, operational costs of Waterstone Mortgage Corporation increased $4.6 million to $10.5 million for the year ended December 31, 2012, compared to $5.9 million during the year ended December 31, 2011, related to the expansion of Waterstone Mortgage Corporation.

Comparison of Consolidated Operating Results for the Years Ended December 31, 2012 and 2011

General. Net income for the year ended December 31, 2012 totaled $39.4 million, or $1.12 for both basic and diluted income per share, compared to a net loss of $7.5 million, or $0.24 for both basic and diluted loss per share, for the year ended December 31, 2011.  The year ended December 31, 2012 generated a return on average assets of 2.07% and a return on average equity of 18.89%, compared to a loss on average assets of 0.43% and a loss on average equity of 4.47% for the year ended December 31, 2011.  The results of operations for the year ended December 31, 2012 as compared to the year ended December 31, 2011 reflect a $16.2 million increase in the pre-tax results of operations from our mortgage banking operations, a $12.8 million increase in income tax benefit, a $13.8 million decrease in the provision for loan losses and a $3.4 million decrease in expense related to real estate owned, which were partially offset by a $4.6 million decrease in net interest income.

Total Interest Income. Total interest income decreased $9.5 million, or 12.0%, to $69.8 million during the year ended December 31, 2012 from $79.4 million during the year ended December 31, 2011.  This increase was the result of a decrease in the average yield on interest-earning assets and a decrease in the average balance of interest-earning assets.  The average yield on interest-earning assets decreased 45 basis points to 4.37% for the year ended December 31, 2012 from 4.82% for the year ended December 31, 2011.  The average balance of interest-earning assets decreased $53.0 million to $1.60 billion for the year ended December 31, 2012 from $1.65 billion for the year ended December 31, 2011.

Interest income on loans decreased $8.0 million, or 11.0%, to $64.3 million during the year ended December 31, 2012 from $72.3 million during the year ended December 31, 2011.  The decrease in interest income was primarily due to a 47 basis point decrease in the average yield on loans to 5.03% for the year ended December 31, 2012 from 5.50% for the year ended December 31, 2011.  The decrease in interest income on loans also reflects a $37.8 million, or 2.9%, decrease in the average balance of loans outstanding to $1.28 billion during the year ended December 31, 2012 from $1.31 billion during the year ended December 31, 2011.

Interest income from mortgage-related securities decreased $544,000, or 14.2%, to $3.3 million during the year ended December 31, 2012 from $3.8 million during the year ended December 31, 2011.  The decrease in interest income was due to a 169 basis point decrease in the average yield on mortgage-related securities to 2.37% for the year ended December 31, 2012 from 4.06% for the year ended December 31, 2011.  The decrease in average yield resulted from a general turnover of the investment securities portfolio in the current, historically low, interest rate environment.  The decrease in average yield was partially offset by a $44.0 million, or 46.8%, increase in the average balance of mortgage-related securities to $138.1 million for the year ended December 31, 2012 from $94.1 million during the year ended December 31, 2011.

Interest income from other interest earning assets (comprised of debt securities, federal funds sold and short-term investments) decreased $1.0 million, or 31.0%, to $2.3 million for the year ended December 31, 2012 from $3.3 million for the year ended December 31, 2011.  Interest income decreased due to a decrease of $59.3 million, or 24.8%, in the average balance of other earning assets to $180.1 million during the year ended December 31, 2012 from $239.4 million during the year ended December 31, 2011.  The decrease in interest income from other earning assets also reflects an 11 basis point decline in the average yield on other earning assets to 1.25% for the year ended December 31, 2012 from 1.36% for the year ended December 31, 2011.  During the year ended December 31, 2012, the debt security portfolio decreased as a result of $71.1 million in maturities and $11.8 million in sales.  A substantial portion of the proceeds from maturities and sales of debt securities were reinvested in mortgage-related securities.

Total Interest Expense. Total interest expense decreased by $4.9 million, or 15.0%, to $27.9 million during the year ended December 31, 2012 from $32.8 million during the year ended December 31, 2011.  This decrease was the result of both a decrease in the average cost of funds as well as a decrease in the average balance of interest bearing deposits and borrowings.  The average cost of funds decreased 23 basis points to 1.92% for the year ended December 31, 2012 from 2.15% for the year ended December 31, 2011.  The decrease in interest expense was also due to a decrease of $75.5 million, or 5.1%, in the average balance of interest-bearing liabilities to $1.45 billion during the year ended December 31, 2012 from $1.53 billion during the year ended December 31, 2011

Interest expense on deposits decreased $5.8 million, or 38.0%, to $9.5 million during the year ended December 31, 2012 from $15.3 million during the year ended December 31, 2011.  The decrease in interest expense on deposits was primarily due to a 44 basis point decrease in the cost of average deposits to 0.97% for the year ended December 31, 2012 from 1.41% for the year ended December 31, 2011.  The decrease in the cost of deposits reflects the current low market interest rate environment due to the Federal Reserve Board’s low short-term interest rate policy.  These rates are typically used by financial institutions in pricing deposits.  The decrease in the cost of deposits also reflects a shift in the composition of deposits from higher cost time deposits to lower cost demand, money market and savings accounts.  The decrease in interest expense attributable to the decrease in the cost of deposits was compounded by a decrease of $107.2 million, or 9.9%, in the average balance of interest-bearing deposits to $976.5 million during the year ended December 31, 2012 from $1.08 billion during the year ended December 31, 2011.  The decrease in average interest-bearing deposits was exclusively the result of a decrease in time deposits, which carry a higher cost than demand, money market or savings accounts.  The decrease in time deposits was consistent with our liquidity needs and funding obligations.

Interest expense on borrowings increased $877,000, or 5.0%, to $18.4 million during the year ended December 31, 2012 from $17.5 million during the year ended December 31, 2011.  The increase resulted from a $28.7 million, or 6.4%, increase in average borrowings outstanding to $475.1 million during the year ended December 31, 2012 from $446.4 million during the year ended December 31, 2011.  The increased use of borrowings as a funding source during the year ended December 31, 2012 reflected an increased use of external lines of credit by our mortgage banking segment to fund loan originations to be sold in the secondary market.  The average cost of borrowings decreased six basis points to 3.87% during the year ended December 31, 2012 compared to 3.93% during the year ended December 31, 2011.

Net Interest Income. Net interest income decreased by $4.6 million, or 9.8%, to $41.9 million during the year ended December 31, 2012 as compared to $46.5 million during the year ended December 31, 2011.  The decrease in net interest income resulted primarily from a 22 basis point decrease in our interest rate spread to 2.45% during the year ended December 31, 2012 from 2.67% during the year ended December 31, 2011.  The 22 basis point decrease in the interest rate spread resulted from a 45 basis point decrease in the average yield on interest earning assets, which was only partially offset by a 23 basis point decrease in the average cost of interest bearing liabilities.

Provision for Loan Losses. Our provision for loan losses decreased $13.8 million, or 62.4%, to $8.3 million during the year ended December 31, 2012, from $22.1 million during the year ended December 31, 2011.  The decrease in the provision for loan losses resulted from a decrease in loans exhibiting risk characteristics that require estimated loan loss provisions in excess of our historical average experience rates when compared to the same period of the prior year.  While the provision for loan losses has decreased from the prior year, it remains at historically high levels.  These levels remain high due to continued general economic stress resulting in reduced levels of income earned by many of our borrowers combined with loan collateral values, primarily real estate, that remain at levels below those estimated at the time the loans were originally made.  These factors result in higher levels of actual loss experience which, when applied to the portfolio in general, require higher loan loss provisions.  The provision for the year ended December 31, 2012 reflects $9.7 million of net loan charge-offs.  See the “Asset Quality” section for an analysis of charge-offs, nonperforming assets, specific reserves and additional provisions.

Noninterest Income. Total noninterest income increased $48.0 million, or 111.0%, to $91.2 million during the year ended December 31, 2012 from $43.2 million during the year ended December 31, 2011.  The increase resulted from an increase in mortgage banking income.

Mortgage banking income increased $47.5 million, or 119.3%, to $87.4 million for the year ended December 31, 2012, compared to $39.8 million during the year ended December 31, 2011.  See “Comparison of Mortgage Banking Segment Operations for the Years Ended December 31, 2012 and 2011” above, for a discussion of the increase in mortgage banking income.

Noninterest Expense. Total noninterest expense increased $27.6 million, or 37.0%, to $102.1 million during the year ended December 31, 2012 from $74.6 million during the year ended December 31, 2011.  The increase was primarily attributable to increased compensation and other noninterest expense related to our mortgage banking segment.

Compensation, payroll taxes and other employee benefit expense increased $24.3 million, or 62.2%, to $63.5 million during the year ended December 31, 2012 from $39.2 million during the year ended December 31, 2011.  Due primarily to an increase in loan origination activity, total compensation, payroll taxes and other employee benefits at our mortgage banking subsidiary increased $23.8 million, or 88.5%, to $50.7 million for the year ended December 31, 2012 from $26.9 million during the year ended December 31, 2011.  The increase in compensation expense at our mortgage banking subsidiary resulted from the increase in mortgage banking income and higher compensation due for our mortgage banking loan officers under our commission-based compensation structure.  Compensation, payroll taxes and other employee benefits at our banking segment increased $418,000, or 3.2%, to $13.4 million for the year ended December 31, 2012 compared to $13.0 million during the year ended December 31, 2011.

Real estate owned expense decreased $3.4 million, or 28.0%, to $8.7 million during the year ended December 31, 2012 from $12.1 million during the year ended December 31, 2011.  Real estate owned expense includes the net operating costs related to the properties.  In addition, it includes net gain or loss recognized upon the sale of foreclosed property, as well as write-downs recognized to maintain the properties at the lower of cost or estimated fair value.  The decrease in real estate owned expense results from a decrease in net property management expense and an increase in net gains on the sales of properties, partially offset by an increase in write-downs of asset values.  During the year ended December 31, 2012, net operating expense, which includes, among other items, property taxes, maintenance and management fees, net of rental income, decreased $3.5 million, or 57.6%, to $2.6 million from $6.1 million during the year ended December 31, 2011.  The decrease in net operating expense compared to the prior period resulted from both an improvement in the operating results of income producing properties as well as a decrease in the number and balance of properties owned.  Total real estate owned decreased $20.7 million, or 36.5%, to $36.0 million at December 31, 2012 from $56.7 million at December 31, 2011.  Net losses recognized on the sale or write-down of real estate owned totaled $6.2 million during the year ended December 31, 2012, compared to $6.1 million during the year ended December 31, 2011.

Other noninterest expense increased $4.6 million, or 61.9%, to $12.0 million during the year ended December 31, 2012 from $7.4 million during the year ended December 31, 2011.  The increase resulted from an increase in operational costs related to the expansion of our mortgage banking operations of $4.6 million to $10.5 million for the year ended December 31, 2012, compared to $5.9 million during the year ended December 31, 2011.

Income Taxes.  Despite pre-tax income of $22.7 million for the year ended December 31, 2012, we recognized a net income tax benefit of $12.2 million.  The $12.2 million benefit was primarily the result of the December 31, 2012 full reversal of $17.0 million of remaining net deferred tax asset valuation allowances originally established in 2008.  From 2008 until the end of 2012, a valuation allowance was necessary largely because of cumulative losses for three or more consecutive years as a result of significant loan loss provisions and related asset quality issues, combined with real estate instability and general economic weakness.  At December 31, 2012, however, positive cumulative net income for the most recent three years, the existence of federal income taxes paid during the year ended December 31, 2012 and available for carry back in future years, the stabilization of real estate markets and general improvements in economic conditions indicated that it was more likely than not that net deferred tax assets will be realized in future periods.  The $17.0 million in deferred federal and state income tax benefit for the year ended December 31, 2012 was partially offset by $4.7 million in current federal and state income tax expense.

Despite a pre-tax loss, we recorded income tax expense of $562,000 for the year ended December 31, 2011.  Tax expense is comprised of current estimated expense of $1.2 million resulting from an Internal Revenue Service audit of tax years 2005 through 2009 which is still in progress, plus current estimated state income tax expense of $74,000 related to mortgage banking operations apportioned to states in which taxes are based on separate company operations.  This was partially offset by current income tax benefit of $736,000 for an intra-period tax allocation between other comprehensive income and loss from continuing operations, and represents an out-of-period adjustment for an error that originated in 2008 and that was corrected during the quarter ended June 30, 2011.  The correction of the error was not material to the year ended December 31, 2011.

Comparison of Mortgage Banking Segment Operations for the Years Ended December 31, 2011 and 2010

Mortgage banking income increased $4.4 million, or 12.4%, to $39.8 million for the year ended December 31, 2011, compared to $35.5 million during the year ended December 31, 2010. The $4.4 million increase in mortgage banking income was primarily the result of an increase in average sales margin which was driven by the following factors: an increase in pricing on all products in all geographic markets, a change in product mix towards real estate purchase loans, which yield a higher margin than loans originated for the purpose of a refinancing, and changes in the geographic composition of origination activity towards higher yielding geographic markets.

Despite the increase in pricing, overall loan origination volumes remained relatively consistent which reflects the continued strong demand for fixed-rate loans due in large part to historically low interest rates on these products. While the loan origination volume remained relatively consistent during the years ended December 31, 2011 and 2010, there was a shift in the mix of loan purpose toward loans originated for the purpose of a residential property purchase, which yield a higher return, as opposed to a loan originated for the purpose of refinancing an existing mortgage loan. During the year ended December 31, 2011, approximately 64% of all loans were originated for purchase and 36% were originated to refinance an existing loan. During the year ended December 31, 2010, approximately 45% of all loans were originated for purchase and 55% were originated to refinance an existing loan. In addition to the shift in product mix during the year ended December 31, 2011, there was a shift in origination volume by geographic market. Loan origination volumes increased by a combined $164.1 million during the year ended December 31, 2011 as compared to the year ended December 31, 2010 with respect to three of our higher yielding geographic markets. In addition, during the same time frame, loan origination volumes decreased by approximately $165.5 million in one of our lower yielding geographic markets. While margins increased in all markets, this shift in origination volumes by market resulted in higher average margins during the year ended December 31, 2011.

Compensation, payroll taxes and other employee benefits increased by $3.5 million, or 14.7% to $26.9 million for the year ended December 31, 2011 from $23.5 million during the year ended December 31, 2010.  The increase is primarily the result of an increase in commissions paid to loan originators by Waterstone Mortgage Corporation and correlates to the increase in mortgage banking income.

Comparison of Consolidated Operating Results for the Years Ended December 31, 2011 and 2010

General. Net loss for the year ended December 31, 2011 totaled $7.5 million, or $0.24 for both basic and diluted loss per share, compared to a net loss of $1.9 million, or $0.06 for both basic and diluted loss per share, for the year ended December 31, 2010.  For the year ended December 31, 2011 we had a loss on average assets of 0.43% and a loss on average equity of 4.47%, compared to a loss on average assets of 0.10% and a loss on average equity of 1.09% for the year ended December 31, 2010. The results of operations for the year ended December 31, 2011 as compared to the year ended December 31, 2010 reflect a $5.6 million increase in real estate owned expense, a $3.1 million decrease in net interest income and a $1.1 million decrease in pre-tax results of operations from our mortgage banking subsidiary partially offset by a $3.8 million reduction in the provision for loan losses.

Total Interest Income. Total interest income decreased $10.6 million, or 11.8%, to $79.4 million during the year ended December 31, 2011 from $89.9 million during the year ended December 31, 2010.

Interest income on loans decreased $8.9 million, or 11.0%, to $72.3 million during the year ended December 31, 2011 from $81.2 million during the year ended December 31, 2010. The decrease in interest income was primarily due to a $126.3 million, or 8.8%, decrease in the average balance of loans outstanding to $1.31 billion during the year ended December 31, 2011 from $1.44 billion during the year ended December 31, 2010. The decrease in interest income on loans also reflects a 13 basis point decrease in the average yield on loans to 5.50% for the year ended December 31, 2011 from 5.63% for the year ended December 31, 2010.

Interest income from mortgage-related securities decreased $1.5 million, or 28.7%, to $3.8 million during the year ended December 31, 2011 from $5.4 million during the year ended December 31, 2010. The decrease in interest income was primarily due to a 93 basis point decrease in the average yield on mortgage-related securities to 4.06% for the year ended December 31, 2011 from 4.99% during the year ended December 31, 2010. The decrease in interest income from mortgage-related securities also reflects a $13.3 million, or 12.4%, decrease in the average balance of mortgage-related securities to $94.1 million for the year ended December 31, 2011 from $107.4 million during the year ended December 31, 2010. The decline in the average balance of mortgage-related securities during the year ended December 31, 2011 reflects management’s decision to deemphasize investments in mortgage-related securities and emphasize more liquid, less volatile, government agency and municipal securities.

Finally, interest income from other interest earning assets (comprised of debt securities, federal funds sold and short-term investments) decreased to $3.3 million for the year ended December 31, 2011 compared to $3.4 million for the year ended December 31, 2010. Interest income decreased due to a 30 basis point decline in the average yield on other earning assets to 1.36% for the year ended December 31, 2011 from 1.66% for the year ended December 31, 2010. The decline in average yield provided by these assets reflects the lower overall interest rate environment as opposed to a shift in investment strategy and product mix. The decrease in interest income due to a decline in average yield was partially offset by an increase of $33.3 million, or 16.2%, in the average balance of other earning assets to $239.4 million during the year ended December 31, 2011 from $206.1 million during the year ended December 31, 2010. The increase in average balance reflects a strategic shift towards investments which provide higher levels of liquidity.  We intend to maintain higher than usual liquidity given the current economic environment and relatively low rates of return available on loans and mortgage related securities.

Total Interest Expense. Total interest expense decreased by $7.4 million, or 18.5%, to $32.8 million during the year ended December 31, 2011 from $40.3 million during the year ended December 31, 2010. This decrease was the result of a decrease of 31 basis points in the average cost of funds to 2.15% for the year ended December 31, 2011 from 2.46% for the year ended December 31, 2010. The decrease in interest expense resulted from a decrease in the average cost of funds as well as a decrease of $107.3 million, or 6.6%, in average interest bearing deposits and borrowings outstanding to $1.53 billion for the year ended December 31, 2011 compared to an average balance of $1.64 billion for the year ended December 31, 2010.

Interest expense on deposits decreased $5.7 million, or 27.2%, to $15.3 million during the year ended December 31, 2011 from $21.0 million during the year ended December 31, 2010. This was due to a decrease in the cost of average deposits of 41 basis points to 1.41% for the year ended December 31, 2011 compared to 1.82% for the year ended December 31, 2010. The decrease in the cost of deposits reflects the low interest rate environment due to the Federal Reserve Board’s low short-term interest rate policy. These rates are typically used by financial institutions in pricing deposit products. The decrease in interest expense attributable to the decrease in the cost of deposits was compounded by a decrease of $71.9 million, or 6.2%, in the average balance of interest bearing deposits to $1.08 billion during the year ended December 31, 2011 from $1.16 billion during the year ended December 31, 2010. During the year ended December 31, 2011, proceeds received from the loan principal pay downs were primarily utilized to maintain a higher than normal level of liquidity. Consistent with our liquidity needs and funding obligations we reduced our level of higher cost time deposits during the year ended December 31, 2011.

Interest expense on borrowings decreased $1.7 million, or 9.0%, to $17.5 million during the year ended December 31, 2011 from $19.3 million during the year ended December 31, 2010. The decrease resulted from a $35.4 million, or 7.3%, decrease in average borrowings outstanding to $446.4 million during the year ended December 31, 2011 from $481.8 million during the year ended December 31, 2010. The decrease in interest expense resulted from a decrease in the average balance as well as a decrease in the cost of borrowings of seven basis points to 3.93% for the year ended December 31, 2011 compared to 4.00% for the year ended December 31, 2010. The decreased use of borrowings as a source of funding during the year ended December 31, 2011 reflects our decision to utilize core deposits as our primary funding source.

Net Interest Income.  Net interest income decreased by $3.1 million, or 6.3%, to $46.5 million during the year ended December 31, 2011 as compared to $49.7 million during the year ended December 31, 2010. The decrease in net interest income resulted primarily from a reduction in the loan portfolio during the year and a change in the composition of interest earning assets that became more weighted towards lower yielding other earning assets during the year ended December 31, 2011 as compared to the year ended December 31, 2010, partially offset by a decrease in time deposits and borrowings during the year ended December 31, 2011.

Provision for Loan Losses.  Our provision for loan losses decreased $3.8 million, or 14.5%, to $22.1 million during the year ended December 31, 2011, from $25.8 million during the year ended December 31, 2010. While the provision for loan losses has decreased from the prior year, it remains at high levels. These levels remain high due to continued general economic stress resulting in reduced levels of income earned by many of our borrowers combined with loan collateral values, primarily real estate, that remain at levels below those estimated at the time the loans were originally made. These factors result in higher levels of actual loss experience which when applied to the portfolio in general require higher loan loss provisions. They also result in more loans exhibiting risk characteristics that require estimated loan loss provisions in excess of our historical average experience rates. These risk characteristics include reduced borrower cash flow, reduced borrower FICO scores and known declines in collateral value even though the loan may still be performing. The provision for the year ended December 31, 2011 reflects $18.8 million of net loan charge-offs combined with continued weakness in local real estate markets which required an overall increase to the allowance for loan losses. See “Business of WaterStone Bank—Asset Quality” and “—Allowance for Loan Losses” for an analysis of charge-offs, nonperforming assets, specific reserves and additional provisions.

Noninterest Income. Total noninterest income increased $4.2 million, or 10.9%, to $43.2 million during the year ended December 31, 2011 from $39.0 million during 2010. The increase resulted primarily from an increase in mortgage banking income.

Mortgage banking income increased $4.4 million, or 12.4%, to $39.8 million for the year ended December 31, 2011, compared to $35.5 million during the year ended December 31, 2010.   See “Comparison of Mortgage Banking Segment Operations for the Years Ended December 31, 2011 and 2010” above, for a discussion of the increase in mortgage banking income.

Noninterest Expense. Total noninterest expense increased $10.0 million, or 14.4%, to $74.6 million during the year ended December 31, 2011 from $64.6 million during the year ended December 31, 2010. The increase was primarily attributable to increased compensation, real estate owned expense and other noninterest expense.

Compensation, payroll taxes and other employee benefit expense increased $2.8 million, or 7.8%, to $39.2 million during the year ended December 31, 2011 compared to $36.3 million during the year ended December 31, 2010. The increase in compensation is primarily the result of an increase in commissions paid to loan originators by our mortgage banking subsidiary and correlates to the increase in mortgage banking income. Loan commissions increased by $2.9 million, or 40.0% to $10.0 million for the year ended December 31, 2011 from $7.2 million during the year ended December 31, 2010.

Real estate owned expense increased $5.6 million, or 84.4%, to $12.1 million during the year ended December 31, 2011 from $6.6 million during the year ended December 31, 2010. Real estate owned expense includes the net operating and carrying costs related to the properties. In addition, it includes net gain or loss recognized upon the sale of a foreclosed property, as well as write-downs recognized to maintain the properties at their estimated fair value. The increase in real estate owned expense results from an increase in properties under management and an increase in write downs of asset values, which is reflective of a strategy to become more aggressive in pricing specific properties to expedite the sale process. During the year ended December 31, 2011, net operating expense, which includes but is not limited to property taxes, maintenance and management fees, net of rental income increased $180,000, or 3.0%, to $6.1 million from $5.9 million during the year ended December 31, 2010. The increase in net operating expense compared to the prior period resulted from an increase in the number of properties owned. The average balance of real estate owned totaled $60.3 million for the year ended December 31, 2011 compared to $53.7 million for the year ended December 31, 2010. Net losses recognized on write-down of real estate owned net of net gains on sales totaled $6.1 million during the year ended December 31, 2011, compared to $675,000 during the year ended December 31, 2010.

Other noninterest expense increased $1.0 million, or 15.8%, to $7.4 million during the year ended December 31, 2011 from $6.4 million during the year ended December 31, 2010. The increase resulted from an increase in operational costs related to the expansion of our mortgage banking operations to $5.9 million for the year ended December 31, 2011 from $4.6 million during 2010.

Income Taxes. Despite a pre-tax loss, we recorded income tax expense of $562,000 for the year ended December 31, 2011. Tax expense is comprised of current estimated expense of $1.2 million resulting from an Internal Revenue Service audit of tax years 2005 through 2009 which is still in progress, plus current estimated state income tax expense of $74,000 related to mortgage banking operations apportioned to states in which taxes are based on separate company operations.  These were partially offset by current income tax benefit of $736,000 for an intra-period tax allocation between other comprehensive income and loss from continuing operations, and represents an out-of-period adjustment for an error that originated beginning in 2008 that was corrected during the quarter ended June 30, 2011. The correction of the error was not material to the years ended December 31, 2011 or 2010.

Despite a pre-tax loss, we recorded income tax expense of $52,000 for the year ended December 31, 2010 primarily due to differences between prior year estimates and actual tax returns filed plus state income tax due to taxable income generated by the mortgage banking subsidiary. Due to the valuation allowance on our deferred tax assets, we were not able to record an income tax benefit related to the pre-tax loss incurred. A current income tax benefit that would normally result from a pre-tax loss was offset by additional deferred tax expense due to an increase in the required valuation allowance.

Management of Market Risk

General.  The majority of our assets and liabilities are monetary in nature.  Consequently, our most significant form of market risk is interest rate risk.  Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits.  As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates.

Accordingly, WaterStone Bank’s board of directors has established an Asset/Liability Committee, which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.  Management monitors the level of interest rate risk on a regular basis and the Asset/Liability Committee meets at least weekly to review our asset/liability policies and interest rate risk position, which are evaluated quarterly.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates.  We have implemented the following strategies to manage our interest rate risk: (i) emphasizing variable rate loans, including variable rate one- to four-family and commercial real estate loans, as well as three- to five-year commercial real estate balloon loans; (ii) reducing and shortening the expected average life of our investment portfolio; and (iii) whenever possible, lengthening the term structure of our deposit base and our borrowings from the Federal Home Loan Bank of Chicago.  These measures should reduce the volatility of our net interest income in different interest rate environments.

Income Simulation.  Simulation analysis is an estimate of our interest rate risk exposure at a particular point in time.  At least quarterly we review the potential effect changes in interest rates may have on the repayment or repricing of rate sensitive assets and funding requirements of rate sensitive liabilities.  Our most recent simulations use projected repricing of assets and liabilities at March 31, 2013 and December 31, 2012 on the basis of contractual maturities, anticipated repayments and scheduled rate adjustments.  Prepayment rate assumptions may have a significant impact on interest income simulation results.  Because of the large percentage of loans and mortgage-backed securities we hold, rising or falling interest rates may have a significant impact on the actual prepayment speeds of our mortgage related assets that may in turn affect our interest rate sensitivity position.  When interest rates rise, prepayment speeds slow and the average expected lives of our assets would tend to lengthen more than the expected average lives of our liabilities and therefore would most likely have a negative impact on net interest income and earnings.

Percentage Increase in Estimated Net Annual Interest Income Over 12 Months As of March 31, 2013

300 basis point gradual rise in rates	5.96%
200 basis point gradual rise in rates	5.03%
100 basis point gradual rise in rates	4.39%
Unchanged rate scenario	3.51%
100 basis point gradual decline in rates (1)	2.16%

Percentage Increase (Decrease) in Estimated Net Annual Interest Income Over 12 Months As of December 31, 2012

300 basis point gradual rise in rates	1.32%
200 basis point gradual rise in rates	0.26%
100 basis point gradual rise in rates	(0.78)%
Unchanged rate scenario	(2.21)%
100 basis point gradual decline in rates (1)	(4.37)%

(1)               Given the current low point in the interest rate cycle, scenarios in excess of 100 basis point declines are not meaningful.

WaterStone Bank’s Asset/Liability policy limits projected changes in net average annual interest income to a maximum decline of 25% for various levels of interest rate changes measured over a 12-month period when compared to the flat rate scenario.  In addition, projected changes in the economic value of equity are limited to a maximum decline of 35% for interest rate movements of up to 300 basis points when compared to the flat rate scenario.  These limits are re-evaluated on a periodic basis and may be modified, as appropriate.  At March 31, 2013, a 100 basis point gradual increase in interest rates had the effect of increasing forecast net interest income by 4.39% while a 100 basis point decrease in rates had the effect of increasing net interest income by 2.16%.  At March 31, 2013, a 100 basis point gradual increase in interest rates had the effect of reducing the economic value of equity by 7.24% while a 100 basis point decrease in rates had the effect of increasing the economic value of equity by 7.13%.  While we believe the assumptions used are reasonable, there can be no assurance that assumed prepayment rates will approximate actual future mortgage-backed security and loan repayment activity.

Liquidity and Capital Resources

We maintain liquid assets at levels we consider adequate to meet our liquidity needs. Our liquidity ratio averaged 4.2%, 5.1% and 6.2% for the three months ended March 31, 2013 and the years ended December 31, 2012 and 2011. The liquidity ratio is equal to average daily cash and cash equivalents for the period divided by average total assets. We adjust our liquidity levels to fund loan commitments, repay our borrowings, fund deposit outflows and pay real estate taxes on mortgage loans. We also adjust liquidity as appropriate to meet asset and liability management objectives. The operational adequacy of our liquidity position at any point in time is dependent upon the judgment of the Chief Financial Officer as supported by the full Asset/Liability Committee. Liquidity is monitored on a daily, weekly and monthly basis using a variety of measurement tools and indicators. Regulatory liquidity, as required by the WDFI, is based on current liquid assets as a percentage of the prior month’s average deposits and short-term borrowings. Minimum primary liquidity is equal to 4.0% of deposits and short-term borrowings and minimum total regulatory liquidity is equal to 8.0% of deposits and short-term borrowings. The Bank’s primary and total regulatory liquidity at March 31, 2013 were 10.21% and 18.18% respectively, and at December 31, 2012 were 11.69% and 17.38%, respectively.

Our primary sources of liquidity are deposits, repayment of loans, sales of loans held for sale, maturities of investment securities and other short-term investments, and earnings and funds provided from operations. While scheduled principal repayments on loans are a relatively predictable source of funds, deposit flows, loan prepayments and the origination and sale of loans held for sale are greatly influenced by market interest rates, economic conditions, and rates offered by our competitors. We set the interest rates on our deposits to maintain a desired level of total deposits. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements. Additional sources of liquidity for the purpose of managing long- and short-term cash flows include advances from the Federal Home Loan Bank of Chicago.

A portion of our liquidity consists of cash and cash equivalents, which are a product of our operating, investing and financing activities. At March 31, 2013 and December 31, 2012 and 2011, $64.1million, $71.5 million and $80.4 million, respectively, of our assets were invested in cash and cash equivalents. Our primary sources of cash are principal repayments on loans, proceeds from the calls and maturities of debt and mortgage related securities, increases in deposit accounts, Federal funds purchased and advances from the Federal Home Loan Bank of Chicago.

On October 10, 2007, the Federal Home Loan Bank of Chicago entered into a consensual cease and desist order with its regulator, the Federal Housing Finance Board. Under the terms of the order, capital stock repurchases and redemptions, including redemptions upon membership withdrawal or other termination, are prohibited unless the Federal Home Loan Bank of Chicago has received approval of the Director of the Office of Supervision of the Federal Housing Finance Board (the “OS Director”). The order also provides that dividend declarations are subject to the prior written approval of the OS Director.  At March 31, 2013, we held, at cost, $20.2 million of Federal Home Loan Bank of Chicago stock, all of which we believe we will ultimately be able to recover. During 2011, the Federal Home Loan Bank of Chicago received authorization to resume dividend payments to its members and received authorization to initiate an excess stock repurchase plan. Subject to a quarterly assessment of the Federal Home Loan Bank of Chicago’s capacity to repurchase, the stock repurchase plan will allow for the repurchase of member bank’s excess stock that they no longer wish to hold.

Our cash flows are derived from operating activities, investing activities and financing activities as reported in our Consolidated Statements of Cash Flows included in our Consolidated Financial Statements.

During the three months ended March 31, 2013 and the years ended December 31, 2012, 2011 and 2010, loan repayments net of loan originations generated positive cash flows of $2.5 million, $51.0 million, $42.7 million and $46.6 million, respectively. The decrease in loans receivable is reflective of the general decline in loan demand for variable-rate residential real estate mortgage loans combined with the Company’s tightened underwriting standards given the current economic conditions. Cash received from the calls, maturities and principal repayments of debt and mortgage related securities totaled $11.9 million, $109.2 million, $93.5 million and $87.8 million for the three months ended March 31, 2013 and the years ended December 31, 2012, 2011 and 2010, respectively. We purchased $29.4 million, $134.9 million, $100.0 million and $101.7 million in debt and mortgage related securities classified as available for sale during the three months ended March 31, 2013 and the years ended December 31, 2012, 2011 and 2010, respectively. We sold $921,000, $30.1 million, $3.3 million and $20.7 million in available for sale debt and mortgage related securities during the three months ended March 31, 2013 and the years ended December 31, 2012, 2011 and 2010, respectively.

Deposit flows are generally affected by the level of interest rates, market conditions and products offered by local competitors and other factors. The net decrease in deposits was $24.6 million for the three months ended March 31, 2013, while the net decrease in deposits was $111.8 million during the year ended December 31, 2012. This compares to a net decrease in deposits of $94.2 million for the year ended December 31, 2011 and $19.4 million for the year ended December 31, 2010.

Liquidity management is both a daily and longer-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Chicago, which provide an additional source of funds. At March 31, 2013, we had $350.0 million in fixed-rate advances from the Federal Home Loan Bank of Chicago, of which none were due within 12 months, but all of which are putable at the option of the Federal Home Loan Bank of Chicago. The weighted average rate on these advances was 3.88% as of December 31, 2013.

At March 31, 2013, we had outstanding commitments to originate loans of $23.1 million and unfunded commitments under construction loans, lines of credit and standby letters of credit of $34.7 million. At March 31, 2013, certificates of deposit scheduled to mature in less than one year totaled $452.4 million. Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case. In the event a significant portion of our deposits are not retained by us, we will have to utilize other funding sources, such as Federal Home Loan Bank of Chicago advances or the Federal Reserve Discount Window to maintain our level of assets. However, such borrowings may not be available on attractive terms, or at all, if and when needed. Alternatively, we would reduce our level of liquid assets, such as our cash and cash equivalents and securities available for sale in order to meet funding needs. In addition, the cost of such deposits may be significantly higher if market interest rates are higher or there is an increased amount of competition for deposits in our market area at the time of renewal.

WaterStone Bank is subject to various regulatory capital requirements, including a risk-based capital measure.  The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning assets and off-balance sheet items to broad risk categories.  At March 31, 2013, WaterStone Bank exceeded all regulatory capital requirements, including the regulatory capital requirements set forth in the memorandum of understanding WaterStone Bank has entered into with the WDFI and the Federal Deposit Insurance Corporation and the order issued by the Office of Thrift Supervision, and is considered “well capitalized” under regulatory guidelines.  See “Supervision and Regulation—Capital Requirements,” “—Regulatory Developments” and note 8 of the notes to the unaudited consolidated financial statements at March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012.

The net proceeds from the stock offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of loans. Our financial condition and results of operations will be enhanced by the net proceeds from the stock offering, resulting in increased net interest-earning assets and net interest income. However, due to the increase in equity resulting from the net proceeds from the stock offering, our return on equity will be adversely affected following the stock offering.

Contractual Obligations, Commitments, Contingent Liabilities, and Off-balance Sheet Arrangements

WaterStone Bank has various financial obligations, including contractual obligations and commitments that may require future cash payments.  The following tables present information indicating various non-deposit contractual obligations and commitments of WaterStone Bank as of December 31, 2012 and the respective maturity dates.

Contractual Obligations
	Total	One Year or Less	More Than One Year Through Three Years	More Than Three Years Through Five Years	Over Five Years
	(In Thousands)
Deposits without a stated maturity (1)	$202,593	$202,593	$—	$—	$—
Certificates of deposit (1)	736,920	454,561	251,822	30,517	20
Bank lines of credit (1)	45,888	45,888	—	—	—
Federal Home Loan Bank advances (2)	350,000	—	—	285,000	65,000
Repurchase agreements (1) (3)	84,000	—	—	84,000	—
Operating leases (4)	3,223	1,664	1,306	253	—
Salary continuation agreements	765	170	340	255	—
Total Contractual Obligations	$1,423,389	$704,876	$253,468	$400,025	$65,020

(1)         Excludes interest.

(2)         Secured under a blanket security agreement on qualifying assets, principally, mortgage loans.  Excludes interest that will accrue on the advances.  All Federal Home Loan Bank advances are callable on a quarterly basis.

(3)         The repurchase agreements are callable on a quarterly basis.

(4)         Represents non-cancellable operating leases for offices and equipment.

The following table details the amounts and expected maturities of significant off-balance sheet commitments as of December 31, 2012.  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract and generally have fixed expiration dates or other termination clauses.

Other Commitments
	Total	One Year or Less	More Than One Year Through Three Years	More Than Three Years Through Five Years	Over Five Years
	(In Thousands)
Real estate loan commitments (1)	$20,836	$20,836	$—	$—	$—
Unused portion of home equity lines of credit (2)	17,628	17,628	—	—	—
Unused portion of construction loans (3)	5,502	5,502	—	—	—
Unused portion of business lines of credit	10,967	10,967	—	—	—
Standby letters of credit	736	736	—	—	—
Total Other Commitments	$55,669	$55,669	$—	$—	$—

(1)         Commitments for loans are extended to customers for up to 180 days after which they expire.

(2)         Unused portions of home equity loans are available to the borrower for up to 10 years.

(3)         Unused portions of construction loans are available to the borrower for up to one year.

As of December 31, 2012 and 2011, we serviced $632.9 million and $29.9 million of loans, respectively, primarily for Fannie Mae and Freddie Mac.  At the time of the closing of these loans we owned the loans and subsequently sold them, and, with respect to loans sold to Fannie Mae and Freddie Mac, providing normal and customary representations and warranties, including representations and warranties related to underwriting standards.  At December 31, 2012 and 2011, substantially all of the loans serviced for others were performing in accordance with their contractual terms and management believes that we have no material repurchase obligations associated with these loans.

Future Accounting Pronouncements

New accounting policies we adopted during the three months ended March 31, 2013 and during 2012 are discussed in Note 1, “Summary of Significant Accounting Policies,” of each of the notes to the unaudited consolidated financial statements at March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012, and to the audited consolidated financial statements at December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010, respectively.  To the extent the adoption of new accounting standards materially affects our financial condition, results of operations, or liquidity, the impacts are discussed in the applicable sections of this financial review and the notes to consolidated financial statements.

Impact of Inflation and Changing Prices

The financial statements and accompanying notes of Waterstone-Federal have been prepared in accordance with accounting principles generally accepted in the United States.  GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations.  Unlike industrial companies, our assets and liabilities are primarily monetary in nature.  As a result, changes in market interest rates have a greater impact on performance than do the effects of inflation.

BUSINESS OF NEW WATERSTONE AND WATERSTONE-FEDERAL

New Waterstone

New Waterstone is a Maryland corporation that was organized in June 2013.  Upon completion of the conversion, New Waterstone will become the holding company of WaterStone Bank and will succeed to all of the business and operations of Waterstone-Federal and each of Waterstone-Federal and Lamplighter Financial, MHC will cease to exist.

Initially following the completion of the conversion, New Waterstone will have a total of $6.4 million in cash and securities held by Waterstone-Federal and Lamplighter Financial, MHC as of March 31, 2013, and the net proceeds it retains from the offering, part of which will be used to make a loan to the WaterStone Bank Employee Stock Ownership Plan.  New Waterstone will have no significant liabilities.  New Waterstone intends to use the support staff and offices of WaterStone Bank and will pay WaterStone Bank for these services.  If New Waterstone expands or changes its business in the future, it may hire its own employees.

New Waterstone intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.”  In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations.  There are, however, no current understandings or agreements for these activities.

Waterstone-Federal

Waterstone-Federal is a federally chartered corporation that owns all of the outstanding shares of common stock of WaterStone Bank.  At March 31, 2013, Waterstone-Federal had consolidated assets of $1.63 billion, deposits of $914.9 million and stockholders’ equity of $207.1 million.

WaterStone Bank became the wholly-owned subsidiary of Waterstone-Federal’s Wisconsin predecessor, Wauwatosa Holdings, Inc. in 2005, when WaterStone Bank reorganized into the two-tier mutual holding company structure and Wauwatosa Holdings, Inc. concurrently sold 10,117,125 shares of its common stock to the public, representing 30% of its then-outstanding shares, at $10.00 per share.  An additional 23,050,183 shares, or 68.35% of the outstanding shares, were issued to Lamplighter Financial, MHC, and 556,442 shares, or 1.65% of the outstanding shares were issued to the WaterStone Bank Fund of the Waukesha County Community Foundation, Inc.

Waterstone-Federal’s executive offices are located at 11200 West Plank Court, Wauwatosa, Wisconsin 53226 and the telephone number is (414) 761-1000.  Its website address is www.wsbonline.com.  Information on this website is not and should not be considered a part of this prospectus.

BUSINESS OF WATERSTONE BANK

WaterStone Bank is a community bank that has served the banking needs of its customers since 1921.  WaterStone Bank also has an active mortgage banking subsidiary, Waterstone Mortgage Corporation, which has 81 offices in 12 states as of March 31, 2013.

WaterStone Bank conducts its community banking business from eight banking offices and nine automated teller machines located in Milwaukee, Washington and Waukesha Counties, Wisconsin.  WaterStone Bank’s principal lending activity is originating one- to four-family and multi-family residential real estate loans for retention in its portfolio.   At March 31, 2013, such loans comprised 39.6% and 45.7%, respectively, of WaterStone Bank’s loan portfolio. WaterStone Bank also offers, to a lesser extent, home equity loans and lines of credit, construction and land loans, commercial real estate and commercial business loans, and consumer loans.  WaterStone Bank funds its loan production primarily with retail deposits and Federal Home Loan Bank advances.  Our deposits consist primarily of certificates of deposit, which accounted for 77.9% of total deposits at March 31, 2013.  Our investment securities portfolio is comprised principally of mortgage-backed securities, government-sponsored enterprise bonds and municipal obligations.

WaterStone Bank is subject to comprehensive regulation and examination by the WDFI and the Federal Deposit Insurance Corporation.

WaterStone Bank’s executive offices are located at 11200 West Plank Court, Wauwatosa, Wisconsin 53226, and its telephone number is (414) 761-1000.  Its website address is www.wsbonline.com.  Information on this website is not and should not be considered to be a part of this prospectus.

Waterstone Bank’s mortgage banking operations are conducted through its wholly-owned subsidiary, Waterstone Mortgage Corporation.  Waterstone Mortgage Corporation originates single-family residential real estate loans for sale into the secondary market.  Waterstone Mortgage Corporation utilizes lines of credit provided by WaterStone Bank as a primary source of funds, and also utilizes lines of credit with other financial institutions as needed.  During the three months ended March 31, 2013, and the years ended December 31, 2012 and 2011, Waterstone Mortgage Corporation originated $430.1 million, $1.75 billion and $1.03 billion, respectively, in mortgage loans held for sale.

Market Area

WaterStone Bank.  WaterStone Bank’s market area is broadly defined as the Milwaukee, Wisconsin metropolitan market, which is geographically located in the southeast corner of the state.  WaterStone Bank’s primary market area is Milwaukee and Waukesha counties and the five surrounding counties of Ozaukee, Washington, Jefferson, Walworth and Racine. We have four branch offices in Milwaukee County, three branch offices in Waukesha County and one branch office in Washington County.  At June 30, 2012 (the latest date for which information was publicly available), 48.2% of deposits in the State of Wisconsin were located in the seven-county metropolitan Milwaukee market.

WaterStone Bank’s primary market area for deposits includes the communities in which we maintain our banking office locations.  Our primary lending market area is broader than our primary deposit market area and includes all of the primary market area noted above but extends further west to the Madison, Wisconsin market and further north to the Appleton and Green Bay, Wisconsin markets.

Waterstone Mortgage Corporation.  As of March 31, 2013, Waterstone Mortgage Corporation had 19 offices in Wisconsin, 15 offices in Minnesota, 12 offices in each of Florida and Pennsylvania, six offices in Indiana, five offices in Arizona, four offices in Ohio, two offices in each of Idaho, Illinois and Iowa, and one office in each of Colorado and Maryland.

Competition

WaterStone Bank.  WaterStone Bank faces competition within our market area both in making real estate loans and attracting deposits. The Milwaukee-Waukesha-West Allis metropolitan statistical area has a high concentration of financial institutions, including large commercial banks, community banks and credit unions. The Federal Deposit Insurance Corporation has determined that our market area is a “high-rate” area with regard to deposit pricing as compared to the rest of the United States. As of June 30, 2012, based on the Federal Deposit Insurance Corporation’s annual Summary of Deposits Report, we had the sixth largest market share in our metropolitan statistical area out of 56 financial institutions in our metropolitan statistical area, representing 1.7% of all deposits.

Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms and credit unions. We face additional competition for deposits from money market funds, brokerage firms, and mutual funds. Some of our competitors offer products and services that we do not offer, such as trust services, private banking and brokerage and insurance services.

Our primary focus is to build and develop profitable consumer and commercial customer relationships while maintaining our role as a community bank.

Waterstone Mortgage Corporation.  Waterstone Mortgage Corporation faces competition for originating loans both directly within the markets in which it operates and from entities that provide services throughout the United States through internet services.  Waterstone Mortgage Corporation’s competition comes principally from other mortgage banking firms, as well as from commercial banks, savings institutions and credit unions.  In 2012, the Business Journal of Milwaukee ranked Waterstone Mortgage Corporation as southeastern Wisconsin’s largest mortgage lender for the fourth year in a row.

Lending Activities

The scope of the discussion included under “Lending Activities” is limited to lending operations related to loans originated for investment.  A discussion of the lending activities related to loans originated for sale is included under “—Mortgage Banking Activities.”

Historically, our principal lending activity has been originating mortgage loans for the purchase or refinancing of residential real estate. Generally, we retain the loans that we originate which we refer to as loans originated for investment. One- to four-family residential mortgage loans totaled $445.2 million, or 39.6% of our total loan portfolio at March 31, 2013.  Multi-family residential real estate loans totaled $514.6 million, or 45.7% of our total loan portfolio at March 31, 2013.  We also offer construction and land loans, commercial real estate loans, home equity lines of credit and commercial loans. At March 31, 2013, commercial real estate loans, construction and land loans, home equity loans and commercial business loans totaled $76.8 million, $33.2 million, $35.9 million and $19.0 million, respectively.

Loan Portfolio Composition.  The following table sets forth the composition of our loan portfolio in dollar amounts and as a percentage of the total portfolio at the dates indicated.

			At December 31,
	At March 31, 2013		2012		2011		2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Mortgage loans:
Residential real estate:
One- to four-family	$445,243	39.58%	$460,821	40.65%	$496,736	40.83%	$582,026	44.56%	$679,657	47.86%	$788,152	50.54%
Multi-family	514,566	45.74	514,363	45.37	552,240	45.39	542,602	41.53	536,731	37.80	512,746	32.87
Home equity	35,949	3.20	36,494	3.22	38,599	3.17	46,149	3.53	57,589	4.06	59,281	3.80
Construction and land	33,249	2.96	33,818	2.98	39,528	3.25	53,961	4.13	61,953	4.36	111,599	7.15
Commercial real estate	76,759	6.82	65,495	5.78	65,434	5.38	51,733	3.96	48,948	3.45	55,193	3.54
Commercial loans	19,043	1.69	22,549	1.99	24,018	1.97	29,812	2.28	34,513	2.43	32,422	2.08
Consumer	128	0.01	132	0.01	109	0.01	154	0.01	619	0.04	365	0.02
Total loans	1,124,937	100.00%	1,133,672	100.00%	1,216,664	100.00%	1,306,437	100.00%	1,420,010	100.00%	1,559,758	100.00%
Allowance for loan losses	(29,298)		(31,043)		(32,430)		(29,175)		(28,494)		(25,167)
Loans, net	$1,095,639		$1,102,629		$1,184,234		$1,277,262		$1,391,516		$1,534,591

Loan Portfolio Maturities and Yields.  The following table summarizes the final maturities of our loan portfolio at December 31, 2012.  Maturities are based upon the final contractual payment dates and do not reflect the impact of prepayments and scheduled monthly payments that will occur.

	One- to four-family		Multi-family		Home Equity		Construction and Land
Due during the years ended December 31,	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in Thousands)

2013	$29,228	5.66%	$45,816	5.84%	$10,857	4.34%	$16,102	5.25%
2014	33,138	5.79%	42,475	5.70%	5,776	4.01%	2,519	4.80%
2015	5,244	5.10%	22,679	5.06%	8,397	4.07%	3,898	4.54%
2016 and 2017	9,187	4.77%	38,570	4.23%	5,494	5.26%	978	3.16%
2018 through 2022	75,887	5.48%	291,260	5.04%	5,914	4.65%	8,318	4.43%
2023 through 2027	11,188	6.06%	10,336	5.22%	—	—	639	4.92%
2028 and thereafter	296,949	5.09%	63,227	5.57%	56	4.50%	1,364	4.77%
Total	$460,821	5.26%	$514,363	5.16%	$36,494	4.41%	$33,818	4.85%

	Commercial Real Estate		Commercial Business		Consumer		Total
Due during the years ended December 31,	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in Thousands)
2013	$5,481	6.17%	$12,385	3.46%	$94	5.60%	$119,963	5.36%
2014	6,556	5.77%	1,514	6.11%	14	6.03%	91,992	5.61%
2015	9,513	5.85%	3,173	5.28%	—	—	52,904	5.02%
2016 and 2017	20,235	5.33%	2,129	5.30%	24	3.00%	76,617	4.67%
2018 through 2022	18,112	5.50%	2,888	4.80%	—	—	402,379	5.12%
2023 through 2027	38	6.75%	—	—	—	—	22,201	5.64%
2028 and thereafter	5,560	5.94%	460	5.50%	—	—	367,616	5.17%
Total	$65,495	5.62%	$22,549	4.28%	$132	4.25%	$1,133,672	5.18%

The following table sets forth the scheduled repayments of fixed and adjustable rate loans at December 31, 2012 that are contractually due after December 31, 2013.

	Due After December 31, 2013
	Fixed	Adjustable	Total
	(In Thousands)
Mortgage loans
Real estate loans:
One- to four-family	$28,504	$403,089	$431,593
Multi-family	59,235	409,312	468,547
Home equity	5,170	20,467	25,637
Construction and land	2,416	15,300	17,716
Commercial	33,215	26,799	60,014
Commercial	8,415	1,749	10,164
Consumer	38	—	38
Total loans	$136,993	$876,716	$1,013,709

One- to Four-Family Residential Mortgage Loans.  WaterStone Bank’s primary lending activity is originating residential mortgage loans secured by properties located in Milwaukee and surrounding counties.  One- to four-family residential mortgage loans totaled $445.2 million, or 39.6% of total loans at March 31, 2013.  One- to four-family residential mortgage loans originated for investment during the three months ended March 31, 2013 totaled $5.6 million, or 15.0% of all loans originated for investment, and such loans originated for investment during the year ended December 31, 2012 totaled $17.1 million, or 17.2% of all loans originated for investment.  Our one- to four-family residential mortgage loans have fixed or adjustable rates.  Our adjustable-rate mortgage loans generally provide for maximum annual rate adjustments of 200 basis points, with a lifetime maximum adjustment of 600 basis points.  Our adjustable-rate mortgage loans typically amortize over terms of up to 30 years, and are indexed to the 12-month LIBOR rate.  We do not and have never offered residential mortgage loans specifically designed for borrowers with sub-prime credit scores, including Alt-A and negative amortization loans.  Further, prior to 2007, we did not offer indexed, adjustable-rate loans other than home equity lines of credit, and we have never offered “teaser rate” first mortgage products.

Adjustable rate mortgage loans can decrease the interest rate risk associated with changes in market interest rates by periodically repricing, but involve other risks because, as interest rates increase, the loan payments by the borrower increase, thus increasing the potential for default by the borrower.  At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates.  Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustments permitted by our loan documents and, therefore, the effectiveness of adjustable rate mortgage loans in decreasing the risk associated with changes in interest rates may be limited during periods of rapidly rising interest rates.  Moreover, during periods of rapidly declining interest rates the interest income received from the adjustable rate loans can be significantly reduced, thereby adversely affecting interest income.

All residential mortgage loans that we originate include “due-on-sale” clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise transfers the real property subject to the mortgage and the loan is not repaid.  We also require homeowner’s insurance and where circumstances warrant, flood insurance, on properties securing real estate loans.  The average single family first mortgage loan balance was $188,000 and the largest outstanding balance was $3.9 million on March 31, 2013.  The average two- to four-family first mortgage loan balance was $148,000 on March 31, 2013, and the largest outstanding balance on that date was $5.1 million, which is a consolidation loan that is collateralized by 29 properties.

Multi-family Real Estate Loans.  Multi-family loans totaled $514.6 million, or 45.7% of total loans at March 31, 2013.  Multi-family loans originated during the three months ended March 31, 2013 totaled $19.5 million or 52.4% of all loans originated for investment, and such loans originated during the year ended December 31, 2012 totaled $51.8 million, or 52.2% of all loans originated for investment.  These loans are generally secured by properties located in our primary market area.  Our multi-family real estate underwriting policies generally provide that such real estate loans may be made in amounts of up to 80% of the appraised value of the property provided the loan complies with our current loans-to-one borrower limit.  Multi-family real estate loans are offered with interest rates that are fixed for periods of up to five years or are variable and either adjust based on a market index or at our discretion.  Contractual maturities do not exceed 10 years while principal and interest payments are typically based on a 30-year amortization period.  In reaching a decision whether to make a multi-family real estate loan, we consider gross revenues and the net operating income of the property, the borrower’s expertise and credit history, business cash flow, and the appraised value of the underlying property.  In addition, we will also consider the terms and conditions of the leases and the credit quality of the tenants.  We generally require that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before interest, taxes, depreciation and amortization divided by interest expense and current maturities of long term debt) of at least 1.15 times.  Generally, multi-family loans made to corporations, partnerships and other business entities require personal guarantees by the principals and by the owners of 20% or more of the borrower.

A multi-family borrower’s financial information is monitored on an ongoing basis by requiring periodic financial statement updates, payment history reviews and periodic face-to-face meetings with the borrower.  We generally require borrowers with aggregate outstanding balances exceeding $1.0 million to provide updated financial statements and federal tax returns annually.  These requirements also apply to all guarantors on these loans.  We also require borrowers with rental investment property to provide an annual report of income and expenses for the property, including a tenant list and copies of leases, as applicable.  The average outstanding multi-family mortgage loan balance was $729,000 on March 31, 2013, with the largest outstanding balance at $8.0 million.  At March 31, 2013, our largest exposure to one borrower or to a related group of borrowers was $20.5 million.  The largest loan in the group is a mortgage loan with an outstanding balance at March 31, 2013 of $8.0 million.

Loans secured by multi-family real estate generally involve larger principal amounts and greater risk than owner-occupied, one- to four-family residential mortgage loans.  Because payments on loans secured by multi-family properties often depend on the successful operation or management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy.

Home Equity Loans and Lines of Credit. We also offer home equity loans and home equity lines of credit, both of which are secured by owner-occupied and non-owner occupied one- to four-family residences.  At March 31, 2013, outstanding home equity loans and equity lines of credit totaled $35.9 million, or 3.2% of total loans outstanding.  At March 31, 2013, the unadvanced portion of home equity lines of credit totaled $16.8 million.  Home equity loans and lines originated during the three months ended March 31, 2013 totaled $924,000, or 2.5% of all loans originated for investment, and such loans originated during the year ended December 31, 2012 totaled $3.1 million, or 3.1% of all loans originated for investment.  The underwriting standards utilized for home equity loans and home equity lines of credit include a determination of the applicant’s credit history, an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan, and the value of the collateral securing the loan.  Home equity loans are offered with adjustable rates of interest and with terms up to 10 years.  The loan-to-value ratio for our home equity loans and our lines of credit is generally limited to 90% when combined with the first security lien, if applicable.  Our home equity lines of credit have ten-year terms and adjustable rates of interest, subject to a contractual floor, which are indexed to the prime rate, as reported in The Wall Street Journal.  Interest rates on home equity lines of credit are generally limited to a maximum rate of 18%.  The average outstanding home equity loan balance was $49,000 at March 31, 2013, with the largest outstanding balance at that date of $887,000.

Residential Construction and Land Loans.  We originate construction loans to individuals and contractors for the construction and acquisition of single and multi-family residences.  At March 31, 2013, construction and land loans totaled $33.2 million, or 3.0% of total loans.  Construction and land loans originated during the three months ended March 31, 2013 totaled $468,000, or 1.3% of all loans originated for investment, and such loans originated during the year ended December 31, 2012 totaled $2.7 million, or 2.7% of all loans originated for investment.  At March 31, 2013, the unadvanced portion of these construction loans totaled $5.8 million.

Our construction mortgage loans generally provide for the payment of interest only during the construction phase, which is typically up to nine months although our policy is to consider construction periods as long as 12 months or more.  At the end of the construction phase, the construction loan converts to a longer-term mortgage loan.  Construction loans can be made with a maximum loan-to-value ratio of 90%, provided that the borrower obtains private mortgage insurance if the loan balance exceeds 80% of the lesser of the appraised value or sales price of the secured property.  The average outstanding construction loan balance totaled $950,000 on March 31, 2013, with the largest outstanding balance at $2.9 million.  The average outstanding land loan balance was $337,000 on March 31, 2013, and the largest outstanding balance on that date was $5.0 million.

Before making a commitment to fund a residential construction loan, we require an appraisal of the property by an independent licensed appraiser.  We also review and inspect each property before disbursement of funds during the term of the construction loan.  Loan proceeds are disbursed after inspection based on the percentage of completion method.

Construction financing is generally considered to involve a higher degree of credit risk than longer-term financing on improved, owner-occupied real estate.  Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions.  If the estimate of construction cost is inaccurate, we may be required to advance funds beyond the amount originally committed in order to protect the value of the property.  Additionally, if the estimate of value is inaccurate, we may be confronted with a project, when completed, with a value that is insufficient to ensure full repayment of the loan.

Commercial Real Estate Loans.  Commercial real estate loans totaled $76.8 million at March 31, 2013, or 6.8% of total loans, and are made up of loans secured by office and retail buildings, churches, restaurants, other retail properties and mixed use properties.  Commercial real estate loans originated during the three months ended March 31, 2013 totaled $9.3 million, or 24.9% of all loans originated for investment, and such loans originated during the year ended December 31, 2012 totaled $14.6 million, or 14.7% of all loans originated for investment.  These loans are generally secured by property located in our primary market area.  Our commercial real estate underwriting policies provide that such real estate loans may be made in amounts of up to 80% of the appraised value of the property.  Commercial real estate loans are offered with interest rates that are fixed up to five years or are variable and either adjust based on a market index or at our discretion.  Contractual maturities do not exceed 10 years while principal and interest payments are typically based on a 30-year amortization period.   In reaching a decision whether to make a commercial real estate loan, we consider gross revenues and the net operating income of the property, the borrower’s expertise and credit history, business cash flow, and the appraised value of the underlying property.  In addition, we will also consider the terms and conditions of the leases and the credit quality of the tenants.  We generally require that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before interest, taxes, depreciation and amortization divided by interest expense and current maturities of long term debt) of at least 1.15 times.  Environmental surveys are required for commercial real estate loans when environmental risks are identified.  Generally, commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by the principals and by the owners of 20% or more of the borrower.

A commercial real estate borrower’s financial information is monitored on an ongoing basis by requiring periodic financial statement updates, payment history reviews and periodic face-to-face meetings with the borrower.  We generally require borrowers with aggregate outstanding balances exceeding $1.0 million to provide annual updated financial statements and federal tax returns.  These requirements also apply to all guarantors on these loans.  We also require borrowers to provide an annual report of income and expenses for the property, including a tenant list and copies of leases, as applicable.  The average commercial real estate loan in our portfolio at March 31, 2013 was $529,000, and the largest outstanding balance at that date was $3.6 million.

Commercial Loans.  Commercial loans totaled $19.0 million at March 31, 2013, or 1.7% of total loans, and are made up of loans secured by accounts receivable, inventory, equipment and real estate.  Commercial loans originated during the three months ended March 31, 2013 totaled $1.5 million, or 3.9% of all loans originated, and such loans originated during the year ended December 31, 2012 totaled $9.9 million, or 9.9% of all loans originated.  In an effort to increase our commercial loan portfolio, we established a commercial loan department in 2007 and we currently have four commercial business loan officers.

Our commercial loans are generally made to borrowers that are located in our primary market area.  Working capital lines of credit are granted for the purpose of carrying inventory and accounts receivable or purchasing equipment.  These lines require that certain working capital ratios must be maintained and are monitored on a monthly or quarterly basis.  Working capital lines of credit are short-term loans of 12 months or less with variable interest rates.  At March 31, 2013, the unadvanced portion of working capital lines of credit totaled $11.0 million.  Outstanding balances fluctuate up to the maximum commitment amount based on fluctuations in the balance of the underlying collateral.  Personal property loans secured by equipment are considered commercial business loans and are generally made for terms of up to 84 months and for up to 80% of the value of the underlying collateral.  Interest rates on equipment loans may be either fixed or variable.  Commercial business loans are generally variable rate loans with initial fixed rate periods of up to five years.  These loans generally amortize over 15 to 25 years.

A commercial business borrower’s financial information is monitored on an ongoing basis by requiring periodic financial statement updates, usually quarterly, payment history reviews and periodic face-to-face meetings with the borrower.  The average outstanding commercial loan at March 31, 2013 was $173,000 and the largest outstanding balance on that date was $1.7 million.

The following table shows loan origination, principal repayment activity, transfers to real estate owned, charge-offs and sales during the periods indicated.

	As of or for the Three Months Ended March 31,		As of or for the Year Ended December 31,
	2013	2012	2012	2011	2010
	(In Thousands)

Total gross loans receivable and held for sale at beginning of period	$1,267,285	$1,304,947	$1,304,947	$1,443,824	$1,516,800
Real estate loans originated for investment:
Residential :
One- to four-family	5,606	3,047	17,088	13,651	11,390
Multi-family	19,526	10,959	51,816	60,367	69,602
Home equity	924	981	3,112	4,328	5,528
Construction and land	468	202	2,695	3,487	8,355
Commercial real estate	9,292	4,950	14,572	25,398	5,813
Total real estate loans originated for investment	35,816	20,139	89,283	107,231	100,688
Consumer loans originated for investment	—	—	35	—	76
Commercial loans originated for investment	1,460	1,294	9,857	9,366	11,204
Total loans originated for investment	37,276	21,433	99,175	116,597	111,968

Real estate loans purchased for investment:
One- to four-family	—	—	12,148	—	—
Home equity	—	—	3,338	—	—
Total real estate loans purchased for investment	—	—	15,486	—	—

Principal repayments	(39,772)	(28,212)	(165,683)	(200,544)	(169,093)
Transfers to real estate owned	(2,734)	(6,349)	(22,282)	(28,259)	(41,781)
Loan principal charged-off, net of recoveries	(3,505)	(3,059)	(9,687)	(18,821)	(25,151)
Net activity in loans held for investment	(8,735)	(16,187)	(82,991)	(131,027)	(124,057)

Loans originated for sale	430,108	326,882	1,749,426	1,027,346	1,084,362
Loans sold	(459,553)	(324,464)	(1,704,097)	(1,035,196)	(1,033,281)
Net activity in loans held for sale	(29,445)	2,418	45,329	(7,850)	51,081
Total gross loans receivable and held for sale at end of period	$1,229,105	$1,291,178	$1,267,285	$1,304,947	$1,443,824

Origination and Servicing of Loans.  All loans originated for investment are underwritten pursuant to internally developed policies and procedures.  While we generally underwrite owner-occupied residential mortgage loans to Freddie Mac and Fannie Mae standards, due to several unique characteristics, our loans originated prior to 2008 do not conform to the secondary market standards.  The unique features of these loans include: interest payments in advance of the month in which they are earned, discretionary rate adjustments that are not tied to an independent index and pre-payment penalties.

Exclusive of our mortgage banking operations, we generally retain in our portfolio a significant majority of the loans that we originate.  At March 31, 2013, WaterStone Bank was servicing $2.9 million in loan participations we originated and subsequently sold to unrelated third parties.  Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans.

Loan Approval Procedures and Authority.  WaterStone Bank’s lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by WaterStone Bank’s board of directors.  The loan approval process is intended to assess the borrower’s ability to repay the loan, the viability of the loan and the adequacy of the value of the property that will secure the loan, if applicable.  To assess the borrower’s ability to repay, we review the employment and credit history and information on the historical and projected income and expenses of borrowers.

Loan officers are authorized to approve and close any loan that qualifies under WaterStone Bank underwriting guidelines within the following lending limits:

•                                          A secured one- to four-family mortgage loan up to $500,000 for a borrower with total outstanding loans from us of less than $1,000,000 that is independently underwritten can be approved by select loan officers.

•                                          A loan up to $500,000 for a borrower with total outstanding loans from us of less than $500,000 can be approved by select commercial loan officers.

•                                          Any secured mortgage loan ranging from $500,001 to $2,999,999 or any new loan to a borrower with outstanding loans from us exceeding $1,000,000 must be approved by the Officer Loan Committee.

•                                          Any loan for $3,000,000 or more must be approved by the Officer Loan Committee and the board of directors prior to closing.  Any new loan to a borrower with outstanding loans from us exceeding $10,000,000 must be reviewed by the board of directors prior to closing.

Asset Quality

When a loan becomes more than 30 days delinquent, WaterStone Bank sends a letter advising the borrower of the delinquency.  The borrower is given a specific date by which delinquent payments must be made or by which they must contact WaterStone Bank to make arrangements to bring the loan current over a longer period of time.  If the borrower fails to bring the loan current within the specified time period or to make arrangements to cure the delinquency over a longer period of time, the matter is referred to legal counsel and foreclosure or other collection proceedings are considered

All loans are reviewed on a regular basis, and such loans are placed on non-accrual status when they become more than 90 or more days delinquent.  When loans are placed on non-accrual status, unpaid accrued interest is reversed, and further income is recognized only to the extent received.

Non-Performing Assets.  Non-performing assets consist of non-accrual loans and other real estate owned.  Loans are generally placed on non-accrual status when contractually past due 90 days or more as to interest or principal payments.  Additionally, whenever management becomes aware of facts or circumstances that may adversely impact the collectibility of principal or interest on loans, management may place such loans on non-accrual status immediately, rather than waiting until the loan becomes 90 days past due. At the time a loan is placed on non-accrual status, previously accrued and uncollected interest on such loans is reversed and additional income is recorded only to the extent that payments are received and the collection of principal is reasonably assured.  Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

The table below sets forth the amounts and categories of our non-accrual loans and real estate owned at the dates indicated.

	At March 31,	At December 31,
	2013	2012	2011	2010	2009	2008
	(Dollars in Thousands)
Non-accrual loans:
Residential
One- to four-family	$41,928	$46,467	$55,609	$56,759	$45,988	$42,182
Multi-family	19,067	23,205	13,680	20,587	16,683	35,787
Home equity	1,539	1,578	1,334	712	1,159	2,015
Construction and land	2,175	2,215	6,946	3,013	6,269	18,271
Commercial real estate	665	668	514	1,577	2,773	9,325
Commercial	511	511	135	1,530	2,441	150
Consumer	22	24	—	—	—	—
Total non-accrual loans	65,964	74,668	78,218	84,178	75,313	107,730

Real estate owned
One- to four-family	15,348	17,353	27,449	28,142	27,016	16,720
Multi-family	7,849	9,890	16,231	14,903	8,824	6,057
Construction and land	6,048	7,029	8,796	9,926	10,458	1,094
Commercial real estate	1,554	1,702	4,194	4,781	4,631	782
Total real estate owned	30,799	35,974	56,670	57,752	50,929	24,653

Total non-performing assets	$96,763	$110,642	$134,888	$141,930	$126,242	$132,383

Total accruing troubled debt restructurings	$22,110	$16,011	$24,589	$33,592	$42,730	$2,409

Total non-accrual loans to total loans, net	5.86%	6.59%	6.43%	6.44%	5.30%	6.91%
Total non-accrual loans and accruing troubled debt restructurings to total loans receivable	7.83%	8.00%	8.45%	9.01%	8.31%	7.06%
Total non-accrual loans to total assets	4.05%	4.50%	4.57%	4.65%	4.03%	5.71%
Total non-performing assets to total assets	5.94%	6.66%	7.88%	7.85%	6.76%	7.02%

Troubled debt restructurings which are still on nonaccrual either due to being past due greater than 90 days, or which have not yet performed under the modified terms for a reasonable period of time, are included in the table above.  In addition, loans which are past due less than 90 days are evaluated to determine the likelihood of collectability given other credit risk factors such as early stage delinquency, the nature of the collateral or the results of a borrower fiscal review.  When the collection of all contractual principal and interest is determined to be unlikely, the loan is moved to non-accrual status and an updated appraisal of the underlying collateral is ordered.  This process generally takes place between contractual past due dates 60 and 90 days.  Upon determining the updated estimated value of the collateral, a loan loss provision is recorded to establish a specific reserve to the extent that the outstanding principal balance exceeds the updated estimated net realizable value of the collateral.  When a loan is determined to be uncollectible, typically coinciding with the initiation of foreclosure action, the specific reserve is reviewed for adequacy, adjusted if necessary, and charged-off.

Total non-accrual loans decreased by $8.7 million, or 11.7%, to $66.0 million as of March 31, 2013 compared to $74.7 million as of December 31, 2012, resulting in the ratio of non-accrual loans to total loans decreasing to 5.86% at March 31, 2013 compared to 6.59% at December 31, 2012.  A total of $7.0 million in loans were placed on non-accrual status during the three months ended March 31, 2013.  During the three months ended March 31, 2013, we transferred $2.7 million of loans to real estate owned (net of charge-offs), $8.4 million of loans returned to accrual status, we charged-off $3.3 million of loans and we experienced $1.5 million in principal pay downs.

Total non-accrual loans decreased by $3.6 million, or 4.5%, to $74.7 million as of December 31, 2012 compared to $78.2 million as of December 31, 2011.  Notwithstanding the decrease in non-accrual loans during the current year, the ratio of non-accrual loans to total loans increased to 6.59% at December 31, 2012 compared to 6.43% at December 31, 2011 due to total loans decreasing by $83.0 million, or 6.8%, during the year ended December 31, 2012.  A total of $44.6 million in loans were placed on non-accrual status during the year ended December 31, 2012.  During the year ended December 31, 2012, we transferred $22.3 million of loans to real estate owned (net of charge-offs), $8.2 million of loans returned to accrual status, we charged-off $6.9 million of loans and we experienced $6.7 million in principal pay downs.

Our largest non-accrual relationship at March 31, 2013 consisted of five loans with an aggregate principal balance of $10.9 million, all of which is collateralized by multi-family residential real estate.   The loans are part of a troubled debt restructuring, and are performing in accordance with their modified terms.  We have established a specific valuation allowance of $1.1 million for these loans, or 10.5% of the outstanding principal balance of the loans at March 31, 2013.  This relationship includes four of our five largest non-accrual loans as of March 31, 2013.  Our remaining largest non-accrual loan as of March 31, 2013 was also collateralized by multi-family residential real estate located in southeastern Wisconsin.  This loan had a principal balance of $4.0 million at March 31, 2013 and a specific valuation allowance of $180,000.  Together, the loan relationship and the other largest non-accrual loan comprised 22.5% of total non-accrual loans and 77.8% of total non-accrual loans secured by multi-family residential real estate at March 31, 2013.

Of the $66.0 million in total non-accrual loans as of March 31, 2013, $54.4 million in loans have been specifically reviewed to assess whether a specific valuation allowance is necessary.  A specific valuation allowance is established for an amount equal to the impairment when the carrying value of the loan exceeds the present value of expected future cash flows, discounted at the loan’s original effective interest rate or the fair value of the underlying collateral with an adjustment made for costs to dispose of the asset.  Based upon these specific reviews, a total of $7.4 million in partial charge-offs has been recorded with respect to these loans as of March 31, 2013.  Partially charged-off loans measured for impairment based upon net realizable collateral value are maintained in a “non-performing” status and are disclosed as impaired loans.  In addition, specific reserves totaling $6.9 million have been recorded as of March 31, 2013.  The remaining $11.5 million of non-accrual loans were reviewed on an aggregate basis and $3.0 million in general valuation allowance was deemed necessary as of March 31, 2013.   The $3.0 million in general valuation allowance is based upon a migration analysis performed with respect to similar non-accrual loans in prior periods.

For the three months ended March 31, 2013 and the year ended December 31, 2012, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $1.0 million and $4.4 million, respectively.  We recognized $685,000 and $2.9 million of interest income on such loans during the three months ended March 31, 2013 and the year ended December 31, 2012, respectively.

There were no accruing loans past due 90 days or more during the three months ended March 31, 2013 or during the years ended December 31, 2012, 2011 or 2010.

Troubled Debt Restructurings.  The following table summarizes troubled debt restructurings.

	At March	At December 31,
	31, 2013	2012	2011	2010	2009	2008
	(In Thousands)

Troubled debt restructurings
Substandard	$41,432	$48,235	$47,220	$15,769	$18,003	$2,409
Watch	14,362	11,171	8,192	20,703	34,082	—
Total troubled debt restructurings	$55,794	$59,406	$55,412	$36,472	$52,085	$2,409

Troubled debt restructurings totaled $55.8 million at March 31, 2013, compared to $59.4 million at December 31, 2012 and $55.4 million at December 31, 2011.  At March 31, 2013, $49.9 million of troubled debt restructurings, or 89.4%, were performing in accordance with their restructured terms.  All troubled debt restructurings are considered to be impaired and are risk rated as either substandard or watch and are included in the internal risk rating tables disclosed in the notes to the consolidated financial statements.  Specific reserves have been established to the extent that the collateral-based impairment analyses indicate that a collateral shortfall exists or to the extent that a discounted cash flow analysis results in an impairment.

Information with respect to the accrual status of our troubled debt restructurings is provided in the following table.

			At December 31,
	At March 31, 2013		2012		2011
	Non- Accruing	Accruing	Non- Accruing	Accruing	Non- Accruing	Accruing
	(In Thousands)
Troubled Debt Restructurings:
Residential
One- to four-family	$15,942	$13,212	$21,585	$9,921	$26,773	$8,293
Multi-family	16,024	6,727	20,030	3,917	2,453	14,845
Home equity	975	—	986	—	1,024	43
Construction and land	78	2,171	79	2,173	79	1,408
Commercial real estate	665	—	668	—	452	—
Commercial			—	—	42	—
Total	$33,684	$22,110	$43,348	$16,011	$30,823	$24,589

For the three months ended March 31, 2013 and the year ended December 31, 2012, gross interest income that would have been recorded had our troubled debt restructurings been current in accordance with their original terms was $842,000 and $3.6 million, respectively.  We recognized $737,000 and $2.4 million of interest income on such loans during the three months ended March 31, 2013 and the year ended December 31, 2012, respectively.

Loan Delinquency.  The following table summarizes loan delinquency in total dollars and as a percentage of the total loan portfolio:

		At December 31,
	At March 31, 2013	2012	2011
		(Dollars in Thousands)

Loans past due less than 90 days	$19,372	$23,092	$36,798
Loans past due 90 days or more	51,820	51,358	56,612
Total loans past due	$71,192	$74,450	$93,410
Total loans past due to total loans receivable	6.33%	6.57%	7.68%

Real Estate Owned.  Total real estate owned decreased by $5.2 million, or 14.4%, to $30.8 million at March 31, 2013, compared to $36.0 million at December 31, 2012.  During the three months ended March 31, 2013, $2.7 million was transferred from loans to real estate owned upon completion of foreclosure.  Declines in property values evidenced by updated appraisals, responses to list prices on properties held for sale and/or deterioration in the condition of properties resulted in write-downs totaling $480,000 during the three months ended March 31, 2013.  During the same period, sales of real estate owned totaled $7.7 million, resulting in a net gain of $832,000.

In an effort to strengthen our oversight of problem assets and minimize overall costs and expenses as well as any loss on the sale of real estate owned, during 2011 we established an internal asset management group and an internal sales group, which also enable our lenders to focus on loan origination instead of foreclosed asset management.

Total real estate owned decreased by $20.7 million, or 36.5%, to $36.0 million at December 31, 2012, compared to $56.7 million at December 31, 2011.  During the year ended December 31, 2012, $22.3 million was transferred from loans to real estate owned upon completion of foreclosure.  Declines in property values evidenced by updated appraisals, responses to list prices on properties held for sale and/or deterioration in the condition of properties resulted in write-downs totaling $7.6 million during the year ended December 31, 2012.  During the same period, sales of real estate owned totaled $35.2 million, resulting in a net gain of $1.4 million.

New appraisals received on real estate owned and collateral dependent impaired loans are based upon an “as is value” assumption.  During the period of time in which we are awaiting receipt of an updated appraisal, loans evaluated for impairment based upon collateral value are measured by the following:

•                                          Applying an updated adjustment factor (as described previously) to an existing appraisal;

•                                          Confirming that the physical condition of the real estate has not significantly changed since the last valuation date;

•                                          Comparing the estimated current value of the collateral to that of updated sales values experienced on similar collateral;

•                                          Comparing the estimated current value of the collateral to that of updated values seen on current appraisals of similar collateral; and

•                                          Comparing the estimated current value to that of updated listed sales prices on our real estate owned and that of similar properties (not owned by us).

We owned 205 properties at March 31, 2013, compared to 223 properties as of December 31, 2012 and 323 properties at December 31, 2011.  Of the $30.8 million in real estate owned properties as of March 31, 2013, $24.8 million consist of one- to four-family, multi-family and commercial real estate properties.  Of all real estate owned, these property types present the greatest opportunity to offset operating expenses through the generation of rental income.  Of the $24.8 million in one- to four-family, multi-family and commercial real estate properties, $11.6 million, or 46.8%, represent properties that are generating rental revenue or are being managed with the intent of attracting a lessee to generate revenue.  Foreclosed properties are recorded at the lower of carrying value or fair value with charge-offs, if any, charged to the allowance for loan losses upon transfer to real estate owned.  The fair value is primarily based upon updated appraisals in addition to an analysis of current real estate market conditions.

Allowance for Loan Losses

We establish valuation allowances on loans that are deemed to be impaired. A loan is considered impaired when, based on current information and events, it is probable that we will not be able to collect all amounts due according to the contractual terms of the loan agreement. A valuation allowance is established for an amount equal to the impairment when the carrying amount of the loan exceeds the present value of the expected future cash flows, discounted at the loan’s original effective interest rate or the fair value of the underlying collateral.

We also establish valuation allowances based on an evaluation of the various risk components that are inherent in the loan portfolio. The risk components that are evaluated include past loan loss experience; the level of non-performing and classified assets; current economic conditions; volume, growth, and composition of the loan portfolio; adverse situations that may affect the borrower’s ability to repay; the estimated value of any underlying collateral; regulatory guidance; and other relevant factors. The allowance is increased by provisions charged to earnings and recoveries of previously charged-off loans and reduced by charge-offs. The appropriateness of the allowance for loan losses is reviewed and approved quarterly by the WaterStone Bank board of directors. The allowance reflects management’s best estimate of the amount needed to provide for the probable loss on impaired loans and other inherent losses in the loan portfolio, and is based on a risk model developed and implemented by management and approved by the WaterStone Bank board of directors.

Actual results could differ from this estimate, and future additions to the allowance may be necessary based on unforeseen changes in loan quality and economic conditions. In addition, the Federal Deposit Insurance Corporation and the WDFI, as an integral part of their examination process, periodically review WaterStone Bank’s allowance for loan losses. Such regulators have the authority to require WaterStone Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their review or examination.

Any loan that is 90 or more days past due is placed on non-accrual and classified as a non-performing asset. A loan is classified as impaired when it is probable that we will be unable to collect all amounts due in accordance with the terms of the loan agreement.  Non-performing assets are then evaluated and accounted for in accordance with generally accepted accounting principles.

The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or for the Three Months Ended March 31,		At or for the Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Dollars in Thousands)

Balance at beginning of period	$31,043	$32,430	$32,430	$29,175	$28,494	$25,167	$12,839
Provision for loan losses	1,760	3,675	8,300	22,077	25,832	26,687	37,629
Charge-offs:
Mortgage loans
One- to four-family	3,642	2,446	6,472	11,553	16,906	13,602	8,397
Multi-family	137	447	1,108	3,996	3,439	3,304	10,056
Home equity	78	150	485	634	619	861	394
Construction and land	—	35	1,668	1,745	2,319	3,957	5,088
Commercial real estate	7	120	1,182	734	575	910	1,838
Consumer	—	—	4	10	13	9	4
Commercial	—	—	59	619	1,470	1,000	—
Total charge-offs	3,864	3,198	10,978	19,291	25,341	23,643	25,777

Recoveries:
Mortgage loans
One- to four-family	153	116	667	311	127	181	313
Multi-family	201	4	56	40	55	23	31
Home equity	2	7	25	7	3	1	1
Construction and land	—	—	250	69	2	77	125
Commercial real estate	—	—	—	6	1	—	—
Consumer	2	—	—	1	1	1	6
Commercial	1	13	293	35	1	—	—
Total recoveries	359	140	1,291	469	190	283	476

Net charge-offs	3,505	3,058	9,687	18,822	25,151	23,360	25,301
Allowance at end of period	$29,298	$33,047	$31,043	$32,430	$29,175	$28,494	$25,167

Ratios:
Allowance for loan losses to non-performing loans at end of period	44.42%	35.98%	41.58%	41.46%	34.66%	37.83%	23.36%
Allowance for loan losses to net loans outstanding at end of period	2.60%	2.75%	2.74%	2.67%	2.23%	2.01%	1.61%
Net charge-offs to average loans outstanding (annualized)	1.14%	0.96%	0.76%	1.43%	1.75%	1.54%	1.67%
Current period provision for loan losses to net charge-offs	50.22%	120.15%	85.68%	117.29%	102.71%	114.24%	148.73%
Net charge-offs to beginning of the period allowance (annualized)	45.79%	35.25%	29.87%	64.51%	88.27%	92.82%	197.06%

Allocation of Allowance for Loan Losses.  The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated.  The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

				At December 31,
	At March 31, 2013			2012			2011
	Allowance for Loan Losses	% of Loans in Category to Total Loans	% of Allowance in Category to Total Allowance	Allowance for Loan Losses	% of Loans in Category to Total Loans	% of Allowance in Category to Total Allowance	Allowance for Loan Losses	% of Loans in Category to Total Loans	% of Allowance in Category to Total Allowance
	(Dollars in Thousands)

Real Estate:
Residential
One- to four-family	$16,385	39.58%	55.93%	$17,819	40.65%	57.40%	$17,475	39.71%	53.89%
Multi-family	7,469	45.74	25.49	7,734	45.37	24.90	8,252	43.95	25.44
Home equity	1,947	3.20	6.65	2,097	3.22	6.76	1,998	4.78	6.16
Construction and land	1,355	2.96	4.62	1,323	2.98	4.26	2,922	3.60	9.01
Commercial real estate	1,391	6.82	4.75	1,259	5.78	4.06	941	5.21	2.90
Commercial	721	1.69	2.46	781	1.99	2.52	814	2.74	2.51
Consumer	30	0.01	0.10	30	0.01	0.10	28	0.01	0.09
Total allowance for loan losses	$29,298	100.00%	100.00%	$31,043	100.00%	100.00%	$32,430	100.00%	100.00%

	At December 31,
	2010			2009			2008
	Allowance for Loan Losses	% of Loans in Category to Total Loans	% of Allowance in Category to Total Allowance	Allowance for Loan Losses	% of Loans in Category to Total Loans	% of Allowance in Category to Total Allowance	Allowance for Loan Losses	% of Loans in Category to Total Loans	% of Allowance in Category to Total Allowance
	(Dollars in Thousands)

Real Estate:
Residential
One- to four-family	$16,150	43.34%	55.36%	$17,875	46.31%	62.73%	$14,218	48.70%	56.49%
Multi-family	6,877	40.26	23.57	5,208	36.47	18.28	6,844	31.59	27.20
Home equity	1,196	5.34	4.10	1,642	5.84	5.76	1,027	5.52	4.08
Construction and land	3,252	4.21	11.14	2,635	4.74	9.25	2,137	8.12	8.49
Commercial real estate	671	3.84	2.30	720	3.33	2.53	445	3.40	1.77
Commercial	1,001	3.00	3.43	371	3.27	1.30	457	2.65	1.82
Consumer	28	0.01	0.10	43	0.04	0.15	39	0.02	0.15
Total allowance for loan losses	$29,175	100.00%	100.00%	$28,494	100.00%	100.00%	$25,167	100.00%	100.00%

All impaired loans meeting the criteria established by management are evaluated either individually, based primarily on the value of the collateral securing each loan and the ability of the borrowers to repay according to the terms of the loans, or based upon an analysis of the present value of the expected future cash flows under the original contract terms as compared to the modified terms in the case of certain troubled debt restructurings.  Specific loss allowances are established as required by this analysis.  At least once each quarter, management evaluates the appropriateness of the balance of the allowance for loan losses based on several factors some of which are not loan specific, but are reflective of the inherent losses in the loan portfolio.  This process includes, but is not limited to, a periodic review of loan collectability in light of historical experience, the nature and volume of loan activity, conditions that may affect the ability of the borrower to repay, underlying value of collateral and economic conditions in our immediate market area.  All loans for which a specific loss review is not required are segregated by loan type and a loss allowance is established by using loss experience data and management’s judgment concerning other matters it considers significant including trends in non-performing loan balances, impaired loan balances, classified asset balances and the current economic environment.  The allowance is allocated to each category of loans based on the results of the above analysis.

The above analysis is both quantitative and subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available.  Although we believe that we have established the allowance at levels appropriate to absorb probable and estimable losses, additions may be necessary if future economic conditions differ substantially from the current environment.

At March 31, 2013, the allowance for loan losses was $29.3 million, compared to $31.0 million at December 31, 2012 and $32.4 million at December 31, 2011.  As of March 31, 2013, the allowance for loan losses to total loans receivable was 2.60% and equal to 44.42% of non-performing loans, compared to 2.74%, and 41.58%, respectively at December 31, 2012 and 2.67% and 41.46%, respectively, at December 31, 2011.  The decrease in the allowance for loan losses during the three months ended March 31, 2013 and the year ended December 31, 2012 reflects a stabilization in both the quality of the loan portfolio as well as the overall local real estate market.  During each period we experienced a stabilization or improvement in a number of key loan-related loan quality metrics, including impaired loans, substandard loans, loans contractually past due and non-accrual loans.  In addition, the decrease in the allowance for loan losses reflects a decrease in the overall balance of loans outstanding.

Net charge-offs totaled $3.5 million, or an annualized 1.14% of average loans for the three months ended March 31, 2013, compared to $3.1 million, or an annualized 0.97% of average loans for the three months ended March 31, 2012.  The increase in net charge-offs was result of an increase in charge-offs related to loans secured by one- to four-family residential loans.  Net charge-offs related to loans secured by one- to four-family residential loans increased $1.2 million, or 48.9%, to $3.6 million for three months ended March 31, 2013, as compared to $2.4 million for the three months ended March 31, 2012.  The increase in net charge-offs reflects $1.4 million in charge-offs related to one borrower with six loans.  The $1.4 million had been included in specific reserves in prior periods.

The $1.8 million loan loss provision for the three months ended March 31, 2013 reflects our determination that the allowance for loan losses should total $29.3 million following the net charge-offs recorded during the period and a review of our loan portfolio and general economic conditions.

Net charge-offs totaled $9.7 million, or 0.76% of average loans for the year ended December 31, 2012, compared to $18.8 million, or 1.43% of average loans for the year ended December 31, 2011.  The decrease in net charge-offs was primarily the result of a decrease in charge-offs related to loans secured by one- to four-family and multi-family residential loans.  Net charge-offs related to loans secured by one- to four-family residential loans decreased $5.4 million, or 48.4%, to $5.8 million for the year ended December 31, 2012, as compared to $11.2 million for the year ended December 31, 2011.  Net charge-offs related to loans secured by multi-family residential loans decreased $2.9 million, or 73.4%, to $1.1 million for the year ended December 31, 2012, as compared to $4.0 million for the year ended December 31, 2011.  The decrease in net charge-offs during the year ended December 31, 2012 reflects a stabilization in both the quality of the loan portfolio as well as the overall local real estate market.

The $8.3 million loan loss provision for the year ended December 31, 2012 reflects our determination that the allowance for loan losses should total $31.0 million following the net charge-offs recorded during the period and a review of our loan portfolio and general economic conditions.

Our underwriting policies and procedures emphasize that credit decisions must rely on both the credit quality of the borrower and the estimated value of the underlying collateral.  Credit quality is assured only when the estimated value of the collateral is objectively determined and is not subject to significant fluctuation.  The quantified deterioration of the credit quality of our loan portfolio as described above is the direct result of borrowers who were not financially strong enough to make regular interest and principal payments or maintain their properties when the economic environment no longer allowed them the option of converting estimated real estate value increases into short-term cash flow.

Mortgage Banking Activity

In addition to the lending activities previously discussed, we also originate residential mortgage loans for sale in the secondary market through WaterStone Mortgage Corporation.  During the three months ended March 31, 2013 and the years ended December 31, 2012 and 2011, we originated $430.1 million, $1.75 billion and $1.03 billion, respectively, in mortgage loans held for sale.  Proceeds from sales to third parties during the three months ended March 31, 2013 and the years ended December 31, 2012 and 2011 totaled $479.5 million, $1.79 billion and $1.07 billion, respectively.  This activity generated approximately $22.0 million, $87.4 million and $39.8 million in mortgage banking income for the three months ended March 31, 2013 and the years ended December 31, 2012 and 2011, respectively.  Driven by an increase in both loan origination volume and sales margin, net income related to this segment totaled $2.6 million during the three months ended March 31, 2013, and increased by $9.9 million to $11.5 million during the year ended December 31, 2012 compared to $1.7 million during the year ended December 31, 2011.  We sell loans on both a servicing-released and a servicing retained basis.  Waterstone Mortgage Corporation has contracted with a third party to service the loans for which we retain servicing.

Despite higher market interest rates during 2012, overall loan origination volumes increased significantly compared to 2011, which reflects the continued strong demand for fixed-rate loans due in large part to historically low interest rates on these products.  Loans originated for sale in the secondary market totaled $1.75 billion during the year ended December 31, 2012, which represents a $722.1 million, or 70.3%, increase in originations from the year ended December 31, 2011, which totaled $1.03 million.  Loans originated for sale in the secondary market totaled $430.1 million during the three months ended March 31, 2013.

Our overall margin can be affected by the mix of both loan type (conventional loans versus governmental) and loan purpose (purchase versus refinance).  Conventional loans include loans that conform to Fannie Mae and Freddie Mac standards, whereas governmental loans are those loans guaranteed by the federal government, such as a Federal Housing Authority or U.S. Department of Agriculture loan.  During the year ended December 31, 2012, the growth in loan origination volume resulted in a shift towards lower yielding conventional loans and loans made for refinancing existing loans, however, margins increased for all loan types and loan purpose, compared to the year ended December 31, 2011.  Loans originated for the purchase of a residential property, which generally yield a higher margin than loans originated for refinancing existing loans, comprised 47.3% of total originations during the three months ended March 31, 2013, compared to 55.3% of total originations during the three months ended March 31, 2012, and 55.4% of total originations during the year ended December 31, 2012, compared to 65.1% during the year ended December 31, 2011.  The mix of loan type has changed slightly with conventional loans and governmental loans comprising 67.0% and 33.0% of all loan originations, respectively, during the three months ended March 31, 2013, compared to 63.7% and 36.3% of all loan originations, respectively, during the three months ended March 31, 2012, and 67.3% and 32.7% of all loan originations, respectively, during the year ended December 31, 2012 and 61.6% and 38.4% of all loan originations, respectively, during the year ended December 31, 2011.

Compensation expense associated with our mortgage banking activities totaled $13.3 million and $7.7 million during the three months ended March 31, 2013 and 2012, respectively, and increased $23.8 million, or 88.5%, to $50.7 million for the year ended December 31, 2012 compared to $26.9 million for the year ended December 31, 2011.  The increase from 2011 to 2012 resulted from both an increase in commissions earned on the higher margin sales noted above, as well as an increase in administrative compensation expenses that resulted from an increase in origination volumes.  Occupancy expense totaled $1.1 million and $931,000 during the three months ended March 31, 2013 and 2012, respectively, and increased $630,000, or 19.5%, to $3.9 million during the year ended December 31, 2012 as compared to $3.2 million during the year ended December 31, 2011.  The increase from 2011 to 2012 resulted from an expansion of the branch network that occurred primarily throughout the year ended December 31, 2011.  The year ended December 31, 2012 reflects a full year of expense related to those locations.  Other noninterest expense totaled $3.7 million during the three months ended March 31, 2013, and $3.5 million during the three months ended March 31, 2012, and increased $6.6 million, or 84.1%, to $14.5 million during the year ended December 31, 2012 as compared to $7.9 million during the year ended December 31, 2011.  The increase from 2011 to 2012 resulted from the significant increase in origination volumes during the year ended December 31, 2012.

Investment Activities

Wauwatosa Investments, Inc. is WaterStone Bank’s investment subsidiary headquartered in Nevada.  Wauwatosa Investments manages WaterStone Bank’s investment portfolio.  Our Treasurer and Treasury Officer are responsible for implementing our investment policy and monitoring the investment activities of Wauwatosa Investments.  The investment policy is reviewed annually by management and changes to the policy are recommended to and subject to the approval of our board of directors.  Authority to make investments under the approved investment policy guidelines is delegated by the board to designated employees.  While general investment strategies are developed and authorized by management, the execution of specific actions rests with the Treasurer and Treasury Officer who may act jointly or severally.  In addition, the President of Wauwatosa Investments has execution authority for securities transactions.  The Treasurer and Treasury Officer are responsible for ensuring that the guidelines and requirements included in the investment policy are followed and that all securities are considered prudent for investment.  The Treasurer, the Treasury Officer and the President of Wauwatosa Investments are authorized to execute investment transactions (purchases and sales) without the prior approval of the board and within the scope of the established investment policy.

Our investment policy requires that all securities transactions be conducted in a safe and sound manner.  Investment decisions are based upon a thorough analysis of each security instrument to determine its quality, inherent risks, fit within our overall asset/liability management objectives, effect on our risk-based capital measurement and prospects for yield and/or appreciation.

Consistent with our overall business and asset/liability management strategy, which focuses on sustaining adequate levels of core earnings, our investment portfolio is comprised primarily of securities that are classified as available for sale.  During the three months ended March 31, 2013, municipal securities with a total book value of $930,000 were sold at a loss of $9,000.  During the year ended December 31, 2012, collateralized mortgage obligations with a total book value of $18.0 million were sold at a gain of $282,000 and municipal securities with a total book value of $11.6 million were sold at a gain of $240,000.  During the year ended December 31, 2011, collateralized mortgage obligations with a total book value of $3.2 million were sold at a gain of $53,000.  During the year ended December 31, 2010, municipal securities with a total book value of $14.0 million were sold at a gain of $11,000.  During the same period, collateralized mortgage obligations with a total book value of $6.7 million were sold at a gain of $44,000.

Available for Sale Portfolio

Government Sponsored Enterprise Bonds.  At March 31, 2013, our government sponsored enterprise bond portfolio totaled $10.0 million, all of which were issued by Fannie Mae and were classified as available for sale.  The weighted average yield on these securities was 0.78% and the weighted average remaining life was 3.9 years at March 31, 2013.  While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent appropriate, for liquidity purposes and prepayment protection.  The estimated fair value of our government sponsored enterprise bond portfolio at March 31, 2013 was $21,000 more than the amortized cost of $10.0 million.  A total of $6.1 million of government enterprise bonds are pledged as collateral for borrowings at March 31, 2013.

Mortgage-backed Securities and Collateralized Mortgage Obligations.  We purchase mortgage-backed securities and collateralized mortgage obligations guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae and collateralized mortgage obligations issued by investment banks.  We invest in mortgage-backed securities and collateralized mortgage obligations to achieve positive interest rate spreads with minimal administrative expense, and to lower our credit risk.

Mortgage-backed securities and collateralized mortgage obligations are created by the pooling of mortgages and the issuance of a security with an interest rate which is less than the interest rate on the underlying mortgages.  These securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although we focus our investments on mortgage related securities backed by one- to four-family mortgages.  The issuers of such securities pool and resell the participation interests in the form of securities to investors such as WaterStone Bank, and in the case of government agency sponsored issues, guarantee the payment of principal and interest to investors.  Mortgage-backed securities and collateralized mortgage obligations generally yield less than the loans that underlie such securities because of the cost of payment guarantees, if any, and credit enhancements.  These fixed-rate securities are usually more liquid than individual mortgage loans.

At March 31, 2013, mortgage-backed securities totaled $114.1 million.  The mortgage-backed securities portfolio had a weighted average yield of 1.99% and a weighted average remaining life of 3.6 years at March 31, 2013.  The estimated fair value of our mortgage-backed securities portfolio at March 31, 2013 was $2.3 million more than the amortized cost of $111.8 million.  Mortgage-backed securities valued at $68.5 million are pledged as collateral for borrowings at March 31, 2013. Investments in mortgage-backed securities involve a risk that actual prepayments may differ from estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby changing the net yield on such securities.  There is also reinvestment risk associated with the cash flows from such securities or if such securities are redeemed by the issuer.  In addition, the market value of such securities may be adversely affected in a rising interest rate environment, particularly since all of our mortgage-backed securities have a fixed rate of interest.  The relatively short weighted average remaining life of our mortgage-backed security portfolio mitigates our potential risk of loss in a rising interest rate environment.

At March 31, 2013, collateralized mortgage obligations totaled $26.1 million.  At March 31, 2013, the collateralized mortgage obligations portfolio consisted entirely of securities backed by government sponsored enterprises or U.S. Government agencies.

The collateralized mortgage obligations portfolio had a weighted average yield of 2.36% and a weighted average remaining life of 2.2 years at March 31, 2013.  The estimated fair value of our collateralized mortgage obligations portfolio at March 31, 2013 was $410,000 more than the amortized cost of $25.7 million.  Collateralized mortgage obligations valued at $26.1 million are pledged as collateral for borrowings at March 31, 2013. Investments in collateralized mortgage obligations involve a risk that actual prepayments may differ from estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby changing the net yield on such securities.  There is also reinvestment risk associated with the cash flows from such securities or if such securities are redeemed by the issuer.  In addition, the market value of such securities may be adversely affected in a rising interest rate environment, particularly since all of our collateralized mortgage obligations have a fixed rate of interest.  The relatively short weighted average remaining life of our collateralized mortgage obligation portfolio mitigates our potential risk of loss in a rising interest rate environment.

At March 31, 2013 and December 31, 2012, we held no private-label collateralized mortgage obligations.  During the year ended December 31, 2012, we held two private-label collateralized mortgage obligation securities that were other-than-temporarily impaired.  Estimates of discounted cash flows based on expected yield at time of original purchase, prepayment assumptions based on actual and anticipated prepayment speed, actual and anticipated default rates and estimated level of severity given the loan to value ratios, credit scores, geographic locations, vintage and levels of subordination related to the security and its underlying collateral resulted in a projected credit loss on the collateralized mortgage obligations.  During the year ended December 31, 2012, our analysis resulted in an additional $113,000 in credit losses that were charged to earnings with respect to one of these two collateralized mortgage obligations.  During the year ended December 31, 2012, the two aforementioned private-label collateralized mortgage obligations were sold at a combined gain of $282,000.  At the time of sale, these securities had a combined amortized cost of $18.0 million.  Life-to-date other than temporary impairment losses recognized totaled $2.2 million.

Municipal Obligations.  These securities consist of obligations issued by school districts, counties and municipalities or their agencies and include general obligation bonds, industrial development revenue bonds and other revenue bonds.  Our Investment Policy requires that such municipal obligations be rated A+ or better by a nationally recognized rating agency at the date of purchase.  A security that is downgraded below investment grade will require additional analysis of creditworthiness and a determination will be made to hold or dispose of the investment.  At March 31, 2013, our municipal obligations portfolio totaled $58.7 million, all of which was classified as available for sale.  The weighted average yield on this portfolio was 3.97% at March 31, 2013, with a weighted average remaining life of 10.1 years.  The estimated market value of our municipal obligations bond portfolio at March 31, 2013 was $1.2 million more than the amortized cost of $57.6 million.  During the year ended December 31, 2012, we identified two municipal securities that were deemed to be other-than-temporarily impaired.  Both securities were issued by a tax incremental district in a municipality located in Wisconsin.  Our analysis of these securities resulted in $100,000 in credit losses that were charged to earnings with respect to these two municipal securities.  As of March 31, 2013, these securities had a combined amortized cost of $215,000 and a combined estimated fair value of $237,000.

Other Debt Securities.  As of March 31, 2013, we held a trust preferred security with a fair value of $5.1 million and amortized cost of $5.0 million.  This security, which yields 10.0% is callable beginning in the second quarter of 2013 with final maturity in 2068.

Certificates of Deposit.  At March 31, 2013, we held certificates of deposit with a fair value and amortized cost of $6.4 million.  The weighted average yield on these securities was 0.94% and the weighted average remaining life was 1.7 years at March 31, 2013.  While these certificates generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent appropriate, for liquidity purposes and prepayment protection.

Investment Securities Portfolio.  The following table sets forth the carrying values of our available for sale securities portfolio at the dates indicated.

			At December 31,
	At March 31, 2013		2012		2011		2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)

Securities available for sale:
Mortgage-backed securities	$111,803	$114,076	$116,813	$119,056	$33,561	$35,417	$42,607	$44,330
Collateralized mortgage obligations:
Government sponsored enterprise issued	25,682	26,092	29,207	29,579	32,650	33,196	38,262	39,277
Private label issued	—	—	—	—	19,475	18,451	26,199	25,447
Government sponsored enterprise bonds	10,000	10,021	8,000	8,017	71,210	71,349	57,327	57,698
Municipal obligations	57,550	58,729	35,493	37,371	37,644	39,068	31,804	31,120
Other debt securities	5,000	5,136	5,000	5,070	5,000	5,118	5,000	5,294
Certificates of deposit	6,370	6,417	5,880	5,924	3,920	3,920	—	—
Total securities available for sale	$216,405	$220,471	$200,393	$205,017	$203,460	$206,519	$201,199	$203,166

The following table sets forth the amortized cost and estimated fair value of securities as of March 31, 2013 that exceeded 10% of our stockholders’ equity as of that date.

	At March 31, 2013
	Amortized Cost	Fair Value
	(In Thousands)
Mortgage-backed securities:
Fannie Mae	$103,368	$105,144
Freddie Mac	40,292	41,088

Held to Maturity Portfolio

As of and for the three months ended March 31, 2013, we did not hold any securities that were designated as held to maturity.  During the year ended December 31, 2012, the one security held by us that had been designated as held to maturity was called by the issuer.  This security had an amortized cost of $2.6 million at the time that it was called.  The amortized cost of that security at December 31, 2011 and 2010 was $2.6 million and its fair value was $2.5 million.

Portfolio Maturities and Yields.  The composition and maturities of the securities portfolio at March 31, 2013 are summarized in the following table.  Maturities are based on the final contractual payment dates and do not reflect the impact of prepayments or early redemptions that may occur.  Municipal obligation yields have not been adjusted to a tax-equivalent basis.  Certain mortgage related securities have interest rates that are adjustable and will reprice annually within the various maturity ranges.  These repricing schedules are not reflected in the table below.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
	(Dollars in Thousands)
Securities available for sale:
Mortgage-backed securities	$—	—	$109,407	1.98%	$2,045	1.34%	$2,624	3.40%	$114,076	1.99%
Collateralized mortgage obligations
Government sponsored enterprise issued	1,664	4.79%	24,428	2.20	—	—	—	—	26,092	2.36
Government sponsored enterprise bonds	—	—	10,021	0.78	—	—	—	—	10,021	0.78
Municipal obligations	792	1.83	11,738	4.56	19,680	2.96	26,519	4.56	58,729	3.97
Other debt securities	—	—	—	—	—	—	5,136	10.00	5,136	10.00
Certificates of deposit	1,964	0.69	4,209	1.06	244	1.00	—	—	6,417	0.94
Total securities available for sale	$4,420	2.43%	$159,803	2.08%	$21,969	2.79%	$34,279	5.28%	$220,471	2.66%

Sources of Funds

General.  Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also rely on advances from the Federal Home Loan Bank of Chicago and borrowings from other commercial banks in the form of repurchase agreements collateralized by investment securities.  In addition to deposits and borrowings, we derive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets.  While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing market interest rates, economic conditions and competition from other financial institutions.

Deposits.  A majority of our depositors are persons who work or reside in Milwaukee and Waukesha Counties and, to a lesser extent, other southeastern Wisconsin communities.  We offer a selection of deposit instruments, including checking, savings, money market deposit accounts, and fixed-term certificates of deposit.  Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate.  Certificates of deposit comprised 77.9% of total deposits at March 31, 2013, and had a weighted average cost of 0.79% on that date.  Our reliance on certificates of deposit has resulted in a higher cost of funds than would otherwise be the case if demand deposits, savings and money market accounts made up a larger part of our deposit base.  Development of our branch network and expansion of our commercial products and services and aggressively seeking lower cost savings, checking and money market accounts are expected to result in decreased reliance on higher cost certificates of deposit.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis.  Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals.  To attract and retain deposits, we rely upon personalized customer service, long-standing relationships and competitive interest rates.  We also provide remote deposit capture, internet banking and mobile banking.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition.  The variety of deposit accounts that we offer allows us to be competitive in obtaining funds and responding to changes in consumer demand.  Based on historical experience, management believes our deposits are relatively stable.  The ability to attract and maintain money market accounts and certificates of deposit, and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.  At March 31, 2013, December 31, 2012 and December 31, 2011, $712.4 million, $736.9 million and $878.7 million, or 77.9%, 78.4% and 83.6%, respectively, of our deposit accounts were certificates of deposit, of which $452.4 million, $454.6 million and $787.9 million, respectively, had maturities of one year or less.  The percentage of our deposit accounts that are certificates of deposit is greater than most of our competitors.

Deposits decreased by $24.6 million, or 2.6%, from December 31, 2012 to March 31, 2013.  The decrease in deposits was the result of a $24.5 million decrease in time deposits and a $2.9 million decrease in money market and savings deposits, partially offset by a $2.8 million increase in demand deposits.  Total deposits decreased by $111.8 million, or 10.6%, from December 31, 2011 to December 31, 2012.  This net decrease was the result of a $141.8 million, or 16.1%, decrease in certificates of deposit, which was partially offset by a $15.7 million, or 22.9%, increase in demand deposits and a $14.4 million, or 13.8%, increase in money market and savings accounts.  Deposits obtained from brokers totaled $100,000, $100,000 and $399,000 at March 31, 2013 and December 31, 2012 and 2011, respectively.  Brokered deposits have historically been utilized when the relative cost compares favorably to the cost of retail deposits we generate directly.  Brokered deposits have also been historically utilized in order to obtain significant additional deposit funding over a period of weeks rather than months.

The following tables set forth the distribution of total deposit accounts, by account type, at the dates indicated.

	At March 31, 2013			At December 31, 2012
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in Thousands)
Deposit type:
Demand deposits	$41,979	4.59%	0.00%	$39,767	4.23%	0.00%
NOW accounts	44,969	4.92	0.03%	44,373	4.72	0.03%
Regular savings	58,315	6.37	0.10%	54,837	5.84	0.10%
Money market and savings deposits	57,263	6.26	0.16%	63,616	6.77	0.15%
Total transaction accounts	202,526	22.14	0.08%	202,593	21.56	0.08%
Certificates of deposit	712,393	77.86	0.79%	736,920	78.44	0.83%
Total deposits	$914,919	100.00%	0.63%	$939,513	100.00%	0.67%

	At December 31,
	2011			2010
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in Thousands)
Deposit type:
Demand deposits	$28,812	2.74%	0.00%	$30,030	2.62%	0.00%
NOW accounts	39,645	3.77	0.08%	37,705	3.29	0.08%
Regular savings	45,511	4.33	0.20%	44,540	3.89	0.22%
Money market and savings deposits	58,591	5.57	0.41%	58,863	5.14	0.48%
Total transaction accounts	172,559	16.41	0.21%	171,138	14.94	0.24%
Certificates of deposit	878,733	83.59	1.53%	974,391	85.06	1.74%
Total deposits	$1,051,292	100.00%	1.31%	$1,145,529	100.00%	1.51%

	At December 31,
	2009			2008
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in Thousands)
Deposit type:
Demand deposits	$24,255	2.08%	0.00%	$20,664	1.73%	0.00%
NOW accounts	37,165	3.19	0.08%	32,770	2.74	0.13%
Regular savings	45,219	3.88	0.48%	27,029	2.26	0.47%
Money market and savings deposits	46,809	4.02	0.46%	73,901	6.18	0.22%
Total transaction accounts	153,448	13.17	0.18%	154,364	12.91	0.21%
Certificates of deposit	1,011,442	86.83	2.52%	1,041,533	87.09	3.85%
Total deposits	$1,164,890	100.00%	2.21%	$1,195,897	100.00%	3.38%

At March 31, 2013, the aggregate balance of certificates of deposit of $100,000 or more was approximately $186.1 million.  The following table sets forth the maturity of those certificates at March 31, 2013.

Due in:	At March 31, 2013
(In Thousands)
Three months or less	$47,384
Over three months through six months	36,891
Over six months through 12 months	33,098
Over 12 months	68,685
Total	$186,058

The following table sets forth all of our certificates of deposit classified by interest rate as of the dates indicated.

	At March 31,	At December 31,
	2013	2012	2011	2010
	(In thousands)
Interest Rate:
Less than 1%	$557,422	$562,186	$177,225	$56,294
1.00% to 1.99%	143,614	162,541	588,989	771,822
2.00% to 2.99%	10,174	10,681	92,330	111,511
3.00% to 3.99%	1,183	1,512	4,929	8,840
4.00% to 4.99%	—	—	14,757	25,060
5.00% to 5.99%	—	—	503	864
Total	$712,393	$736,920	$878,733	$974,391

The following table sets forth the amount and maturities of all our certificates of deposit by interest rate at March 31, 2013.

	At March 31, 2013
	Period to Maturity
	One Year or Less	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)
Interest Rate:
Less than 1%	$377,412	$177,670	$2,340	$—	$557,422	78.2%
1.00% to 1.99%	72,463	33,192	4,574	33,385	143,614	20.2
2.00% to 2.99%	1,293	3,224	5,657	—	10,174	1.4
3.00% to 3.99%	1,183	—	—	—	1,183	0.2
Total	$452,351	$214,086	$12,571	$33,385	$712,393	100.0%

Borrowings. Our borrowings at March 31, 2013 consist of advances from the Federal Home Loan Bank of Chicago, repurchase agreements collateralized by investment securities and $45.3 million outstanding on two bank lines of credit totaling $90.0 million used to finance loans held for sale. The following table sets forth information concerning balances and interest rates on borrowings at the dates and for the periods indicated.

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2013	2012	2012	2011	2010
	(Dollars in Thousands)

Balance outstanding at end of period	$479,314	$459,193	$479,888	$461,138	$456,959
Weighted average interest rate at the end of period	3.83%	3.89%	3.82%	3.93%	3.94%
Maximum amount of borrowings outstanding at any month end during the period	$490,124	$461,610	$491,053	$465,290	$506,902
Average balance outstanding during the period	485,259	457,658	475,114	446,401	481,808
Weighted average interest rate during the period	3.82%	3.95%	3.87%	3.93%	4.03%

Legal Proceedings

We and our subsidiaries are not involved in any legal proceedings where the outcome, if adverse to us, would have a material and adverse affect on our financial condition or results of operations.

Subsidiary Activities

Waterstone-Federal currently has one wholly-owned subsidiary, WaterStone Bank, which in turn has three wholly-owned subsidiaries.  Wauwatosa Investments, Inc., which holds and manages our investment portfolio, is located and incorporated in Nevada.  Waterstone Mortgage Corporation is a mortgage banking business incorporated in Wisconsin. Main Street Real Estate Holdings, LLC is an inactive Wisconsin limited liability corporation and previously owned WaterStone Bank office facilities and held WaterStone Bank office facility leases.

Wauwatosa Investments, Inc.  Established in 1998, Wauwatosa Investments, Inc. operates in Nevada as WaterStone Bank’s investment subsidiary.  This wholly-owned subsidiary owns and manages the majority of the consolidated investment portfolio.  It has its own board of directors currently comprised of its President, the WaterStone Bank Chief Financial Officer, Treasury Officer and the Chairman of Waterstone-Federal’s board of directors.

Waterstone Mortgage Corporation.  Acquired in February 2006, Waterstone Mortgage Corporation is a mortgage banking business with offices in Wisconsin, Pennsylvania, Minnesota, Florida, Ohio, Arizona, Idaho, Indiana, Iowa, Illinois, Colorado and Maryland.  Waterstone Mortgage Corporation was the largest mortgage broker in the Milwaukee area based on 2012 dollar volume of retail first and second mortgages originated.  It has its own board of directors currently comprised of its President, its Chief Financial Officer, the WaterStone Bank Chief Executive Officer, Chief Financial Officer and Senior Vice President and General Counsel.

Main Street Real Estate Holdings, LLC.  Established in 2002, Main Street Real Estate Holdings, LLC was established to acquire and hold WaterStone Bank office and retail facilities, both owned and leased.  Main Street Real Estate Holdings, LLC is currently inactive, but we have filed an application with the WDFI to permit Main Street Real Estate Holdings, LLC to conduct real estate broker activities limited to real estate owned, bank-owned branch office facilities and real estate securing loans.

Personnel

As of March 31, 2013, we had approximately 750 full-time equivalent employees.  Our employees are not represented by any collective bargaining group.  Management believes that we have good working relations with our employees.

Expense and Tax Allocation Agreements

WaterStone Bank will enter into an agreement with New Waterstone to provide it with certain administrative support services, whereby WaterStone Bank will be compensated at not less than the fair market value of the services provided.  In addition, WaterStone Bank and New Waterstone will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Properties

WaterStone Bank.  WaterStone Bank operates from its corporate center, eight full-service banking offices, a drive-through office and nine automated teller machines, located in Milwaukee, Washington and Waukesha Counties, Wisconsin.  The net book value of our premises, land, and equipment was $26.8 million at March 31, 2013.  We own our corporate center and all of our full-service banking offices.

Waterstone Mortgage Corporation.  As of March 31, 2013, Waterstone Mortgage Corporation had 19 offices in Wisconsin, 15 offices in Minnesota, 12 offices in each of Florida and Pennsylvania, six offices in Indiana, five offices in Arizona, four offices in Ohio, two offices in each of Idaho, Illinois and Iowa, and one office in each of Colorado and Maryland.

SUPERVISION AND REGULATION

General

WaterStone Bank is a stock savings bank organized under the laws of the State of Wisconsin. The lending, investment, and other business operations of WaterStone Bank are governed by Wisconsin law and regulations, as well as applicable federal law and regulations, and WaterStone Bank is prohibited from engaging in any operations not authorized by such laws and regulations. WaterStone Bank is subject to extensive regulation, supervision and examination by the WDFI and by the Federal Deposit Insurance Corporation.  This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors, and not for the protection of security holders.  WaterStone Bank also is regulated to a lesser extent by the Federal Reserve Board, governing reserves to be maintained against deposits and other matters.  WaterStone Bank also is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the twelve regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees.  Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors.  These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution.  A less than satisfactory rating may also prevent a financial institution, such as WaterStone Bank or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations.  Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

As a savings and loan holding company following the conversion, New Waterstone will be required to comply with the rules and regulations of the Federal Reserve Board.  It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board.  New Waterstone will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the WDFI, the Federal Deposit Insurance Corporation, the Federal Reserve Board or Congress, could have a material adverse impact on the operations and financial performance of New Waterstone, WaterStone Bank and WaterStone Mortgage Corporation.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to WaterStone Bank, Waterstone Mortgage Corporation and New Waterstone.  The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on WaterStone Bank, Waterstone Mortgage Corporation and New Waterstone.

Intrastate and Interstate Merger and Branching Activities

Wisconsin Law and Regulation. Any Wisconsin savings bank meeting certain requirements may, upon approval of the WDFI, establish one or more branch offices in the state of Wisconsin or the states of Illinois, Indiana, Iowa, Kentucky, Michigan, Minnesota, Missouri, and Ohio. In addition, upon WDFI approval, a Wisconsin savings bank may establish a branch office in any other state as the result of a merger or consolidation.

Federal Law and Regulation. The Interstate Banking Act permits the federal banking agencies to, under certain circumstances, approve acquisition transactions between banks located in different states, regardless of whether an acquisition would be prohibited under state law. The Interstate Banking Act, as amended, authorizes de novo branching into another state at locations at which banks chartered by the host state could establish a branch. Additionally, the IBA authorizes branching by merger, subject to certain state law limitations.

Loans and Investments

Wisconsin Law and Regulations. Under Wisconsin law and regulation, WaterStone Bank is authorized to make, invest in, sell, purchase, participate or otherwise deal in mortgage loans or interests in mortgage loans without geographic restriction, including loans made on the security of residential and commercial property. Wisconsin savings banks also may lend funds on a secured or unsecured basis for business, commercial or agricultural purposes, provided the total of all such loans does not exceed 20% of WaterStone Bank’s total assets, unless the WDFI authorizes a greater amount. Loans are subject to certain other limitations, including percentage restrictions based on WaterStone Bank’s total assets.

Wisconsin savings banks may invest funds in certain types of debt and equity securities, including obligations of federal, state and local governments and agencies. Subject to prior approval of the WDFI, compliance with capital requirements and certain other restrictions, Wisconsin savings banks may invest in residential housing development projects. Wisconsin savings banks may also invest in service corporations or subsidiaries with the prior approval of the WDFI, subject to certain restrictions.  Similarly, the line of credit that WaterStone Bank provides to Waterstone Mortgage Company is subject to the approval of the WDFI.

Wisconsin savings banks may make loans and extensions of credit, both direct and indirect, to one borrower in amounts up to 15% of the savings bank’s capital plus an additional 10% for loans fully secured by readily marketable collateral. In addition, and notwithstanding the 15% of capital and additional 10% of capital limitations set forth above, Wisconsin savings banks may make loans to one borrower, or a related group of borrowers, for any purpose in an amount not to exceed $500,000, or to develop domestic residential housing units in an amount not to exceed the lesser of $30 million or 30% of the savings bank’s capital, subject to certain conditions. At March 31, 2013, WaterStone Bank did not have any loans which exceeded the “loans-to-one borrower” limitations.

In addition, under Wisconsin law, WaterStone Bank must qualify for and maintain a level of qualified thrift investments equal to 60% of its assets as prescribed in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended. A Wisconsin savings bank that fails to meet this qualified thrift lender test becomes subject to certain operating restrictions otherwise applicable only to commercial banks. At March 31, 2013, WaterStone Bank maintained 98.8% of its assets in qualified thrift investments and therefore met the qualified thrift lender requirement.

Federal Law and Regulation. Federal Deposit Insurance Corporation regulations also govern the equity investments of WaterStone Bank and, notwithstanding Wisconsin law and regulations, Federal Deposit Insurance Corporation regulations prohibit WaterStone Bank from making certain equity investments and generally limit WaterStone Bank’s equity investments to those that are permissible for national banks and their subsidiaries. Under Federal Deposit Insurance Corporation regulations, WaterStone Bank must obtain prior Federal Deposit Insurance Corporation approval before directly, or indirectly through a majority-owned subsidiary, engaging “as principal” in any activity that is not permissible for a national bank unless certain exceptions apply. The activity regulations provide that state banks that meet applicable minimum capital requirements would be permitted to engage in certain activities that are not permissible for national banks, including certain real estate and securities activities conducted through subsidiaries. The Federal Deposit Insurance Corporation will not approve an activity that it determines presents a significant risk to the Federal Deposit Insurance Corporation insurance fund. The current activities of WaterStone Bank and its subsidiaries are permissible under applicable federal regulations.

Loans to, and other transactions with, affiliates of WaterStone Bank, such as New Waterstone, are restricted by the Federal Reserve Act and regulations issued by the Federal Reserve Board thereunder. See “—Transactions with Affiliates and Insiders” below.

Lending Standards

Wisconsin Law and Regulation. Wisconsin law and regulations issued by the WDFI impose on Wisconsin savings banks certain fairness in lending requirements and prohibit savings banks from discriminating against a loan applicant based upon the applicant’s physical condition, developmental disability, sex, marital status, race, color, creed, national origin, religion or ancestry.

Federal Law and Regulation. The federal banking agencies have adopted uniform regulations prescribing standards for extensions of credit that are secured by liens on interests in real estate or made for the purpose of financing the construction of a building or other improvements to real estate. Under the joint regulations adopted by the federal banking agencies, all insured depository institutions, such as WaterStone Bank, must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards (including loan-to-value limits) that are clear and measurable, loan administration procedures, and documentation, approval and reporting requirements. The real estate lending policies must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies that have been adopted by the federal bank regulators.

The Interagency Guidelines, among other things, require a depository institution to establish internal loan-to-value limits for real estate loans that are not in excess of the following supervisory limits:

•                                          for loans secured by raw land, the supervisory loan-to-value limit is 65% of the value of the collateral;

•                                          for land development loans (i.e., loans for the purpose of improving unimproved property prior to the erection of structures), the supervisory limit is 75%;

•                                          for loans for the construction of commercial, multi-family or other non-residential property, the supervisory limit is 80%;

•                                          for loans for the construction of one- to four-family properties, the supervisory limit is 85%; and

•                                          for loans secured by other improved property (e.g., farmland, completed commercial property and other income-producing property, including non-owner occupied, one- to four-family property), the limit is 85%.

Although no supervisory loan-to-value limit has been established for owner-occupied, one- to four-family and home equity loans, the Interagency Guidelines state that for any such loan with a loan-to-value ratio that equals or exceeds 90% at origination, an institution should require appropriate credit enhancement in the form of either mortgage insurance or readily marketable collateral.

Deposits

Under Wisconsin law, WaterStone Bank is permitted to establish deposit accounts and accept deposits. WaterStone Bank’s board of directors determines the rate and amount of interest to be paid on or credited to deposit accounts subject to Federal Deposit Insurance Corporation limitations.

Deposit Insurance

Wisconsin Law and Regulation. Under Wisconsin law, WaterStone Bank is required to obtain and maintain insurance on its deposits from a deposit insurance corporation. The deposits of WaterStone Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation.

Federal Law and Regulation. WaterStone Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. WaterStone Bank’s deposit accounts are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $250,000.

The Federal Deposit Insurance Corporation imposes an assessment against all depository institutions. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with less risky institutions paying lower rates.  Assessment rates (inclusive of possible adjustments) currently range from 2 ½ to 45 basis points of each institution’s total assets less tangible capital.  The Federal Deposit Insurance Corporation may increase or decrease the range of assessments uniformly, except that no adjustment can deviate more than two basis points from the base assessment rate without notice and comment rulemaking.  The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s aggregate deposits.

On November 12, 2009, the Federal Deposit Insurance Corporation issued a rule requiring all depository institutions to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. Under the rule, this prepayment was due on December 31, 2009. The assessment rate for the fourth quarter of 2009 and for 2010 was based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 would be equal to the modified third quarter assessment rate plus an additional three basis points. In addition, each institution’s base assessment rate for each period was calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. WaterStone Bank received a waiver from the Federal Deposit Insurance Corporation relative to the 2010, 2011 and 2012 prepayment.

The Federal Deposit Insurance Corporation has the authority to increase insurance assessments.  A significant increase in insurance premiums would have an adverse effect on the operating expenses and results of operations of WaterStone Bank.  We cannot predict what insurance assessment rates will be in the future.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (FICO) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended March 31, 2013, the annualized FICO assessment was equal to 0.64 basis points of total assets less tangible capital.

Capitalization

Wisconsin Law and Regulation. Wisconsin savings banks are required to maintain a minimum capital to assets ratio of 6% and must maintain total capital necessary to ensure the continuation of insurance of deposit accounts by the Federal Deposit Insurance Corporation. If the WDFI determines that the financial condition, history, management or earning prospects of a savings bank are not adequate, the WDFI may require a higher minimum capital level for the savings bank. If a Wisconsin savings bank’s capital ratio falls below the required level, the WDFI may direct the savings bank to adhere to a specific written plan established by the WDFI to correct the savings bank’s capital deficiency, as well as a number of other restrictions on the savings bank’s operations, including a prohibition on the declaration of dividends. At March 31, 2013 and December 31, 2012 and 2011, WaterStone Bank’s capital to assets ratio, as calculated under Wisconsin law, was 11.82%, 11.15% and 9.31%, respectively.

Federal Law and Regulation. Under Federal Deposit Insurance Corporation regulations, federally insured state-chartered banks that are not members of the Federal Reserve System (“state non-member banks”), such as WaterStone Bank, are required to comply with minimum capital requirements. For an institution determined by the Federal Deposit Insurance Corporation to not be anticipating or experiencing significant growth and to be, in general, a strong banking organization, rated composite 1 under the Uniform Financial Institutions Ranking System established by the Federal Financial Institutions Examination Council, the minimum Tier I leverage capital to total assets ratio is 3%. For all other institutions, the minimum leverage capital ratio is not less than 4%. Tier I leverage capital is the sum of common shareholders’ equity, non-cumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships) and certain other specified items.

The Federal Deposit Insurance Corporation regulations require state non-member banks to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of regulatory capital to regulatory risk-weighted assets is referred to as a bank’s “risk-based capital ratio.” Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items (including recourse obligations, direct credit substitutes and residual interests) to four risk-weighted categories generally ranging from 0% to 200%, with higher levels of capital being required for the categories perceived as representing greater risk. For example, under the Federal Deposit Insurance Corporation’s risk-weighting system, cash and securities backed by the full faith and credit of the U.S. government are given a 0% risk weight, loans secured by one- to four-family residential properties generally have a 50% risk weight, and commercial loans have a risk weighting of 100%.

State non-member banks, such as WaterStone Bank, must maintain a minimum ratio of total capital to risk-weighted assets of at least 8%, of which at least one-half must be Tier I capital. Total capital consists of Tier I capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and certain other capital instruments, and a portion of the net unrealized gain on equity securities. The includable amount of Tier 2 capital cannot exceed the amount of the institution’s Tier I capital.  Savings banks that engage in specified levels of trading activities are subject to adjustments in their risk based capital calculation to ensure the maintenance of sufficient capital to support market risk.

The Federal Deposit Insurance Corporation, along with the other federal banking agencies, has adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

On June 6, 2012, the Federal Deposit Insurance Corporation and the other federal bank regulatory agencies issued a series of proposed rules that would revise their leverage and risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act.  The proposed rules would apply to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and top-tier savings and loan holding companies.  Among other things, the proposed rules would establish a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets) and a higher minimum Tier 1 capital to risk-based assets requirement (6% of risk-weighted assets), and assign higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and certain commercial real estate facilities that finance the acquisition, development or construction of real property.  The proposed rules would also require unrealized gains and losses on certain securities holdings to be included for purposes of calculating regulatory capital requirements.  The proposed rules would limit a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of a specified amount of common equity Tier 1 capital in addition to the amount necessary to meet its minimum risk-based capital requirements.  The proposed rules indicated that the final rules would become effective on January 1, 2013, and the changes set forth in the final rules would be phased in from January 1, 2013 through January 1, 2019.  However, the agencies subsequently indicated that, due to the volume of public comments received, implementation of the final rule has been delayed past January 1, 2013.

Safety and Soundness Standards

Each federal banking agency, including the Federal Deposit Insurance Corporation, has adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal shareholder.

Prompt Corrective Regulatory Action

Federal bank regulatory authorities are required to take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For these purposes, the statute establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Under the regulations, a bank shall be deemed to be (i) “well capitalized” if it has total risk-based capital of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leveraged capital ratio of 4.0% or more (3.0% under certain circumstance) and does not meet the definition of “well capitalized”; (iii) “undercapitalized” if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) “significantly undercapitalized” if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0%; and (v) “critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal law and regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an institution classified as less than well capitalized to comply with supervisory actions as if it were in the next lower category (except that the Federal Deposit Insurance Corporation may not reclassify a significantly undercapitalized institution as critically undercapitalized).

The Federal Deposit Insurance Corporation may order savings banks which have insufficient capital to take corrective actions. For example, a savings bank which is categorized as “undercapitalized” would be subject to growth limitations and would be required to submit a capital restoration plan, and a holding company that controls such a savings bank would be required to guarantee that the savings bank complies with the restoration plan. A “significantly undercapitalized” savings bank would be subject to additional restrictions. Savings banks deemed by the Federal Deposit Insurance Corporation to be “critically undercapitalized” would be subject to the appointment of a receiver or conservator.

The recently proposed rules that would increase regulatory capital requirements would adjust the prompt corrective action categories accordingly.

At March 31, 2013, WaterStone Bank was considered well-capitalized with a Tier 1 leverage ratio of 11.79%, a Tier 1 risk-based ratio of 17.49% and a total risk based capital ratio of 18.75%.

Regulatory Developments

On November 25, 2009, pursuant to a Stipulation and Consent to the Issuance of a Consent Order, WaterStone Bank agreed to the issuance of a Consent Order jointly issued by the Federal Deposit Insurance Corporation and the WDFI, WaterStone Bank’s primary banking regulators. At the same time, pursuant to a Stipulation and Consent to Issuance of Order to Cease and Desist, Waterstone-Federal agreed to the issuance of an Order to Cease and Desist by the Office of Thrift Supervision, Waterstone-Federal’s holding company regulator at the time. Collectively, the Stipulation and Consent to the Issuance of a Consent Order which became effective on December 18, 2009 and the Stipulation and Consent to Issuance of Order to Cease and Desist which became effective on December 1, 2009, are referred to as the “Orders”.

The Order issued by the Federal Deposit Insurance Corporation and the WDFI required, among other things, that WaterStone Bank (i) maintain minimum Tier 1 capital of 8.5% of total average assets and minimum total risk-based capital of 12.0% of risk-weighted assets; (ii) perform a study with respect to the management of WaterStone Bank; and (iii) manage its bad loans and real estate acquired in foreclosure. The Order issued by the Federal Deposit Insurance Corporation and the WDFI prohibited the payment of cash dividends to Waterstone-Federal without prior regulatory consent.

The Order issued by the Office of Thrift Supervision requires, among other things, that Waterstone-Federal adopt a two year capital plan that included plans for WaterStone Bank to maintain minimum Tier 1 capital of 8.5% of total average assets and minimum total risk-based capital of 12.0% of risk-weighted assets.  The Order issued by the Office of Thrift Supervision also prohibited the payment of cash dividends or repurchases of common stock, and restricted the ability of Waterstone-Federal to incur debt, in each case without prior regulatory non-objection.

Effective December 11, 2012, the WDFI and the Federal Deposit Insurance Corporation terminated the Order issued to WaterStone Bank.  The terminated Order was replaced with a memorandum of understanding that requires, among other things, maintenance of a minimum Tier I capital ratio of 8.0% and a minimum total risk based capital ratio of 12.0%, and also prohibits dividend payments without prior regulatory non-objection.  The memorandum of understanding also requires WDFI and Federal Deposit Insurance Corporation non-objection prior to WaterStone Bank materially changing or deviating from its strategic plan, such as material changes to funding strategies or asset mix.  Waterstone-Federal remains subject to its Order issued by the Office of Thrift Supervision, through enforcement by the Federal Reserve Board, as the successor holding company regulator to the Office of Thrift Supervision.

Failure to comply with the memorandum of understanding or the holding company Order could result in additional enforcement actions by the Federal Deposit Insurance Corporation, the WDFI and the Federal Reserve Board.  We have incurred significant expense in complying with the Orders, and continued compliance with the memorandum of understanding and the Order may restrict our operations or result in continued expense, either of which could have adverse effects on our operations and financial condition.

Dividends

Under Wisconsin law and applicable regulations, a Wisconsin savings bank that meets its regulatory capital requirements may declare dividends on capital stock based upon net profits, provided that its paid-in surplus equals its capital stock. If the paid-in surplus of the savings bank does not equal its capital stock, the board of directors may not declare a dividend unless at least 10% of the net profits of the preceding half year, in the case of quarterly or semi-annual dividends, or 10% of the net profits of the preceding year, in the case of annual dividends, has been transferred to paid-in surplus. In addition, prior WDFI approval is required before dividends exceeding 50% of net profits for any calendar year may be declared and before a dividend may be declared out of retained earnings. Under WDFI regulations, a Wisconsin savings bank which has converted from mutual to stock form also is prohibited from paying a dividend on its capital stock if the payment causes the regulatory capital of the savings bank to fall below the amount required for its liquidation account.

The Federal Deposit Insurance Corporation has the authority to prohibit WaterStone Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of WaterStone Bank. Institutions may not pay dividends if they would be “undercapitalized” following payment of the dividend within the meaning of the prompt corrective action regulations. In addition, since WaterStone Bank is a subsidiary of a savings and loan holding company, WaterStone Bank must file a notice with the Federal Reserve Board at least 30 days before the board declares a dividend or approves a capital distribution.

A memorandum of understanding we have entered into with the Federal Deposit Insurance Corporation and the WDFI prohibits WaterStone Bank from making dividend payments without prior written regulatory approval.

Liquidity and Reserves

Wisconsin Law and Regulation. Under WDFI regulations, all Wisconsin savings banks are required to maintain a certain amount of their assets as liquid assets, consisting of cash and certain types of investments. The exact amount of assets a savings bank is required to maintain as liquid assets is set by the WDFI, but generally ranges from 4% to 15% of the saving bank’s average daily balance of net withdrawable accounts plus short-term borrowings (the “Required Liquidity Ratio”). At March 31, 2013, WaterStone Bank’s Required Liquidity Ratio was 8.0%, and WaterStone Bank was in compliance with this requirement. In addition, 50% of the liquid assets maintained by Wisconsin savings banks must consist of “primary liquid assets,” which are defined to include securities issued by the United States Government and United States Government agencies. At March 31, 2013, WaterStone Bank was in compliance with this requirement.

Federal Law and Regulation. Under federal law and regulations, WaterStone Bank is required to maintain sufficient liquidity to ensure safe and sound banking practices. Regulation D, promulgated by the Federal Reserve Board, imposes reserve requirements on all depository institutions, including WaterStone Bank, which maintain transaction accounts or non-personal time deposits. Checking accounts, NOW accounts, Super NOW checking accounts, and certain other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to Regulation D reserve requirements, as are any non-personal time deposits (including certain money market deposit accounts) at a savings institution. For 2013, a depository institution is required to maintain average daily reserves equal to 3% on the first $79.5 million of transaction accounts and an initial reserve of $1.4 million, plus 10% of that portion of total transaction accounts in excess of $79.5 million. The first $12.4 million of otherwise reservable balances (subject to adjustment by the Federal Reserve

Board) are exempt from the reserve requirements. These percentages and threshold limits are subject to adjustment by the Federal Reserve Board. Savings institutions have authority to borrow from the Federal Reserve’s “discount window,” but Federal Reserve policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve. As of March 31, 2013, WaterStone Bank met its Regulation D reserve requirements.

Transactions with Affiliates and Insiders

Wisconsin Law and Regulation. Under Wisconsin law, WaterStone Bank may not make a loan to a person owning 10% or more of its stock, an affiliated person, agent, or attorney of the savings bank, either individually or as an agent or partner of another, except as approved by the WDFI and regulations of the Federal Deposit Insurance Corporation. In addition, unless the prior approval of the WDFI is obtained, WaterStone Bank may not purchase, lease or acquire a site for an office building or an interest in real estate from an affiliated person, including a shareholder owning more than 10% of its capital stock, or from any firm, corporation, entity or family in which an affiliated person or 10% shareholder has a direct or indirect interest.

Federal Law and Regulation. Sections 23A and 23B of the Federal Reserve Act govern transactions between an insured savings bank, such as WaterStone Bank, and any of its affiliates, including New Waterstone. The Federal Reserve Board has adopted Regulation W, which comprehensively implements and interprets Sections 23A and 23B, in part by codifying prior Federal Reserve Board interpretations under Sections 23A and 23B.

An affiliate of a savings bank is any company or entity that controls, is controlled by or is under common control with the savings bank. A subsidiary of a savings bank that is not also a depository institution or a “financial subsidiary” under federal law is not treated as an affiliate of the savings bank for the purposes of Sections 23A and 23B; however, the Federal Deposit Insurance Corporation has the discretion to treat subsidiaries of a savings bank as affiliates on a case-by-case basis. Sections 23A and 23B limit the extent to which a savings bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such savings bank’s capital stock and surplus, and limit all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The statutory sections also require that all such transactions be on terms that are consistent with safe and sound banking practices. The term “covered transaction” includes the making of loans, purchase of assets, issuance of guarantees and other similar types of transactions. Further, most loans and other extensions of credit by a savings bank to any of its affiliates must be secured by collateral in amounts ranging from 100% to 130% of the loan amounts, depending on the type of collateral. In addition, any covered transaction by a savings bank with an affiliate and any purchase of assets or services by a savings bank from an affiliate must be on terms that are substantially the same, or at least as favorable, to the savings bank as those that would be provided to a non-affiliate.

A savings bank’s loans to its executive officers, directors, any owner of more than 10% of its stock (each, an insider) and any of certain entities affiliated with any such person (an insider’s related interest) are subject to the conditions and limitations imposed by Section 22(h) of the Federal Reserve Act and the Federal Reserve Board’s Regulation O thereunder. Under these restrictions, the aggregate amount of the loans to any insider and the insider’s related interests may not exceed the loans-to-one-borrower limit applicable to national banks, which is comparable to the loans-to-one-borrower limit applicable to WaterStone Bank’s loans. All loans by a savings bank to its insiders and insiders’ related interests in the aggregate may not exceed WaterStone Bank’s unimpaired capital and unimpaired surplus. With certain exceptions, loans to an executive officer, other than loans for the education of the officer’s children and certain loans secured by the officer’s residence, may not exceed the greater of $25,000 or 2.5% of the savings bank’s unimpaired capital and unimpaired surplus, but in no event more than $100,000. Regulation O also requires that any proposed loan to an insider or a related interest of that insider be approved in advance by a majority of the board of directors of the savings bank, with any interested director not participating in the voting, if such loan, when aggregated with any existing loans to that insider and the insider’s related interests, would exceed either $500,000 or the greater of $25,000 or 5% of the savings bank’s unimpaired capital and surplus. Generally, such loans must be made on substantially the same terms as, and follow credit underwriting procedures that are no less stringent than, those that are prevailing at the time for comparable transactions with other persons and must not present more than a normal risk of collectibility.

An exception to this requirement is made for extensions of credit made pursuant to a benefit or compensation plan of a savings bank that is widely available to employees of the savings bank and that does not give any preference to insiders of the savings bank over other employees of the savings bank. Consistent with these requirements, WaterStone Bank offered employees special terms for home mortgage loans on their principal residences. Effective April 1, 2006, this program was discontinued for new loan originations. Under the terms of the discontinued program, the employee interest rate is based on WaterStone Bank’s cost of funds on December 31 of the immediately preceding year and is adjusted annually. At March 31, 2013, the rate of interest on an employee rate mortgage loan was 1.68%, compared to the weighted average rate of 5.03% on all of WaterStone Bank’s single-family mortgage loans.  Employee rate mortgage loans totaled $3.3 million, or 0.3% of our residential mortgage loan portfolio, on March 31, 2013.

Transactions between Bank Customers and Affiliates

Under Wisconsin and federal laws and regulations, Wisconsin savings banks, such as WaterStone Bank, are subject to the prohibitions on certain tying arrangements. A savings bank is prohibited, subject to certain exceptions, from extending credit to or offering any other service to a customer, or fixing or varying the consideration for such extension of credit or service, on the condition that such customer obtain some additional service from the institution or certain of its affiliates or not obtain services of a competitor of the institution.

Examinations and Assessments

WaterStone Bank is required to file periodic reports with and is subject to periodic examinations by the WDFI and Federal Deposit Insurance Corporation.  Federal regulations require annual on-site examinations for all depository institutions, except certain well-capitalized and highly rated institutions with assets of less than $500 million, which are examined every 18 months.  Federal law also requires WaterStone Bank to pay examination fees and annual assessments to fund its supervision. WaterStone Bank paid an aggregate of $88,000 in assessments for the calendar year ended December 31, 2012.

Customer Privacy

Under Wisconsin and federal law and regulations, savings banks, such as WaterStone Bank, are required to develop and maintain privacy policies relating to information on its customers, restrict access to and establish procedures to protect customer data. Applicable privacy regulations further restrict the sharing of non-public customer data with non-affiliated parties if the customer requests.

Community Reinvestment Act

Under the Community Reinvestment Act, WaterStone Bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Federal Deposit Insurance Corporation in connection with its examination of WaterStone Bank, to assess its record of meeting the credit needs of its community and to take that record into account in its evaluation of certain applications by WaterStone Bank. For example, the regulations specify that a bank’s Community Reinvestment Act performance will be considered in its expansion (e.g., branching) proposals and may be the basis for approving, denying or conditioning the approval of an application. As of the date of its most recent regulatory examination, WaterStone Bank was rated “satisfactory” with respect to its Community Reinvestment Act compliance.

Federal Home Loan Bank System

The Federal Home Loan Bank System, consisting of twelve Federal Home Loan Banks, is under the jurisdiction of the Federal Housing Finance Board. The designated duties of the Federal Housing Finance Board are to supervise the Federal Home Loan Banks; ensure that the Federal Home Loan Banks carry out their housing finance mission; ensure that the Federal Home Loan Banks remain adequately capitalized and able to raise funds in the capital markets; and ensure that the Federal Home Loan Banks operate in a safe and sound manner.

WaterStone Bank, as a member of the Federal Home Loan Bank of Chicago, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Chicago in specified amounts. WaterStone Bank is in compliance with this requirement with an investment in Federal Home Loan Bank of Chicago stock of $20.2 million at March 31, 2013. Potential risks identified with respect to the Company’s investment in Federal Home Loan Bank of Chicago stock is addressed in “Risk Factors.”

Among other benefits, the Federal Home Loan Banks provide a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes advances to members in accordance with policies and procedures established by the Federal Housing Finance Board and the board of directors of the Federal Home Loan Bank of Chicago. At March 31, 2013, WaterStone Bank had $350.0 million in advances from the Federal Home Loan Bank of Chicago.

USA PATRIOT Act

The USA PATRIOT Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA PATRIOT Act also required the federal banking agencies to take into consideration the effectiveness of controls designed to combat money laundering activities in determining whether to approve a merger or other acquisition application of a member institution. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with these regulations.

Dodd-Frank Act

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) is making extensive changes in the regulation of insured depository institutions. Under the Dodd-Frank Act, the Office of Thrift Supervision was eliminated as of July 21, 2011. Responsibility for the supervision and regulation of federal savings banks was transferred to the Office of the Comptroller of the Currency, which is the agency that is currently primarily responsible for the regulation and supervision of national banks. At the same time, responsibility for the regulation and supervision of savings and loan holding companies, such as Lamplighter Financial and Waterstone Financial, was transferred to the Federal Reserve Board, which also supervises bank holding companies.

Additionally, the Dodd-Frank Act created a new Consumer Financial Protection Bureau as an independent bureau of the Federal Reserve Board. The Consumer Financial Protection Bureau has assumed responsibility for the implementation of the federal financial consumer protection and fair lending laws and regulations, a function previously assigned to prudential regulators, and has authority to impose new requirements. Institutions of less than $10 billion in assets, however, such as WaterStone Bank, will continue to be examined for compliance with consumer protection and fair lending laws and regulations by, and be subject to the primary enforcement authority of, their prudential regulators rather than the Consumer Financial Protection Bureau.

In addition to eliminating the Office of Thrift Supervision and creating the Consumer Financial Protection Bureau, the Dodd-Frank Act, among other things, directed changes in the way that institutions are assessed for deposit insurance, mandated the imposition of consolidated capital requirements on savings and loan holding companies, required originators of securitized loans to retain a percentage of the risk for the transferred loans, provided for regulatory rate-setting for certain debit card interchange fees, repealed restrictions on the payment of interest on commercial demand deposits and contained a number of reforms related to mortgage originations. Many of the provisions of the Dodd-Frank Act are subject to delayed effective dates and/or require the issuance of implementing regulations. Their impact on operations cannot yet be fully assessed. However, there is a significant possibility that the Dodd-Frank Act will, at a minimum, result in increased regulatory burden, compliance costs and interest expense for WaterStone Bank and New Waterstone.

Regulation of Waterstone Mortgage Corporation

Waterstone Mortgage Corporation is subject to numerous federal, state and local laws and regulations and may be subject to various judicial and administrative decisions imposing various requirements and restrictions on its business.  These laws, regulations and judicial and administrative decisions to which Waterstone Mortgage Corporation is subject include those pertaining to: real estate settlement procedures; fair lending; fair credit reporting; truth in lending; compliance with net worth and financial statement delivery requirements; compliance with federal and state disclosure and licensing requirements; the establishment of maximum interest rates, finance charges and other charges; secured transactions; collection, foreclosure, repossession and claims-handling procedures; other trade practices and privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers; and guidance on non-traditional mortgage loans issued by the federal financial regulatory agencies. By agreement with its private-label clients, Waterstone Mortgage Corporation is required to comply with additional requirements that its clients may be subject to through their regulators.

As a wholly-owned subsidiary of WaterStone Bank, Waterstone Mortgage Corporation is also subject to supervision and regulation by the WDFI and the Federal Deposit Insurance Corporation as part of their supervision and regulation of WaterStone Bank.

Holding Company Regulation

New Waterstone will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board.  The Federal Reserve Board will have enforcement authority over New Waterstone and its non-savings institution subsidiaries.  Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to WaterStone Bank.  In addition, any company that owns or controls, directly or indirectly, more than 25% of the voting securities of a state savings bank is subject to regulation as a savings bank holding company by the WDFI.  New Waterstone will be subject to regulation as a savings bank holding company under Wisconsin law. However, the WDFI has not issued specific regulations governing savings bank holding companies.

As a savings and loan holding company, New Waterstone’s activities will be limited to those activities permissible by law for financial holding companies (if New Waterstone makes an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies.  A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity.  Such activities include lending and other activities permitted for bank holding companies, insurance and underwriting equity securities.  Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board, and from acquiring or retaining control of any depository institution not insured by the Federal Deposit Insurance Corporation.   In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such things as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.  A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition under Section 13(k) of the Federal Deposit Insurance Act or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements.  However, the Dodd-Frank Act requires the Federal Reserve Board to set for all depository institution holding companies minimum consolidated capital levels that are as stringent as those required for the insured depository subsidiaries.  The components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions, which would exclude instruments such as trust preferred securities and cumulative preferred stock.  Instruments issued before May 19, 2010 are grandfathered for companies with consolidated assets of $15 billion or less.  Holding companies that were not regulated by the Federal Reserve Board as of May 19, 2010 receive a five year phase-in from the July 21, 2010 date of enactment of the Dodd-Frank Act.  The proposed capital rules discussed above would implement the consolidated capital requirements for savings and loan holding companies. However, the proposed rules did not incorporate the grandfather provisions included in the Dodd-Frank Act for instruments issued before May 19, 2010, or the five-year transition period, and it is uncertain whether any final rule will do so.

The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies.  The regulatory agencies must promulgate regulations implementing the “source of strength” policy that requires holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies.  In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition.  Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition.  The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized.  The policy statement also states that a holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of New Waterstone to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Federal Securities Laws

New Waterstone common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering.  New Waterstone will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in New Waterstone’s public offering does not cover the resale of those shares.  Shares of common stock purchased by persons who are not affiliates of New Waterstone may be resold without registration.  Shares purchased by an affiliate of New Waterstone will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933.  If New Waterstone meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of New Waterstone that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of New Waterstone, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, New Waterstone may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws.  We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company such as New Waterstone unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition.  Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution.  Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New Waterstone, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board.  Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

Federal Taxation

General.  Lamplighter Financial, MHC, Waterstone-Federal and WaterStone Bank are, and New Waterstone will be, subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below.  The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Waterstone-Federal, New Waterstone or WaterStone Bank.

All tax years prior to 2010 are closed to federal tax examination.   During the quarter ended June 30, 2012, following receipt of notice from the Internal Revenue Service, we made a protective payment of $982,000 to cover all tax adjustments and estimated interest and penalties resulting from an audit of our federal tax returns for calendar years 2005 through 2009.  Final billing from the Internal Revenue Service for actual interest and penalties is pending.

Method of Accounting.  For federal income tax purposes, Waterstone-Federal currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal and state income tax returns.

Bad Debt Reserves.  Prior to 1996, WaterStone Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at our taxable income. As a result of tax law changes in 1996, WaterStone Bank was required to use the specific charge-off method in computing its bad debt deduction beginning with its 1996 federal tax return. Savings institutions were required to recapture any excess reserves over those established as of December 31, 1987 (base year reserve). At March 31, 2013, WaterStone Bank had no reserves subject to recapture in excess of its base year reserves.

Waterstone-Federal is required to use the specific charge-off method to account for tax bad debt deductions.

Taxable Distributions and Recapture.  Prior to 1996, bad debt reserves created prior to 1988 were subject to recapture into taxable income if WaterStone Bank failed to meet certain thrift asset and definitional tests or made certain distributions.  Tax law changes in 1996 eliminated thrift-related recapture rules.  However, under current law, pre-1988 tax bad debt reserves remain subject to recapture if WaterStone Bank makes certain non-dividend distributions, repurchases any of its common stock, pays dividends in excess of earnings and profits, or fails to qualify as a “bank” for tax purposes.  At March 31, 2013, our total federal pre-base year bad debt reserve was approximately $16.7 million.

Alternative Minimum Tax.  The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less any available exemption.  The alternative minimum tax is imposed to the extent it exceeds the regular income tax.  Net operating losses can offset no more than 90% of alternative taxable income.  Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years.  Due to a federal net operating loss carry back generated in 2008, Waterstone-Federal became subject to alternative minimum tax for 2006 and 2007.  At March 31, 2013, Waterstone-Federal had no such amounts available as credits for carryover.

Net Operating Loss Carryovers.  A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years.  A 2009 federal tax law change allows for a one-time carry back of either 2008 or 2009 taxable losses for up to five years.  Waterstone-Federal had a federal net operating loss carryforward of $3.0 million at December 31, 2011, which was fully utilized during the year ended At December 31, 2012.

Corporate Dividends-Received Deduction.  Waterstone-Federal may exclude from its federal taxable income 100% of dividends received from WaterStone Bank as a wholly-owned subsidiary by filing consolidated tax returns.  The corporate dividends-received deduction is 80% when the corporation receiving the dividend owns at least 20% of the stock of the distributing corporation.  The dividends-received deduction is 70% when the corporation receiving the dividend owns less than 20% of the distributing corporation.

State Taxation

Lamplighter Financial, MHC and Waterstone-Federal are subject to the Wisconsin corporate franchise (income) tax. Under current law, the State of Wisconsin imposes a corporate franchise tax of 7.9% on the combined taxable incomes of the members of our consolidated income tax group.  Prior to January 1, 2009, the income of our investment subsidiary, Wauwatosa Investments, Inc., was only subject to taxation in Nevada, which currently does not impose a corporate income or franchise tax.  In February 2009, the Wisconsin legislature passed legislation that requires combined state tax reporting effective January 1, 2009. This legislation results in the apportioned income of the Nevada subsidiary being subject to the Wisconsin corporate franchise tax of 7.9%.

Our state tax returns have not been audited for the last five years.

As a Maryland business corporation, New Waterstone is required to file an annual report with and pay franchise taxes to the state of Maryland.

MANAGEMENT

Shared Management Structure

The directors of New Waterstone are the same persons who are the directors of WaterStone Bank.  In addition, each executive officer of New Waterstone is also an executive officer of WaterStone Bank. We expect that New Waterstone and WaterStone Bank will continue to have common executive officers until there is a business reason to establish separate management structures.

Executive Officers

The following table sets forth information regarding our executive officers.  Age information is as of December 31, 2012.  The executive officers of New Waterstone and WaterStone Bank are elected annually.  Each of our executive officers has held their positions listed below for at least the past five years.

Name	Age	Position
Douglas S. Gordon	55	President and Chief Executive Officer, New Waterstone and WaterStone Bank
Richard C. Larson	55	Chief Financial Officer and Senior Vice President, New Waterstone and WaterStone Bank
William F. Bruss	43	General Counsel, Senior Vice President and Secretary, New Waterstone and WaterStone Bank
Rebecca M. Arndt	45	Vice President, Retail Banking, WaterStone Bank
Eric J. Egenhoefer	37	President, Waterstone Mortgage Corporation

Directors

New Waterstone has five directors.  Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting.  Directors of WaterStone Bank will be elected by New Waterstone as its sole stockholder.

The following details include for each of our directors: their age as of December 31, 2012; the year in which they first became a director of WaterStone Bank; the year that their term expires; and their business experience for at least the past five years.  None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than Waterstone-Federal).  The following also includes the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the board of directors to conclude that such person should serve as a director of Waterstone-Federal.  The mailing address for each person listed is 11200 West Plank Court, Wauwatosa, Wisconsin 53226.  Each of the persons listed as a director is also a director of Lamplighter Financial, MHC and WaterStone Bank.

Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills

Douglas S. Gordon, 55, director since 2005, term expires 2015

Chief Executive Officer and President of Waterstone-Federal and WaterStone Bank since January 2007; President and Chief Operating Officer of WaterStone Bank from 2005 to 2007; real estate investor. Mr. Gordon brings extensive prior banking experience as an executive officer at M&I Bank and at Security Savings Bank. He has extensive firsthand knowledge and experience with our lending markets and our customers. Mr. Gordon has a B.A. from the University of Wisconsin — Parkside and an M.B.A. from Marquette University.

Thomas E. Dalum, 72, director since 1979, term expires 2016

Former chairman and CEO of UELC, an equipment leasing company and of DUECO, an equipment manufacturer and distributor. Mr. Dalum brings a strong entrepreneurial background, an outstanding history of community involvement and public service plus more than 30 years of experience as a member of the Waterstone-Federal board of directors. Mr. Dalum has a B.A. from the University of Notre Dame and an M.B.A. from Northwestern University.

Michael L. Hansen, 61, director since 2003, term expires 2014

Business investor; current significant ownership interest in Jacsten Holdings LLC, Eagle Metal Finishing LLC, Mid-States Contracting, Inc., and Midwest Metals LLC. In addition to extensive entrepreneurial experience, Mr. Hansen is a C.P.A. with 13 years of audit and tax experience at an international public accounting firm. Mr. Hansen brings this experience to the board of directors and to the audit committee in particular. Mr. Hansen has a B.B.A. from the University of Notre Dame.

Patrick S. Lawton, 56, director since 2000, term expires 2015

Managing Director of Fixed Income Capital Markets for Robert W. Baird & Co., Incorporated. As an R.W. Baird Managing Director, Mr. Lawton brings his investment portfolio expertise to the board of directors. Mr. Lawton has a B.S.B.A. and an M.B.A. from Marquette University.

Stephen J. Schmidt, 51, director since 2002, term expires 2014

President of Schmidt and Bartelt Funeral and Cremation Services. Mr. Schmidt has solid entrepreneurial experience and extensive community contact throughout the communities served by WaterStone Bank. Mr. Schmidt has an Associates Degree from the New England Institute and a B.A. from the University of Wisconsin — Stevens Point.

Board Independence

The board of directors determines the independence of each director in accordance with Nasdaq Stock Market rules, which include all elements of independence as set forth in the listing requirements for Nasdaq securities. The board of directors has determined that Messrs. Dalum, Hansen, Lawton and Schmidt are “independent” directors within the meaning of such standards. In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported in this prospectus and that had an impact on our determination as to the independence of our directors.

Codes of Business Conduct and Ethics

Waterstone-Federal has adopted a code of business conduct and ethics that reflects current circumstances and Securities and Exchange Commission and Nasdaq definitions for such codes.  The code of business conduct and ethics covers Waterstone-Federal, WaterStone Bank and other subsidiaries. Among other things, the code of business conduct and ethics includes provisions regarding honest and ethical conduct, conflicts of interest, full and fair disclosure, compliance with law, and reporting of and sanctions for violations. The code applies to all directors, officers and employees of Waterstone-Federal and subsidiaries. We have posted a copy of the code of business conduct and ethics on our corporate website, at www.wsbonline.com, on the “Resources” tab under the link “Investor Relations-Corporate Governance.” As further matters are documented, or if those documents (including the code of business conduct and ethics) are changed, waivers from the code of business conduct and ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the corporate website at that address.

Transactions With Certain Related Persons

WaterStone Bank has had, and expects to continue to have, regular business dealings with its officers and directors, as well as their associates and the firms which they serve. Our historical policy has been that transactions with its directors and executive officers be on terms that are no more beneficial to the director or executive officer than we would provide to unaffiliated third parties. Under our policies and procedures, all of our transactions with officers and directors require review, approval or ratification by the board of directors. Directors and executive officers, and their associates, regularly deposit funds with WaterStone Bank. The deposits are made on the same terms and conditions which are offered to other depositors.

In the ordinary course of business, WaterStone Bank makes loans available to its directors, officers and employees. After six months of continuous employment, full-time employees of WaterStone Bank were entitled to receive a mortgage loan at a reduced interest rate, consistent with applicable laws and regulations. In December

2005, the board of directors discontinued the employee loan program for employee loans originated after March 31, 2006.  Employee loans at reduced interest rates originated on or before March 31, 2006 continue on their same terms.  Employees pay income tax on the difference between interest paid pursuant to their employee rate and interest that would have been paid pursuant to the non-employee rate.

The chart below lists the named executive officers who participated in the employee mortgage loan program during the year ended December 31, 2012 and certain information with respect to their loans.  No directors or other executive officers of Waterstone Financial participated in the employee mortgage loan program during the year ended December 31, 2012.

Name	Largest Aggregate Balance 01/01/12 to 12/31/12	Interest Rate	Non- employee Interest Rate	Principal Balance 12/31/12	Principal Paid 01/01/12 to 12/31/12	Interest Paid 01/01/12 to 12/31/12

Richard C. Larson	$283,171	2.06%	5.75%	$272,457	$10,714	$5,779
William F. Bruss	$281,517	2.06%	5.50%	$271,866	$9,651	$5,754

At the time of termination of employment with WaterStone Bank, the interest rate will be adjusted to the non-employee interest rate as set forth in the mortgage note.

Management believes that these loans neither involve more than the normal risk of collection nor present other unfavorable features. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the board of directors. The interest rate on loans to directors and officers is the same as that offered to other employees.

Other than described above, since January 1, 2012, the beginning of our last fiscal year, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors, executive officers or 5% or more shareholders have a direct or indirect material interest.

Director Compensation

Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2012.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED

DECEMBER 31, 2012

Name	Fees earned or paid in cash ($)(1)	Total ($)
Patrick S. Lawton Chairman of the Board; Compensation Committee Chairman	108,000	108,000

Michael L. Hansen Audit Committee Chairman	88,000	88,000

Stephen J. Schmidt Nominating Committee Chairman	80,500	80,500

Thomas E. Dalum Director	80,500	80,500

(1)         Includes annual retainer, committee and chairman fees.

(2)         As of December 31, 2012, each of Messrs. Lawton, Hansen, Schmidt and Dalum had 50,000 vested but unexercised stock options, respectively, and no unvested stock options, respectively.

In 2012, we paid each non-officer director an annual retainer of $36,000. In addition, annual fees paid to the Chairman of the Board totaled $20,000 while annual fees paid to the Chairman of the Audit Committee totaled $10,000 and the Chairman of the Compensation Committee received $5,000. Finally, each non-chairperson member of each of the two committees previously mentioned received an annual fee of $5,000. Total non-officer director cash compensation increased by $229,000 or 179% over the prior year. Total non-officer director compensation expense as reported in the audited financial statements declined by $254,000, or 42% due to the vesting of all remaining equity incentives originally granted in 2007.  The compensation committee commissioned a third party compensation analysis in 2011 to be used as the basis of for determining both WaterStone Bank’s and Waterstone-Federal’s executive and director compensation for calendar 2012.

Executive Compensation

Compensation Discussion and Analysis

Compensation Philosophy.  The primary objectives of our executive compensation programs are to attract and retain highly-qualified executives, encourage extraordinary management effort through well-designed incentive opportunities and contribute to the short- and long-term interests of our shareholders. Executive compensation includes base salary, discretionary bonus and equity incentive awards. The programs are intended to reward the accomplishment of strategic plan goals and objectives as evaluated by members of the compensation committee.  They are further intended to reward enhanced shareholder value as measured by share price.

Base Salary.  In determining the base salary of executive officers, the committee reviewed, among other things, third party surveys of peer institutions, the historical compensation of those officers under review and performance measures of Waterstone-Federal and its subsidiaries.  The compensation committee’s executive base salary review and analyses for calendar year 2012 resulted in an 85.7% increase in base salary from 2011 for the Chief Executive Officer.  The significant increase was primarily the result of the lack of stock incentives available to replace grants awarded in 2007 that vested in prior years.  Total 2011 compensation expense as reported in the audited Waterstone-Federal consolidated financial statements included Chief Executive Officer stock incentive expense of $604,100.  The calendar 2012 average increase for the other named WaterStone Bank executive officers was 1.9%.  The compensation committee concluded that the level of base salary did not need to be further raised in order to accomplish the objectives noted above.  Base salary for the president of the mortgage banking subsidiary was increased by 23.6% in 2012 based on the subsidiary’s 2011 operating performance.  The Compensation Committee commissioned Verisight to perform a third party compensation analysis in 2011 to be used as the basis of for determining both WaterStone Bank executive and director compensation for calendar 2012.

Bonus.  Bonus amounts have historically been determined on a discretionary basis following a review of our performance and that of the executive in question.  As a result of the net income generated in 2012, the compensation committee awarded bonus compensation to all WaterStone Bank executives.  A $350,000 bonus was awarded to the Chief Executive Officer as compensation for significant improvement to operating performance achieved by the company in 2012.  Discretionary bonuses averaging 13.4% of base salary were awarded to other named WaterStone Bank executives in 2012 in recognition of the significant operating performance achieved by the company.  No bonuses were awarded to named WaterStone Bank executives in 2011 or 2010.   During 2010, the compensation committee established a bonus formula for the President of Waterstone Mortgage Corporation based on the level of pretax income generated by the subsidiary as adjusted for specified intercompany transactions.  His subsequent bonuses have been determined by that formula as revised for 2012.

Equity Incentives.  The Compensation Committee believes that equity-based compensation can provide an important incentive to executive officers while also aligning their interests with those of shareholders, since the value of the compensation will depend upon stock price performance.  The Employee Stock Ownership Plan, initially established in 2005, and the 2006 Equity Incentive Plan, approved by shareholders in May 2006, provide certain equity-based incentive compensation.  Both restricted stock awards and option awards were granted to directors and Bank executive officers in January 2007 and were reported as a component of their total compensation for 2007.  The Compensation Committee targeted long-term equity incentives at approximately one-third of total annual compensation for executive management.  With regard to the chief executive officer, the Compensation Committee targeted long-term equity incentives at more than half of total annual compensation.  The allocation between the restricted stock awards and the option awards was generally an equal split.  This is especially true for newly employed executives.  For those executives that remain with us throughout the vesting period and who are fully vested in our other benefit plans, the allocation between restricted stock awards and option awards was more heavily weighted to the restricted stock awards.  Dividends declared on our stock would be paid to the holders of both vested and unvested restricted stock awards.

The initial grants of restricted stock awards and option awards under the 2006 Equity Incentive Plan were made to WaterStone Bank executives on January 5, 2007 and all of those awards vested on or before January 5, 2012.  A second significant grant of restricted stock and option awards was made to WaterStone Bank executives on January 4, 2012.  The Chief Executive Offer and the non-officer Directors were not eligible for awards in connection with the second grant due to regulatory limitations.  Total 2011 compensation expense reported in the audited Waterstone-Federal consolidated financial statements included equity compensation expense of $1,087,380 for the Chief Executive Officer and all non-officer directors.  There is no comparable expense reported in 2012.   Both grant dates were prior to the availability of fourth quarter operating information and were more than a month prior to our fourth quarter earnings release.  The grant price and the exercise price of the option awards granted were equal to the closing market price for our shares of common stock on the grant dates.  The equity incentive elements of total compensation very clearly tie to the compensation committee’s objectives of executive retention due to the vesting schedules and to enhanced shareholder value due to the tie to our share value.  A stock option award was granted to Mr. Egenhoefer on October 20, 2010.  The grant price and the exercise price of the option awards granted were equal to the closing market price for our shares of common stock on the grant date.

In the event of a change in control, the unvested equity incentive awards held by each recipient will vest automatically.  Vested awards may be immediately cancelled and paid out in cash or stock based upon the highest fair market value per share of the stock during the 60-day period immediately preceding cancellation. A second-step conversion of our mutual holding company to stock form will not be considered a change in control.

The Employee Stock Ownership Plan is a tax-qualified retirement plan that benefits all eligible WaterStone Bank employees proportionately.  The Employee Stock Ownership Plan replaced WaterStone Bank’s defined benefit pension plan and is not separately considered in the review and evaluation of annual executive compensation.  Employee Stock Ownership Plan allocations are made annually as of December 31 to all eligible WaterStone Bank employees.  An employee must complete a full year of service and be employed by us on December 31 in order to receive an annual allocation each year.  In the event of plan termination, all allocated benefits become fully vested immediately.  Dividends paid with respect to shares of our stock allocated to participant accounts shall be used to repay any Employee Stock Ownership Plan loan or credited proportionately to participant accounts.

Our chief executive officer had an active role in working with the compensation committee to develop overall, long-term compensation programs.  All final decisions were made exclusively by the compensation committee.

Chief Executive Officer Compensation.  Base salary and bonus paid to Douglas S. Gordon for the year ended December 31, 2012 increased by 169.0% as a result of the significant improvement in Waterstone Federal’s operating performance combined with the lack of stock incentive compensation available.    That increase is exclusive of equity incentive compensation.  Total 2011 compensation expense reported in the Waterstone-Federal consolidated financial statements included Chief Executive Officer stock incentive expense of $604,100.  There was no comparable expense reported in 2012.  Mr. Gordon’s long-term commitment to us is supported by the equity incentive awards issued in 2007 that vested over the five years ended January 5, 2012.  Regulatory limitations on restricted stock and stock option grants made to the Chief Executive Officer mean that there are minimal equity incentive awards remaining in the 2006 Equity Incentive Plan that can be granted to Mr. Gordon.

Compensation Committee Report

The compensation committee has reviewed and discussed the section of this prospectus entitled “Compensation Discussion and Analysis” with management.  Based on this review and discussion, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this prospectus.

This report has been provided by the compensation committee:

Patrick S. Lawton, Chairman

Thomas E. Dalum

Michael L. Hansen

Stephen J. Schmidt

Compensation Tables

Summary Compensation Table.  The following table shows the compensation of Douglas S. Gordon, our principal executive officer, Richard C. Larson, our principal financial officer and three other executive officers who received total compensation of more than $100,000 during the past fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Douglas S. Gordon	2012	780,000	350,000	—	—	16,552	1,146,552
Chief Executive Officer of Waterstone-Federal and WaterStone Bank	2011	420,000	—	—	—	16,263	436,263
	2010	420,000	—	—	—	7,320	427,320

Richard C. Larson	2012	240,000	30,000	47,250	37,500	23,857	378,607
Chief Financial Officer of Waterstone-Federal and WaterStone Bank	2011	236,000	—	—	—	21,458	257,458
	2010	233,400	—	—	—	19,762	253,162

William F. Bruss	2012	207,200	30,000	47,250	43,750	26,314	354,544
General Counsel and Senior Vice President of Waterstone-Federal and WaterStone Bank	2011	204,200	—	—	—	21,448	225,648
	2010	196,700	—	—	—	18,363	215,063

Eric J. Egenhoefer	2012	247,115	879,371	—	—	6,600	1,133,086
President of Waterstone Mortgage Corporation	2011	200,000	80,000	—	—	5,600	285,600
	2010	173,462	120,000	—	109,000	—	402,462

Rebecca M. Arndt	2012	152,000	20,000	28,350	25,000	16,938	242,288
Vice President, Retail Operations of WaterStone Bank	2011	148,000	—	—	—	12,064	160,064
	2010	145,000	—	—	—	18,074	163,074

(1)          Salary includes amounts contributed by participants in the WaterStone Bank 401(k) Plan.  Mr. Gordon’s salary includes 401(k) contributions of $22,500 in 2012, $19,314 in 2011 and $22,000 in 2010.  Mr. Larson’s salary includes 401(k) contributions of $5,514 in 2012 and $4,085 in 2011.  Mr. Bruss’ salary includes 401(k) contributions of $9,873 in 2012, $5,483 in 2011 and $6,506 in 2010.  Ms. Arndt’s salary includes 401(k) contributions of $15,177 in 2012, $14,093 in 2011 and $14,509 in 2010.  Mr. Egenhoefer contributed $16,500 to the Waterstone Mortgage Corp 401(k) Plan in 2010.

(2)          Reflects the aggregate grant-date fair value of the stock and option awards granted during the years shown as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.  The fair value of stock awards is equal to the quoted market closing price of our common stock on the date of grant. The assumptions used in the valuation of stock options, as well as additional information related to these awards, are included in Note 10 to Waterstone-Federal’s audited financial statements for the year ended December 31, 2012 included in Waterstone-Federal’s Annual Report on Form 10-K for the year then ended, as filed with the Securities and Exchange Commission.

(3)          All other 2012 compensation includes Employee Stock Ownership Plan shares valued at $4.02 per share allocated on December 31, 2012 and total $10,323 for Messrs. Gordon and Mr. Larson, $9,998 for Mr. Bruss and $7,248 for Ms. Arndt.  Mr. Egenhoefer is not eligible to participate in the Employee Stock Ownership Plan.  All other 2011 compensation includes Employee Stock Ownership Plan shares valued at $2.65 per share allocated on December 31, 2011 and total $7,517 for Mr. Gordon, $7,285 for Mr. Larson, $6,289 for Mr. Bruss and $4,537 for Ms. Arndt.  All other 2010 compensation includes Employee Stock Ownership Plan shares valued at $3.48 per share allocated on December 31, 2010 and total $8,467 for Mr. Gordon, $8,227 for Mr. Larson, $6,922 for Mr. Bruss and $5,105 for Ms. Arndt.  All other compensation also includes club membership dues.  Mr. Gordon’s membership dues were expense of $1,498 for 2012, expense of $1,699 for 2011 and a refund of $7,770 for 2010; Mr. Larson’s membership dues were $5,280 for 2012, $5,615 for 2011 and $4,960 for 2010; Mr. Bruss’ membership dues were $6,884 for 2012, $6,621 for 2011 and $6,411 for 2010; Ms. Arndt’s dues were $925 for 2012, and $984 for 2011 and 2010.  All other compensation includes personal use of company-owned vehicles.  The value of such use amounted to $4,731 in 2012, $7,051 in 2011 and $6,623 in 2010 for Mr. Gordon; $8,253 in 2012, $8,558 in 2011 and $6,575 in 2010 for Mr. Larson; $9,462 in 2012, $8,538 in 2011 and $5,030 in 2010 for Mr. Bruss; $8,765 in 2012, $6,543 in 2011 and $11,985 in 2010 for Ms. Arndt.   Mr. Egenhoefer was paid a car allowance of $6,600 in 2012 and $5,600 in 2011.

Plan-based awards.  The following table sets forth for the year ended December 31, 2012 certain information as to grants of plan-based equity awards.  The awards set forth in the following table vest ratably over a five-year period, and stock options expire if not exercised prior to the end of the tenth year.

GRANTS OF PLAN-BASED AWARDS FOR THE

YEAR ENDED DECEMBER 31, 2012

Name	Grant Date	All other stock awards: number of shares or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Richard C. Larson	1/4/12	25,000	—	—	47,250
	1/4/12	—	30,000	1.89	37,500
William E. Bruss	1/4/12	25,000	—	—	47,250
	1/4/12	—	35,000	1.89	43,750
Rebecca M. Arndt	1/4/12	15,000	—	—	28,350
	1/4/12	—	20,000	1.89	25,000

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2012.  All grants were made under our 2006 Equity Incentive Plan.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Douglas S. Gordon	250,000	—		17.67	1/5/2017	—	—
Richard C. Larson	50,000	—		17.67	1/5/2017	25,000	195,000
	—	30,000	(3)	1.89	1/4/2022
William F. Bruss	50,000	—		17.67	1/5/2017	25,000	195,000
	—	35,000	(3)	1.89	1/4/2022
Rebecca M. Arndt	25,000	—		17.67	1/5/2017	15,000	117,000
	—	20,000	(3)	1.89	1/4/2022
Eric J. Egenhoefer	20,000	30,000	(3)	3.80	10/20/2020	—	—

(1)          Consists of restricted shares awarded on January 4, 2012 under the 2006 Equity Incentive Plan.  The restricted shares vest in five annual increments of 20% each beginning on the first anniversary of the initial award.

(2)          Based on the $7.80 per share closing price of our common stock on December 31, 2012, the last trading day of the year.

(3)          Options vest in five annual increments of 20% each beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested.  The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2012

OPTION EXERCISES AND STOCK VESTED

DURING THE YEAR ENDED DECEMBER 31, 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(1)
Douglas S. Gordon	—	—	20,000	37,800
Richard C. Larson	—	—	3,300	6,237
William F. Bruss	—	—	2,700	5,103
Rebecca M. Arndt	—	—	2,000	3,780
Eric J. Egenhoefer	—	—	—	—

(1)         Based on the $1.89 per share closing price of our common stock on January 4, 2012.

Other Benefit Plans

Employee Stock Ownership Plan and Trust. The Employee Stock Ownership Plan became effective on October 4, 2005.  Employees who are at least 21 years old and who have completed at least one year of service are eligible to participate. The Employee Stock Ownership Plan trust borrowed funds from Waterstone-Federal for the purchase of 761,515 shares, which represented 7.5% of the total Waterstone-Federal shares sold in the initial public offering and those contributed to the charitable foundation.

The common stock purchased by the Employee Stock Ownership Plan serves as collateral for the loan. The loan is being repaid principally from WaterStone Bank discretionary contributions to the Employee Stock Ownership Plan over a period of up to 10 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is fixed at 5.0% per annum. Shares purchased by the Employee Stock Ownership Plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the Employee Stock Ownership Plan and shares released from the suspense account in an amount proportional to the repayment of the Employee Stock Ownership Plan loan are allocated among Employee Stock Ownership Plan participants on the basis of their compensation in the year of allocation. Benefits under the plan vest in accordance with a graded vesting schedule providing full vesting after the completion of six years of credited service. A participant’s interest in his account under the plan fully vests in the event of termination of service due to a participant’s normal retirement, death, or disability. Vested benefits are payable in the form of common stock and/or cash and benefits are generally distributable upon a participant’s separation from service.

WaterStone Bank contributions to the Employee Stock Ownership Plan are discretionary, subject to the loan terms and tax law limits. In any plan year, WaterStone Bank may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the Employee Stock Ownership Plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders or which constitute authorized but unissued shares or shares held in treasury by Waterstone-Federal. The timing, amount and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations and market conditions. WaterStone Bank’s contributions to the Employee Stock Ownership Plan are not fixed; therefore, benefits payable under the Employee Stock Ownership Plan cannot be estimated. We are required to record compensation expense each year in an amount equal to the fair market value of the shares committed to be released.  During the year ended December 31, 2012, 76,151 shares were allocated to participants in the Employee Stock Ownership Plan, which resulted in compensation expense of $307,000 for the year ended December 31, 2012.

Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee votes all allocated shares held in the Employee Stock Ownership Plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted by the trustee, subject to the fiduciary responsibilities of the trustee.

The Employee Stock Ownership Plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. WaterStone Bank received a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the Employee Stock Ownership Plan in 2012.

The Employee Stock Ownership Plan intends to purchase 8% of the shares of common stock sold in the offering.

401(k) Plan. The WaterStone Bank 401(k) Plan and the Waterstone Mortgage Corporation 401(k) Plan are tax qualified plans under Section 401(a) of the Internal Revenue Code with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code.  Bank employees over the age of 18 and Waterstone Mortgage employees over the age of 21 become eligible to make salary reduction contributions to the 401(k) Plan and to receive any matching or discretionary contributions made to the 401(k) Plan by WaterStone Bank or Waterstone Mortgage Corporation on the first of the month following their date of employment.

Participants under age 50 could elect to annually contribute a maximum of $17,000 in calendar year 2012 while participants age 50 and greater could elect a maximum annual contribution of $22,500.  Maximum annual employee contributions are further restricted to 90% of eligible compensation.  WaterStone Bank and/or Waterstone Mortgage Corporation may make discretionary profit sharing contributions to their respective 401(k) Plans but have never done so.  Waterstone Mortgage added a company match component to its plan during 2012 and, as a result, contributed $70,000 to the plan for the year ended December 31, 2012.  Plan participants direct the investment of their accounts in several types of investment funds.  Participants are always 100% vested in their elective deferrals and related earnings.  Participants become vested in any discretionary profit sharing contributions and related earnings in 20% increments, beginning with the completion of two years of service and ending with the completion of six years of service.  Participants are permitted to receive a distribution from the 401(k) Plan only in the form of a lump sum payment.

Say-on-Pay

At the 2011 Annual Meeting, stockholders voted, on an advisory basis, whether to approve the compensation paid to the Named Executive Officers.  A majority of the votes were cast in favor of the resolution to approve the executive compensation described in the Proxy Statement.  Stockholders also voted on a non-binding proposal to establish whether stockholders should vote on executive compensation every one, two or three years.  A majority of the votes were cast in favor of holding the non-binding vote on executive compensation every year.  The board of directors took this vote into account in passing a resolution in which it approved holding a non-binding stockholder vote on executive compensation every year.

Benefits to be Considered Following Completion of the Conversion

Following the stock offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options and restricted common stock awards.  If adopted within 12 months following the completion of the conversion, the number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plan would be limited to 10% and 4%, respectively, of the shares sold in the stock offering.

The stock-based benefit plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval of a majority of the votes eligible to be cast by stockholders.  If the stock-based benefit plan is established more than one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.  The following additional restrictions would apply to our stock-based benefit plan only if the plan is adopted within one year after the stock offering:

•                                          non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•                                          any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•                                          any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•                                          any tax-qualified employee stock benefit plans and restricted stock plan, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless WaterStone Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•                                          the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

•                                          accelerated vesting is not permitted except for death, disability or upon a change in control of WaterStone Bank or New Waterstone; and

•                                          our executive officers or directors must exercise or forfeit their options in the event that WaterStone Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present the stock-based benefit plan for stockholder approval prior to or more than 12 months after the completion of the conversion.  In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under the stock-based benefit plan will be based in part on the price of New Waterstone’s common stock at the time the shares are awarded. The stock-based benefit plan is subject to stockholder approval, and cannot be implemented until at least six months after the offering.  The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $6.00 per share to $12.00 per share.

Share Price	828,750 Shares Awarded at Minimum of Offering Range	975,000 Shares Awarded at Midpoint of Offering Range	1,121,250 Shares Awarded at Maximum of Offering Range
(In thousands, except share price information)

$6.00	$4,973	$5,850	$6,728
8.00	6,630	7,800	8,970
10.00	8,288	9,750	11,213
12.00	9,945	11,700	13,455

The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of New Waterstone at the time the options are granted.  The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted.  The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $6.00 per share to $12.00 per share.  The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	2,071,875 Options at Minimum of Offering Range	2,437,500 Options at Midpoint of Offering Range	2,803,125 Options at Maximum of Offering Range
(In thousands, except exercise price and fair value information)

$6.00	$1.90	$3,937	$4,631	$5,326
8.00	2.53	5,242	6,167	7,092
10.00	3.16	6,547	7,703	8,858
12.00	3.80	7,873	9,263	10,652

The tables presented above are provided for informational purposes only.  There can be no assurance that our stock price will not trade below $8.00 per share.  Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 17.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Waterstone-Federal held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of [stockholder record date].

Name of Beneficial Owner	Total Shares Beneficially Owned (1)(2)	Percent of All Common Stock Outstanding

Rebecca M. Arndt		*
William F. Bruss		*
Thomas E. Dalum		*
Eric J. Egenhofer		*
Douglas S. Gordon
Michael L. Hansen		*
Richard C. Larson		*
Patrick S. Lawton		*
Stephen J. Schmidt		*

All directors and executive officers as a group (9 persons) (3)			%

Lamplighter Financial, MHC 11200 West Plank Court Wauwatosa, Wisconsin 53226	23,050,183	73.5%

*                 Less than 1%.

(1)         Unless otherwise noted, the specified persons have sole voting and dispositive power as to the shares. Number of shares identified as indirect beneficial ownership with shared voting and dispositive power: Mr. Egenhoefer -                           ; Ms. Arndt —                         ; Mr. Bruss —                         ; Mr. Dalum —                           ; Mr. Gordon —                           ; Mr. Hansen —                       ; Mr. Larson —                         ; Mr. Lawton —                         ; group —                           .

(2)         Includes the following shares underlying options which are exercisable within 60 days of [stockholder record date]: Ms. Arndt — 25,000; Messrs. Bruss, Dalum, Hansen, Larsen, Lawton and Schmidt — 50,000 shares each; Mr. Gordon — 250,000; all directors and executive officers as a group —                             .

(3)         The total for the group (but not any individual) includes                          unallocated shares held in the employee stock ownership plan, as to which voting and dispositive power is shared. As administrator, WaterStone Bank (through its board) may vote, in its discretion, shares which have not yet been allocated to participants. Employees may vote the shares allocated to their accounts; the administrator will vote unvoted shares in its discretion. Allocated shares are included only if allocated to named executive officers, in which case they are included in those individuals’ (and the group’s) beneficial ownership.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New Waterstone’s directors and executive officers, and for all of these individuals as a group, the following information:

(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Waterstone-Federal common stock as of [stockholder record date];

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range.  See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”  Federal regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.  Subscriptions by management through our 401(k) plan are included in the proposed purchases set forth below and will be counted as part of the maximum number of shares such individuals may subscribe for in the stock offering and as part of the maximum number of shares directors and officers may purchase in the stock offering.

	Number of	Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held at Minimum of Offering Range (3)
Name of Beneficial Owner	Exchange Shares to Be Held (2)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Rebecca M. Arndt			$		*
William F. Bruss					*
Thomas E. Dalum					*
Eric J. Egenhofer					*
Douglas S. Gordon
Michael L. Hansen					*
Richard C. Larson					*
Patrick S. Lawton					*
Stephen J. Schmidt					*
Total for Directors and Executive Officers		[insider purchase]	$			%

*                 Less than 1%.

(1)        Includes proposed subscriptions, if any, by associates.

(2)         Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.8986 at the minimum of the offering range.

(3)         At the maximum of the offering range, directors and executive officers would own                      shares, or                   % of our outstanding shares of common stock.

THE CONVERSION AND OFFERING

The boards of directors of Lamplighter Financial, MHC and Waterstone-Federal have approved the plan of conversion and reorganization.  The plan of conversion and reorganization must also be approved by the members of Lamplighter Financial, MHC (depositors of WaterStone Bank) and the stockholders of Waterstone-Federal.  A special meeting of members and a special meeting of stockholders have been called for this purpose. The Federal Reserve Board has conditionally approved the application that includes the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by Federal Reserve Board.

General

The boards of directors of Lamplighter Financial, MHC and Waterstone-Federal adopted the plan of conversion and reorganization on June 6, 2013.  Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form.  Lamplighter Financial, MHC, the mutual holding company parent of Waterstone-Federal, will be merged into Waterstone-Federal, and Lamplighter Financial, MHC will no longer exist.  Waterstone-Federal, which owns 100% of WaterStone Bank, will be merged into a new Maryland corporation named Waterstone Financial, Inc.  As part of the conversion, the 73.5% ownership interest of Lamplighter Financial, MHC in Waterstone-Federal will be offered for sale in the stock offering.  When the conversion is completed, all of the outstanding common stock of WaterStone Bank will be owned by New Waterstone, and all of the outstanding common stock of New Waterstone will be owned by public stockholders.  Lamplighter Financial, MHC and Waterstone-Federal will cease to exist.  A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion and reorganization, at the completion of the conversion and offering, each share of Waterstone-Federal common stock owned by persons other than Lamplighter Financial, MHC will be converted automatically into the right to receive new shares of New Waterstone common stock determined pursuant to an exchange ratio.  The exchange ratio will ensure that immediately after the exchange of existing shares of Waterstone-Federal for new shares of New Waterstone, the public stockholders will own the same aggregate percentage of shares of common stock of New Waterstone that they owned in Waterstone-Federal immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares.

We intend to retain between $66.5 million and $90.3 million of the net proceeds of the offering and to invest between $79.8 million and $108.2 million of the net proceeds in WaterStone Bank.   The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plans, supplemental eligible account holders and other members. In addition, we will offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

(i)                                     Natural persons (including trusts of natural persons) residing in Milwaukee, Washington and Waukesha Counties, Wisconsin; and

(ii)                                  Waterstone-Federal’s public stockholders as of [stockholder record date].

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering will begin at the same time as the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated or firm commitment underwritten offering in which Sandler O’Neill & Partners, L.P. will be sole book-running manager.  See “—Syndicated or Firm Commitment Underwritten Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of New Waterstone.  All shares of common stock to be sold in the offering will be sold at $8.00 per share. Investors will not be charged a commission to purchase shares of common stock.  The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each branch office of WaterStone Bank. The plan of conversion and reorganization is also filed as an exhibit to Lamplighter Financial, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion and reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part.  Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov.  See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and undertaking the stock offering are to:

•                                          Eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation.  Under the Dodd-Frank Act, the Federal Reserve Board became the federal regulator of all savings and loan holding companies and mutual holding companies, which has resulted in changes in regulations applicable to Lamplighter Financial, MHC and Waterstone-Federal.  Among other things, these changes have adversely affected our ability to pay cash dividends to our stockholders, including the ability of Lamplighter Financial, MHC to waive any dividends declared by Waterstone-Federal.  The conversion will eliminate our mutual holding company structure and will enable us to pay dividends to our stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions.  See “Our Dividend Policy.”  It also will eliminate the risk that the Federal Reserve Board will amend existing regulations applicable to the conversion process in a manner disadvantageous to our public stockholders or depositors.

•                                          Transition us to a more familiar and flexible organizational structure.   The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

•                                          Enhance our regulatory capital position.  A strong capital position is essential to achieving our long-term objective of building stockholder value.  While WaterStone Bank significantly exceeds all regulatory capital requirements, including the minimum capital requirements required by the memorandum of understanding we have entered into with the WDFI and the Federal Deposit Insurance Corporation and the Order issued by the Office of Thrift Supervision, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth and expansion.  Minimum regulatory capital requirements are also expected to increase in the future, and compliance with these new requirements will be essential to continued implementation of our business strategy.

•                                          Improve the liquidity of our shares of common stock.  The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market than currently exists for Waterstone-Federal common stock.  A more liquid and active market would make it easier for our stockholders to buy and sell our common stock and would give us greater flexibility in implementing capital management strategies.

•                                          Facilitate future mergers and acquisitions.  Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions as opportunities arise.  The additional capital raised in the offering will also enable us to consider larger transactions.  In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions, although applicable regulations prohibit the acquisition of New Waterstone for three years following completion of the conversion.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of Lamplighter Financial, MHC is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of Lamplighter Financial, MHC will also be approving the merger of Lamplighter Financial, MHC into Waterstone-Federal.  The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Waterstone-Federal and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Waterstone-Federal held by the public stockholders of Waterstone-Federal (stockholders other than Lamplighter Financial, MHC) also are required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Federal Reserve Board, which has approved the application that includes the plan of conversion and reorganization.  The WDFI must also approve New Waterstone’s acquisition of WaterStone Bank.

Share Exchange Ratio for Current Stockholders

Federal regulations provide that in a conversion of a mutual holding company to stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Federal Reserve Board that the basis for the exchange is fair and reasonable.  At the completion of the conversion, each publicly held share of Waterstone-Federal common stock will be converted automatically into the right to receive a number of shares of New Waterstone common stock.  The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in New Waterstone after the conversion as they held in Waterstone-Federal immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio will not depend on the market value of Waterstone-Federal common stock.  The exchange ratio will be based on the percentage of Waterstone-Federal common stock held by the public, the independent valuation of New Waterstone prepared by RP Financial, LC., and the number of shares of common stock issued in the offering.  The exchange ratio is expected to range from approximately 0.8986 shares for each publicly held share of Waterstone-Federal at the minimum of the offering range to 1.2158 shares for each publicly held share of Waterstone-Federal at the maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of New Waterstone as of May 17, 2013, assuming public stockholders of Waterstone-Federal own 26.5% of Waterstone-Federal common stock immediately prior to the completion of the conversion.  The table also shows how many shares of New Waterstone a hypothetical owner of Waterstone-Federal common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of New Waterstone to be Issued for Shares of Waterstone-Federal		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)

Minimum	20,718,750	73.5%	7,456,953	26.5%	28,175,703	0.8986	$7.19	$11.03	89
Midpoint	24,375,000	73.5	8,772,886	26.5	33,147,886	1.0572	8.46	11.83	105
Maximum	28,031,250	73.5	10,088,819	26.5	38,120,069	1.2158	9.73	12.62	121

(1)

Represents the value of shares of New Waterstone common stock to be received in the conversion by a holder of one share of Waterstone-Federal, pursuant to the exchange ratio, based upon the $8.00 per share offering price.

(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Waterstone-Federal common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of New Waterstone common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio.  The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. The conversion will not affect the normal business of WaterStone Bank of accepting deposits and making loans. WaterStone Bank will continue to be a Wisconsin-chartered savings bank and will continue to be regulated by the WDFI and the Federal Deposit Insurance Corporation. After the conversion, WaterStone Bank will continue to offer existing services to depositors, borrowers and other customers.  The directors serving Waterstone-Federal at the time of the conversion will be the directors of New Waterstone after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of WaterStone Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from WaterStone Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors of WaterStone Bank are members of, and have voting rights in, Lamplighter Financial, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors will cease to be members of Lamplighter Financial, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in WaterStone Bank will be vested in New Waterstone as the sole stockholder of WaterStone Bank.   The stockholders of New Waterstone will possess exclusive voting rights with respect to New Waterstone common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of a tax advisor with regard to the state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Lamplighter Financial, MHC, Waterstone-Federal, the public stockholders of Waterstone-Federal (except for cash paid for fractional shares), members of Lamplighter Financial, MHC, eligible account holders, supplemental eligible account holders, or WaterStone Bank.  See “—Material Income Tax Consequences.”

Effect on Liquidation Rights.  Each depositor in WaterStone Bank has both a deposit account in WaterStone Bank and a pro rata ownership interest in the net worth of Lamplighter Financial, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Lamplighter Financial, MHC and WaterStone Bank; however, there has never been a liquidation of a solvent mutual holding company.  Any depositor who opens a deposit account obtains a pro rata ownership interest in Lamplighter Financial, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Lamplighter Financial, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Lamplighter Financial, MHC and WaterStone Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Lamplighter Financial, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders and Supplemental Eligible Account Holders will receive an interest in liquidation accounts maintained by New Waterstone and WaterStone Bank in an aggregate amount equal to (i) Lamplighter Financial, MHC’s ownership interest in Waterstone-Federal’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Lamplighter Financial, MHC as of the date of the latest statement of financial condition of Lamplighter Financial, MHC prior to the consummation of the conversion (excluding its ownership of Waterstone-Federal). New Waterstone and WaterStone Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in WaterStone Bank after the conversion.  The liquidation accounts would be distributed to Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts in WaterStone Bank only in the event of a liquidation of (a) New Waterstone and WaterStone Bank or (b) WaterStone Bank.  The liquidation account in WaterStone Bank would be used only in the event that New Waterstone does not have sufficient assets to fund its obligations under its liquidation account.  The total obligation of New Waterstone and WaterStone Bank under their respective liquidation accounts will never exceed the dollar amount of New Waterstone’s liquidation account as adjusted from time to time pursuant to the plan of conversion and federal regulations.  See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation.  We have retained RP Financial, LC. to prepare an independent valuation appraisal.  For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $90,000, as well as payment for reimbursable expenses and an additional $15,000 upon completion of the conversion.  We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.’s bad faith or negligence.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Waterstone-Federal.  RP Financial, LC. also considered the following factors, among others:

•                                          the present results and financial condition of Waterstone-Federal and the projected results and financial condition of New Waterstone;

•                                          the economic and demographic conditions in Waterstone-Federal’s existing market area;

•                                          certain historical, financial and other information relating to Waterstone-Federal;

•                                          a comparative evaluation of the operating and financial characteristics of Waterstone-Federal with those of other publicly traded savings institutions;

•                                          the effect of the conversion and offering on New Waterstone’s stockholders’ equity and earnings potential;

•                                          the proposed dividend policy of New Waterstone; and

•                                          the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation appraisal considered the pro forma effect of the offering.  Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies:  (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.  RP Financial, LC. did not consider a pro forma price-to-assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings.  The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of New Waterstone with the peer group.  RP Financial, LC. made downward adjustments for financial condition, earnings, market area and stock market conditions.  No adjustments were made for asset growth, dividend policy, liquidity of the stock, management or the effect of government regulations and regulatory reform.  The downward valuation adjustments considered, among other things, New Waterstone’s less favorable balance sheet structure, including a greater dependence on higher cost borrowed funds and higher non-performing asset ratios than the peer group, a material dependence on mortgage banking operations for net income compared to the peer group, and the general condition of the primary market area in which New Waterstone operates.  The valuation adjustment for stock market conditions took into consideration the prevailing stock market environment for the common stock of thrifts and their holding companies, which has been relatively volatile in relation to the U.S. stock market generally, and the results and pro forma pricing ratios of recently completed thrift conversion transactions.

Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of New Waterstone after the conversion that were utilized in determining the appraised value.  These assumptions included estimated expenses, an assumed after-tax rate of return of 0.77% for the three months ended March 31, 2013 on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $8.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of May 17, 2013, the estimated pro forma market value of New Waterstone was $265.2 million.  Based on federal regulations, this market value forms the midpoint of a range with a minimum of $225.4 million and a maximum of $305.0 million.  The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Waterstone-Federal common stock owned by Lamplighter Financial, MHC.  The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Waterstone-Federal common stock owned by Lamplighter Financial, MHC and the $8.00 price per share, the minimum of the offering range is 20,718,750 shares, the midpoint of the offering range is 24,375,000 shares and the maximum of the offering range is 28,031,250 shares.

The board of directors of New Waterstone reviewed the independent valuation and, in particular, considered the following:

•                                          Waterstone-Federal’s financial condition and results of operations;

•                                          a comparison of financial performance ratios of Waterstone-Federal to those of other financial institutions of similar size;

•                                          market conditions generally and in particular for financial institutions; and

•                                          the historical trading price of the publicly held shares of Waterstone-Federal common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Federal Reserve Board, if required, as a result of subsequent developments in the financial condition of Waterstone-Federal or WaterStone Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of New Waterstone to less than $225.4 million or more than $305.0 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to New Waterstone’s registration statement.

The following table presents a summary of selected pricing ratios for New Waterstone (on a pro forma basis) and the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2013, and stock price information for the peer group companies as of May 17, 2013, as reflected in the appraisal report.  Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 27.0% on a price-to-book value basis, a discount of 30.0% on a price-to-tangible book value basis and a discount of 33.2% on a price-to-earnings basis.  Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering.  The appraisal did not consider one valuation approach to be more important than the other.  The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Waterstone-Federal’s common stock. The closing price of the common stock was $8.37 per share on May 17, 2013, the effective date of the appraisal, and $7.77 per share on June 5, 2013, the last trading day immediately preceding the announcement of the conversion.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
New Waterstone (on a pro forma basis, assuming completion of the conversion)
Maximum	20.04	x	76.92%	77.07%
Midpoint	17.13	x	71.36%	71.49%
Minimum	14.32	x	65.04%	65.15%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	25.66	x	97.81%	102.07%
Medians	28.73	x	95.41%	97.86%

(1)         Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core,” or recurring, earnings on a trailing twelve-month basis through March 31, 2013.  These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers WaterStone Bank as a going concern and should not be considered as an indication of the liquidation value of WaterStone Bank.  Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $8.00 price per share.

We will not decrease the minimum of the valuation range and the minimum of the offering range or increase the maximum of the valuation range and the minimum of the offering range without a resolicitation of subscribers.  The subscription price of $8.00 per share will remain fixed.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $305.0 million and a corresponding increase in the offering range to more than 28,031,250 shares, or a decrease in the minimum of the valuation range to less than $225.4 million and a corresponding decrease in the offering range to fewer than 20,718,750 shares, then we will promptly return with interest at 0.01% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion and reorganization.  Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board in order to complete the offering.  In the event that we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time.  Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond                               , 2015, which is two years after the special meeting of members to vote on the conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and New Waterstone’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and New Waterstone’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority.  The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of WaterStone Bank with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on December 31, 2011 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $3.0 million (375,000 shares) of our common stock, subject to the overall purchase limitations.  See “—Additional Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on December 31, 2011.  In the event of an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.  In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Waterstone-Federal or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding December 31, 2011.

Priority 2: Tax-Qualified Plans.  Our tax-qualified employee plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering.  If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.  The amount of the subscription requests by the 401(k) plan will be determined by its participants, who will have the right to invest all or a portion of their 401(k) plan accounts in our common stock, subject to the maximum purchase limitations.  However, to comply with the limitations applicable to our tax-qualified employee plans, our 401(k) plan may purchase no more than 2% of the shares of common stock sold in the offering.

Priority 3: Supplemental Eligible Account Holders.  To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each depositor of WaterStone Bank with a Qualifying Deposit at the close of business on [supplemental eligibility record date] who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $3.0 million (375,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at [supplemental eligibility record date].  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of WaterStone Bank as of the close of business on [member record date] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $3.0 million (375,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at [member record date].  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 4:00 p.m., Central Time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible depositor can be located.  We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock have been sold in the offering.  If at least 20,718,750 shares have not been sold in the offering by [extension date] and the Federal Reserve Board has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.01% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled.  If an extension beyond [extension date] is granted by the Federal Reserve Board, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Members, we will offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering.  Shares will be offered in the community offering with the following preferences:

(i)                                     Natural persons (including trusts of natural persons) residing in Milwaukee, Washington and Waukesha Counties, Wisconsin;

(ii)                                  Waterstone-Federal’s public stockholders as of [stockholder record date]; and

(iii)                               Other members of the general public.

Subscribers in the community offering may purchase up to $3.0 million (375,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.”  The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in Milwaukee, Washington and Waukesha Counties, Wisconsin, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person.  Thereafter, unallocated shares will be allocated among natural persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order.  If an oversubscription occurs due to the orders of public stockholders of Waterstone-Federal or members of the general public, the allocation procedures described above will apply to the stock orders of such persons.  In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within Milwaukee, Washington and Waukesha Counties, Wisconsin, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature.  We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date.  The community offering will begin concurrently with the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended.  New Waterstone may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which event we will resolicit purchasers.

Syndicated or Firm Commitment Underwritten Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated or firm commitment underwritten offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated or firm commitment underwritten offering is held, Sandler O’Neill & Partners, L.P. will serve as sole book-running manager.  In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated or firm commitment underwritten offering.  The shares of common stock will be sold at the same price per share ($8.00 per share) that the shares are sold in the subscription offering and the community offering.

In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to New Waterstone for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at WaterStone Bank or wire transfers).  See “—Procedure for Purchasing Shares in Subscription and Community Offerings.”  “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated offering to the extent consistent with Rules 10b-9 and 15c2-4 and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

In the event of a firm commitment underwritten offering, the proposed underwriting agreement will not be entered into with Sandler O’Neill & Partners, L.P. and New Waterstone, WaterStone Bank, Waterstone-Federal and Lamplighter Financial, MHC until immediately prior to the completion of the firm commitment underwritten offering. At that time, Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the firm commitment underwritten offering will represent that they have received sufficient indications of interest to complete the offering.  Pursuant to the terms of the underwriting agreement, and subject to certain customary provisions and conditions to closing, upon execution of the underwriting agreement, Sandler O’Neill & Partners, L.P. and any other underwriters will be obligated to purchase all the shares subject to the firm commitment underwritten offering.

If for any reason we cannot effect a syndicated or firm commitment underwritten offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares.  The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)            No person may purchase fewer than 25 shares of common stock;

(ii)           Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering;

(iii)          Except for the employee stock ownership plan and 401(k) plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $3.0 million (375,000 shares) of common stock in all categories of the offering combined;

(iv)          Current stockholders of Waterstone-Federal are subject to an ownership limitation.  As previously described, current stockholders of Waterstone-Federal will receive shares of New Waterstone common stock in exchange for their existing shares of Waterstone-Federal common stock. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Waterstone-Federal common stock, may not exceed 9.9% of the shares of common stock of New Waterstone to be issued and outstanding at the completion of the conversion; and

(v)           The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of WaterStone Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 25% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with the approval of the Federal Reserve Board and without further approval of members of Lamplighter Financial, MHC, may decrease or increase the purchase limitations.  If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their orders up to the then applicable limit.  The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders.  In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person means:

(i)                                     any corporation or organization, other than Waterstone-Federal, WaterStone Bank or a majority-owned subsidiary of WaterStone Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;

(ii)                                  any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)                               any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Waterstone-Federal or WaterStone Bank.

The term “acting in concert” means:

(i)                                     knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)                                  a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”  Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New Waterstone or WaterStone Bank and except as described below.  Any purchases made by any associate of New Waterstone or WaterStone Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.  In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.  For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New Waterstone.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings.  To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Sandler O’Neill & Partners, L.P., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Sandler O’Neill & Partners, L.P. will assist us on a best efforts basis in the subscription and community offerings by:

(i)                                     consulting as to the financial and marketing implications of the plan of conversion and reorganization;

(ii)                                  reviewing with our board of directors the financial effect of the offering on us, based on the independent appraiser’s appraisal of the shares of common stock;

(iii)                               reviewing all offering documents, including this prospectus and any prospectus related to a syndicated or firm commitment underwritten offering, stock order forms and related offering materials;

(iv)                              assisting in the design and implementation of a marketing strategy for the offering;

(v)                                 assisting management in scheduling and preparing for meetings with potential investors and other broker-dealers in connection with the offering; and

(vi)                              providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offerings.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of 1.0% of the dollar amount of all shares of common stock sold in the subscription and community offerings.  No fee will be payable to Sandler O’Neill & Partners, L.P. with respect to shares purchased by officers, directors, employees or their immediate families and shares purchased by our tax-qualified and non-qualified employee benefit plans, and no sales fee will be payable with respect to the exchange shares.

Syndicated or Firm Commitment Underwritten Offering.  In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated or firm commitment underwritten offering.

Expenses.  Sandler O’Neill & Partners, L.P. also will be reimbursed for reasonable expenses, including legal fees, in an amount not to exceed $115,000.  If the plan of conversion is terminated or if Sandler O’Neill & Partners, L.P. engagement is terminated in accordance with the provisions of the agency agreement, Sandler O’Neill & Partners, L.P. will only receive reimbursement of its reasonable out-of-pocket expenses and will return any amounts paid or advanced by us in excess of these amounts.  We have separately agreed to pay Sandler O’Neill & Partners, L.P. up to $60,000 in fees and expenses for records management, as described below.

Records Management

We have also engaged Sandler O’Neill & Partners, L.P. as records management agent in connection with the conversion and the subscription and community offerings. In its role as records management agent, Sandler O’Neill & Partners, L.P., will assist us in the offering in the:

•                                          consolidation of deposit accounts and vote calculations;

•                                          design and preparation of proxy and stock order forms;

•                                          organization and supervision of the Stock Information Center;

•                                          proxy solicitation and other services for our special meeting of members; and

•                                          preparation and processing of other documents related to the stock offering.

Sandler O’Neill & Partners, L.P. will receive fees of up to $30,000 and reimbursement for expenses of up to $30,000 for these services.  Of the fees for records management, $15,000 have been paid as of the date of this prospectus.

Indemnity

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of WaterStone Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction.  No offers or sales may be made by tellers or at the teller counters.  Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill & Partners, L.P.  Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock.  We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Lock-up Agreements

We, and each of our directors and executive officers have agreed, subject to certain exceptions, that during the period beginning on the date of this prospectus and ending 90 days after the closing of the offering, without the prior written consent of Sandler O’Neill & Partners, L.P., directly or indirectly, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Waterstone-Federal or New Waterstone stock or any securities convertible into or exchangeable or exercisable for Waterstone-Federal or New Waterstone stock, whether owned on the date of this prospectus or acquired after the date of this prospectus or with respect to which we or any of our directors or executive officers has or after the date of this prospectus acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Waterstone-Federal or New Waterstone stock, whether any such swap or transaction is to be settled by delivery of stock or other securities, in cash or otherwise.  In the event that either (1) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the restricted period and ends on the last day of the restricted period, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions set forth above will continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the earnings release is issued or the material news or event related to us occurs.

Procedure for Purchasing Shares in Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 4:00 p.m., Central Time, on [expiration date], unless we extend one or both for up to 45 days, with the approval of the Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond [extension date] would require the Federal

Reserve Board’s approval.  If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders.  If you do not respond to this notice, we will promptly return your funds with interest at 0.01% per annum or cancel your deposit account withdrawal authorization.  If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.01% per annum for funds received in the subscription and community offerings.  We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.01% per annum from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment.  We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 4:00 p.m., Central Time, on [expiration date]. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms.  We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.  You may submit your order form and payment by mail using the stock order return envelope provided, or by overnight delivery to our Stock Information Center, which will be located at [stock center address].  You may also hand-deliver stock order forms to the Stock Information Center.  Hand-delivered stock order forms will only be accepted at this location.  We will not accept stock order forms at our banking offices.  Please do not mail stock order forms to WaterStone Bank’s or Waterstone Mortgage Corporation’s offices.

Once tendered, an order form cannot be modified or revoked without our consent.  We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.  If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.  We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization.  Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by WaterStone Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)                                     personal check, bank check or money order, made payable to Waterstone Financial, Inc.; or

(ii)                                  authorization of withdrawal of available funds from your WaterStone Bank deposit accounts.

Appropriate means for designating withdrawals from deposit accounts at WaterStone Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal.  In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at WaterStone Bank and will earn interest at 0.01% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit cash, WaterStone Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to New Waterstone).  You may not designate on your stock order form direct withdrawal from a WaterStone Bank retirement account.  See “—Using Individual Retirement Account Funds.”  Additionally, you may not designate a direct withdrawal from WaterStone Bank accounts with check-writing privileges.  Please provide a check instead.  If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.  If permitted by the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [extension date].  If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders.  If you do not respond to this notice, we will promptly return your funds with interest at 0.01% per annum or cancel your deposit account withdrawal authorization.  We may resolicit purchasers for a specified period of time.

Regulations prohibit WaterStone Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion.  This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or New Waterstone to lend to the employee stock ownership plan the necessary amount to fund the purchase.  In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Individual Retirement Account Funds.  If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account.  By regulation, WaterStone Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock.  Therefore, if you wish to use funds that are currently in a WaterStone Bank retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts.  The purchase must be made through that account.  If you do not have such an account, you will need to establish one before placing a stock order.  An annual administrative fee may be payable to the independent trustee or custodian.  There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers.  Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at WaterStone Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the [expiration date] offering deadline.  Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates. Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the certificate registration address noted by purchasers on the stock order form.  Stock certificates will be sent to purchasers by first-class mail as soon as practicable after the completion of the conversion and stock offering.  We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day.  It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading.  Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.  In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply:

(i)                                     a small number of persons otherwise eligible to subscribe for shares under the plan of conversion and reorganization reside in such state;

(ii)                                  the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or

(iii)                               such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Regulations of the Federal Reserve Board prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account.  When registering your stock purchase on the order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit account.  Doing so may jeopardize your subscription rights.  Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or offering, please call our Stock Information Center.  The toll-free phone number is [stock center phone #].  The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Central Time.  The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

Liquidation prior to the conversion.  In the unlikely event that Lamplighter Financial, MHC is liquidated prior to the conversion, all claims of creditors of Lamplighter Financial, MHC would be paid first. Thereafter, if there were any assets of Lamplighter Financial, MHC remaining, these assets would first be distributed to certain depositors of WaterStone Bank under such depositors’ liquidation rights.  The amount received by such depositors would be equal to their pro rata interest in the remaining value of Lamplighter Financial, MHC after claims of creditors, based on the relative size of their deposit accounts.

Liquidation following the conversion.  The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a liquidation account by New Waterstone for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Lamplighter Financial, MHC’s ownership interest in Waterstone-Federal’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Lamplighter Financial, MHC as of the date of the latest statement of financial condition of Lamplighter Financial, MHC prior to the consummation of the conversion (excluding its ownership of Waterstone-Federal). The plan of conversion also provides for the establishment of a parallel liquidation account in WaterStone Bank to support the New Waterstone liquidation account in the event New Waterstone does not have sufficient assets to fund its obligations under the New Waterstone liquidation account.

In the unlikely event that WaterStone Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first.  However, except with respect to the liquidation account to be established in Waterstone-Federal, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of WaterStone Bank or New Waterstone above that amount.

The liquidation account established by New Waterstone is designed to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in Lamplighter Financial, MHC) after the conversion in the event of a complete liquidation of New Waterstone and WaterStone Bank or a liquidation solely of WaterStone Bank.  Specifically, in the unlikely event that either (i) WaterStone Bank or (ii) New Waterstone and WaterStone Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of December 31, 2011 and [supplemental eligibility record date] of their interests in the liquidation account maintained by New Waterstone.  Also, in a complete liquidation of both entities, or of WaterStone Bank only, when New Waterstone has insufficient assets (other than the stock of WaterStone Bank) to fund the liquidation account distribution due to Eligible Account Holders and Supplemental Eligible Account Holders and WaterStone Bank has positive net worth, WaterStone Bank shall immediately make a distribution to fund New Waterstone’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by New Waterstone as adjusted from time to time pursuant to the plan of conversion and federal regulations.  If New Waterstone is completely liquidated or sold apart from a sale or liquidation of WaterStone Bank, then the New Waterstone liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the WaterStone Bank liquidation account, subject to the same rights and terms as the New Waterstone liquidation account.

Pursuant to the plan of conversion and reorganization, after two years from the date of conversion and upon the written request of the Board of Governors of the Federal Reserve System, New Waterstone will transfer the liquidation account and the depositors’ interests in such account to WaterStone Bank and the liquidation account shall thereupon be subsumed into the liquidation account of WaterStone Bank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which New Waterstone or WaterStone Bank is not the surviving institution, would not be considered a liquidation.  In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in WaterStone Bank on December 31, 2011 or [supplemental eligibility record date] equal to the proportion that the balance of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s deposit account on December 31, 2011 and [supplemental eligibility record date], respectively, bears to the balance of all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders in WaterStone Bank on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on December 31, 2011 or [supplemental eligibility record date], or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income tax consequences of conversion to Lamplighter Financial, MHC, Waterstone-Federal, WaterStone Bank, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of Lamplighter Financial, MHC.  Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that New Waterstone or WaterStone Bank would prevail in a judicial proceeding.

Lamplighter Financial, MHC, Waterstone-Federal, WaterStone Bank and New Waterstone have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.                                      The merger of Lamplighter Financial, MHC with and into Waterstone-Federal will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.                                      The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Lamplighter Financial, MHC for liquidation interests in Waterstone-Federal will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.                                      None of Lamplighter Financial, MHC, Waterstone-Federal, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Lamplighter Financial, MHC to Waterstone-Federal in constructive exchange for liquidation interests in Waterstone-Federal.

4.                                      The basis of the assets of Lamplighter Financial, MHC and the holding period of such assets to be received by Waterstone-Federal will be the same as the basis and holding period of such assets in Lamplighter Financial, MHC immediately before the exchange.

5.                                      The merger of Waterstone-Federal with and into New Waterstone will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Waterstone-Federal nor New Waterstone will recognize gain or loss as a result of such merger.

6.                                      The basis of the assets of Waterstone-Federal and the holding period of such assets to be received by New Waterstone will be the same as the basis and holding period of such assets in Waterstone-Federal immediately before the exchange.

7.                                      Current stockholders of Waterstone-Federal will not recognize any gain or loss upon their exchange of Waterstone-Federal common stock for New Waterstone common stock.

8.                                      Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Waterstone-Federal for interests in the liquidation account in New Waterstone.

9.                                      The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Waterstone-Federal for interests in the liquidation account established in New Waterstone will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.                               Each stockholder’s aggregate basis in shares of New Waterstone common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Waterstone-Federal common stock surrendered in the exchange.

11.                               Each stockholder’s holding period in his or her New Waterstone common stock received in the exchange will include the period during which the Waterstone-Federal common stock surrendered was held, provided that the Waterstone-Federal common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.                               Cash received by any current stockholder of Waterstone-Federal in lieu of a fractional share interest in shares of New Waterstone common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New Waterstone common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.                               It is more likely than not that the fair market value of the nontransferable subscription rights to purchase New Waterstone common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of New Waterstone common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.                               It is more likely than not that the fair market value of the benefit provided by the liquidation account of WaterStone Bank supporting the payment of the New Waterstone liquidation account in the event New Waterstone lacks sufficient net assets is zero.  Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the WaterStone Bank liquidation account as of the effective date of the merger of Waterstone-Federal with and into New Waterstone.

15.                               It is more likely than not that the basis of the shares of New Waterstone common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the New Waterstone common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.                               No gain or loss will be recognized by New Waterstone on the receipt of money in exchange for New Waterstone common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Lamplighter Financial, MHC, Waterstone-Federal, WaterStone Bank, New Waterstone and persons receiving subscription rights and stockholders of Waterstone-Federal.  With respect to items 13 and 15 above, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value.  The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that:  (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in WaterStone Bank are reduced; and (iv) the WaterStone Bank liquidation account payment obligation arises only if New Waterstone lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the WaterStone Bank liquidation account supporting the payment of the liquidation account in the event New Waterstone lacks sufficient net assets does not have any economic value at the time of the conversion.  Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes it is more likely than not that such rights in the WaterStone Bank liquidation account have no value.  If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed.  We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Baker Tilly Virchow Krause, LLP that the Wisconsin state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as an exhibit to New Waterstone’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of WaterStone Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer.  Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction.  Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New Waterstone also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

Federal regulations prohibit New Waterstone from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with Federal Reserve Board approval) or tax-qualified employee stock benefit plans.  In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by financial institution holding companies.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF WATERSTONE FINANCIAL, INC.

General. As a result of the conversion, existing stockholders of Waterstone-Federal will become stockholders of New Waterstone There are differences in the rights of stockholders of Waterstone-Federal and stockholders of New Waterstone caused by differences between federal and Maryland law and regulations and differences in Waterstone-Federal’s federal stock charter and bylaws and New Waterstone’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of New Waterstone’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Waterstone-Federal consists of 200,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, having no par value.

The authorized capital stock of New Waterstone consists of 100,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Under Maryland General Corporation Law and New Waterstone’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval.  Stockholder approval is required to increase or decrease the number of authorized shares of Waterstone-Federal.

Waterstone-Federal’s charter and New Waterstone’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control.  We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, Lamplighter Financial, MHC is required to own not less than a majority of the outstanding shares of Waterstone-Federal common stock. Lamplighter Financial, MHC will no longer exist following completion of the conversion.

New Waterstone’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Waterstone-Federal’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by New Waterstone stockholders due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither Waterstone-Federal’s stock charter or bylaws nor New Waterstone’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends.  Waterstone-Federal’s ability to pay dividends depends, to a large extent, upon WaterStone Bank’s ability to pay dividends to Waterstone-Federal, which is restricted by federal regulations and by federal income tax considerations related to federally-chartered savings associations.

The same restrictions will apply to WaterStone Bank’s payment of dividends to New Waterstone.  In addition, Maryland law generally provides that New Waterstone is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.

Board of Directors. Waterstone-Federal’s bylaws and New Waterstone’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Waterstone-Federal’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors.  Persons elected by the board of directors of Waterstone-Federal to fill vacancies may only serve until the next election of directors by stockholders. Under New Waterstone’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. The charter and bylaws of Waterstone-Federal do not limit the personal liability of directors or officers.

New Waterstone’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to New Waterstone for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit New Waterstone.

Indemnification of Directors, Officers, Employees and Agents.  As generally allowed under current Federal Reserve Board regulations, Waterstone-Federal will indemnify its directors, officers and employees for any reasonable costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Waterstone-Federal or its stockholders.  Waterstone-Federal also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification.  Before making any indemnification payment, Waterstone-Federal is required to notify the Federal Reserve Board of its intention, and such payment cannot be made if the Federal Reserve Board objects to such payment.

The articles of incorporation of New Waterstone provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law.  Maryland law allows New Waterstone to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of New Waterstone.  No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.  The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. Waterstone-Federal’s bylaws provide that special meetings of stockholders may be called by the chairman, the president, a majority of the members of the board of directors or the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting.  New Waterstone’s bylaws provide that special meetings of stockholders may be called by the chairperson, the vice chairperson, by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Waterstone-Federal’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Waterstone-Federal at least five days before the date of any such meeting.

New Waterstone’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New Waterstone at least 80 days prior and not earlier than 90 days prior to such meeting.  However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Management believes that it is in the best interest of New Waterstone and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors.  This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally.  Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.  In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting. Neither the bylaws of Waterstone-Federal nor New Waterstone provide for action to be taken by stockholders without a meeting.  However, under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Waterstone-Federal, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose.  Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders.  New Waterstone’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit.  Waterstone-Federal’s charter does not contain voting limits based on stock ownership.

In addition, federal regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of New Waterstone’s equity securities without the prior written approval of the Federal Reserve Board.  Where any person acquires beneficial ownership of more than 10% of a class of New Waterstone’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between New Waterstone and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities.  Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of New Waterstone’s voting stock after the date on which New Waterstone had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of New Waterstone at any time after the date on which New Waterstone had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of New Waterstone.  A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between New Waterstone and an interested stockholder generally must be recommended by the board of directors of New Waterstone and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of New Waterstone, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of New Waterstone other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if New Waterstone’s common stockholders receive a minimum price, as defined under

Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving federal mid-tier stock holding companies.

Mergers, Consolidations and Sales of Assets.  Under New Waterstone’s articles of incorporation, a merger or consolidation of New Waterstone requires approval of a majority of all votes entitled to be cast by stockholders.  However, no approval by stockholders is required for a merger if:

•                  the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•                  each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•                  the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of New Waterstone.

Under Maryland law, a sale of all or substantially all of New Waterstone’s assets other than in the ordinary course of business, or a voluntary dissolution of New Waterstone, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies.

Evaluation of Offers.  The articles of incorporation of New Waterstone provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New Waterstone (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Waterstone and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•                                          the economic effect, both immediate and long-term, upon New Waterstone’s stockholders, including stockholders, if any, who do not participate in the transaction;

•                                          the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, New Waterstone and its subsidiaries and on the communities in which New Waterstone and its subsidiaries operate or are located;

•                                          whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of New Waterstone;

•                                          whether a more favorable price could be obtained for New Waterstone’s stock or other securities in the future;

•                                          the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of New Waterstone and its subsidiaries;

•                                          the future value of the stock or any other securities of New Waterstone or the other entity to be involved in the proposed transaction;

•                                          any antitrust or other legal and regulatory issues that are raised by the proposal;

•                                          the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•                                          the ability of New Waterstone to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Waterstone-Federal’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal.  Under Maryland law, stockholders of New Waterstone will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which New Waterstone is a party as long as the common stock of New Waterstone trades on a national securities exchange.

Current federal regulations do not provide for dissenters’ appraisal rights in business combinations involving federal mid-tier stock holding companies.

Amendment of Governing Instruments. No amendment of Waterstone-Federal’s stock charter may be made unless it is first proposed by the board of directors then approved or preapproved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.  Amendments to Waterstone-Federal’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Waterstone-Federal at any legal meeting.

New Waterstone’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)            The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)           The division of the board of directors into three staggered classes;

(iii)          The ability of the board of directors to fill vacancies on the board;

(iv)          The requirement that directors may only be removed for cause and by the affirmative vote of at least a majority of the votes eligible to be cast by stockholders;

(v)           The ability of the board of directors to amend and repeal the bylaws;

(vi)          The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire New Waterstone;

(vii)         The authority of the board of directors to provide for the issuance of preferred stock;

(viii)        The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)          The number of stockholders constituting a quorum or required for stockholder consent;

(x)           The indemnification of current and former directors and officers, as well as employees and other agents, by New Waterstone;

(xi)          The limitation of liability of officers and directors to New Waterstone for money damages;

(xii)         The inability of stockholders to cumulate their votes in the election of directors;

(xiii)        The advance notice requirements for stockholder proposals and nominations; and

(xiv)        The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF NEW WATERSTONE

Although the board of directors of New Waterstone is not aware of any effort that might be made to obtain control of New Waterstone after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of New Waterstone’s articles of incorporation to protect the interests of New Waterstone and its stockholders from takeovers which the board of directors might conclude are not in the best interests of WaterStone Bank, New Waterstone or New Waterstone’s stockholders.

The following discussion is a general summary of the material provisions of Maryland law, New Waterstone’s articles of incorporation and bylaws, WaterStone Bank’s articles of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question.  New Waterstone’s articles of incorporation and bylaws are included as part of Lamplighter Financial, MHC’s application for conversion filed with the Federal Reserve Board and New Waterstone’s registration statement filed with the Securities and Exchange Commission.  See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of New Waterstone

Maryland law, as well as New Waterstone’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts.  As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of New Waterstone more difficult.

Directors. The board of directors will be divided into three classes.  The members of each class will be elected for a term of three years and only one class of directors will be elected annually.  Thus, it would take at least

two annual elections to replace a majority of the board of directors.   The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of WaterStone Bank and restrictions based upon prior legal or regulatory violations.  Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.  Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Call of Special Meetings.  The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the president, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting.  The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights.   The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.  This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office.  The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”).

Authorized but Unissued Shares.  After the conversion, New Waterstone will have authorized but unissued shares of common and preferred stock.  See “Description of Capital Stock of New Waterstone Following the Conversion.”  The articles of incorporation authorize 50,000,000 shares of serial preferred stock.  New Waterstone is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class).  In the event of a proposed merger, tender offer or other attempt to gain control of New Waterstone that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction.  An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of New Waterstone.  The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws.  Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.  A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Waterstone Financial, Inc.—Amendment of Governing Instruments” above.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New Waterstone’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of New Waterstone in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law.  Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders.  Maryland law restricts mergers, consolidations, sales of assets and other business combinations between New Waterstone and an “interested stockholder”.  See “Comparison of Stockholder Rights for Existing Stockholders of Waterstone Financial, Inc.—Mergers, Consolidations and Sales of Assets” above.

Evaluation of Offers.  The articles of incorporation of New Waterstone provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New Waterstone (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Waterstone and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors.  For a list of these enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of Waterstone Financial, Inc.—Evaluation of Offers” above.

Purpose and Anti-Takeover Effects of New Waterstone’s Articles of Incorporation and Bylaws.  Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors.  These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion.  We believe these provisions are in the best interests of New Waterstone and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of New Waterstone and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of New Waterstone and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New Waterstone and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company.  As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of New Waterstone’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so.  Such provisions will also make it more difficult to remove our board of directors and management.  Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Articles of Incorporation of WaterStone Bank

WaterStone Bank’s articles of incorporation will provide that for a period of five years from the closing of the conversion and offering, no person other than New Waterstone may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of WaterStone Bank.  This provision does not apply to any tax-qualified employee benefit plan of WaterStone Bank or New Waterstone or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of New Waterstone or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of WaterStone Bank.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion.  Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company.  The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution.  However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted.  The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured savings association or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.  The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition.  In addition, federal regulations provide that no company may acquire control of a savings association without the prior approval of the Federal Reserve Board.  Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.  Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New Waterstone, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.  Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

DESCRIPTION OF CAPITAL STOCK OF NEW WATERSTONE FOLLOWING THE CONVERSION

General

New Waterstone is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.  New Waterstone currently expects to issue in the offering and exchange up to 38,120,069 shares of common stock.  New Waterstone will not issue shares of preferred stock in the conversion.  Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock.  Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. New Waterstone may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors.  The payment of dividends by New Waterstone is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce New Waterstone’s assets below the then-adjusted balance of its liquidation account.  The holders of common stock of New Waterstone will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor.  If New Waterstone issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the conversion, the holders of common stock of New Waterstone will have exclusive voting rights in New Waterstone.  They will elect New Waterstone’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors.  Any person who beneficially owns more than 10% of the then-outstanding shares of New Waterstone’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit.  If New Waterstone issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a Wisconsin-chartered stock savings bank, corporate powers and control of WaterStone Bank are vested in its board of directors, who elect the officers of WaterStone Bank and who fill any vacancies on the board of directors.  Voting rights of WaterStone Bank are vested exclusively in the owners of the shares of capital stock of WaterStone Bank, which will be New Waterstone, and voted at the direction of New Waterstone’s board of directors.  Consequently, the holders of the common stock of New Waterstone will not have direct control of WaterStone Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of WaterStone Bank, New Waterstone, as the holder of 100% of WaterStone Bank’s capital stock, would be entitled to receive all assets of WaterStone Bank available for distribution, after payment or provision for payment of all debts and liabilities of WaterStone Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of New Waterstone, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of New Waterstone available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of New Waterstone will not be entitled to preemptive rights with respect to any shares that may be issued.  The common stock is not subject to redemption.

Preferred Stock

None of the shares of New Waterstone’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for New Waterstone’s common stock is Broadridge Corporate Issuer Solutions, Inc., Brentwood, New York.

EXPERTS

The consolidated financial statements of Waterstone-Federal and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to New Waterstone, Lamplighter Financial, MHC, Waterstone-Federal and WaterStone Bank, has issued to New Waterstone its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion.  Baker Tilly Virchow Krause, LLP has provided an opinion to us regarding the Wisconsin income tax consequences of the conversion.  Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. and, in the event of a syndicated or firm commitment underwritten offering, for the other co-managers, by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

New Waterstone has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement.  Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates.  The Securities and Exchange Commission telephone number is 1-800-SEC-0330.  In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including New Waterstone.  The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Lamplighter Financial, MHC has filed with the Board of Governors of the Federal Reserve System an Application on Form AC with respect to the conversion, and New Waterstone has filed with the Board of Governors of the Federal Reserve System an Application H-(e)1 with respect to its acquisition of WaterStone Bank. This prospectus omits certain information contained in those applications. To obtain a copy of the applications filed with the Board of Governors of the Federal Reserve System, you may contact                         ,                                    of the Federal Reserve Bank of Chicago, at (            )               -                    .  The Plan of Conversion and Reorganization is available, upon request, at each of WaterStone Bank’s offices.

In connection with the offering, New Waterstone will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, New Waterstone and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934.  Under the plan of conversion and reorganization, New Waterstone has undertaken that it will not terminate such registration for a period of at least three years following the offering.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

	(Unaudited)
	March 31,	December 31,
	2013	2012
	(In Thousands, except share data)
Assets
Cash	$54,652	37,129
Federal funds sold	9,209	28,576
Interest-earning deposits in other financial institutions and other short term investments	253	5,764
Cash and cash equivalents	64,114	71,469
Securities available for sale (at fair value)	220,471	205,017
Loans held for sale (at fair value)	104,168	133,613
Loans receivable	1,124,937	1,133,672
Less: Allowance for loan losses	29,298	31,043
Loans receivable, net	1,095,639	1,102,629

Office properties and equipment, net	26,844	26,935
Federal Home Loan Bank stock (at cost)	20,193	20,193
Cash surrender value of life insurance	38,201	38,061
Real estate owned	30,799	35,974
Prepaid expenses and other assets	28,325	27,185
Total assets	$1,628,754	1,661,076

Liabilities and Shareholders’ Equity
Liabilities:
Demand deposits	$86,948	84,140
Money market and savings deposits	115,578	118,453
Time deposits	712,393	736,920
Total deposits	914,919	939,513

Short-term borrowings	45,324	45,888
Long-term borrowings	434,000	434,000
Advance payments by borrowers for taxes	7,346	1,672
Other liabilities	20,060	37,369
Total liabilities	1,421,649	1,458,442

Shareholders’ equity:
Preferred stock (par value $.01 per share) Authorized - 20,000,000 shares, no shares issued	—	—
Common stock (par value $.01 per share) Authorized - 200,000,000 shares in 2013 and 2012 Issued - 34,072,909 in 2013 and 2012 Outstanding - 31,348,556 in 2013 and 2012	341	341
Additional paid-in capital	110,458	110,490
Retained earnings	141,112	136,487
Unearned ESOP shares	(1,494)	(1,708)
Accumulated other comprehensive income, net of taxes	1,949	2,285
Treasury shares (2,724,353 shares), at cost	(45,261)	(45,261)
Total shareholders’ equity	207,105	202,634
Total liabilities and shareholders’ equity	$1,628,754	1,661,076

See Accompanying Notes to Unaudited Consolidated Financial Statements.

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three months ended March 31,
	2013	2012
	(In Thousands, except per share amounts)

Interest income:
Loans	$15,213	16,572
Mortgage-related securities	437	863
Debt securities, federal funds sold and short-term investments	536	707
Total interest income	16,186	18,142
Interest expense:
Deposits	1,466	3,204
Borrowings	4,574	4,512
Total interest expense	6,040	7,716
Net interest income	10,146	10,426
Provision for loan losses	1,760	3,675
Net interest income after provision for loan losses	8,386	6,751
Noninterest income:
Service charges on loans and deposits	365	249
Increase in cash surrender value of life insurance	140	145
Total other-than-temporary investment losses	—	(901)
Portion of loss recognized in other comprehensive income (before income taxes)	—	897
Net impairment losses recognized in earnings	—	(4)
Mortgage banking income	21,988	14,201
(Loss) gain on sale of available for sale securities	(9)	241
Other	549	170
Total noninterest income	23,033	15,002
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	16,482	10,637
Occupancy, office furniture, and equipment	1,916	1,721
Advertising	824	555
Data processing	477	392
Communications	408	296
Professional fees	405	426
Real estate owned	141	1,435
FDIC insurance premiums	673	941
Other	2,545	3,112
Total noninterest expenses	23,871	19,515
Income before income taxes	7,548	2,238
Income tax expense	2,923	30
Net income	$4,625	2,208
Income per share:
Basic	$0.15	0.07
Diluted	$0.15	0.07
Weighted average shares outstanding:
Basic	31,123,857	31,024,139
Diluted	31,334,490	31,036,711

See Accompanying Notes to Unaudited Consolidated Financial Statements.

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three months ended March 31,
	2013	2012
	(In Thousands)
Net income	$4,625	2,208

Other comprehensive income, net of tax:
Net unrealized holding (loss) gain on avaliable for sale securities:
Net unrealized holding (loss) gain arising during the period, net of tax benefit (expense) of $225 and ($100) respectively	(341)	340

Reclassification adjustment for net loss (gain) included in net income during the period, net of tax (benefit) expense of $4 and ($96), respectively	5	(144)

Total other comprehensive (loss) income	(336)	196
Comprehensive income	$4,289	2,404

See Accompanying Notes to Unaudited Consolidated Financial Statements.

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

						Accumulated
			Additional		Unearned	Other		Total
	Common Stock		Paid-In	Retained	ESOP	Comprehensive	Treasury	Shareholders’
	Shares	Amount	Capital	Earnings	Shares	Income	Shares	Equity
	(In Thousands)
Balances at December 31, 2011	31,250	$340	110,894	101,573	(2,562)	1,388	(45,261)	166,372

Comprehensive income:
Net income	—	—	—	2,208	—	—	—	2,208
Other comprehensive income:	—	—	—	—	—	196	—	196
Total comprehensive income								2,404

ESOP shares committed to be released to Plan participants	—	—	(170)	—	214	—	—	44
Stock based compensation	100	—	40	—	—	—	—	40

Balances at March 31, 2012	31,350	$340	110,764	103,781	(2,348)	1,584	(45,261)	168,860

Balances at December 31, 2012	31,348	$341	110,490	136,487	(1,708)	2,285	(45,261)	202,634

Comprehensive income:
Net income	—	—	—	4,625	—	—	—	4,625
Other comprehensive loss:	—	—	—	—	—	(336)	—	(336)
Total comprehensive income								4,289

ESOP shares committed to be released to Plan participants	—	—	(64)	—	214	—	—	150
Stock based compensation	—	—	32	—	—	—	—	32

Balances at March 31, 2013	31,348	$341	110,458	141,112	(1,494)	1,949	(45,261)	207,105

See Accompanying Notes to Unaudited Consolidated Financial Statements.

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2013	2012
	(In Thousands)

Operating activities:
Net income	$4,625	2,208
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,760	3,675
Provision for depreciation	606	486
Deferred income taxes	1,671	—
Stock based compensation	32	40
Net amortization of premium/discount on debt and mortgage related securities	620	216
Amortization of unearned ESOP shares	150	44
Gain on sale of loans held for sale	(19,996)	(14,964)
Loans originated for sale	(430,108)	(326,882)
Proceeds on sales of loans originated for sale	479,549	339,428
(Increase) decrease in accrued interest receivable	(500)	147
Increase in cash surrender value of life insurance	(140)	(145)
Decrease in accrued interest on deposits and borrowings	(64)	(117)
Increase in other liabilities	(4,947)	(2,610)
Decrease in accrued tax payable	(557)	(17)
(Loss) gain on sale of available for sale securities	9	(241)
Impairment of securities	—	4
Net realized and unrealized (gain) loss related to real estate owned	(352)	533
Other	(2,319)	(1,232)

Net cash provided by operating activities	30,039	573

Investing activities:
Net decrease in loans receivable	2,496	6,779
Purchases of:
Debt securities	(26,316)	(980)
Mortgage related securities	(3,096)	(51,367)
Premises and equipment, net	(537)	(396)
Proceeds from:
Principal repayments on mortgage-related securities	11,036	7,339
Maturities of debt securities	815	25,072
Sales of debt securities	921	11,908
Calls of structured notes	—	2,648
Sales of real estate owned	8,512	6,490
Redemption of FHLB stock	—	852

Net cash (used in) provided by investing activities	(6,169)	8,345

See Accompanying Notes to Unaudited Consolidated Financial Statements.

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2013	2012
	(In Thousands)
Financing activities:
Net decrease in deposits	(24,594)	(7,538)
Net change in short-term borrowings	(564)	(1,945)
Net change in advance payments by borrowers for taxes	(6,067)	(4,208)
Net cash used in financing activities	(31,225)	(13,691)
Decrease in cash and cash equivalents	(7,355)	(4,773)
Cash and cash equivalents at beginning of period	71,469	80,380
Cash and cash equivalents at end of period	$64,114	75,607

Supplemental information:
Cash paid, credited or (received) during the period for:
Income tax payments	1,809	47
Interest payments	6,105	7,833
Noncash investing activities:
Loans receivable transferred to real estate owned	2,734	6,349

See Accompanying Notes to Unaudited Consolidated Financial Statements.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 — Basis of Presentation

The unaudited interim consolidated financial statements include the accounts of Waterstone Financial, Inc. (the “Company”) and the Company’s subsidiaries.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial information, Rule 10-01 of Regulation S-X and the instructions to Form 10-Q. The financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position, results of operations, changes in shareholders’ equity, and cash flows of the Company for the periods presented.

The accompanying unaudited consolidated financial statements and related notes should be read in conjunction with the Company’s December 31, 2012 Annual Report on Form 10-K. Operating results for the three months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013 or for any other period.

The preparation of the unaudited consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period.  Significant items subject to such estimates and assumptions include the allowance for loan losses, deferred income taxes and real estate owned.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In January 2013, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2013-01, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities, which amended disclosures by requiring improved information about financial instruments and derivative instruments that are either offset on the balance sheet or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset on the balance sheet. Reporting entities are required to provide both net and gross information for these assets and liabilities in order to enhance comparability between those entities that prepare their financial statements on the basis of international financial reporting standards (“IFRS”). Companies were required to apply the amendments for fiscal years beginning on or after January 1, 2013, and interim periods within those years.  The adoption of this accounting standard did not have a material impact on the Company’s results of operation, financial position, or liquidity.

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.  Under this standard, an entity is required to provide information about the amounts reclassified out of accumulated OCI by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of accumulated OCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. This standard does not change the current requirements for reporting net income or other comprehensive income in the financial statements and was effective for interim and annual periods beginning on or after December 15, 2012. The adoption of this accounting standard did not have a material impact on the Company’s results of operation, financial position, or liquidity.

Note 2— Securities Available for Sale

The amortized cost and fair values of the Company’s investment in securities available for sale follow:

	March 31, 2013
		Gross	Gross
	Amortized	unrealized	unrealized
	cost	gains	losses	Fair value
	(In Thousands)
Mortgage-backed securities	$111,803	2,381	(108)	114,076
Collateralized mortgage obligations:
Government sponsored enterprise issued	25,682	410	—	26,092
Mortgage-related securities	137,485	2,791	(108)	140,168

Government sponsored enterprise bonds	10,000	21	—	10,021
Municipal securities	57,550	1,746	(567)	58,729
Other debt securities	5,000	136	—	5,136
Debt securities	72,550	1,903	(567)	73,886

Certificates of Deposit	6,370	51	(4)	6,417
	$216,405	4,745	(679)	220,471

	December 31, 2012
		Gross	Gross
	Amortized	unrealized	unrealized
	cost	gains	losses	Fair value
	(In Thousands)
Mortgage-backed securities	$116,813	2,349	(106)	119,056
Collateralized mortgage obligations:
Government sponsored enterprise issued	29,207	373	(1)	29,579
Mortgage-related securities	146,020	2,722	(107)	148,635

Government sponsored enterprise bonds	8,000	17	—	8,017
Municipal securities	35,493	2,043	(165)	37,371
Other debt securities	5,000	70	—	5,070
Debt securities	48,493	2,130	(165)	50,458

Certificates of Deposit	5,880	45	(1)	5,924
	$200,393	4,897	(273)	205,017

The Company’s mortgage-backed securities and collateralized mortgage obligations issued by government sponsored enterprises are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.  At March 31, 2013, $6.1 million of the Company’s government sponsored enterprise bonds and $94.6 million of the Company’s mortgage related securities were pledged as collateral to secure repurchase agreement obligations of the Company.

The amortized cost and fair values of investment securities by contractual maturity at March 31, 2013 are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value
	(In Thousands)
Debt and other securities
Due within one year	$2,750	2,756
Due after one year through five years	24,726	25,737
Due after five years through ten years	20,248	20,155
Due after ten years	31,196	31,655
Mortgage-related securities	137,485	140,168
	$216,405	220,471

Gross unrealized losses on securities available for sale and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position were as follows:

	March 31, 2013
	Less than 12 months		12 months or longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	loss	value	loss	value	loss
	(In Thousands)
Mortgage-backed securities	$8,012	(108)	—	—	8,012	(108)
Municipal securities	30,938	(477)	384	(90)	31,322	(567)
Certificates of Deposit	1,221	(4)	—	—	1,221	(4)
	$40,171	(589)	384	(90)	40,555	(679)

	December 31, 2012
	Less than 12 months		12 months or longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	loss	value	loss	value	loss
	(In Thousands)
Mortgage-backed securities	$19,382	(106)	—	—	19,382	(106)
Collateralized mortgage obligations:
Government sponsored enterprise issued	1,419	(1)	—	—	1,419	(1)
Municipal securities	9,009	(94)	398	(71)	9,407	(165)
Certificates of Deposit	244	(1)	—	—	244	(1)
	$30,054	(202)	398	(71)	30,452	(273)

The Company reviews the investment securities portfolio on a quarterly basis to monitor its exposure to other-than-temporary impairment.  In evaluating whether a security’s decline in market value is other-than-temporary, management considers the length of time and extent to which the fair value has been less than cost, financial condition of the issuer and the underlying obligors, quality of credit enhancements, volatility of the fair value of the security, the expected recovery period of the security and ratings agency evaluations.  In addition the Company may also evaluate payment structure, whether there are defaulted payments or expected defaults, prepayment speeds and the value of any underlying collateral.  For certain securities in unrealized loss positions, the Company prepares cash flow analyses to compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security.

As of March 31, 2013, the Company identified two municipal securities that were deemed to be other-than-temporarily impaired.  Both securities were issued by a tax incremental district in a municipality located in Wisconsin.  During the year ended December 31, 2012, the Company received audited financial statements with respect to the municipal issuer that called into question the ability of the underlying taxing district that issued the securities to operate as a going concern.  During the year ended December 31, 2012, the Company’s analysis of these securities resulted in $100,000 in credit losses that were charged to earnings with respect to these two municipal securities.  No additional credit loss was recognized during the three months ended March 31, 2013.   As of March 31, 2013, these securities had a combined amortized cost of $215,000 and a combined estimated fair value of $237,000.  As of March 31, 2013, the Company had one municipal security which had been in an unrealized loss position for twelve months or longer.  This security was determined not to be other-than-temporarily impaired as of March 31, 2013.  During the year ended December 31, 2012, two private-label collateralized mortgage obligations, that had been identified as other than temporarily impaired, were sold at a combined gain of $282,000.  At the time of sale, these securities had a combined amortized cost of $18.0 million.

The following table presents the change in other-than-temporary credit related impairment charges on securities available for sale for which a portion of the other-than-temporary impairments related to other factors was recognized in other comprehensive loss.

(In Thousands)
Credit-related impairments on securities as of December 31, 2011	$2,096
Credit-related impairments related to securites for which an other-than-temporary impairment was not previously recognized	100
Increase in credit-related impairments related to securities for which an other-than-temporary impairment was previously recognized	113
Reduction for sales of securities for which other-than-temporary was previously recognized	(2,209)
Credit-related impairments on securities as of December 31, 2012	100
Credit-related impairments related to securites for which an other-than-temporary impairment was not previously recognized	—
Increase in credit-related impairments related to securities for which an other-than-temporary impairment was previously recognized	—
Credit-related impairments on securities as of March 31, 2013	$100

Exclusive of the aforementioned securities, the Company has determined that the decline in fair value of the remaining securities is not attributable to credit deterioration.  Based on the foregoing evaluation criteria, and as the Company does not intend to sell nor is it more likely than not that it will be required to sell these securities before recovery of the amortized cost basis, these securities are not considered other-than-temporarily impaired.

Continued deterioration of general economic market conditions could result in the recognition of future other-than-temporary impairment losses within the investment portfolio and such amounts could be material to our consolidated financial statements.

During the three months ended March 31, 2013, proceeds from the sale of securities totaled $921,000 and resulted in losses totaling $9,000.  The $9,000 loss included in (loss) gain on sale of available for sale securities in the consolidated statements of income during the three months ended March 31, 2013 was reclassified from accumulated other comprehensive income.  During the three months ended March 31, 2012, proceeds from the sale of securities totaled $11.9 million and resulted in gains totaling $241,000.  The $241,000 gain included in (loss) gain on sale of available for sale securities in the consolidated statements of income during the three months ended March 31, 2012 was reclassified from accumulated other comprehensive income.

Note 3 - Loans Receivable

Loans receivable at March 31, 2013 and December 31, 2012 are summarized as follows:

	March 31,	December 31,
	2013	2012
	(In Thousands)
Mortgage loans:
Residential real estate:
One- to four-family	$445,243	460,821
Over four-family	514,566	514,363
Home equity	35,949	36,494
Construction and land	33,249	33,818
Commercial real estate	76,759	65,495
Consumer	128	132
Commercial loans	19,043	22,549
	$1,124,937	1,133,672

The Company provides several types of loans to its customers, including residential, construction, commercial and consumer loans.  Significant loan concentrations are considered to exist for a financial institution when there are amounts loaned to one borrower or to multiple borrowers engaged in similar activities that would cause them to be similarly impacted by economic or other conditions.  While credit risks are geographically concentrated in the Company’s Milwaukee metropolitan area, and while 88.5% of the Company’s loan portfolio involves loans that are secured by residential real estate, there are no concentrations with individual or groups of related borrowers.  While the real estate collateralizing these loans is residential in nature, it ranges from owner-occupied single family homes to large apartment complexes.  In addition, real estate collateralizing $79.0 million, or 7.0% of total loans, is located outside of the state of Wisconsin.

During the three months ended March 31, 2013, $430.1 million in residential loans were originated for sale.  During the same period, sales of loans held for sale totaled $459.6 million, generating mortgage banking income of $22.0 million.  The unpaid principal balance of loans serviced for others was $787.6 million and $635.8 million at March 31, 2013 and December 31, 2012, respectively. These loans are not reflected in the consolidated statements of financial condition.

Qualifying loans receivable totaling $818.2 million and $801.6 million at March 31, 2013 and December 31, 2012, respectively, are pledged as collateral against $350.0 million in outstanding Federal Home Loan Bank of Chicago advances under a blanket security agreement.

An analysis of past due loans receivable as of March 31, 2013 and December 31, 2012 follows:

	As of March 31, 2013
	1-59 Days Past Due (1)	60-89 Days Past Due (2)	Greater Than 90 Days	Total Past Due	Current (3)	Total Loans
	(In Thousands)
Mortgage loans:
Residential real estate:
One- to four-family	$8,344	4,766	29,016	42,126	403,117	445,243
Over four-family	1,819	1,562	19,040	22,421	492,145	514,566
Home equity	914	105	448	1,467	34,482	35,949
Construction and land	—	763	2,140	2,903	30,346	33,249
Commercial real estate	258	—	665	923	75,836	76,759
Consumer	—	—	—	—	128	128
Commercial loans	—	841	511	1,352	17,691	19,043
Total	$11,335	8,037	51,820	71,192	1,053,745	1,124,937

	As of December 31, 2012
Mortgage loans:
Residential real estate:
One- to four-family	$11,745	5,402	29,259	46,406	414,415	460,821
Over four-family	3,543	1,498	18,336	23,377	490,986	514,363
Home equity	416	111	404	931	35,563	36,494
Construction and land	87	—	2,180	2,267	31,551	33,818
Commercial real estate	290	—	668	958	64,537	65,495
Consumer	—	—	—	—	132	132
Commercial loans	—	—	511	511	22,038	22,549
Total	$16,081	7,011	51,358	74,450	1,059,222	1,133,672

(1)         Includes $4.9 million and $2.4 million for March 31, 2013 and December 31, 2012, respectively, which are on non-accrual status.

(2)         Includes $2.2 million and $2.8 million for March 31, 2013 and December 31, 2012, respectively, which are on non-accrual status.

(3)         Includes $7.1 million and $18.2 million for March 31, 2013 and December 31, 2012, respectively, which are on non-accrual status.

As of March 31, 2013 and December 31, 2012, there are no loans that are 90 or more days past due and still accruing interest.

A summary of the activity for the three months ended March 31, 2013 and 2012 in the allowance for loan losses follows:

	One- to Four- Family	Over Four- Family	Home Equity	Construction and Land	Commercial Real Estate	Consumer	Commercial	Total
	(In Thousands)
Three months ended March 31, 2013
Balance at beginning of period	$17,819	7,734	2,097	1,323	1,259	30	781	31,043
Provision (credit) for loan losses	2,055	(329)	(74)	39	132	(2)	(61)	1,760
Charge-offs	(3,642)	(137)	(78)	(7)	—	—	—	(3,864)
Recoveries	153	201	2	—	—	2	1	359
Balance at end of period	$16,385	7,469	1,947	1,355	1,391	30	721	29,298

Three months ended March 31, 2012
Balance at beginning of period	$17,475	8,252	1,998	2,922	941	28	814	32,430
Provision (credit) for loan losses	2,245	762	448	264	14	(1)	(57)	3,675
Charge-offs	(2,446)	(447)	(150)	(120)	(35)	—	—	(3,198)
Recoveries	116	4	7	—	—	—	13	140
Balance at end of period	$17,390	8,571	2,303	3,066	920	27	770	33,047

A summary of the allowance for loan loss for loans evaluated individually and collectively for impairment by collateral class as of March 31, 2013 follows:

	One- to Four- Family	Over Four Family	Home Equity	Construction and Land	Commercial Real Estate	Consumer	Commercial	Total
	(In Thousands)
Allowance related to loans individually evaluated for impairment	$5,190	2,383	951	377	228	—	331	9,460
Allowance related to loans collectively evaluated for impairment	11,195	5,086	996	978	1,163	30	390	19,838

Balance at end of period	$16,385	7,469	1,947	1,355	1,391	30	721	29,298

Loans individually evaluated for impairment	$56,498	25,794	2,221	4,429	665	22	1,352	90,981

Loans collectively evaluated for impairment	388,745	488,772	33,728	28,820	76,094	106	17,691	1,033,956
Total gross loans	$445,243	514,566	35,949	33,249	76,759	128	19,043	1,124,937

A summary of the allowance for loan loss for loans evaluated individually and collectively for impairment by collateral class as of the year ended December 31, 2012 follows:

	One- to Four- Family	Over Four Family	Home Equity	Construction and Land	Commercial Real Estate	Consumer	Commercial	Total
	(In Thousands)
Allowance related to loans individually evaluated for impairment	$7,058	3,268	1,033	377	341	—	331	12,408

Allowance related to loans collectively evaluated for impairment	10,761	4,466	1,064	946	918	30	450	18,635

Balance at end of period	$17,819	7,734	2,097	1,323	1,259	30	781	31,043

Loans individually evaluated for impairment	$57,467	28,281	2,127	4,470	1,250	24	1,352	94,971

Loans collectively evaluated for impairment	403,354	486,082	34,367	29,348	64,245	108	21,197	1,038,701
Total gross loans	$460,821	514,363	36,494	33,818	65,495	132	22,549	1,133,672

The following table presents information relating to the Company’s internal risk ratings of its loans receivable as of March 31, 2013 and December 31, 2012:

	One- to Four- Family	Over Four Family	Home Equity	Construction and Land	Commercial Real Estate	Consumer	Commercial	Total
	(In Thousands)
At March 31, 2013
Substandard	$51,706	19,696	2,637	3,665	665	22	1,364	79,755

Watch	15,550	18,464	1,558	2,891	2,005	—	1,331	41,799

Pass	377,987	476,406	31,754	26,693	74,089	106	16,348	1,003,383
	$445,243	514,566	35,949	33,249	76,759	128	19,043	1,124,937

At December 31, 2012
Substandard	$53,242	24,767	2,913	3,705	1,251	23	1,365	87,266

Watch	17,082	14,157	606	2,803	1,234	—	964	36,846

Pass	390,497	475,439	32,975	27,310	63,010	109	20,220	1,009,560
	$460,821	514,363	36,494	33,818	65,495	132	22,549	1,133,672

Factors that are important to managing overall credit quality include sound loan underwriting and administration, systematic monitoring of existing loans and commitments, effective loan review on an ongoing basis, early identification of potential problems, an allowance for loan losses, and sound non-accrual and charge-off policies.  Our underwriting policies require an officers’ loan committee review and approve all loans in excess of $500,000.  In addition, an independent loan review function exists for all loans.  Our ability to manage credit risk depends in large part on our ability to properly identify and manage problem loans.  To do so, we maintain a loan review system under which our credit management personnel review non-owner occupied one- to four-family, over four-family, construction and land, commercial real estate and commercial loans that individually, or as part of an overall borrower relationship, exceed $1.0 million in potential exposure.  Loans meeting these criteria are reviewed on an annual basis, or more frequently if the loan renewal is less than one year.  With respect to this review process, management has determined that pass loans include loans that exhibit acceptable financial statements, cash flow and leverage.  Watch loans have potential weaknesses that deserve management’s attention and, if left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the credit.  Substandard loans are considered inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged.  These loans generally have a well-defined weakness that may jeopardize liquidation of the debt and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.  Finally, a loan is considered to be impaired when it is probable that the Bank will not be able to collect all amounts due according to the contractual terms of the loan agreement. Management has determined that all non-accrual loans and loans modified under troubled debt restructurings meet the definition of an impaired loan.

The Company’s procedures dictate that an updated valuation must be obtained with respect to underlying collateral at the time a loan is deemed impaired.  Updated valuations may also be obtained upon transfer from loans receivable to real estate owned based upon the age of the prior appraisal, changes in market conditions or known changes to the physical condition of the property.

Estimated fair values are reduced to account for sales commissions, broker fees, unpaid property taxes and additional selling expenses to arrive at an estimated net realizable value.  The adjustment factor is based upon the Company’s actual experience with respect to sales of real estate owned over the prior two years.  An additional adjustment factor is applied by appraisal vintage to account for downward market pressure since the date of appraisal.  The additional adjustment factor is based upon relevant sales data available for our general operating market as well as company-specific historical net realizable values as compared to the most recent appraisal prior to disposition.

With respect to over-four family income-producing real estate, appraisals are reviewed and estimated collateral values are adjusted by updating significant appraisal assumptions to reflect current real estate market conditions.  Significant assumptions reviewed and updated include the capitalization rate, rental income and operating expenses.  These adjusted assumptions are based upon recent appraisals received on similar properties as well as on actual experience related to real estate owned and currently under Company management.

The following tables present data on impaired loans at March 31, 2013 and December 31, 2012.

	As of or for the Three Months Ended March 31, 2013
	Recorded Investment	Unpaid Principal	Reserve	Cumulative Charge-Offs	Average Recorded Investment	Interest Paid
	(In Thousands)
Total Impaired with Reserve
One- to four-family	$23,875	24,097	5,190	222	24,445	226
Over four-family	16,030	16,275	2,383	245	16,732	214
Home equity	1,463	1,463	951	—	1,539	10
Construction and land	2,315	2,315	377	—	2,315	15
Commercial real estate	228	594	228	366	594	—
Consumer	—	—	—	—	—	—
Commercial	1,352	1,352	331	—	1,352	3
	45,263	46,096	9,460	833	46,977	468

Total Impaired with no Reserve

One- to four-family	32,623	38,246	—	5,623	38,154	271
Over four-family	9,764	9,929	—	165	10,489	5
Home equity	758	924	—	166	934	3
Construction and land	2,114	3,579	—	1,465	3,579	1
Commercial real estate	437	461	—	24	472	2
Consumer	22	22	—	—	23	—
Commercial	—	—	—	—	—	—
	45,718	53,161	—	7,443	53,651	282

Total Impaired

One- to four-family	56,498	62,343	5,190	5,845	62,599	497
Over four-family	25,794	26,204	2,383	410	27,221	219
Home equity	2,221	2,387	951	166	2,473	13
Construction and land	4,429	5,894	377	1,465	5,894	16
Commercial real estate	665	1,055	228	390	1,066	2
Consumer	22	22	—	—	23	—
Commercial	1,352	1,352	331	—	1,352	3
	$90,981	99,257	9,460	8,276	100,628	750

	As of or for the Year Ended December 31, 2012
	Recorded Investment	Unpaid Principal	Reserve	Cumulative Charge-Offs	Average Recorded Investment	Interest Paid
	(In Thousands)
Total Impaired with Reserve
One- to four-family	$29,057	29,456	7,058	399	29,768	874
Over four-family	17,397	17,642	3,268	245	18,073	722
Home equity	1,544	1,544	1,033	—	1,615	74
Construction and land	2,316	2,316	377	—	2,316	78
Commercial real estate	813	1,179	341	366	1,748	50
Consumer	—	—	—	—	—	—
Commercial	1,352	1,352	331	—	1,352	42
	52,479	53,489	12,408	1,010	54,872	1,840

Total Impaired with no Reserve

One- to four-family	28,410	31,315	—	2,905	31,358	1,175
Over four-family	10,884	11,179	—	295	11,649	549
Home equity	583	749	—	166	755	14
Construction and land	2,154	3,655	—	1,501	3,656	5
Commercial real estate	437	461	—	24	473	12
Consumer	24	24	—	—	24	1
Commercial	—	—	—	—	—	—
	42,492	47,383	—	4,891	47,915	1,756

Total Impaired

One- to four-family	57,467	60,771	7,058	3,304	61,126	2,049
Over four-family	28,281	28,821	3,268	540	29,722	1,271
Home equity	2,127	2,293	1,033	166	2,370	88
Construction and land	4,470	5,971	377	1,501	5,972	83
Commercial real estate	1,250	1,640	341	390	2,221	62
Consumer	24	24	—	—	24	1
Commercial	1,352	1,352	331	—	1,352	42
	$94,971	100,872	12,408	5,901	102,787	3,596

The difference between a loan’s recorded investment and the unpaid principal balance represents a partial charge-off resulting from a confirmed loss due to the value of the collateral securing the loan being below the loan balance and management’s assessment that the full collection of the loan balance is not likely.

When a loan is considered impaired, interest payments received are treated as interest income on a cash basis as long as the remaining book value of the loan (i.e., after charge-off of all identified losses) is deemed to be fully collectible. If the remaining book value is not deemed to be fully collectible, all payments received are applied to unpaid principal. Determination as to the ultimate collectability of the remaining book value is supported by an updated credit department evaluation of the borrower’s financial condition and prospects for repayment, including consideration of the borrower’s sustained historical repayment performance and other relevant factors.

The determination as to whether an allowance is required with respect to impaired loans is based upon an analysis of the value of the underlying collateral and/or the borrower’s intent and ability to make all principal and interest payments in accordance with contractual terms.  The evaluation process is subject to the use of significant estimates and actual results could differ from estimates.  This analysis is primarily based upon third party appraisals and/or a discounted cash flow analysis.  In those cases in which no allowance has been provided for an impaired loan, the Company has determined that the estimated value of the underlying collateral exceeds the remaining outstanding balance of the loan.  Of the total $45.7 million of impaired loans as of March 31, 2013 for which no allowance has been provided, $7.4 million in charge-offs have been recorded to reduce the unpaid principal balance to an amount that is commensurate with the loan’s net realizable value, using the estimated fair value of the underlying collateral.  To the extent that further deterioration in property values continues, the Company may have to reevaluate the sufficiency of the collateral servicing these impaired loans resulting in additional provisions to the allowance for loans losses or charge-offs.

At March 31, 2013, total impaired loans includes $55.8 million of troubled debt restructurings.  Troubled debt restructurings involve granting concessions to a borrower experiencing financial difficulty by modifying the terms of the loan in an effort to avoid foreclosure.  The vast majority of debt restructurings include a modification of terms to allow for an interest only payment and/or reduction in interest rate.  The restructured terms are typically in place for six to twelve months.  At December 31, 2012, total impaired loans included $59.6 million of troubled debt restructurings.

The following presents data on troubled debt restructurings:

	As of March 31, 2013
	Accruing		Non-accruing		Total
	Amount	Number	Amount	Number	Amount	Number
	(dollars in thousands)

One- to four-family	$13,212	21	$15,942	85	$29,154	106
Over four-family	6,727	5	16,024	8	22,751	13
Home equity	—	—	975	3	975	3
Construction and land	2,171	2	78	1	2,249	3
Commercial real estate	—	—	665	2	665	2

	$22,110	28	$33,684	99	$55,794	127

	As of December 31, 2012
	Accruing		Non-accruing		Total
	Amount	Number	Amount	Number	Amount	Number
	(dollars in thousands)

One- to four-family	$9,921	17	$21,847	95	$31,768	112
Over four-family	3,917	4	20,030	13	23,947	17
Home equity	—	—	986	3	986	3
Construction and land	2,173	2	79	1	2,252	3
Commercial real estate	—	—	668	2	668	2
	$16,011	23	$43,610	114	$59,621	137

At March 31, 2013, $55.8 million in loans had been modified in troubled debt restructurings and $33.7 million of these loans were included in the non-accrual loan total.  The remaining $22.1 million, while meeting the internal requirements for modification in a troubled debt restructuring, were current with respect to payments under their original loan terms at the time of the restructuring and thus, continued to be included with accruing loans.  Provided these loans perform in accordance with the modified terms, they will continue to be accounted for on an accrual basis.

All loans that have been modified in a troubled debt restructuring are considered to be impaired.  As such, an analysis has been performed with respect to all of these loans to determine the need for a valuation reserve.  When a loan is expected to perform in accordance with the restructured terms and ultimately return to and perform under contract terms, a valuation allowance is established for an amount equal to the excess of the present value of the expected future cash flows under the original contract terms as compared with the modified terms, including an estimated default rate.  When there is doubt as to the borrower’s ability to perform under the restructured terms or ultimately return to and perform under market terms, a valuation allowance is established equal to the impairment when the carrying amount exceeds fair value of the underlying collateral.  As a result of the impairment analysis, a $4.4 million valuation allowance has been established as of March 31, 2013 with respect to the $55.8 million in troubled debt restructurings.  As of December 31, 2012, a $6.4 million valuation allowance had been established with respect to the $59.6 million in troubled debt restructurings.

After a troubled debt restructuring reverts to market terms, a minimum of six consecutive contractual payments must be received prior to consideration for a return to accrual status.  If an updated credit department review indicates no other evidence of elevated credit risk, the loan is returned to accrual status at that time.

The following presents troubled debt restructurings by concession type as of March 31, 2013 and December 31, 2012:

	As of March 31, 2013
	Performing in accordance with modified terms		In Default		Total
	Amount	Number	Amount	Number	Amount	Number
	(dollars in thousands)
Interest reduction and principal forbearance	$24,809	70	2,266	9	27,075	79
Principal forbearance	17,374	11	347	1	17,721	12
Interest reduction	7,694	10	3,304	26	10,998	36
	$49,877	91	5,917	36	55,794	127

	As of December 31, 2012
	Performing in accordance with modified terms		In Default		Total
	Amount	Number	Amount	Number	Amount	Number
	(dollars in thousands)
Interest reduction and principal forbearance	$26,051	77	2,770	11	28,821	88
Principal forbearance	17,574	11	348	1	17,922	12
Interest reduction	11,984	35	894	2	12,878	37
	$55,609	123	4,012	14	59,621	137

The following presents data on troubled debt restructurings as of March 31, 2013:

	For the Three Months Ended March 31, 2013		For the Three Months Ended March 31, 2012
	Amount	Number	Amount	Number
	(dollars in thousands)		(dollars in thousands)
Loans modified as a troubled debt restructure
One- to four-family	$343	3	$2,971	7
	$343	3	$2,971	7

Troubled debt restructuring modified within the past twelve months for which there was a default
One- to four-family	$—	—	$520	1
	$—	—	$520	1

There have been no troubled debt restructurings modified within the past twelve months for which there was a default.

The following table presents data on non-accrual loans as of March 31, 2013 and December 31, 2012:

	March 31,	December 31,
	2013	2012
	(Dollars in Thousands)
Non-accrual loans:
Residential
One- to four-family	$41,985	46,467
Over four-family	19,067	23,205
Home equity	1,539	1,578
Construction and land	2,175	2,215
Commercial real estate	665	668
Consumer	22	24
Commercial	511	511
Total non-accrual loans	$65,964	74,668

Total non-accrual loans to total loans receivable	5.86%	6.59%
Total non-accrual loans and performing troubled debt restructurings to total loans receivable	7.83%	8.00%
Total non-accrual loans to total assets	4.05%	4.50%

Note 4— Real Estate Owned

Real estate owned is summarized as follows:

	March 31,	December 31,
	2013	2012
	(In Thousands)

One- to four-family	$15,348	17,353
Over four-family	7,849	9,890
Construction and land	6,048	7,029
Commercial real estate	1,554	1,702
	$30,799	35,974

The following table presents the activity in the Company’s real estate owned:

	Three months ended March 31,
	2013	2012
	(In Thousands)
Real estate owned at beginning of the period	$35,974	56,670
Transferred from loans receivable	2,734	6,349
Sales	(7,680)	(6,122)
Write downs	(480)	(875)
Other	251	(12)
Real estate owned at the end of the period	$30,799	56,010

Note 5— Mortgage Servicing Rights

The following table presents the activity in the Company’s mortgage servicing rights:

	Three months ended March 31,
	2013	2012
	(In Thousands)
Mortgage servicing rights at beginning of the period	$3,220	198
Additions	958	439
Amortization	(269)	(22)
Mortgage servicing rights at end of the period	3,909	615
Valuation allowance at end of period	—	—
Mortgage servicing rights at the end of the period, net	$3,909	615

The following table shows the estimated future amortization expense for mortgage servicing rights for the periods indicated:

		March 31,
		2013
		(In Thousands)
Estimate for the period ended December 31:	2013	$862
	2014	935
	2015	765
	2016	597
	2017	429
	Thereafter	321
	Total	$3,909

Note 6— Deposits

A summary of the contractual maturities of time deposits at March 31, 2013 is as follows:

(In Thousands)

Within one year	$452,351
More than one to two years	214,086
More than two to three years	12,571
More than three to four years	10,869
More than four through five years	22,490
After five years	26
$712,393

Note 7— Borrowings

Borrowings consist of the following:

		March 31, 2013		December 31, 2012
			Weighted		Weighted
			Average		Average
		Balance	Rate	Balance	Rate
		(Dollars in Thousands)
Short term:
Short-term repurchase agreements		$45,324	3.22%	45,888	3.09%

Long term:
Federal Home Loan Bank, Chicago advances maturing:
	2016	220,000	4.34%	220,000	4.34%
	2017	65,000	3.19%	65,000	3.19%
	2018	65,000	2.97%	65,000	2.97%

Repurchase agreements maturing	2017	84,000	3.96%	84,000	3.96%
		$479,324	3.83%	479,888	3.82%

The short-term repurchase agreements represent the outstanding portion of a total $90.0 million commitment with two unrelated banks.  The short-term repurchase agreements are utilized by Waterstone Mortgage Corporation to finance loans originated for sale.  These agreements are secured by the underlying loans being financed.  Related interest rates are based upon the note rate associated with the loans being financed.  The first of the two short-term repurchase agreements has an outstanding balance of $29.8 million, a rate of 2.95% and a total commitment of $40.0 million at March 31, 2013.  The second short-term repurchase agreement has an outstanding balance of $15.5 million, a rate of 3.75% and a total commitment of $50.0 million at March 31, 2013.

The $220.0 million in advances due in 2016 consist of eight advances with fixed rates ranging from 4.01% to 4.82% callable quarterly until maturity.

The $65.0 million in advances due in 2017 consist of three advances with fixed rates ranging from 3.09% to 3.46% callable quarterly until maturity.

The $65.0 million in advances due in 2018 consist of three advances with fixed rates ranging from 2.73% to 3.11% callable quarterly until maturity.

The $84.0 million in repurchase agreements have fixed rates ranging from 2.89% to 4.31% callable quarterly until their maturity in 2017.  The repurchase agreements are collateralized by securities available for sale with an estimated fair value of $100.7 million at March 31, 2013 and $101.9 million at December 31, 2012.

The Company selects loans that meet underwriting criteria established by the Federal Home Loan Bank Chicago (FHLBC) as collateral for outstanding advances. The Company’s borrowings at the FHLBC are limited to 75% of the carrying value of unencumbered one- to four-family mortgage loans, 40% of the carrying value of home equity loans and 60% of the carrying value of over four-family loans. In addition, these advances are collateralized by FHLBC stock of $20.2 million at both March 31, 2013 and December 31, 2012. In the event of prepayment, the Company is obligated to pay all remaining contractual interest on the advance.

Note 8 — Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements, or overall financial performance deemed by the regulators to be inadequate, can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items, as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). As of March 31, 2013, the Bank meets all capital adequacy requirements to which it is subject.

On November 25, 2009, pursuant to a Stipulation and Consent to the Issuance of a Consent Order, WaterStone Bank agreed to the issuance of a Consent Order jointly issued by the Federal Deposit Insurance Corporation and the WDFI, WaterStone Bank’s primary banking regulators.  At the same time, pursuant to a Stipulation and Consent to Issuance of Order to Cease and Desist, Waterstone Financial, Inc. agreed to the issuance of an Order to Cease and Desist by the Office of Thrift Supervision, Waterstone Financial Inc.’s thrift holding company regulator at the time.  The Order issued by the Office of Thrift Supervision requires, among other things, that WaterStone Bank maintain minimum Tier 1 capital of 8.5% of total average assets and minimum total risk-based capital of 12.0% of risk-weighted assets.  Effective December 11, 2012, the WDFI and the Federal Deposit Insurance Corporation terminated the Order issued to WaterStone Bank.  The terminated Order was replaced with a memorandum of understanding that requires, among other things, maintenance of a minimum Tier I capital of 8.0% and a minimum total risk based capital ratio of 12.0%, and also prohibits dividend payments without prior regulatory non-objection.  Waterstone Financial, Inc. remains subject to its Order issued by the Office of Thrift Supervision, through enforcement by the Federal Reserve Board, as the successor holding company regulator to the Office of Thrift Supervision.  At March 31, 2013, the Company is in compliance with all requirements of the memorandum of understanding and order to cease and desist.

As of March 31, 2013 the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as quantitatively “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios, as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

As a state-chartered savings bank, the Bank is required to meet minimum capital levels established by the state of Wisconsin in addition to federal requirements. For the state of Wisconsin, regulatory capital consists of retained income, paid-in-capital, capital stock equity and other forms of capital considered to be qualifying capital by the Federal Deposit Insurance Corporation.

The actual and required capital amounts and ratios for the Bank as of March 31, 2013 and December 31, 2012 are presented in the table below:

	March 31, 2013
					To Be Well-Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars In Thousands)

Total capital (to risk-weighted assets)	$205,635	18.75%	87,726	8.00%	109,657	10.00%
Tier I capital (to risk-weighted assets)	191,736	17.49%	43,863	4.00%	65,794	6.00%
Tier I capital (to average assets)	191,736	11.79%	65,061	4.00%	81,326	5.00%
State of Wisconsin (to total assets)	191,736	11.82%	97,339	6.00%	N/A	N/A

	December 31, 2012
	(Dollars In Thousands)
Total capital (to risk-weighted assets)	$199,098	17.34%	91,844	8.00%	114,806	10.00%
Tier I capital (to risk-weighted assets)	184,542	16.07%	45,922	4.00%	68,883	6.00%
Tier I capital (to average assets)	184,542	11.13%	66,312	4.00%	82,890	5.00%
State of Wisconsin (to total assets)	184,542	11.15%	99,305	6.00%	N/A	N/A

Note 9 — Income Taxes

Income tax expense increased from $30,000 during the three months ended March 31, 2012 to $2.9 million for the three months ended March 31, 2013. This increase was partially due to the increase in our income before income taxes, which increased from $2.2 million during the three months ended March 31, 2012 to $7.5 million during the three months ended March 31, 2013.  During the third quarter of 2008, we established a valuation allowance against our net deferred tax assets. That valuation allowance effectively resulted in no income tax expense being recognized during the three months ended March 31, 2012 other than state income taxes for states in which separate company returns are filed.  During the fourth quarter of 2012, we released the valuation allowance against our net deferred tax assets. Therefore, income tax expense is recognized on the statement of income during the three months ended March 31, 2013 at an effective rate of 38.7% of pretax book income.

As of March 31, 2013, net deferred tax assets totaled $15.3 million, which, in the judgment of management, will more-likely-than-not be fully realized. The largest components of the deferred tax asset are associated with the allowance for loan losses and basis adjustments on real estate owned. We are largely relying on earnings generated in the current year and forecasted earnings in future years in making the determination that we will more-likely-than-not realize our deferred tax asset.

Note 10 — Offsetting of Assets and Liabilities

The Company enters into agreements under which it sells securities subject to an obligation to repurchase the same or similar securities.  In addition, the Company enters into agreements under which it sells loans held for sale subject to an obligation to repurchase the same loans.  Under these arrangements, the Company may transfer legal control over the assets but still retain effective control through an agreement that both entitles and obligates the Company to repurchase the assets.  As a result, these repurchase agreements are accounted for as collateralized financing arrangements (i.e., secured borrowings) and not as a sale and subsequent repurchase of assets.  The obligation to repurchase the assets is reflected as a liability in the Company’s consolidated statements of condition, while the securities and loans held for sale underlying the repurchase agreements remain in the respective investment securities and loans held for sale asset accounts. In other words, there is no offsetting or netting of the investment securities or loans held for sale assets with the repurchase agreement liabilities.  One of the Company’s two short-term repurchase agreements and all of the Company’s long-term repurchase agreements are subject to master netting agreements, which sets for the rights and obligations for repurchase and offset.  Under the master netting agreement, the Company is entitled to set off the collateral placed with a single counterparty against obligations owed to that counterparty.

The following table presents the liabilities subject to an enforceable master netting agreement as of March 31, 2013 and December 31, 2012.

	Gross Recognized Liabilities	Gross Amounts Offset	Net Amounts Presented	Gross Amounts Not Offset	Net Amount
	(In Thousands)
March 31, 2013
Repurchase Agreements
Short-term	$29,847	—	29,847	29,847	—
Long-term	84,000	—	84,000	84,000	—
	$113,847	—	113,847	113,847	—

December 31, 2012
Repurchase Agreements
Short-term	$38,090	—	38,090	38,090	—
Long-term	84,000	—	84,000	84,000	—
	$122,090	—	122,090	122,090	—

Note 11— Financial Instruments with Off-Balance Sheet Risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

	March 31,	December 31,
	2013	2012
	(In Thousands)
Financial instruments whose contract amounts represent potential credit risk:
Commitments to extend credit under amortizing loans (1)	$23,101	20,836
Commitments to extend credit under home equity lines of credit	16,814	17,628
Unused portion of construction loans	5,770	5,502
Unused portion of business lines of credit	10,988	10,967
Standby letters of credit	1,159	736

(1) Excludes commitments to originate loans held for sale.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements of the Company. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral obtained generally consists of mortgages on the underlying real estate.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds mortgages on the underlying real estate as collateral supporting those commitments for which collateral is deemed necessary.

The Company has determined that there are no probable losses related to commitments to extend credit or the standby letters of credit as of March 31, 2013 and December 31, 2012.

Residential mortgage loans sold to others are predominantly conventional residential first lien mortgages.  The Company’s agreements to sell residential mortgage loans in the normal course of business usually require certain representations and warranties on the underlying loans sold related to credit information, loan documentation and collateral, which if subsequently are untrue or breached, could require the Company to repurchase certain loans affected.  The Company has only been required to make insignificant repurchases as a result of its representations and warranties.  The Company’s agreements to sell residential mortgage loans also contain limited recourse provisions.  The recourse provisions are limited in that the recourse provision ends after certain payment criteria have been met.  With respect to these loans, repurchase could be required if defined delinquency issues arose during the limited recourse period.  Given that the underlying loans delivered to buyers are predominantly conventional first lien mortgages and that historical experience shows negligible losses and insignificant repurchase activity, management believes that losses and repurchases under the limited recourse provisions will continue to be insignificant.

Note 12 — Derivative Financial Instruments

In connection with its mortgage banking activities, the Company enters into derivative financial instruments as part of its strategy to manage its exposure to changes in interest rates.   Mortgage banking derivatives include interest rate lock commitments provided to customers to fund mortgage loans to be sold in the secondary market and forward commitments for the future delivery of such loans to third party investors.  It is the Company’s practice to enter into forward commitments for the future delivery of residential mortgage loans when interest rate lock commitments are entered into in order to economically hedge the effect of future changes in interest rates on its commitments to fund the loans as well as on its portfolio of mortgage loans held for sale. The Company’s mortgage banking derivatives have not been designated as being in hedge relationships.  These instruments are used to manage the Company’s exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements of ASC 815. Changes in the fair value of derivatives not designated in hedging relationships are recorded as a component of mortgage banking income in the Company’s consolidated statements of operations. The Company does not use derivatives for speculative purposes.

Forward commitments to sell mortgage loans represent commitments obtained by the Company from a secondary market agency to purchase mortgages from the Company at specified interest rates and within specified periods of time.  Commitments to sell loans are made to mitigate interest rate risk on interest rate lock commitments to originate loans and loans held for sale.  At March 31, 2013, the Company had forward commitments to sell mortgage loans with an aggregate notional amount of approximately $295.0 million and interest rate lock commitments with an aggregate notional amount of approximately $184.0 million.  The fair value of the mortgage derivatives at March 31, 2013 included a gain of $2.4 million on mortgage banking derivative assets and a $124,000 net loss on mortgage banking liabilities that are reported as a component of other asset and other liabilities, respectively on the Company’s consolidated statements of financial condition.

In determining the fair value of its derivative loan commitments, the Company considers the value that would be generated by the loan arising from exercise of the loan commitment when sold in the secondary mortgage market. That value includes the price that the loan is expected to be sold for in the secondary mortgage market.  The fair value of these commitments is recorded on the consolidated statements of financial condition with the changes in fair value recorded as a component of mortgage banking income.

Note 13 — Earnings per share

Earnings per share are computed using the two-class method.  Basic earnings per share is computed by dividing net income allocated to common shares by the weighted average number of common shares outstanding during the applicable period, excluding outstanding participating securities.  Participating securities include unvested restricted shares.  Unvested restricted shares are considered participating securities because holders of these securities have the right to receive dividends at the same rate as holders of the Company’s common stock.  Diluted earnings per share is computed by dividing net income by the weighted average number of common shares outstanding adjusted for the dilutive effect of all potential common shares.  Unvested restricted stock and stock options are considered outstanding for diluted earnings per share only.  Unvested restricted stock totaling 81,000 and 105,000 shares are considered outstanding for dilutive earnings per share for the three months ended March 31, 2013 and March 31, 2012, respectively.  Unvested stock options totaled 228,000 and 295,000 shares for the three months ended March 31, 2013 and March 31, 2012, respectively.

Presented below are the calculations for basic and diluted earnings per share:

	Three Months Ended
	March 31,
	2013	2012
	(In Thousands, except per share amounts)

Net income	$4,625	2,208
Net income available to unvested restricted shares	12	7
Net income available to common stockholders	$4,613	2,201

Weighted average shares outstanding	31,124	31,024
Effect of dilutive potential common shares	211	13
Diluted weighted average shares outstanding	31,335	31,037

Basic earnings per share	$0.15	0.07
Diluted earnings per share	$0.15	0.07

Note 14 — Fair Value Measurements

The FASB issued an accounting standard (subsequently codified into ASC Topic 820, “Fair Value Measurements and Disclosures”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This accounting standard applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements. The standard also emphasizes that fair value (i.e., the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date), among other things, is based on exit price versus entry price, should include assumptions about risk such as nonperformance risk in liability fair values, and is a market-based measurement, not an entity-specific measurement. When considering the assumptions that market participants would use in pricing the asset or liability, this accounting standard establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

The fair value hierarchy prioritizes inputs used to measure fair value into three broad levels.

Level 1 inputs - In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that we have the ability to access.

Level 2 inputs - Fair values determined by Level 2 inputs use inputs other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly.  Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets where there are few transactions and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs - Level 3 inputs are unobservable inputs for the asset or liability and include situations where there is little, if any, market activity for the asset or liability.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.  The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following table presents information about our assets recorded in our consolidated statement of financial position at their fair value on a recurring basis as of March 31, 2013 and December 31, 2012, and indicates the fair value hierarchy of the valuation techniques utilized to determine such fair value.

		Fair Value Measurements Using
	March 31, 2013	Level 1	Level 2	Level 3
	(In Thousands)

Available for sale securities
Mortgage-backed securities	$114,076	—	114,076	—
Collateralized mortgage obligations
Government sponsored enterprise issued	26,092	—	26,092	—
Government sponsored enterprise bonds	10,021	—	10,021	—
Municipal securities	58,729	—	58,729	—
Other debt securities	5,136	5,136	—	—
Certificates of deposit	6,417	—	6,417	—
Loans held for sale	104,168	—	104,168	—
Mortgage banking derivative assets	2,364	—	—	2,364
Mortgage banking derivative liabilities	124	—	—	124

	December 31,	Fair Value Measurements Using
	2012	Level 1	Level 2	Level 3
	(In Thousands)

Available for sale securities
Mortgage-backed securities	$119,056	—	119,056	—
Collateralized mortgage obligations
Government sponsored enterprise issued	29,579	—	29,579	—
Government sponsored enterprise bonds	8,017	—	8,017	—
Municipal securities	37,371	—	37,371	—
Other debt securities	5,070	5,070	—	—
Certificates of deposit	5,924	—	5,924	—
Loans held for sale	133,613	—	133,613	—
Mortgage banking derivative assets	1,668	—	—	1,668
Mortgage banking derivative liabilities	249	—	—	249

The following summarizes the valuation techniques for assets recorded in our consolidated statements of financial condition at their fair value on a recurring basis:

Available for sale securities — The Company’s investment securities classified as available for sale include: mortgage-backed securities, collateralized mortgage obligations, government sponsored enterprise bonds, municipal securities and other debt securities. The fair value of mortgage-backed securities, collateralized mortgage obligations and government sponsored enterprise bonds are determined by a third party valuation source using observable market data utilizing a matrix or multi-dimensional relational pricing model.  Standard inputs to these models include observable market data such as benchmark yields, reported trades, broker quotes, issuer spreads, benchmark securities, prepayment models and bid/offer market data.  For securities with an early redemption feature, an option adjusted spread model is utilized to adjust the issuer spread.  These model and matrix measurements are classified as Level 2 and Level 3 in the fair value hierarchy.  The fair value of municipal securities is determined by a third party valuation source using observable market data utilizing a multi-dimensional relational pricing model.  Standard inputs to this model include observable market data such as benchmark yields, reported trades, broker quotes, rating updates and issuer spreads.  These model measurements are classified as Level 2 in the fair value hierarchy.  The fair value of other debt securities, which includes a trust preferred security issued by a financial institution, is determined through quoted prices in active markets and is classified as Level 1 in the fair value hierarchy.

Loans held for sale — The Company carries loans held for sale at fair value under the fair value option model.  Fair value is generally determined by estimating a gross premium or discount, which is derived from pricing currently observable in the secondary market, principally from observable prices for forward sale commitments.  Loans held-for-sale are considered to be Level 2 in the fair value hierarchy of valuation techniques.

Mortgage banking derivatives - Mortgage banking derivatives include interest rate lock commitments to originate residential loans held for sale to individual customers and forward commitments to sell residential mortgage loans to various investors.  The Company relies on a valuation model to estimate the fair value of its interest rate lock commitments to originate residential mortgage loans held for sale, which includes applying a pull through rate based upon historical experience and the current interest rate environment and then multiplying by quoted investor prices.  The Company also relies on a valuation model to estimate the fair value of its forward commitments to sell residential loans, which includes matching specific terms and maturities of the forward commitments against applicable investor pricing available.  While there are Level 2 and 3 inputs used in the valuation models, the Company has determined that one or more of the inputs significant in the valuation of both of the mortgage banking derivatives fall within Level 3 of the fair value hierarchy.

The table below presents reconciliation for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during 2013 and 2012.

	Available for sale securities	Mortgage banking derivatives, net
	(In Thousands)

Balance at December 31, 2011	$18,451	527

Transfer into level 3	—	—
Unrealized holding losses arising during the period:
Included in other comprehensive income	1,023	—
Other than temporary impairment included in net loss	(113)	—
Principal repayments	(1,352)	—
Net accretion of discount/amortization of premium	—	—
Sales of available for sale securities	(18,009)
Mortgage derivative gain, net	—	892
Balance at December 31, 2012	—	1,419

Transfer into level 3	—	—
Unrealized holding losses arising during the period:
Included in other comprehensive income	—	—
Other than temporary impairment included in net loss	—	—
Principal repayments	—	—
Net accretion of discount/amortization of premium	—	—
Mortgage derivative gain, net	—	821
Balance at March 31, 2013	$—	2,240

There were no transfers in or out of Level 1 or Level 2 measurements during the periods.

Assets Recorded at Fair Value on a Non-recurring Basis

The following table presents information about our assets recorded in our consolidated statement of financial position at their fair value on a non-recurring basis as of March 31, 2013 and December 31, 2012, and indicates the fair value hierarchy of the valuation techniques utilized to determine such fair value.

		Fair Value Measurements Using
	March 31, 2013	Level 1	Level 2	Level 3
	(In Thousands)
Impaired loans, net (1)	$35,803	—	—	35,803
Real estate owned	30,799	—	—	30,799

	December 31,	Fair Value Measurements Using
	2012	Level 1	Level 2	Level 3
	(In Thousands)
Impaired loans, net (1)	$40,071	—	—	40,071
Real estate owned	35,974	—	—	35,974

(1)  Represents collateral-dependent impaired loans, net, which are included in loans.

Loans — We do not record loans at fair value on a recurring basis.  On a non-recurring basis, loans determined to be impaired are analyzed to determine whether a collateral shortfall exists, and if such a shortfall exists, are recorded on our consolidated statements of financial condition at net realizable value of the underlying collateral.  Fair value is determined based on third party appraisals.  Appraised values are adjusted to consider disposition costs and also to take into consideration the age of the most recent appraisal.  Given the significance of the adjustments made to appraised values necessary to estimate the fair value of impaired loans, loans that have been deemed to be impaired are considered to be Level 3 in the fair value hierarchy of valuation techniques.  At March 31, 2013, loans determined to be impaired with an outstanding balance of $45.3 million were carried net of specific reserves of $9.5 million for a fair value of $35.8 million.  At December 31, 2012, loans determined to be impaired with an outstanding balance of $52.5 million were carried net of specific reserves of $12.4 million for a fair value of $40.1 million.  Impaired loans collateralized by assets which are valued in excess of the net investment in the loan do not require any specific reserves.

Real estate owned — On a non-recurring basis, real estate owned, is recorded in our consolidated statements of financial condition at the lower of cost or fair value.  Fair value is determined based on third party appraisals and, if less than the carrying value of the foreclosed loan, the carrying value of the real estate owned is adjusted to the fair value.  Appraised values are adjusted to consider disposition costs and also to take into consideration the age of the most recent appraisal.  Given the significance of the adjustments made to appraised values necessary to estimate the fair value of the properties, real estate owned is considered to be Level 3 in the fair value hierarchy of valuation techniques.  Changes in the value of real estate owned totaled $480,000 and $875,000 during the three months ended March 31, 2013 and 2012, respectively and are recorded in real estate owned expense. At March 31, 2013 and December 31, 2012, real estate owned totaled $30.8 million and $36.0 million, respectively.

For Level 3 assets and liabilities measured at fair value on a recurring or non-recurring basis as of March 31, 2013, the significant unobservable inputs used in the fair value measurements were as follows:

			Significant	Significant Unobservable Input Value
	Fair Value at	Valuation	Unobservable	Minimum	Maximum
	March 31, 2013	Technique	Inputs	Value	Value

Mortgage banking derivatives	$2,240	Pricing models	Pull through rate	68.7%	100.0%
Impaired loans	35,803	Market approach	Disount rates applied to appraisals	15.0%	30.0%
Real estate owned	30,799	Market approach	Disount rates applied to appraisals	5.0%	89.4%

The significant unobservable inputs used in the fair value measurement of the Company’s mortgage banking derivatives, including interest rate lock commitments is the loan pull through rate.  This represents the percentage of loans currently in a lock position which the Company estimates will ultimately close.  Generally, the fair value of an interest rate lock commitment will be positively (negatively) impacted when the prevailing interest rate is lower (higher) than the interest rate lock commitment.  Generally, an increase in the pull through rate will result in the fair value of the interest rate lock increasing when in a gain position, or decreasing when in a loss position.  The pull through rate is largely dependent on the loan processing stage that a loan is currently in and the change in prevailing interest rates from the time of the rate lock.  The pull through rate is computed using historical data and the ratio is periodically reviewed by the Company.

The significant unobservable inputs used in the fair value measurement of collateral for collateral-dependent impaired loans and real estate owned included in the above table primarily relate to discounting criteria applied to independent appraisals received with respect to the collateral.  Discounts applied to the appraisals are dependent on the vintage of the appraisal as well as the marketability of the property.  The discount factor is computed using actual realization rates on properties that have been foreclosed upon and liquidated in the open market.

Fair value information about financial instruments follows, whether or not recognized in the consolidated statements of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The carrying amounts and fair values of the Company’s financial instruments consist of the following at March 31, 2013 and December 31, 2012:

	March 31, 2013					December 31, 2012
	Carrying	Fair Value				Carrying	Fair Value
	amount	Total	Level 1	Level 2	Level 3	amount	Total	Level 1	Level 2	Level 3
	(In Thousands)
Financial Assets
Cash and cash equivalents	$64,114	64,114	64,114	—	—	71,649	71,469	71,469	—	—
Securities available-for-sale	220,471	220,471	5,136	215,335	—	205,017	205,017	5,070	199,947	—
Loans held for sale	104,168	104,168	—	104,168	—	133,613	133,613	—	133,613	—
Loans receivable	1,124,937	1,139,665	—	—	1,139,665	1,133,672	1,148,107	—	—	1,148,107
FHLB stock	20,193	20,193	—	20,193	—	20,193	20,193	20,193	—	—
Cash surrender value of life insurance	38,201	38,201	38,201	—	—	38,061	38,061	38,061	—	—
Real estate owned	30,799	30,799	—	—	30,799	35,974	35,974	—	—	35,974
Accrued interest receivable	3,952	3,952	3,952	—	—	3,452	3,452	3,452	—	—
Mortgage banking derivative assets	2,364	2,364	—	—	2,364	1,668	1,668	—	—	1,668

Financial Liabilities
Deposits	914,919	917,255	202,526	714,729	—	939,513	942,118	202,593	739,525	—
Advance payments by borrowers for taxes	7,346	7,346	7,346	—	—	1,672	1,672	1,672	—	—
Borrowings	479,324	531,868	—	531,868	—	479,888	537,299	—	537,299	—
Accrued interest payable	1,651	1,651	1,651	—	—	1,715	1,715	1,715	—	—
Mortgage banking derivative liabilities	124	124	—	—	124	249	249	—	—	249

Other Financial Instruments
Stand-by letters of credit	8	8	—	—	8	5	5	—	—	5

The following methods and assumptions were used by the Company in determining its fair value disclosures for financial instruments.

Cash and Cash Equivalents

The carrying amount reported in the consolidated statements of financial condition for cash and cash equivalents is a reasonable estimate of fair value.

Securities

The fair value of securities is determined by a third party valuation source using observable market data utilizing a matrix or multi-dimensional relational pricing model.  Standard inputs to these models include observable market data such as benchmark yields, reported trades, broker quotes, issuer spreads, benchmark securities and bid/offer market data.  For securities with an early redemption feature, an option adjusted spread model is utilized to adjust the issuer spread.  Prepayment models are used for mortgage related securities with prepayment features.

Loans Held for Sale

Fair value is estimated using the prices of the Company’s existing commitments to sell such loans and/or the quoted market price for commitments to sell similar loans.

Loans Receivable

Loans determined to be impaired are analyzed to determine whether a collateral shortfall exists, and if such a shortfall exists, are recorded on our consolidated statements of financial condition at fair value.  Fair value is determined based on third party appraisals.  Appraised values are adjusted to consider disposition costs and also to take into consideration the age of the most recent appraisal.  With respect to loans that are not considered to be impaired, fair value is estimated by discounting the future contractual cash flows using discount rates that reflect a current rate offered to borrowers of similar credit standing for the remaining term to maturity.  This method of estimating fair value does not incorporate the exit-price concept of fair value prescribed by ASC 820-10 and generally produces a higher fair value.

FHLBC Stock

For FHLBC stock, the carrying amount is the amount at which shares can be redeemed with the FHLBC and is a reasonable estimate of fair value.

Cash Surrender Value of Life Insurance

The carrying amounts reported in the consolidated statements of financial condition for the cash surrender value of life insurance approximate those assets’ fair values.

Deposits and Advance Payments by Borrowers for Taxes

The fair values for interest-bearing and noninterest-bearing negotiable order of withdrawal accounts, savings accounts, and money market accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates of similar remaining maturities to a schedule of aggregated expected monthly maturities of the outstanding certificates of deposit. The advance payments by borrowers for taxes are equal to their carrying amounts at the reporting date.

Borrowings

Fair values for borrowings are estimated using a discounted cash flow calculation that applies current interest rates to estimated future cash flows of the borrowings.

Accrued Interest Payable and Accrued Interest Receivable

For accrued interest payable and accrued interest receivable, the carrying amount is a reasonable estimate of fair value.

Commitments to Extend Credit and Standby Letters of Credit

Commitments to extend credit and standby letters of credit are generally not marketable. Furthermore, interest rates on any amounts drawn under such commitments would be generally established at market rates at the time of the draw. Fair values for the Company’s commitments to extend credit and standby letters of credit are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the counterparty’s credit standing, and discounted cash flow analyses. The fair value of the Company’s commitments to extend credit is not material at March 31, 2013 and December 31, 2012.

Mortgage Banking Derivative Assets and Liabilities

Mortgage banking derivatives include interest rate lock commitments to originate residential loans held for sale to individual customers and forward commitments to sell residential mortgage loans to various investors.  The Company relies on a valuation model to estimate the fair value of its interest rate lock commitments to originate residential mortgage loans held for sale, which includes applying a pull through rate based upon historical experience and the current interest rate environment, and then multiplying by quoted investor prices.  The Company also relies on a valuation model to estimate the fair value of its forward commitments to sell residential loans, which includes matching specific terms and maturities of the forward commitments against applicable investor pricing available.  On the Company’s Consolidated Statements of Condition, instruments that have a positive fair value are included in prepaid expenses and other assets, and those instruments that have a negative fair value are included in other liabilities.

Note 15 — Segment Reporting

Selected financial and descriptive information is required to be provided about reportable operating segments, considering a “management approach” concept as the basis for identifying reportable segments. The management approach is based on the way that management organizes the segments within the enterprise for making operating decisions, allocating resources, and assessing performance. Consequently, the segments are evident from the structure of the enterprise’s internal organization, focusing on financial information that an enterprise’s chief operating decision-makers use to make decisions about the enterprise’s operating matters.  The Company has determined that it has two reportable segments: community banking and mortgage banking.  The Company’s operating segments are presented based on its management structure and management accounting practices.  The structure and practices are specific to the Company and therefore, the financial results of the Company’s business segments are not necessarily comparable with similar information for other financial institutions.

Community Banking

The Community Banking segment provides consumer and business banking products and services to customers primarily within Southeastern Wisconsin. Consumer products include loan and deposit products:  mortgage, home equity loans and lines, personal term loans, demand deposit accounts, interest bearing transaction accounts and time deposits.  Business banking products include secured and unsecured lines and term loans for working capital, inventory and general corporate use, commercial real estate construction loans, demand deposit accounts, interest bearing transaction accounts and time deposits.

Mortgage Banking

The Mortgage Banking segment provides residential mortgage loans for the purpose of sale on the secondary market.  Mortgage banking products and services are provided by offices in: Wisconsin, Arizona, Florida, Idaho, Illinois, Indiana, Iowa, Maryland, Minnesota, Ohio and Pennsylvania.

	Three Months ended March 31, 2013
	Community Banking	Mortgage Banking	Holding Company and Other	Consolidated
	(In Thousands)

Net interest income	$9,936	86	124	10,146
Provision for loan losses	1,700	60	—	1,760
Net interest income after provision for loan losses	8,236	26	124	8,386

Noninterest income:	639	22,406	(12)	23,033

Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	3,291	13,270	(79)	16,482
Occupancy, office furniture and equipment	833	1,083	—	1,916
FDIC insurance premiums	673	—	—	673
Real estate owned	141	—	—	141
Other	960	3,656	43	4,659
Total noninterest expenses	5,898	18,009	(36)	23,871
Income before income taxes	2,977	4,423	148	7,548
Income tax exense	1,116	1,782	25	2,923
Net income	$1,861	2,641	123	4,625

Total Assets	$1,558,139	119,725	(49,110)	1,628,754

	Three Months ended March 31, 2012
	Community Banking	Mortgage Banking	Holding Company and Other	Consolidated
	(In Thousands)

Net interest income	$10,247	54	125	10,426
Provision for loan losses	3,600	75	—	3,675
Net interest income after provision for loan losses	6,647	(21)	125	6,751

Noninterest income:	774	14,228	—	15,002

Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	3,127	7,727	(217)	10,637
Occupancy, office furniture and equipment	790	931	—	1,721
FDIC insurance premiums	941	—	—	941
Real estate owned	1,435	—	—	1,435
Other	1,218	3,497	66	4,781
Total noninterest expenses	7,511	12,155	(151)	19,515
Income (loss) before income taxes (benefit)	(90)	2,052	276	2,238
Income tax expense (benefit)	(794)	824	—	30
Net income	$704	1,228	276	2,208

Total Assets	$1,654,117	101,578	(56,793)	1,698,902

Report of Independent Registered Public Accounting Firm

Board of Directors

Waterstone Financial, Inc.:

We have audited the accompanying consolidated statements of financial condition of Waterstone Financial, Inc. and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Waterstone Financial, Inc.’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 15, 2013 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP
Milwaukee, Wisconsin
March 15, 2013, except for note 20, as to which the date is June 6, 2013

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Waterstone Financial, Inc.:

We have audited Waterstone Financial, Inc’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Waterstone Financial, Inc’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Waterstone Financial, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal

Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statements of financial condition of Waterstone Financial, Inc and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012 and our report dated March 15, 2013 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP
Milwaukee, Wisconsin
March 15, 2013

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

December 31, 2012 and 2011

	December 31,
	2012	2011
	(In Thousands, except share data)
Assets
Cash	$37,129	72,336
Federal funds sold	28,576	8,044
Interest-earning deposits in other financial institutions and other short term investments	5,764	—
Cash and cash equivalents	71,469	80,380
Securities available for sale (at fair value)	205,017	206,519
Securities held to maturity (at amortized cost) fair value of $2,542 in 2011	—	2,648
Loans held for sale (at fair value)	133,613	88,283
Loans receivable	1,133,672	1,216,664
Less: Allowance for loan losses	31,043	32,430
Loans receivable, net	1,102,629	1,184,234

Office properties and equipment, net	26,935	27,356
Federal Home Loan Bank stock (at cost)	20,193	21,653
Cash surrender value of life insurance	38,061	36,749
Real estate owned	35,974	56,670
Prepaid expenses and other assets	27,185	8,359
Total assets	$1,661,076	1,712,851

Liabilities and Shareholders’ Equity
Liabilities:
Demand deposits	$84,140	68,457
Money market and savings deposits	118,453	104,102
Time deposits	736,920	878,733
Total deposits	939,513	1,051,292

Short-term borrowings	45,888	27,138
Long-term borrowings	434,000	434,000
Advance payments by borrowers for taxes	1,672	942
Other liabilities	37,369	33,107
Total liabilities	1,458,442	1,546,479

Shareholders’ equity:
Preferred stock (par value $.01 per share)
Authorized - 20,000,000 shares, no shares issued	—	—
Common stock (par value $.01 per share)
Authorized - 200,000,000 shares in 2012 and 2011
Issued - 34,072,909 in 2012 and 33,974,450 in 2011
Outstanding - 31,348,556 in 2012 and 31,250,097 in 2011	341	340
Additional paid-in capital	110,490	110,894
Retained earnings	136,487	101,573
Unearned ESOP shares	(1,708)	(2,562)
Accumulated other comprehensive income, net of taxes	2,285	1,388
Treasury shares (2,724,353 shares), at cost	(45,261)	(45,261)
Total shareholders’ equity	202,634	166,372
Total liabilities and shareholders’ equity	$1,661,076	1,712,851

See accompanying notes to consolidated financial statements.

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2012, 2011 and 2010

	Years ended December 31,
	2012	2011	2010
	(In Thousands, except per share amounts)

Interest income:
Loans	$64,317	72,269	81,161
Mortgage-related securities	3,278	3,822	5,360
Debt securities, federal funds sold and short-term investments	2,251	3,261	3,412
Total interest income	69,846	79,352	89,933
Interest expense:
Deposits	9,477	15,289	20,989
Borrowings	18,424	17,547	19,280
Total interest expense	27,901	32,836	40,269
Net interest income	41,945	46,516	49,664
Provision for loan losses	8,300	22,077	25,832
Net interest income after provision for loan losses	33,645	24,439	23,832
Noninterest income:
Service charges on loans and deposits	1,331	1,078	1,093
Increase in cash surrender value of life insurance	1,071	1,124	1,138
Total other-than-temporary investment losses	(190)	(1,479)	—
Portion of (gain) loss recognized in other comprehensive income (before tax)	(23)	1,023	—
Net impairment losses recognized in earnings	(213)	(456)	—
Mortgage banking income	87,375	39,845	35,465
Gain on sale of available for sale securities	522	53	55
Other	1,117	1,585	1,242
Total noninterest income	91,203	43,229	38,993
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	63,507	39,159	36,323
Occupancy, office furniture, and equipment	6,968	6,488	5,762
Advertising	2,647	1,568	1,259
Data processing	1,523	1,400	1,372
Communications	1,277	968	902
Professional fees	2,109	1,648	1,689
Real estate owned	8,746	12,140	6,583
FDIC insurance premiums	3,390	3,814	4,353
Other	11,971	7,394	6,384
Total noninterest expenses	102,138	74,579	64,627
Income (loss) before income taxes	22,710	(6,911)	(1,802)
Income tax expense (benefit)	(12,204)	562	52
Net income (loss)	$34,914	(7,473)	(1,854)
Income (loss) per share:
Basic	$1.12	(0.24)	(0.06)
Diluted	$1.12	(0.24)	(0.06)
Weighted average shares outstanding:
Basic	31,054,825	30,929,415	30,804,063
Diluted	31,161,922	30,929,415	30,804,063

See accompanying notes to consolidated financial statements.

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

Years Ended December 31, 2012, 2011 and 2010

	Years ended December 31,
	2012	2011	2010
	(In Thousands)
Net income (loss)	$34,914	(7,473)	(1,854)

Other comprehensive income (loss), net of tax:

Net unrealized holding gain (loss) on avaliable for sale securities arising during the period, net of tax (expense) benefit of ($791), ($1,240) and ($2,102) respectively	1,082	(201)	3,592

Reclassification adjustment for net gain (loss) on available for sale securities realized during the period, net of tax expense (benefit) of $124, ($22) and $22, respectively	(185)	31	(33)

Total other comprehensive income (loss)	897	(170)	3,559
Comprehensive income (loss)	$35,811	(7,643)	1,705

See accompanying notes to consolidated financial statements.

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

Years Ended December 31, 2012, 2011 and 2010

						Accumulated
			Additional		Unearned	Other		Total
	Common Stock		Paid-In	Retained	ESOP	Comprehensive	Treasury	Shareholders’
	Shares	Amount	Capital	Earnings	Shares	Income (Loss)	Shares	Equity
	(In Thousands)

Balances at December 31, 2009	31,250	340	108,883	110,900	(4,269)	(2,001)	(45,261)	168,592

Comprehensive income (loss):
Net loss	—	—	—	(1,854)	—	—	—	(1,854)
Other comprehensive income	—	—	—	—	—	3,559	—	3,559
Total comprehensive loss								1,705
ESOP shares committed to be released to Plan participants	—	—	(589)	—	853	—	—	264
Stock based compensation	—	—	1,659	—	—	—	—	1,659

Balances at December 31, 2010	31,250	$340	109,953	109,046	(3,416)	1,558	(45,261)	172,220

Comprehensive income (loss):
Net loss	—	—	—	(7,473)	—	—	—	(7,473)
Other comprehensive loss:	—	—	—	—	—	(170)	—	(170)
Total comprehensive loss								(7,643)
ESOP shares committed to be released to Plan participants	—	—	(652)	—	854	—	—	202
Stock based compensation	—	—	1,593	—	—	—	—	1,593

Balances at December 31, 2011	31,250	$340	110,894	101,573	(2,562)	1,388	(45,261)	166,372

Comprehensive income:
Net income	—	—	—	34,914	—	—	—	34,914
Other comprehensive income:	—	—	—	—	—	897	—	897
Total comprehensive income								35,811
ESOP shares committed to be released to Plan participants	—	—	(548)	—	854	—	—	306
Stock based compensation	98	1	144	—	—	—	—	145

Balances at December 31, 2012	31,348	$341	110,490	136,487	(1,708)	2,285	(45,261)	202,634

See accompanying notes to consolidated financial statements.

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2012, 2011 and 2010

	Years ended December 31,
	2012	2011	2010
	(In Thousands)

Operating activities:
Net income (loss)	$34,914	(7,473)	(1,854)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for loan losses	8,300	22,077	25,832
Provision for depreciation	2,081	1,842	1,859
Deferred income taxes	(16,895)	(735)	—
Stock based compensation	145	1,593	1,659
Net amortization of premium/discount on debt and mortgage related securities	1,647	635	70
Amortization of unearned ESOP shares	306	202	264
Gain on sale of loans held for sale	(90,171)	(37,667)	(35,465)
Loans originated for sale	(1,749,426)	(1,027,346)	(1,084,362)
Proceeds on sales of loans originated for sale	1,794,268	1,072,863	1,068,746
Decrease in accrued interest receivable	612	37	424
Increase in cash surrender value of life insurance	(1,071)	(1,124)	(1,138)
Decrease in accrued interest on deposits and borrowings	(372)	(239)	(1,011)
Increase in other liabilities	4,796	211	7,565
Increase (decrease) in accrued tax payable	(161)	1,282	5,606
Gain on sale of available for sale securities	(522)	(53)	(55)
Impairment of securities	213	456	—
Net realized and unrealized loss related to real estate owned	6,162	6,052	675
Other	(2,963)	2,477	(1,943)

Net cash (used in) provided by operating activities	(8,137)	35,090	(13,128)

Investing activities:
Net decrease in loans receivable	51,023	42,692	46,642
Purchases of:
Debt securities	(19,269)	(85,802)	(66,955)
Mortgage related securities	(115,660)	(14,184)	(34,700)
Premises and equipment, net	(1,674)	(1,021)	(925)
Bank owned life insurance	(240)	(240)	(306)
Proceeds from:
Principal repayments on mortgage-related securities	35,504	31,433	40,624
Maturities of debt securities	71,065	62,115	47,202
Sales of debt securities	11,798	—	14,023
Sales of mortgage-related securities	18,291	3,230	6,710
Calls of structured notes	2,648	—	—
Sales of foreclosed properties and other assets	36,580	23,231	33,577
Redemption of FHLB stock	1,459	—	—

Net cash provided by investing activities	91,525	61,454	85,892

See Accompanying notes to consolidated financial statements.

Waterstone Financial, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2012, 2011 and 2010

	Years ended December 31,
	2012	2011	2010
	(In Thousands)

Financing activities:
Net decrease in deposits	(111,779)	(94,237)	(19,361)
Net increase (decrease) in short-term borrowings	18,750	4,179	(50,941)
Net increase (decrease) in advance payments by borrowers for taxes	730	(1,437)	1,749

Net cash used by financing activities	(92,299)	(91,495)	(68,553)
(Decrease) increase in cash and cash equivalents	(8,911)	5,049	4,211
Cash and cash equivalents at beginning of year	80,380	75,331	71,120
Cash and cash equivalents at end of year	$71,469	80,380	75,331

Supplemental information:
Cash paid, credited or (received) during the period for:
Income tax payments (refunds)	4,852	69	(5,554)
Interest payments	28,273	33,076	41,013
Noncash investing activities:
Loans receivable transferred to other real estate	22,282	28,259	41,781

See Accompanying notes to consolidated financial statements.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

1)             Summary of Significant Accounting Policies

a)             Organization

The board of directors of WaterStone Bank (the Bank) adopted the Plan of Reorganization and related Stock Issuance Plan on May 17, 2005, as amended on June 3, 2005, under which Waterstone Financial, Inc. (the Company) was formed to become the mid-tier holding company for the Bank. In addition, Lamplighter Financial, MHC, a Federally-chartered mutual holding company, was formed to become the majority owner of Waterstone Financial, Inc. The Company’s outstanding common shares are 73.5% owned by Lamplighter Financial, MHC at December 31, 2012.

b)             Nature of Operations

The Company is a one-bank holding company with two operating segments — community banking and mortgage banking.  The Bank is principally engaged in the business of attracting deposits from the general public and using such deposits to originate real estate, business and consumer loans.

The Bank provides a full range of financial services to customers through branch locations in southeastern Wisconsin. The Bank is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

The Bank owns a mortgage banking subsidiary that originates residential real estate loans held for sale at various branch offices across the country.  Mortgage banking volume fluctuates widely given movements in interest rates.  Mortgage banking income is reported as a single line item in the statements of operations while mortgage banking expense is distributed among the various noninterest expense lines.  Compensation, payroll taxes and other employee benefits expense varies directly with mortgage banking income.

c)              Principles of Consolidation

The consolidated financial statements include the accounts and operations of Waterstone Financial, Inc. and its wholly owned subsidiary, WaterStone Bank.  The Bank has the following wholly owned subsidiaries: Wauwatosa Investments, Inc. and Waterstone Mortgage Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

d)             Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include: the allowance for loan losses, deferred income taxes, valuation of investments, evaluation of other than temporary impairment on investments and valuation of real estate owned. Actual results could differ from those estimates and the current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

e)              Cash and Cash Equivalents

The Company considers federal funds sold and highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

f)                Securities

Available for Sale Securities

At the time of purchase, investment securities are classified as available for sale, as management has the intent and ability to hold such securities for an indefinite period of time, but not necessarily to maturity.  Any decision to sell investment securities available for sale would be based on various factors, including, but not limited to asset/liability management strategies, changes in interest rates or prepayment risks, liquidity needs, or regulatory capital considerations.  Available for sale securities are carried at fair value, with the unrealized gains and losses, net of deferred tax, reported as a separate component of equity, accumulated other comprehensive income.  The cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities and collateralized mortgage obligations, over the estimated life of the security. Such amortization is included in interest income from securities.  Realized gains or losses on securities sales (using specific identification method) are included in other income.  Declines in value judged to be other than temporary are included in net impairment losses recognized in earnings in the consolidated statements of operations.

Held to Maturity Securities

Debt securities that the Company has the intent and ability to hold to maturity have been designated as held to maturity.  Such securities are stated at amortized cost.

Other Than Temporary Impairment

One of the significant estimates related to securities is the evaluation of investments for other than temporary impairment.  The Company assesses investment securities with unrealized loss positions for other than temporary impairment on at least a quarterly basis.  When the fair value of an investment is less than its amortized cost at the balance sheet date of the reporting period for which impairment is assessed, the impairment is designated as either temporary or other than temporary.  In evaluating other than temporary impairment, management considers the length of time and extent to which the fair value has been less than cost and the expected recovery period of the security, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value in the near term.  Declines in the fair value of investment securities below amortized cost are deemed to be other than temporary when the Company cannot assert that it will recover its amortized cost basis, including whether the present value of cash flows expected to be collected is less than the amortized cost basis of the security. If it is more likely than not that the Company will be required to sell the security before recovery or if the Company has the intent to sell, an other than temporary impairment write down is recognized in earnings equal to the difference between the security’s amortized cost and its fair value.  If it is not more likely than not that the Company will be required to sell the security before recovery and if the Company does not intend to sell, the other than temporary impairment write down is separated into an amount representing credit loss, which is recognized in earnings, and an amount related to other factors, which is recognized as a separate component of equity.  Following the recognition of an other than temporary impairment representing credit loss, the book value of an investment less the impairment loss realized becomes the new cost basis.  Because the Company’s assessments are based on factual information as well as subjective information available at the time of assessment, the determination as to whether an other than temporary impairment exists and, if so, the amount considered other than temporarily impaired, or not impaired, is subjective and, therefore, the timing and amount of other than temporary impairments constitute material estimates that are subjective to significant change.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is carried at cost, which is the amount that the stock is redeemable by tendering to the FHLBC or the amount at which shares can be sold to other FHLBC members.  FHLBC dividends are recognized as income on their ex-dividend date.

g)             Loans Held for Sale

The origination of residential real estate loans is an integral component of the business of the Company. The Company generally sells its originations of long-term fixed interest rate mortgage loans in the secondary market. Gains and losses on the sales of these loans are determined using the specific identification method. The Company generally sells mortgage loans in the secondary market on a servicing released basis, however, servicing is retained when economic conditions so warrant. Mortgage loans originated for sale are generally sold within 45 days after closing.

The Company has elected to carry loans held for sale at fair value.  Fair value is generally determined by estimating a gross premium or discount, which is derived from pricing currently observable in the market.  The amount by which cost differs from market value is accounted for as a valuation adjustment to the carrying value of the loans.  Changes in value are included in mortgage banking income in the consolidated statements of operations.  The carrying value of loans held for sale included a market valuation adjustment of $6.0 million at December 31, 2012 and $3.2 million at December 31, 2011.

Costs to originate loans held for sale are expensed as incurred and are included on the appropriate noninterest expense lines of the statements of operations.  Salaries, commissions and related payroll taxes are the primary costs to originate and comprise approximately 73% of total mortgage banking noninterest expense.

The value of mortgage loans held for sale and other residential mortgage loan commitments to customers are hedged by utilizing both best efforts and mandatory forward commitments to sell loans to investors in the secondary market. Such forward commitments are generally entered into at the time when applications are taken to protect the value of the mortgage loans from increases in market interest rates during the period held. The Corporation recognizes revenue associated with the expected future cash flows of servicing loans at the time a forward loan commitment is made, as required under Securities and Exchange Commission Staff Accounting Bulletin No. 109, Written Loan Commitments Recorded at Fair Value Through Earnings.

h)             Loans Receivable and Related Interest Income

Loans are classified as held for investment when management has both the intent and ability to hold the loan for the foreseeable future, or until maturity or payoff.  Loans are carried at the principal amount outstanding, net of any unearned income, charge-offs and unamortized deferred fees and costs.  Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment of the related loan yield. Amortization is based on a level-yield method over the contractual life of the related loans or until the loan is paid in full.

Loan interest income is recognized on the accrual basis.  Accrual of interest is generally discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal, or when a loan becomes contractually past due more than 90 days with respect to interest or principal. At that time, previously accrued and uncollected interest on such loans is reversed and additional income is recorded only to the extent that payments are received and the collection of principal is reasonably

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

assured.  Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

A loan is accounted for as a troubled debt restructuring if the Company, for economic reasons related to the borrower’s financial condition, grants a concession to the borrower that it would not otherwise consider.  A troubled debt restructuring typically involves a modification of terms such as a reduction of the stated interest rate, a deferral of principal payments or a combination of both for a temporary period of time.  If the borrower was performing in accordance with the original contractual terms at the time of the restructuring, the restructured loan is accounted for on an accruing basis as long as the borrower continues to comply with the modified terms.  If the loan was not accounted for on an accrual basis at the time of restructuring, the restructured loan remains in non-accrual status until the loan returns to its original contractual terms and a positive payment history is established.

i)                Allowance for Loan Losses

The allowance for loan losses is presented as a reserve against loans and represents the Bank’s assessment of probable loan losses inherent in the loan portfolio.  The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income.  Estimated loan losses are charged against the allowance when the loan balance is confirmed to be uncollectible directly or indirectly by the borrower or upon initiation of a foreclosure action by the Bank.  Subsequent recoveries, if any, are credited to the allowance.

The allowance provides for probable losses that have been identified with specific customer relationships and for probable losses believed to be inherent in the loan portfolio, but have not been specifically identified.  The Bank utilizes its own loss history to estimate inherent losses on loans. Although the Bank allocates portions of the allowance to specific loans and loan types, the entire allowance is available for any loan losses that occur.

The Bank evaluates the need for specific valuation allowances on loans that are considered impaired. A loan is considered impaired when, based on current information and events, it is probable that the Bank will not be able to collect all amounts due according to the contractual terms of the loan agreement. Within the loan portfolio, all non-accrual loans and loans modified under troubled debt restructurings have been determined by the Bank to meet the definition of an impaired loan.  In addition, other one- to four-family, over four-family, construction and land, commercial real estate and commercial loans may be considered impaired loans.  A valuation allowance is established for an amount equal to the impairment when the carrying amount of the loan exceeds the present value of the expected future cash flows, discounted at the loan’s original effective interest rate or the fair value of the underlying collateral.

The Bank also establishes valuation allowances based on an evaluation of the various risk components that are inherent in the loan portfolio. The risk components that are evaluated include past loan loss experience; the level of non-performing and classified assets; current economic conditions; volume, growth, and composition of the loan portfolio; adverse situations that may affect the borrower’s ability to repay; the estimated value of any underlying collateral; regulatory guidance; and other relevant factors.

The appropriateness of the allowance for loan losses is approved quarterly by the Bank’s board of directors. The allowance reflects management’s best estimate of the amount needed to provide for the probable loss on impaired loans, as well as other credit risks of the Bank, and is based on a risk model developed and implemented by management and approved by the Bank’s board of directors.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Actual results could differ from this estimate, and future additions to the allowance may be necessary based on unforeseen changes in economic conditions. In addition, federal regulators periodically review the Bank’s allowance for loan losses. Such regulators have the authority to require the Bank to recognize additions to the allowance at the time of their examination.

j)                Real Estate Owned

Real estate owned consists of properties acquired through, or in lieu of, loan foreclosure.  Real estate owned is transferred into the portfolio at the lower of estimated fair value less anticipated selling costs based upon the property’s appraised value at the date of transfer or the net carrying value of the loan.  To the extent that the net carrying value of the loan exceeds the estimated fair value of the property at the date of transfer, the excess is charged to the allowance for loan losses.  Subsequent write-downs to reflect current fair market value, as well as gains and losses upon disposition and revenue and expenses incurred in maintaining such properties, are treated as period costs and included in real estate owned in the consolidated statements of operations.

k)             Mortgage Servicing Rights

The Company sells residential mortgage loans in the secondary market and, on a selective basis, retains the right to service the loans sold.  Upon sale, a mortgage servicing rights asset is capitalized, which represents the then current fair value of future net cash flows expected to be realized for performing servicing activities.  Mortgage servicing rights, when purchased, are initially recorded at fair value.  Mortgage servicing rights are amortized over the period of estimated net servicing income, and assessed for impairment at each reporting date. Mortgage servicing rights are carried at the lower of the initial capitalized amount, net of accumulated amortization, or estimated fair value, and are included in other assets, net in the consolidated balance sheets.

l)                Cash Surrender Value of Life Insurance

The Company purchased bank owned life insurance on the lives of certain employees.  The Company is the beneficiary of the life insurance policies.  The cash surrender value of life insurance is reported at the amount that would be received in cash if the polices were surrendered.  Increases in the cash value of the policies and proceeds of death benefits received are recorded in non-interest income.  The increase in cash surrender value of life insurance is not subject to income taxes, as long as the Company has the intent and ability to hold the policies until the death benefits are received.

m)          Office Properties and Equipment

Office properties and equipment, including leasehold improvements and software, are stated at cost, net of depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lease term, if shorter than the estimated useful life. Maintenance and repairs are charged to expense as incurred, while additions or major improvements are capitalized and depreciated over their estimated useful lives. Estimated useful lives of the assets are 10 to 30 years for office properties, three to 10 years for equipment, and three years for software. Rent expense related to long-term operating leases is recorded on the accrual basis.

n)             Income Taxes

The Company and its subsidiaries file consolidated federal and combined state income tax returns. The provision for income taxes is based upon income in the consolidated financial statements, rather than amounts reported on the income tax returns.  Deferred tax assets and liabilities are recognized for

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as net operating loss carry fowards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

The Company evaluates the realizability of its deferred tax assets on a quarterly basis.  Under generally accepted accounting principles, a valuation allowance is required to be recognized if it is “more likely than not” that a deferred tax asset will not be realized.  The determination of the realizability of the deferred tax assets is highly subjective and dependent upon judgment concerning management’s evaluation of both positive and negative evidence, the forecasts of future income, applicable tax planning strategies, and assessments of current and future economic and business conditions.

Positions taken in the Company’s tax returns may be subject to challenge by the taxing authorities upon examination.  The benefit of uncertain tax positions are initially recognized in the financial statements only when it is more likely than not the position will be sustained upon examination by the tax authorities.  Such tax positions are both initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with the tax authority, assuming full knowledge of the position and all relevant facts.  Interest and penalties on income tax uncertainties are classified within income tax expense in the income statement.

o)             Earnings Per Share

Earnings per share are computed using the two-class method.  Basic earnings per share is computed by dividing net income allocated to common shareholders by the weighted average number of common shares outstanding during the applicable period, excluding outstanding participating securities.  Diluted earnings per share is computed by dividing net income by the weighted average number of common shares outstanding adjusted for the dilutive effect of all potential common shares.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.  Shares of the Employee Stock Ownership Plan committed to be released are considered outstanding for both common and diluted EPS.  Incentive stock compensation awards granted can result in dilution.

p)             Comprehensive Income

Comprehensive income is the total of reported net income and changes in unrealized gains or losses, net of tax, on securities available for sale.

q)             Employee Stock Ownership Plan (ESOP)

Compensation expense under the ESOP is equal to the fair value of common shares released or committed to be released to participants in the ESOP in each respective period.  Common stock purchased by the ESOP and not committed to be released to participants is included in the consolidated statements of financial condition at cost as a reduction of shareholders’ equity.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

r)               Impact of Recent Accounting Pronouncements

In June 2011, the FASB issued guidance to improve the comparability, consistency and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income.  The amendments require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  The amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.  The amendments were effective for interim and annual periods beginning after December 15, 2011 with retrospective application.  Subsequently, in December 2011, the FASB decided that the requirement to present items that are reclassified from other comprehensive income to net income alongside their respective components of net income and other comprehensive income will be deferred. Therefore, those requirements will not be effective for public entities for fiscal years and interim periods within those years beginning after December 15, 2011.  The adoption of this accounting standard did not have a material impact on the Company’s results of operations, financial position, and liquidity.  See the Consolidated Statement of Comprehensive Income (Loss) for required disclosures.

In May 2011, the FASB issued guidance on measuring fair value to create common fair value measurement and disclosure requirements in U.S. GAAP and IFRS.  The amendments change the wording used to describe many of the requirements for measuring fair value and for disclosing information about fair value measurements.  The amendments also clarify the Board’s intent about the application of existing fair value measurement and disclosure requirements.  The amendments were effective for interim and annual periods beginning after December 15, 2011.  The adoption of this accounting standard did not have a material impact on the Company’s results of operations, financial position, and liquidity.  See Note 16 for required disclosures on fair value measurements.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

2)             Securities

Securities Available for Sale

The amortized cost and fair values of the Company’s investment in securities follow:

	December 31, 2012
		Gross	Gross
	Amortized	unrealized	unrealized
	cost	gains	losses	Fair value
	(In Thousands)
Mortgage-backed securities	$116,813	2,349	(106)	119,056
Collateralized mortgage obligations
Government sponsored enterprise issued	29,207	373	(1)	29,579
Mortgage related securities	146,020	2,722	(107)	148,635

Government sponsored enterprise bonds	8,000	17	—	8,017
Municipal securities	35,493	2,043	(165)	37,371
Other debt securities	5,000	70	—	5,070
Debt securities	48,493	2,130	(165)	50,458

Certificates of Deposit	5,880	45	(1)	5,924
	$200,393	4,897	(273)	205,017

	December 31, 2011
		Gross	Gross
	Amortized	unrealized	unrealized
	cost	gains	losses	Fair value
	(In Thousands)
Mortgage-backed securities	$33,561	1,857	(1)	35,417
Collateralized mortgage obligations
Government sponsored enterprise issued	32,650	559	(13)	33,196
Private label issued	19,475	16	(1,040)	18,451
Mortgage related securities	85,686	2,432	(1,054)	87,064

Government sponsored enterprise bonds	71,210	152	(13)	71,349
Municipal securities	37,644	1,744	(320)	39,068
Other debt securities	5,000	118	—	5,118
Debt securities	113,854	2,014	(333)	115,535

Certificates of Deposit	3,920	2	(2)	3,920
	$203,460	4,448	(1,389)	206,519

The Company’s mortgage-backed securities and collateralized mortgage obligations issued by government sponsored enterprises are guaranteed by one of the following government sponsored enterprises: Fannie Mae, Freddie Mac or Ginnie Mae.  At December 31, 2012, $6.1 million of the Company’s government sponsored enterprise bonds and $95.8 million of the Company’s mortgage related securities were pledged as collateral to secure repurchase agreement obligations of the

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Company.  As of December 31, 2012, $8.0 million of municipal securities were pledged as collateral to secure Federal Home Loan Bank advances.

The amortized cost and fair value of securities at December 31, 2012, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because issuers or borrowers may have the right to prepay obligations with or without prepayment penalties.

	December 31, 2012
	Amortized
	cost	Fair value
	(In Thousands)
Debt securities:
Due within one year	$2,925	2,932
Due after one year through five years	22,354	23,376
Due after five years through ten years	10,239	10,288
Due after ten years	18,855	19,786
Mortgage-related securities	146,020	148,635
	$200,393	205,017

Total proceeds and gross gains and losses from sales of investment securities available for sale for each of periods listed below.

	December 31,
	2012	2011	2010
	(In Thousands)
Gross gains	$522	53	136
Gross losses	—	—	(81)
Gains on sale of investment securities, net	$522	53	55

Proceeds from sales of investment securities	$30,089	3,230	20,733

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Gross unrealized losses on securities available for sale and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

	December 31, 2012
	Less than 12 months		12 months or longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	loss	value	loss	value	loss
	(In Thousands)
Mortgage-backed securities	19,382	(106)	—	—	19,382	(106)
Collateralized mortgage obligations
Government sponsored enterprise issued	1,419	(1)	—	—	1,419	(1)
Municipal securities	9,009	(94)	398	(71)	9,407	(165)
Certificates of Deposit	244	(1)	—	—	244	(1)
	$30,054	(202)	398	(71)	30,452	(273)

	December 31, 2011
	Less than 12 months		12 months or longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	loss	value	loss	value	loss
	(In Thousands)
Mortgage-backed securities	1,167	(1)	—	—	1,167	(1)
Collateralized mortgage obligations
Government sponsored enterprise issued	5,726	(13)	—	—	5,726	(13)
Private-label issue	—	—	15,408	(1,040)	15,408	(1,040)
Government sponsored enterprise bonds	12,487	(13)	—	—	12,487	(13)
Municipal securities	228	(87)	1,989	(233)	2,217	(320)
Certificates of Deposit	1,958	(2)	—	—	1,958	(2)
	$21,566	(116)	17,397	(1,273)	38,963	(1,389)

The Company reviews the investment securities portfolio on a quarterly basis to monitor its exposure to other-than-temporary impairment.  In evaluating whether a security’s decline in market value is other-than-temporary, management considers the length of time and extent to which the fair value has been less than cost, financial condition of the issuer and the underlying obligors, quality of credit enhancements, volatility of the fair value of the security, the expected recovery period of the security and ratings agency evaluations.  In addition the Company may also evaluate payment structure, whether there are defaulted payments or expected defaults, prepayment speeds and the value of any underlying collateral.  For certain securities in unrealized loss positions, the Company prepares cash flow analyses to compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security.

During the year ended December 31, 2012, the Company identified two private-label collateralized mortgage obligation securities for which a cash flow analysis was performed to determine whether an other-than-temporary impairment was warranted.  This evaluation indicated that the two private-label collateralized mortgage obligations were other-than-temporarily impaired.  Estimates of discounted cash flows based on expected yield at time of original purchase, prepayment assumptions based on actual and anticipated prepayment speed, actual and anticipated default rates and estimated level of severity given the loan to value ratios, credit scores, geographic locations, vintage and levels of

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

subordination related to the security and its underlying collateral resulted in a projected credit loss on the collateralized mortgage obligations.  During the year ended December 31, 2012, the Company’s analysis resulted in an additional $113,000 in credit losses that were charged to earnings with respect to one of these two collateralized mortgage obligations.  The analysis with respect to the second collateralized mortgage obligation indicated no additional estimated credit loss for the year ended December 31, 2012.  During the year ended December 31, 2012, the two aforementioned private-label collateralized mortgage obligations were sold at a combined gain of $282,000.  At the time of sale, these securities had a combined amortized cost of $18.0 million.

In addition to the securities discussed above, during the year ended December 31, 2012, the Company identified two municipal securities that were deemed to be other-than-temporarily impaired.  Both securities were issued by a tax incremental district in a municipality located in Wisconsin.  During the year ended December 31, 2012, the Company received audited financial statements with respect to the municipal issuer that called into question the ability of the underlying taxing district that issued the securities to operate as a going concern.  During the year ended December 31, 2012, the Company’s analysis of these securities resulted in $100,000 in credit losses that were charged to earnings with respect to these two municipal securities.  As of December 31, 2012, these securities had a combined amortized cost of $215,000 and a combined estimated fair value of $237,000.  As of December 31, 2012, the Company had one municipal security which had been in an unrealized loss position for twelve months or longer.  This security was determined not to be other-than-temporarily impaired as of December 31, 2012.

The following table presents the change in other-than-temporary credit related impairment charges on collateralized mortgage obligations and municipal securities for which a portion of the other-than-temporary impairments related to other factors was recognized in other comprehensive loss.

(in thousands)
Credit related impairments on securities as of December 31, 2010	$1,640
Credit related impairments related to a security for which other-than-temporary impairment was not previously recognized	—
Increase in credit related impairments related to securities for which an other-than- temporary impairment was previously recognized	456
Credit related impairments on securities as of December 31, 2011	2,096
Credit related impairments related to a security for which other-than-temporary impairment was not previously recognized	100
Increase in credit related impairments related to securities for which an other-than- temporary impairment was previously recognized	113
Reduction for sales of securities for which other-than-temporary impairment was previously recognized	(2,209)
Credit related impairments on securities as of December 31, 2012	$100

Exclusive of the two aforementioned municipal securities, the Company has determined that the decline in fair value of the remaining securities is not attributable to credit deterioration, and as the Company does not intend to sell nor is it more likely than not that it will be required to sell these securities before recovery of the amortized cost basis, these securities are not considered other-than-temporarily impaired.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Continued deterioration of general economic market conditions could result in the recognition of future other than temporary impairment losses within the investment portfolio and such amounts could be material to our consolidated financial statements.

Securities Held to Maturity

As of December 31, 2012, the Company does not hold any securities that are designated as held to maturity.  During the year ended December 31, 2012, the one security held by the Company that had been designated as held to maturity was called by the issuer.  This security had an amortized cost of $2.6 million at the time that it was called.

3)             Loans Receivable

Loans receivable at December 31, 2012 and 2011 are summarized as follows:

	December 31,
	2012	2011
	(In Thousands)
Mortgage loans:
Residential real estate:
One- to four-family	$460,821	496,736
Over four-family	514,363	552,240
Home equity	36,494	38,599
Construction and land	33,818	39,528
Commercial real estate	65,495	65,434
Consumer	132	109
Commercial loans	22,549	24,018
Total loans receivable	$1,133,672	1,216,664

The Company provides several types of loans to its customers, including residential, construction, commercial and consumer loans.  Significant loan concentrations are considered to exist for a financial institution when there are amounts loaned to one borrower or to multiple borrowers engaged in similar activities that would cause them to be similarly impacted by economic or other conditions.  While credit risks tend to be geographically concentrated in the Company’s Milwaukee metropolitan area and while 89.2% of the Company’s loan portfolio involves loans that are secured by residential real estate, there are no concentrations with individual or groups of related borrowers.  While the real estate collateralizing these loans is primarily residential in nature, it ranges from owner-occupied single family homes to large apartment complexes.  In addition, real estate collateralizing $81.1 million or 7.2% of total mortgage loans is located outside of the state of Wisconsin.

During the year ended December 31, 2012, $1.75 billion in residential loans were originated for sale.  During the same period, sales of loans held for sale totaled $1.70 billion, generating mortgage banking income of $87.4 million.   During the year ended December 31, 2011, the Company began selectively selling loans on a servicing retained basis.  The unpaid principal balance of loans serviced for others was $635.8 million and $29.9 million at December 31, 2012 and December 31, 2011, respectively. These loans are not reflected in the consolidated statements of financial condition.

Qualifying loans receivable totaling $801.6 million and $715.7 million are pledged as collateral against $350.0 million in outstanding Federal Home Loan Bank of Chicago advances under a blanket security agreement at both December 31, 2012 and December 31, 2011.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

An analysis of past due loans receivable as of December 31, 2012 and 2011 follows:

	As of December 31, 2012
	1-59 Days Past Due (1)	60-89 Days Past Due (2)	Greater Than 90 Days	Total Past Due	Current (3)	Total Loans
	(In Thousands)
Mortgage loans:
Residential real estate:
One- to four-family	$11,745	5,402	29,259	46,406	414,415	460,821
Over four-family	3,543	1,498	18,336	23,377	490,986	514,363
Home equity	416	111	404	931	35,563	36,494
Construction and land	87	—	2,180	2,266	31,552	33,818
Commercial real estate	290	—	668	959	64,536	65,495
Consumer	—	—	—	—	132	132
Commercial loans	—	—	511	511	22,038	22,549
Total	$16,081	7,011	51,358	74,450	1,059,222	1,133,672

	As of December 31, 2011
	1-59 Days Past Due (1)	60-89 Days Past Due (2)	Greater Than 90 Days	Total Past Due	Current (3)	Total Loans
	(In Thousands)
Mortgage loans:
Residential real estate:
One- to four-family	$12,650	5,536	40,001	58,187	438,549	496,736
Over four-family	13,044	2,630	8,946	24,620	527,620	552,240
Home equity	1,982	131	290	2,403	36,196	38,599
Construction and land	49	155	6,790	6,994	32,534	39,528
Commercial real estate	70	—	515	585	64,849	65,434
Consumer	8	—	—	8	101	109
Commercial loans	543	—	70	613	23,405	24,018
Total	$28,346	8,452	56,612	93,410	1,123,254	1,216,664

(1)         Includes $2.4 million and $4.6 million for December 31, 2012 and 2011, respectively, which are on non-accrual status.

(2)         Includes $2.8 million and $1.4 million for December 31, 2012 and 2011, respectively, which are on non-accrual status.

(3)         Includes $18.2 million and $15.7 million for December 31, 2012 and 2011, respectively, which are on non-accrual status.

As of December 31, 2012 and 2011, there are no loans that are 90 or more days past due and still accruing interest.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

A summary of the activity for the years ended December 31, 2012, 2011 and 2010 in the allowance for loan losses follows:

	One- to Four- Family	Over Four Family	Home Equity	Construction and Land	Commercial Real Estate	Consumer	Commercial	Total
	(In Thousands)
Year ended December 31, 2012
Balance at beginning of period	$17,475	8,252	1,998	2,922	941	28	814	32,430
Provision for loan losses	6,149	534	559	(181)	1,500	6	(267)	8,300
Charge-offs	(6,472)	(1,108)	(485)	(1,668)	(1,182)	(4)	(59)	(10,978)
Recoveries	667	56	25	250	—	—	293	1,291
Balance at end of period	$17,819	7,734	2,097	1,323	1,259	30	781	31,043

Year ended December 31, 2011
Balance at beginning of period	$16,150	6,877	1,196	3,252	671	28	1,001	29,175
Provision for loan losses	12,567	5,331	1,429	1,346	998	9	397	22,077
Charge-offs	(11,553)	(3,996)	(634)	(1,745)	(734)	(10)	(619)	(19,291)
Recoveries	311	40	7	69	6	1	35	469
Balance at end of period	$17,475	8,252	1,998	2,922	941	28	814	32,430

Year ended December 31, 2010
Balance at beginning of period	$17,875	5,208	1,642	2,635	720	43	371	28,494
Provision for loan losses	15,054	5,053	170	2,934	525	(3)	2,099	25,832
Charge-offs	(16,906)	(3,439)	(619)	(2,319)	(575)	(13)	(1,470)	(25,341)
Recoveries	127	55	3	2	1	1	1	190
Balance at end of period	$16,150	6,877	1,196	3,252	671	28	1,001	29,175

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

A summary of the allowance for loan loss for loans evaluated individually and collectively for impairment by collateral class as of the year ended December 31, 2012 follows:

	One- to Four- Family	Over Four Family	Home Equity	Construction and Land	Commercial Real Estate	Consumer	Commercial	Total
	(In Thousands)
Allowance related to loans individually evaluated for impairment	$7,058	3,268	1,033	377	341	—	331	12,408
Allowance related to loans collectively evaluated for impairment	10,761	4,466	1,064	946	918	30	450	18,635

Balance at end of period	$17,819	7,734	2,097	1,323	1,259	30	781	31,043

Loans individually evaluated for impairment	$57,467	28,281	2,127	4,470	1,250	24	1,352	94,971

Loans collectively evaluated for impairment	403,354	486,082	34,367	29,348	64,245	108	21,197	1,038,701
Total gross loans	$460,821	514,363	36,494	33,818	65,495	132	22,549	1,133,672

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

A summary of the allowance for loan loss for loans evaluated individually and collectively for impairment by collateral class as of the year ended December 31, 2011 follows:

	One- to Four- Family	Over Four Family	Home Equity	Construction and Land	Commercial Real Estate	Consumer	Commercial	Total
	(In Thousands)
Allowance related to loans individually evaluated for impairment	$5,707	3,719	803	2,077	—	—	269	12,575
Allowance related to loans collectively evaluated for impairment	11,768	4,533	1,195	845	941	28	545	19,855

Balance at end of period	$17,475	8,252	1,998	2,922	941	28	814	32,430

Loans individually evaluated for impairment	$68,321	40,783	2,227	8,436	515	—	1,115	121,397

Loans collectively evaluated for impairment	428,415	511,457	36,372	31,092	64,919	109	22,903	1,095,267
Total gross loans	$496,736	552,240	38,599	39,528	65,434	109	24,018	1,216,664

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

The following table presents information relating to the Company’s internal risk ratings of its loans receivable as of December 31, 2012 and 2011:

	One- to Four- Family	Over Four Family	Home Equity	Construction and Land	Commercial Real Estate	Consumer	Commercial	Total
	(In Thousands)
At December 31, 2012

Substandard	$53,242	24,767	2,913	3,705	1,251	23	1,365	87,266

Watch	17,082	14,157	606	2,803	1,234	—	964	36,846

Pass	390,497	475,439	32,975	27,310	63,010	109	20,220	1,009,560
	$460,821	514,363	36,494	33,818	65,495	132	22,549	1,133,672

	(In Thousands)
At December 31, 2011

Substandard	$68,566	37,502	3,188	8,436	1,114	—	1,116	119,922

Watch	14,341	16,993	721	6,199	1,549	—	1,108	40,911

Pass	413,829	497,745	34,690	24,893	62,771	109	21,794	1,055,831
	$496,736	552,240	38,599	39,528	65,434	109	24,018	1,216,664

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Factors that are important to managing overall credit quality include sound loan underwriting and administration, systematic monitoring of existing loans and commitments, effective loan review on an ongoing basis, early identification of potential problems, an allowance for loan losses, and sound non-accrual and charge-off policies.  Our underwriting policies require an officers’ loan committee review and approval of all loans in excess of $500,000.  In addition, an independent loan review function exists for all loans.  Our ability to manage credit risk depends in large part on our ability to properly identify and manage problem loans.  To do so, we maintain a loan review system under which our credit management personnel review non-owner occupied one- to four-family, over four-family, construction and land, commercial real estate and commercial loans that individually, or as part of an overall borrower relationship exceed $1.0 million in potential exposure.  Loans meeting these criteria are reviewed on an annual basis, or more frequently, if the loan renewal is less than one year.  With respect to this review process, management has determined that pass loans include loans that exhibit acceptable financial statements, cash flow and leverage.  Watch loans have potential weaknesses that deserve management’s attention, and if left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the credit.  Substandard loans are considered inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged.  These loans generally have a well-defined weakness that may jeopardize liquidation of the debt and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.  Finally, a loan is considered to be impaired when it is probable that the Bank will not be able to collect all amounts due according to the contractual terms of the loan agreement. Management has determined that all non-accrual loans and loans modified under troubled debt restructurings meet the definition of an impaired loan.

The Company’s procedures dictate that an updated valuation must be obtained with respect to underlying collateral at the time a loan is deemed impaired.  Updated valuations may also be obtained upon transfer from loans receivable to real estate owned based upon the age of the prior appraisal, changes in market conditions or known changes to the physical condition of the property.

Estimated fair values are reduced to account for sales commissions, broker fees, unpaid property taxes and additional selling expenses to arrive at an estimated net realizable value.  The adjustment factor is based upon the Company’s actual experience with respect to sales of real estate owned over the prior two years.  In situations in which we are placing reliance on an appraisal that is more than one year old, an additional adjustment factor is applied to account for downward market pressure since the date of appraisal.  The additional adjustment factor is based upon relevant sales data available for our general operating market as well as company-specific historical net realizable values as compared to the most recent appraisal prior to disposition.

With respect to over-four family income producing real estate, appraisals are reviewed and estimated collateral values are adjusted by updating significant appraisal assumptions to reflect current real estate market conditions.  Significant assumptions reviewed and updated include the capitalization rate, rental income and operating expenses.  These adjusted

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

assumptions are based upon recent appraisals received on similar properties as well as on actual experience related to real estate owned and currently under Company management.

The following tables present data on impaired loans at December 31, 2012 and 2011.

	As of or for the Year Ended December 31, 2012
	Recorded Investment	Unpaid Principal	Reserve	Cumulative Charge-Offs	Average Recorded Investment	Int Paid YTD
Total Impaired with Reserve
One- to four-family	$29,057	29,456	7,058	399	29,768	874
Over four-family	17,397	17,642	3,268	245	18,073	722
Home equity	1,544	1,544	1,033	—	1,615	74
Construction and land	2,316	2,316	377	—	2,316	78
Commercial real estate	813	1,179	341	366	1,748	50
Consumer	—	—	—	—	—	—
Commercial	1,352	1,352	331	—	1,352	42
	$52,479	53,489	12,408	1,010	54,872	1,840

Total Impaired with no Reserve

One- to four-family	$28,410	31,315	—	2,905	31,358	1,175
Over four-family	10,884	11,179	—	295	11,649	549
Home equity	583	749	—	166	755	14
Construction and land	2,154	3,655	—	1,501	3,656	5
Commercial real estate	437	461	—	24	473	12
Consumer	24	24	—	—	24	1
Commercial	—	—	—	—	—	—
	$42,492	47,383	—	4,891	47,915	1,756

Total Impaired

One- to four-family	$57,467	60,771	7,058	3,304	61,126	2,049
Over four-family	28,281	28,821	3,268	540	29,722	1,271
Home equity	2,127	2,293	1,033	166	2,370	88
Construction and land	4,470	5,971	377	1,501	5,972	83
Commercial real estate	1,250	1,640	341	390	2,221	62
Consumer	24	24	—	—	24	1
Commercial	1,352	1,352	331	—	1,352	42
	$94,971	100,872	12,408	5,901	102,787	3,596

The difference between a loan’s recorded investment and the unpaid principal balance represents a partial charge-off resulting from a confirmed loss due to the value of the collateral securing the loan being below the loan balance and management’s assessment that the full collection of the loan balance is not likely.

When a loan is considered impaired, interest payments received are treated as interest income on a cash basis as long as the remaining book value of the loan (i.e., after charge-off of all identified losses) is deemed to be fully collectible. If the remaining book value is not deemed to be fully collectible, all payments received are applied to unpaid principal. Determination as to the ultimate collectability of the remaining book value is supported by an updated credit department evaluation of the borrower’s

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

financial condition and prospects for repayment, including consideration of the borrower’s sustained historical repayment performance and other relevant factors.

	As of or for the Year Ended December 31, 2011
	Recorded Investment	Unpaid Principal	Reserve	Cumulative Charge-Offs	Average Recorded Investment	Int Paid YTD
Total Impaired with Reserve
One- to four-family	$25,735	25,913	5,707	178	26,093	579
Over four-family	21,268	21,648	3,719	380	21,846	761
Home equity	1,428	1,428	803	—	1,448	2
Construction and land	6,543	6,543	2,077	—	6,543	113
Commercial real estate	—	—	—	—	—	—
Commercial	1,033	1,033	269	—	1,037	42
	$56,007	56,565	12,575	558	56,967	1,497

Total Impaired with no Reserve

One- to four-family	$42,586	48,482	—	5,896	48,552	1,448
Over four-family	19,515	21,264	—	1,749	21,535	780
Home equity	799	799	—	—	833	3
Construction and land	1,893	3,413	—	1,520	3,413	60
Commercial real estate	515	539	—	24	538	17
Commercial	82	100	—	18	90	—
	$65,390	74,597	—	9,207	74,961	2,308

Total Impaired

One- to four-family	$68,321	74,395	5,707	6,074	74,645	2,027
Over four-family	40,783	42,912	3,719	2,129	43,381	1,541
Home equity	2,227	2,227	803	—	2,281	5
Construction and land	8,436	9,956	2,077	1,520	9,956	173
Commercial real estate	515	539	—	24	538	17
Commercial	1,115	1,133	269	18	1,127	42
	$121,397	131,162	12,575	9,765	131,928	3,805

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

The determination as to whether an allowance is required with respect to impaired loans is based upon an analysis of the value of the underlying collateral and/or the borrower’s intent and ability to make all principal and interest payments in accordance with contractual terms.  The evaluation process is subject to the use of significant estimates and actual results could differ from estimates.  This analysis is primarily based upon third party appraisals and/or a discounted cash flow analysis.  In those cases in which no allowance has been provided for an impaired loan, the Company has determined that the estimated value of the underlying collateral exceeds the remaining outstanding balance of the loan.  Of the total $42.5 million of impaired loans as of December 31, 2012 for which no allowance has been provided, $4.9 million in charge-offs have been recorded to reduce the unpaid principal balance to an amount that is commensurate with the loan’s net realizable value, using the estimated fair value of the underlying collateral.  To the extent that further deterioration in property values continues, the Company may have to reevaluate the sufficiency of the collateral servicing these impaired loans resulting in additional provisions to the allowance for loans losses or charge-offs.

The following presents data on troubled debt restructurings:

	As of December 31, 2012
	Accruing		Non-accruing		Total
	Amount	Number	Amount	Number	Amount	Number
	(dollars in thousands)

One- to four-family	$9,921	17	$21,847	95	$31,768	112
Over four-family	3,917	4	20,030	13	23,947	17
Home equity	—	—	986	3	986	3
Construction and land	2,173	2	79	1	2,252	3
Commercial real estate	—	—	668	2	668	2

	$16,011	23	$43,610	114	$59,621	137

	As of December 31, 2011
	Accruing		Non-accruing		Total
	Amount	Number	Amount	Number	Amount	Number
	(dollars in thousands)

One- to four-family	$8,293	26	$26,773	93	$35,066	119
Over four-family	14,845	13	2,453	8	17,298	21
Home equity	43	1	1,024	4	1,067	5
Construction and land	1,408	1	79	1	1,487	2
Commercial real estate	—	—	452	1	452	1
Commercial	—	—	42	2	42	2

	$24,589	41	$30,823	109	$55,412	150

Troubled debt restructurings involve granting concessions to a borrower experiencing financial difficulty by modifying the terms of the loan in an effort to avoid foreclosure.  Typical restructured terms include six to twelve months of principal forbearance, a reduction in interest rate or both.  In no instances have the restructured terms included a reduction of outstanding principal balance.  At December 31, 2012, $59.6 million in loans had been modified in troubled debt restructurings and $43.6 million of these loans were included in the non-accrual loan total.  The remaining $16.0 million, while meeting the internal requirements for modification in a troubled debt restructuring, were current with

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

respect to payments under their original loan terms at the time of the restructuring and thus, continued to be included with accruing loans.  Provided these loans perform in accordance with the modified terms, they will continue to be accounted for on an accrual basis.

All loans that have been modified in a troubled debt restructuring are considered to be impaired.  As such, an analysis has been performed with respect to all of these loans to determine the need for a valuation reserve.  When a loan is expected to perform in accordance with the restructured terms and ultimately return to and perform under contract terms, a valuation allowance is established for an amount equal to the excess of the present value of the expected future cash flows under the original contract terms as compared with the modified terms, including an estimated default rate.  When there is doubt as to the borrower’s ability to perform under the restructured terms or ultimately return to and perform under market terms, a valuation allowance is established equal to the impairment when the carrying amount exceeds fair value of the underlying collateral.  As a result of the impairment analysis, a $6.4 million valuation allowance has been established as of December 31, 2012 with respect to the $59.6 million in troubled debt restructurings.  As of December 31, 2011, $6.2 million in valuation allowance had been established with respect to the $55.4 million in troubled debt restructurings.

After a troubled debt restructuring reverts to market terms, a minimum of six consecutive contractual payments must be received prior to consideration for a return to accrual status.  If an updated credit department review indicates no other evidence of elevated credit risk, the loan is returned to accrual status at that time.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

The following presents troubled debt restructurings by concession type at December 31, 2012 and 2011:

	As of December 31, 2012
	Performing in accordance with modified terms		In Default		Total
	Amount	Number	Amount	Number	Amount	Number
	(dollars in thousands)
Interest reduction and principal forebearance	$26,051	77	2,770	11	28,821	88
Principal forebearance	17,574	11	348	1	17,922	12
Interest reduction	11,984	35	894	2	12,878	37
	$55,609	123	4,012	14	59,621	137

	As of December 31, 2011
	Performing in accordance with modified terms		In Default		Total
	Amount	Number	Amount	Number	Amount	Number
	(dollars in thousands)
Interest reduction and principal forebearance	$22,752	61	6,564	22	29,316	83
Principal forebearance	3,894	29	1,771	9	5,665	38
Interest reduction	20,006	27	425	2	20,431	29
	$46,652	117	8,760	33	55,412	150

The following presents data on troubled debt restructurings:

	For the Year Ended
	December 31, 2012		December 31, 2011
	Amount	Number	Amount	Number
	(dollars in thousands)		(dollars in thousands)
Loans modified as a troubled debt restructure
One- to four-family	$14,821	27	$23,049	86
Over four-family	18,520	8	10,340	12
Home equity	12	1	1,062	3
Land and construction	764	1	—	—
	$34,117	37	$34,451	101

Troubled debt restructuring modified within the past twelve months for which there was a default
One- to four-family	—	—	$702	6
	$—	—	$702	6

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

The following table presents data on non-accrual loans:

	As of December 31,
	2012	2011
	(Dollars in Thousands)
Residential
One- to four-family	$46,467	$55,609
Over four-family	23,205	13,680
Home equity	1,578	1,334
Construction and land	2,215	6,946
Commercial real estate	668	514
Commercial	511	135
Consumer	24	—
Total non-accrual loans	$74,668	$78,218

Total non-accrual loans to total loans, net	6.59%	6.43%
Total non-accrual loans and performing troubled debt restructurings to total loans receivable	8.00%	8.45%
Total non-accrual loans to total assets	4.50%	4.57%

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

4)             Office Properties and Equipment

Office properties and equipment are summarized as follows:

	December 31,
	2012	2011
	(In Thousands)

Land	$6,836	6,959
Office buildings and improvements	29,652	29,583
Furniture and equipment	12,347	10,679
	48,835	47,221
Less accumulated depreciation	(21,900)	(19,865)
	$26,935	27,356

Depreciation of premises and equipment totaled $2.1 million, $1.8 million and $1.9 million for the years ended December 31, 2012, 2011 and 2010, respectively.

The Company and certain subsidiaries are obligated under non-cancelable operating leases for other facilities and equipment.  Rent and equipment lease expense totaled $2.8 million, $2.6 million and $1.9 million for the years ended December 31, 2012, 2011 and 2010, respectively.  The appropriate minimum annual commitments under all non-cancelable lease agreements as of December 31, 2012 are as follows:

Operating
leases
(In Thousands)
Within one year	$1,664
One to two years	916
Two to three years	390
Three to four years	230
Four through five years	23
After five years	—
Total	$3,223

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

5)             Real Estate Owned

Real estate owned is summarized as follows:

	December 31,
	2012	2011
	(In Thousands)

One- to four-family	$17,353	27,449
Over four-family	9,890	16,231
Construction and land	7,029	8,796
Commercial real estate	1,702	4,194
	$35,974	56,670

The following table presents the activity in real estate owned:

	Year Ended December 31,
	2012	2011
	(In Thousands)

Real estate owned at beginning of period	$56,670	57,752
Transferred in from loans receivable	22,282	28,259
Sales	(35,159)	(22,432)
Write downs	(7,562)	(6,825)
Other activity	(257)	(84)
Real estate owned at end of period	$35,974	56,670

6)             Mortgage Servicing Rights

The following table presents the activity related to the Company’s mortgage servicing rights:

	Year ended December 31,
	2012	2011
	(In Thousands)
Mortgage servicing rights at beginning of the period	$198	$42
Additions	3,411	169
Amortization	(389)	(13)
Mortgage servicing rights at end of the period	3,220	198
Valuation allowance at end of period	—	—
Mortgage servicing rights at the end of the period, net	$3,220	$198

The following table shows the estimated future amortization expense for mortgage servicing rights at

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

December 31, 2012 for the periods indicated:

		(In Thousands)
Estimate for the years ended December 31:	2013	890
	2014	747
	2015	603
	2016	459
	2017	316
	Thereafter	205
	Total	3,220

7)             Deposits

At December 31, 2012 and 2011, time deposits with balances greater than $100,000 amounted to $193.6 million and $232.8 million, respectively.

A summary of interest expense on deposits is as follows:

	Years ended December 31,
	2012	2011	2010
	(In Thousands)

Interest-bearing demand deposits	$23	30	37
Money market and savings deposits	272	369	493
Time deposits	9,182	14,890	20,459
	$9,477	15,289	20,989

A summary of the contractual maturities of time deposits at December 31, 2012 is as follows:

(In Thousands)
Within one year	$454,561
One to two years	236,816
Two to three years	15,006
Three to four years	6,269
Four through five years	24,248
After five years	20
$736,920

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

8)             Borrowings

Borrowings consist of the following:

	December 31, 2012		December 31, 2011
		Weighted		Weighted
		Average		Average
	Balance	Rate	Balance	Rate
	(In Thousands)

Short-term repurchase agreements	$45,888	3.09%	27,138	4.50%

Federal Home Loan Bank advances maturing:
2016	220,000	4.34%	220,000	4.34%
2017	65,000	3.19%	65,000	3.19%
2018	65,000	2.97%	65,000	2.97%

Repurchase agreements maturing:
2017	84,000	3.96%	84,000	3.96%
	$479,888	3.82%	461,138	3.93%

The short-term repurchase agreements represent the outstanding portion of a total $90.0 million commitment with two unrelated banks.  The short-term repurchase agreements are utilized by Waterstone Mortgage Corporation to finance loans originated for sale.  These agreements are secured by the underlying loans being financed.  Related interest rates are based upon the note rate associated with the loans being financed.  The first of short-term repurchase agreements has an outstanding balance of $38.1 million, a rate of 2.96% and a total commitment of $40.0 million at December 31, 2012.  The second short-term repurchase agreement has an outstanding balance of $7.8 million, a rate of 3.75% and a total commitment of $50.0 million at December 31, 2012.

The $220.0 million in advances due in 2016 consist of eight advances with fixed rates ranging from 4.01% to 4.82% callable quarterly until maturity.

The $65.0 million in advances due in 2017 consist of three advances with fixed rates ranging from 3.09% to 3.46% callable quarterly until maturity.

The $65.0 million in advances due in 2018 consist of three advances with fixed rates ranging from 2.73% to 3.11% callable quarterly until maturity.

The $84.0 million in repurchase agreements have fixed rates ranging from 2.89% to 4.31% callable quarterly until their maturity in 2017.  The repurchase agreements are collateralized by securities available for sale with an estimated fair value of $101.9 million at December 31, 2012.

The Company selects loans that meet underwriting criteria established by the Federal Home Loan Bank Chicago (FHLBC) as collateral for outstanding advances. The Company’s borrowings at the FHLBC are limited to 75% of the carrying value of unencumbered one- to four-family mortgage loans, 40% of the carrying value of home equity loans and 60% of the carrying value of over four-family loans. In addition, these advances are collateralized by FHLBC stock of $20.2 million at December 31, 2012 and $21.7 million at December 31, 2011. In the event of prepayment, the Company is obligated to pay all remaining contractual interest on the advance.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

9)             Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements, or overall financial performance deemed by the regulators to be inadequate, can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items, as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2012, that the Bank meets all capital adequacy requirements to which it is subject.

On November 25, 2009, pursuant to a Stipulation and Consent to the Issuance of a Consent Order, WaterStone Bank agreed to the issuance of a Consent Order jointly issued by the Federal Deposit Insurance Corporation and the WDFI, WaterStone Bank’s primary banking regulators.  At the same time, pursuant to a Stipulation and Consent to Issuance of Order to Cease and Desist, Waterstone Financial, Inc. agreed to the issuance of an Order to Cease and Desist by the Office of Thrift Supervision, Waterstone Financial Inc.’s thrift holding company regulator at the time.  The Order issued by the Office of Thrift Supervision requires, among other things, that WaterStone Bank maintain minimum Tier 1 capital of 8.5% of total average assets and minimum total risk-based capital of 12.0% of risk-weighted assets.  Effective December 11, 2012, the WDFI and the Federal Deposit Insurance Corporation terminated the Order issued to WaterStone Bank.  The terminated Order was replaced with a memorandum of understanding that requires, among other things, maintenance of a minimum Tier I capital of 8.0% and a minimum total risk based capital ratio of 12.0%, and also prohibits dividend payments without prior regulatory non-objection.  Waterstone Financial, Inc. remains subject to its Order issued by the Office of Thrift Supervision, through enforcement by the Federal Reserve Board, as the successor holding company regulator to the Office of Thrift Supervision.  At December 31, 2012, the Company is in compliance with all requirements of the memorandum of understanding and order to cease and desist.

As of December 31, 2012 the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as quantitatively “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios, as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

As a state-chartered savings bank, the Bank is required to meet minimum capital levels established by the state of Wisconsin in addition to federal requirements. For the state of Wisconsin, regulatory capital consists of retained income, paid-in-capital, capital stock equity and other forms of capital considered to be qualifying capital by the Federal Deposit Insurance Corporation.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

The actual and required capital amounts and ratios for the Bank as of December 31, 2012 and 2011 are presented in the table below:

	December 31, 2012
					To Be Well-Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars In Thousands)

WaterStone Bank
Total capital (to risk-weighted assets)	$199,098	17.34%	91,844	8.00%	114,806	10.00%
Tier I capital (to risk-weighted assets)	184,542	16.07%	45,922	4.00%	68,883	6.00%
Tier I capital (to average assets)	184,542	11.13%	66,312	4.00%	82,890	5.00%
State of Wisconsin (to total assets)	184,542	11.15%	99,305	6.00%	N/A	N/A

	December 31, 2011

WaterStone Bank
Total capital (to risk-weighted assets)	$174,144	14.58%	95,579	8.00%	119,474	10.00%
Tier I capital (to risk-weighted assets)	158,994	13.31%	47,790	4.00%	71,684	6.00%
Tier I capital (to average assets)	158,994	9.16%	69,447	4.00%	86,808	5.00%
State of Wisconsin (to total assets)	158,994	9.31%	102,463	6.00%	N/A	N/A

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

10)      Stock Based Compensation

Stock-Based Compensation Plan

In 2006, the Company’s shareholders approved the 2006 Equity Incentive Plan.  All stock awards granted under this plan vest over a period of five years and are required to be settled in shares of the Company’s common stock.  The exercise price for all stock options granted is equal to the quoted NASDAQ market close price on the date that the awards were granted and expire ten years after the grant date, if not exercised.  All restricted stock grants are issued from previously unissued shares.

Accounting for Stock-Based Compensation Plan

The fair value of stock options granted is estimated on the grant date using a Black-Scholes pricing model.   The fair value of restricted shares is equal to the quoted NASDAQ market close price on the date of grant.  The fair value of stock grants is recognized as compensation expense on a straight-line basis over the vesting period of the grants.  Compensation expense is included in compensation, payroll taxes and other employee benefits in the consolidated statements of income.

Assumptions are used in estimating the fair value of stock options granted.  The weighted average expected life of the stock options represent the period of time that the options are expected to be outstanding and is based on the SEC simplified approach to calculating expected term.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant.  The expected volatility is based on the actual volatility of Waterstone Financial, Inc. stock from the original date of issue, October 4, 2005.  The following assumptions were used in estimating the fair value of options granted in the year ended December 31, 2012 and 2010.  There were no options granted during the year ended December 31, 2011.

	2012	2010
Dividend Yield	0.00%	0.00%
Risk-free interest rate	0.25%	0.25%
Expected volatility	74.53%	75.67%
Weighted average expected life	6.5 years	6.5 years
Weighted average per share value of options	$1.25	$2.54

The Company estimates potential forfeitures of stock grants and adjusts compensation expense recorded accordingly.  The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates.  Changes in estimated forfeitures will be recognized in the period of change and will also impact the amount of stock compensation expense to be recognized in future periods.

A summary of the Company’s stock option activity for the years ended December 31, 2012, 2011 and 2010 is presented below.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

			Weighted Average	Aggregate
		Weighted Average	Years Remaining in	Instrinsic Value
Stock Options	Shares	Exercise Price	Contractual Term	(000’s)
Outstanding December 31, 2009	757,500	17.41	7.07	—
Options exercisable at December 31, 2009	298,000	17.60	7.03	—

Granted	50,000	$3.80		—
Exercised	—			—
Forfeited	(5,000)	17.67		—
Outstanding December 31, 2010	802,500	16.44	6.34	—
Options exercisable at December 31, 2010	446,500	17.54	6.04	—

Granted	—			—
Exercised	—			—
Forfeited	(10,000)	17.16		—
Outstanding December 31, 2011	792,500	16.32	5.37	—
Options exercisable at December 31, 2011	599,000	17.28	5.12	—

Granted	255,000	$2.03		—
Exercised	(3,000)	4.65		9
Forfeited	(24,000)	8.93		(72)
Outstanding December 31, 2012	1,020,500	13.11	5.69	1,622
Options exercisable at December 31, 2012	744,500	16.59	4.31	80

The following table summarizes information about the Company’s nonvested stock option activity for the years ended December 31, 2012 and 2011:

		Weighted Average
Stock Options	Shares	Grant Date Fair Value

Nonvested at December 31, 2010	356,000	$5.60
Granted	—
Vested	(160,500)	5.79
Forfeited	(2,000)	6.04
Nonvested at December 31, 2011	193,500	5.31

Nonvested at December 31, 2011	193,500	$5.31
Granted	255,000	1.33
Vested	(158,500)	5.78
Forfeited	(14,000)	1.32
Nonvested at December 31, 2012	276,000	1.48

The Company amortizes the expense related to stock options as compensation expense over the vesting period.  During the year ended December 31, 2012, 255,000 options were granted, 24,000 were forfeited, of which 10,000 were vested and 3,000 shares were exercised.  During the year ended December 31, 2011, 10,000 were forfeited, of which 8,000 were vested.  During the year ended December 31, 2010, 50,000 options were granted and 5,000 were forfeited, of which 2,000 were vested.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Expense for the stock options granted of $94,000, $745,000 and $810,000 was recognized during the years ended December 31, 2012, 2011 and 2010, respectively.  At December 31, 2012, the Company had $305,000 in estimated unrecognized compensation costs related to outstanding stock options that is expected to be recognized over a weighted average period of 40 months.

The following table summarizes information about the Company’s restricted stock shares activity for the years ended December 31, 2012 and 2011:

		Weighted Average
Restricted Stock	Shares	Grant Date Fair Value

Nonvested at December 31, 2010	101,400	$16.91
Granted	—	—
Vested	(49,200)	17.24
Forfeited	—	—
Nonvested at December 31, 2011	52,200	16.61

Nonvested at December 31, 2011	52,200	16.61
Granted	100,000	1.89
Vested	(49,200)	17.24
Forfeited	(2,000)	4.65
Nonvested at December 31, 2012	101,000	1.96

The Company amortizes the expense related to restricted stock awards as compensation expense over the vesting period.  During the year ended December 31, 2012, 100,000 shares of restricted stock were granted and 2,000 were forfeited.  During the years ended December 31, 2011 and 2010, no shares of restricted stock were awarded and no shares were forfeited.  Expense for the restricted stock awards of $51,000, $848,000 and $848,000 was recorded for the years ended December 31, 2012, 2011 and 2010, respectively.  At December 31, 2012, the Company had $158,000 of unrecognized compensation expense related to restricted stock shares that is expected to be recognized over a weighted average period 40 months.

11)      Employee Benefit Plans

The Company has two 401(k) profit sharing plans and trusts covering substantially all employees.  WaterStone Bank employees over 18 years of age are immediately eligible to participate in the Bank’s Plan.  Waterstone Mortgage employees over 21 years of age are eligible to participate in its Plan as of the first of the month following their date of employment.  Participating employees may annually contribute pretax compensation in accordance with IRS limits.  The Company made a contribution of $70,000 to one of the Plans during the year ended December 31, 2012.  The Company made no contributions to the Plans during the years ended December 31, 2011 and 2010.

The Company has a nonqualified salary continuation plan for one former employee. This agreement provides for payments of specific amounts over a 10-year period subsequent to the employee’s retirement. The deferred compensation liability was accrued ratably to the employee’s respective normal retirement date. Payments made to the retired employee reduce the liability.  As of December 31, 2012 and 2011, approximately $687,000 and $826,000 was accrued related to this plan. This agreement is funded by a life insurance policy with a death benefit of $6.4 million and a cash surrender value of $3.3 million and $2.9 million at December 31, 2012 and 2011, respectively. The former

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

employee has no interest in this policy.  There was no expense for compensation under this agreement during the years ended December 31, 2012, 2011 and 2010.

12)      Employee Stock Ownership Plan

All employees are eligible to participate in the WaterStone Bank Employee Stock Ownership Plan (the “Plan”) after they attain twenty-one years of age and complete twelve consecutive months of service in which they work at least 1,000 hours of service.  During the year ended December 31, 2005, the Plan borrowed $8.5 million from the Company and purchased 761,515 shares of common stock of the Company in the open market.  The Plan debt is secured by shares of the Company.  The Company has committed to make annual contributions to the Plan necessary to repay the loan, including interest.  The loan is scheduled to be repaid in ten annual installments through the year ended December 31, 2015.  While the shares are not released and allocated to Plan participants until the loan payment is made, the shares are deemed to be earned and are therefore, committed to be released throughout the service period.  As such, one-tenth of the shares are scheduled to be released annually as shares are earned over a period of ten years, beginning with the period ended December 31, 2005.  As the debt is repaid, shares are released from collateral and allocated to active participant accounts.  The shares pledged as collateral are reported as “Unearned ESOP shares” in the consolidated statement of financial condition.  As shares are committed to be released from collateral, the Company reports compensation expense equal to the average fair market price of the shares, and the shares become outstanding for earnings per share computations.  Compensation expense attributed to the ESOP was $306,000, $202,000 and $264,000, respectively for the years ended December 31, 2012, 2011 and 2010.

The aggregate activity in the number of unearned ESOP shares, considering the allocation of those shares committed to be released as of December 31, is as follows:

	2012	2011
Beginning ESOP shares	228,453	304,605
Shares committed to be released	(76,151)	(76,152)
Unreleased shares	152,302	228,453

Fair value of unreleased shares (in thousands)	$1,188	432

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

13)      Income Taxes

The provision (benefit) for income taxes for the year ended December 31, 2012, 2011 and 2010 consists of the following:

	Years ended December 31,
	2012	2011	2010
	(In Thousands)
Current:
Federal	$4,256	1,216	30
State	435	81	22
	4,691	1,297	52
Deferred:
Federal	(12,664)	(590)	—
State	(4,231)	(145)	—
	(16,895)	(735)	—
Total	$(12,204)	562	52

The income tax provisions differ from that computed at the Federal statutory corporate tax rate for the years ended December 31, 2012, 2011 and 2010 as follows:

	Years ended December 31,
	2012	2011	2010
	(Dollars In Thousands)

Income (loss) before income taxes	$22,710	(6,911)	(1,802)
Tax at Federal statutory rate (35%)	7,949	(2,419)	(631)
Add (deduct) effect of:
State income taxes net of Federal income tax benefit (expense)	(2,467)	(41)	14
Cash surrender value of life insurance	(375)	(393)	(398)
Non-deductible ESOP and stock option expense	103	119	168
Tax-exempt interest income	(185)	(254)	(294)
Reversal of federal valuation allowance on deferred taxes	(17,008)	2,921	1,281
Intra-period tax allocation between other comprehensive income and loss from operations	—	(591)	—
Increase in tax exposure reserve	(184)	1,216	—
Other	(37)	4	(88)
Income tax provision (benefit)	(12,204)	562	52
Effective tax rate	(53.7)%	(8.1)%	(2.9)%

Deferred tax asset valuation allowances originally established in 2008 were fully reversed at December 31, 2012.  Under generally accepted accounting principles, a valuation allowance is required to be recognized if it is “more likely than not” that a deferred tax asset will not be realized.  The

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

determination of the realizability of the deferred tax assets is highly subjective and dependent upon judgment concerning management’s evaluation of both positive and negative evidence, the forecasts of future income, applicable tax planning strategies, and assessments of current and future economic and business conditions. Examples of positive evidence may include the existence of taxes paid in available carry back years as well as the probability that taxable income will be generated in future periods, while examples of negative evidence may include the cumulative losses in the current year and prior two years and general business and economic trends.  In addition, general uncertainty surrounding future economic and business conditions increased the potential volatility and uncertainty of projected earnings.  At both December 31, 2011 and 2010, the Company determined a valuation allowance was necessary, largely based on the negative evidence represented by a cumulative loss in the most recent three-year period caused by the significant loan loss provisions recorded during the period.  At December 31, 2012, pretax income in each of the four quarters in 2012 and for the year, the existence of taxes paid in 2012 and available for carry back in future years, applicable tax planning strategies and general economic conditions resulted in the conclusion that as of December 31, 2012, it is more likely than not that net deferred tax assets will be realized in future periods.

The income tax provision for 2011 includes a federal and state tax benefit of $736,000 due to an intra-period tax allocation between other comprehensive income and loss from continuing operations representing an out-of-period adjustment for an error that originated beginning in 2008 that was corrected during the quarter ended June 30, 2011.  The correction of the error was not material to the year ended December 31, 2011.  The impact of this error to all prior periods was not deemed to be material.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

The significant components of the Company’s net deferred tax assets (liabilities) included in prepaid expenses and other assets are as follows at December 31, 2012 and 2011:

	December 31,
	2012	2011
	(In Thousands)
Gross deferred tax assets:
Excess book depreciation	$653	617
Compensation agreements	277	335
Restricted stock and stock options	935	1,252
Allowance for loan losses	12,316	13,113
Repurchase reserve for loans sold	357	—
Real estate owned write-downs	4,005	4,826
Interest recognized for tax but not books	1,609	1,169
Federal NOL carryforward	—	915
State NOL carryforward	817	1,563
Unrealized loss on impaired securities	—	841
Other	426	213
Total gross deferred tax assets	21,395	24,844
Valuation allowance	—	(21,270)
Deferred tax assets	21,395	3,574
Gross deferred tax liabilities:
Unrealized gain on securities available for sale, net	(1,834)	(1,228)
Mortgage servicing rights	(1,278)	—
FHLB stock dividends	(858)	(931)
Deferred loan fees	(639)	(859)
Deferred liabilities	(4,609)	(3,018)
Net deferred tax assets	$16,786	556

The Company had a Federal NOL carry forward of $3.0 million at December 31, 2011 which was fully utilized in 2012.  The Company has a non-sharable Wisconsin NOL carry forward of $17.5 million at December 31, 2012 generated by the community banking segment which will begin to expire in 2028.

Under the Internal Revenue Code and Wisconsin Statutes, the Company was permitted to deduct, for tax years beginning before 1988, an annual addition to a reserve for bad debts. This amount differs from the provision for loan losses recorded for financial accounting purposes. Under prior law, bad debt deductions for income tax purposes were included in taxable income of later years only if the bad debt reserves were used for purposes other than to absorb bad debt losses. Because the Company did not intend to use the reserve for purposes other than to absorb losses, no deferred income taxes were provided. Retained earnings at December 31, 2012 include approximately $16.7 million for which no deferred Federal or state income taxes were provided.  Deferred income taxes have been provided on certain additions to the tax reserve for bad debts.

The Company and its subsidiaries file consolidated federal and state tax returns. One subsidiary also files separate state income tax returns in certain states.  The Company is no longer subject to federal income tax examinations by tax authorities for years before 2010 and state income taxes for years before 2005.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

	2012	2011
	(In Thousands)
Balance at January 1	$2,004	—
Increases related to prior year tax positions	13	1,526
Increases related to current year tax positions	2	478
Decreases related to prior year tax positions	(1,948)	—
Balance at December 31	$71	2,004

The Internal Revenue Service (IRS) commenced an examination of the Company’s income tax returns for 2005 through 2009 in the first quarter of 2010.  In the fourth quarter of 2011, the IRS proposed significant adjustments related to the Company’s deduction of expenses related to real estate owned and acquired through foreclosure, loan loss charge-offs and state tax deductions.  All of these significant proposed adjustments are timing differences which resulted in current tax expense offset by deferred tax benefit to be realized in future periods.  In the second quarter of 2012, a payment of $982,000 was made towards the proposed IRS adjustment.  Final settlement of interest due is still pending.

The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense.  During the year ended December 31, 2011, the Company recognized $241,000 in interest which was accrued for as of December 31, 2011.  The Company recognized no interest or penalties during the years ended December 31, 2012 and 2010.  The Company had an accrual for the payment of interest and penalties of $53,000 at December 31, 2012, $241,000 at December 31, 2011 and zero at December 31, 2010.

14)      Financial Instruments with Off-Balance-Sheet Risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

	December 31,
	2012	2011
	(In Thousands)
Financial instruments whose contract amounts represent potential credit risk:
Commitments to extend credit under first mortgage loans	$20,836	14,259
Commitments to extend credit under home equity lines of credit	17,628	21,403
Unused portion of construction loans	5,502	5,684
Unused portion of business lines of credit	10,967	10,347
Standby letters of credit	736	970

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements of the Company. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counter-party. Collateral obtained generally consists of mortgages on the underlying real estate.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds mortgages on the underlying real estate as collateral supporting those commitments for which collateral is deemed necessary.

The Company has determined that there are no probable losses related to commitments to extend credit or the standby letters of credit as of December 31, 2012 and 2011.

15)      Derivative Financial Instruments

In connection with its mortgage banking activities, the Company enters into derivative financial instruments as part of its strategy to manage its exposure to changes in interest rates.   Mortgage banking derivatives include interest rate lock commitments provided to customers to fund mortgage loans to be sold in the secondary market and forward commitments for the future delivery of such loans.  It is the Company’s practice to enter into forward commitments for the future delivery of residential mortgage loans when interest rate lock commitments are entered into in order to economically hedge the effect of future changes in interest rates on its commitments to fund the loans as well as on its portfolio of mortgage loans held-for-sale.  The Company’s mortgage banking derivatives have not been designated as being in hedge relationships.  These instruments are used to manage the Company’s exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements of ASC 815.  Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings.  The Company does not use derivatives for speculative purposes.

Forward commitments to sell mortgage loans represent commitments obtained by the Company from a secondary market agency to purchase mortgages from the Company at specified interest rates and within specified periods of time.  Commitments to sell loans are made to mitigate interest rate risk on interest rate lock commitments to originate loans and loans held for sale.    At December 31, 2012, the Company had forward commitments to sell mortgage loans with an aggregate notional amount of $138.1 million and interest rate lock commitments with an aggregate notional amount of $147.9 million.  The fair value of the mortgage derivatives at December 31, 2012 included a gain of $1.7 million on mortgage banking derivative assets and a $249,000 net loss on mortgage banking liabilities that are reported as a component of other asset and other liabilities, respectively on the Company’s consolidated statements of financial condition.

In determining the fair value of its derivative loan commitments, the Company considers the value that would be generated when the loan arising from exercise of the loan commitment is sold in the secondary mortgage market. That value includes the price that the loan is expected to be sold for in the secondary mortgage market.  The fair value of these commitments is recorded on the consolidated

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

statements of financial condition with the changes in fair value recorded as a component of mortgage banking income.

16)      Fair Values Measurements

ASC Topic 820, “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This accounting standard applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements. The standard also emphasizes that fair value (i.e., the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date), among other things, is based on exit price versus entry price, should include assumptions about risk such as nonperformance risk in liability fair values, and is a market-based measurement, not an entity-specific measurement. When considering the assumptions that market participants would use in pricing the asset or liability, this accounting standard establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

The fair value hierarchy prioritizes inputs used to measure fair value into three broad levels.

Level 1 inputs - In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that we have the ability to access.

Level 2 inputs - Fair values determined by Level 2 inputs use inputs other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly.  Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets where there are few transactions and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs - Level 3 inputs are unobservable inputs for the asset or liability and include situations where there is little, if any, market activity for the asset or liability.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.  The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following table presents information about our assets recorded in our consolidated statement of financial position at their fair value on a recurring basis as of December 31, 2012 and December 31, 2011, and indicates the fair value hierarchy of the valuation techniques utilized to determine such fair value.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

	December 31,	Fair Value Measurements Using
	2012	Level 1	Level 2	Level 3
	(In Thousands)

Available for sale securities
Mortgage-backed securities	$119,056	—	119,056	—
Collateralized mortgage obligations
Government sponsored enterprise issued	29,579	—	29,579	—
Government sponsored enterprise bonds	8,017	—	8,017	—
Municipal securities	37,371	—	37,371	—
Other debt securities	5,070	5,070	—	—
Certificates of deposit	5,924	—	5,924	—
Loans held for sale	133,613	—	133,613	—
Mortgage banking derivative assets	1,668	—	—	1,668
Mortgage banking derivative liabilities	249	—	—	249

	December 31,	Fair Value Measurements Using
	2011	Level 1	Level 2	Level 3
	(In Thousands)

Available for sale securities
Mortgage-backed securities	$35,417	—	35,417	—
Collateralized mortgage obligations
Government sponsored enterprise issued	33,196	—	33,196	—
Private-label issued	18,451	—	—	18,451
Government sponsored enterprise bonds	71,349	—	71,349	—
Municipal securities	39,068	—	39,068	—
Other debt securities	5,118	5,118	—	—
Certificates of deposit	3,920	—	3,920	—
Loans held for sale	88,283	—	88,283	—
Mortgage banking derivative assets	924	—	—	924
Mortgage banking derivative liabilities	397	—	—	397

The following summarizes the valuation techniques for assets recorded in our consolidated statements of financial condition at their fair value on a recurring basis:

Available for sale securities — The Company’s investment securities classified as available for sale include: mortgage-backed securities, collateralized mortgage obligations, government sponsored enterprise bonds, municipal securities and other debt securities. The fair value of mortgage-backed securities, collateralized mortgage obligations and government sponsored enterprise bonds are determined by a third party valuation source using observable market data utilizing a matrix or multi-dimensional relational pricing model.  Standard inputs to these models include observable market data such as benchmark yields, reported trades, broker quotes, issuer spreads, benchmark securities, prepayment models and bid/offer market data.  For securities with an early redemption feature, an option adjusted spread model is utilized to adjust the issuer spread.  These model and matrix measurements are classified as Level 2 and Level 3 in the fair value hierarchy.  The fair value of municipal securities is determined by a third party valuation source using observable market data

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

utilizing a multi-dimensional relational pricing model.  Standard inputs to this model include observable market data such as benchmark yields, reported trades, broker quotes, rating updates and issuer spreads.  These model measurements are classified as Level 2 in the fair value hierarchy.  The fair value of other debt securities, which includes a trust preferred security issued by a financial institution, is determined through quoted prices in active markets and is classified as Level 1 in the fair value hierarchy.

Loans held for sale — The Company carries loans held for sale at fair value under the fair value option model.  Fair value is generally determined by estimating a gross premium or discount, which is derived from pricing currently observable in the secondary market, principally from observable prices for forward sale commitments.  Loans held-for-sale are considered to be Level 2 in the fair value hierarchy of valuation techniques.

Mortgage banking derivatives - Mortgage banking derivatives include interest rate lock commitments to originate residential loans held for sale to individual customers and forward commitments to sell residential mortgage loans to various investors.  The Company utilizes a valuation model to estimate the fair value of its interest rate lock commitments to originate residential mortgage loans held for sale, which includes applying a pull through rate based upon historical experience and the current interest rate environment and then multiplying by quoted investor prices.  The Company also utilizes a valuation model to estimate the fair value of its forward commitments to sell residential loans, which includes matching specific terms and maturities of the forward commitments against applicable investor pricing available.  While there are Level 2 and 3 inputs used in the valuation models, the Company has determined that one or more of the inputs significant in the valuation of both of the mortgage banking derivatives fall within Level 3 of the fair value hierarchy.

The table below presents reconciliation for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during 2012 and 2011.

	Available for sale securities	Mortgage banking derivatives, net
	(In Thousands)

Balance at December 31, 2010	$20,301	407

Transfer into level 3	—	—
Unrealized holding losses arising during the period:
Included in other comprehensive income	(142)	—
Other than temporary impairment included in net loss	(456)	—
Principal repayments	(1,252)	—
Net accretion of discount/amortization of premium	—	—
Mortgage derivative gain, net	—	120
Balance at December 31, 2011	18,451	527

Transfer into level 3	—	—
Unrealized holding losses arising during the period:
Included in other comprehensive income	1,023	—
Other than temporary impairment included in net loss	(113)	—
Principal repayments	(1,352)	—
Net accretion of discount/amortization of premium	—	—
Sales of available for sale securities	(18,009)
Mortgage derivative gain, net	—	892
Balance at December 31, 2012	$—	1,419

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Prior to December 31, 2012, level 3 available-for-sale securities included two corporate collateralized mortgage obligations.  The market for these securities was not active as of December 31, 2011.  As such, the Company valued these securities based on the present value of estimated future cash flows.

Assets Recorded at Fair Value on a Non-recurring Basis

The following table presents information about our assets recorded in our consolidated statement of financial position at their fair value on a non-recurring basis as of December 31, 2012 and December 31, 2011, and indicates the fair value hierarchy of the valuation techniques utilized to determine such fair value.

	December 31,	Fair Value Measurements Using
	2012	Level 1	Level 2	Level 3
	(In Thousands)
Impaired loans, net (1)	$40,071	—	—	40,071
Real estate owned	35,974	—	—	35,974

	December 31,	Fair Value Measurements Using
	2011	Level 1	Level 2	Level 3
	(In Thousands)
Impaired loans, net (1)	$43,432	—	—	43,432
Real estate owned	56,670	—	—	56,670

(1)  Represents collateral-dependent impaired loans, net, which are included in loans.

Loans — We do not record loans at fair value on a recurring basis.  On a non-recurring basis, loans determined to be impaired are analyzed to determine whether a collateral shortfall exists, and if such a shortfall exists, are recorded on our consolidated statements of financial condition at net realizable value of the underlying collateral.  Fair value is determined based on third party appraisals.  Appraised values are adjusted to consider disposition costs and also to take into consideration the age of the most recent appraisal.  Given the significance of the adjustments made to appraised values necessary to estimate the fair value of impaired loans, loans that have been deemed to be impaired are considered to be Level 3 in the fair value hierarchy of valuation techniques.  At December 31, 2012, loans determined to be impaired with an outstanding balance of $52.5 million were carried net of specific reserves of $12.4 million for a fair value of $40.1 million.  At December 31, 2011, loans determined to be impaired with an outstanding balance of $56.0 million were carried net of specific reserves of $12.6 million for a fair value of $43.4 million.  Impaired loans collateralized by assets which are valued in excess of the net investment in the loan do not require any specific reserves.

Real estate owned — On a non-recurring basis, real estate owned, is recorded in our consolidated statements of financial condition at the lower of cost or fair value.  Fair value is determined based on third party appraisals and, if less than the carrying value of the foreclosed loan, the carrying value of the real estate owned is adjusted to the fair value.  Appraised values are adjusted to consider disposition costs and also to take into consideration the age of the most recent appraisal.  Given the significance of the adjustments made to appraised values necessary to estimate the fair value of the properties, real estate owned is considered to be Level 3 in the fair value hierarchy of valuation techniques.  Changes in

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

the fair value of real estate owned totaled $7.6 million and $6.8 million during the year ended December 31, 2012 and 2011, respectively and are recorded in real estate owned expense. At December 31, 2012 and December 31, 2011, real estate owned totaled $36.0 million and $56.7 million, respectively.

For Level 3 assets and liabilities measured at fair value on a recurring or non-recurring basis as of December 31, 2012, the significant unobservable inputs used in the fair value measurements were as follows:

	Fair Value at		Significant	Significant Unobservable Input Value
	December 31, 2012	Valuation Technique	Unobservable Inputs	Minimum Value	Maximum Value

Mortgage banking derivatives	1,419	Pricing models	Pull through rate	68.9%	100.0%
Impaired loans	40,071	Market approach	Disount rates applied to appraisals	15.0%	30.0%
Real estate owned	35,974	Market approach	Disount rates applied to appraisals	5.0%	76.5%

The significant unobservable input used in the fair value measurement of the Company’s mortgage banking derivatives, including interest rate lock commitments, is the loan pull through rate.  This represents the percentage of loans currently in a lock position which the Company estimates will ultimately close.  Generally, the fair value of an interest rate lock commitment will be positively (negatively) impacted when the prevailing interest rate is lower (higher) than the interest rate lock commitment.  Generally, an increase in the pull through rate will result in the fair value of the interest rate lock increasing when in a gain position, or decreasing when in a loss position.  The pull through rate is largely dependent on the loan processing stage that a loan is currently in and the change in prevailing interest rates from the time of the rate lock.  The pull through rate is computed using historical data and the ratio is periodically reviewed by the Company.

The significant unobservable inputs used in the fair value measurement of collateral for collateral-dependent impaired loans and real estate owned included in the above table primarily relate to discounting criteria applied to independent appraisals received with respect to the collateral.  Discounts applied to the appraisals are dependent on the vintage of the appraisal as well as the marketability of the property.  The discount factor is computed using actual realization rates on properties that have been foreclosed upon and liquidated in the open market.

Fair value information about financial instruments follows, whether or not recognized in the consolidated statements of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

The carrying amounts and fair values of the Company’s financial instruments consist of the following at December 31, 2012 and December 31, 2011:

	December 31, 2012					December 31, 2011
	Carrying					Carrying	Fair
	amount	Fair Value				amount	value
		Total	Level 1	Level 2	Level 3
	(In Thousands)
Financial Assets
Cash and cash equivalents	$71,649	71,469	71,469	—	—	80,380	80,380
Securities available-for-sale	205,017	205,017	5,070	199,947	—	206,519	206,519
Securities held-to-maturity	—	—	—	—	—	2,648	2,542
Loans held for sale	133,613	133,613	—	133,613	—	88,283	88,283
Loans receivable	1,133,672	1,148,107	—	—	1,148,107	1,216,664	1,225,141
FHLB stock	20,193	20,193	—	20,193	—	21,653	21,653
Cash surrender value of life insurance	38,061	38,061	38,061	—	—	36,749	36,749
Real estate owned	35,974	35,974	—	—	35,974	56,670	56,670
Accrued interest receivable	3,452	3,452	3,452	—	—	4,064	4,064
Mortgage banking derivative assets	1,668	1,668	—	—	1,668	924	924

Financial Liabilities
Deposits	939,513	942,118	202,593	739,525	—	1,051,292	1,052,663
Advance payments by borrowers for taxes	1,672	1,672	1,672	—	—	942	942
Borrowings	479,888	537,299	—	537,299	—	461,138	517,624
Accrued interest payable	1,715	1,715	1,715	—	—	2,087	2,087
Mortgage banking derivative liabilities	249	249	—	—	249	397	397

Other Financial Instruments
Stand-by letters of credit	5	5	—	—	5	6	6

The following methods and assumptions were used by the Company in determining its fair value disclosures for financial instruments.

Cash and Cash Equivalents

The carrying amount reported in the consolidated statements of financial condition for cash and cash equivalents is a reasonable estimate of fair value for these short-term instruments.

Securities

The fair value of securities is determined by a third party valuation source using observable market data utilizing a matrix or multi-dimensional relational pricing model.  Standard inputs to these models

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

include observable market data such as benchmark yields, reported trades, broker quotes, issuer spreads, benchmark securities and bid/offer market data.  For securities with an early redemption feature, an option adjusted spread model is utilized to adjust the issuer spread.  Prepayment models are used for mortgage related securities with prepayment features.

Loans Held for Sale

Fair value is estimated using the prices of the Company’s existing commitments to sell such loans and/or the quoted market price for commitments to sell similar loans.

Loans Receivable

Loans determined to be impaired are analyzed to determine whether a collateral shortfall exists, and if such a shortfall exists, are recorded on our consolidated statements of financial condition at fair value.  Fair value is determined based on third party appraisals.  Appraised values are adjusted to consider disposition costs and also to take into consideration the age of the most recent appraisal.  With respect to loans that are not considered to be impaired, fair value is estimated by discounting the future contractual cash flows using discount rates that that reflect a current rate offered to borrowers of similar credit standing for the remaining term to maturity.  This method of estimating fair value does not incorporate the exit-price concept of fair value prescribed by ASC 820-10 and generally produces a higher fair value.

FHLB Stock

For FHLB stock, the carrying amount is the amount at which shares can be redeemed with the FHLB and is a reasonable estimate of fair value.

Cash Surrender Value of Life Insurance

The carrying amounts reported in the consolidated statements of financial condition for the cash surrender value of life insurance approximate those assets’ fair values.

Deposits and Advance Payments by Borrowers for Taxes

The fair values for interest-bearing and noninterest-bearing negotiable order of withdrawal accounts, savings accounts, and money market accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates of similar remaining maturities to a schedule of aggregated expected monthly maturities of the outstanding certificates of deposit. The advance payments by borrowers for taxes are equal to their carrying amounts at the reporting date.

Borrowings

Fair values for borrowings are estimated using a discounted cash flow calculation that applies current interest rates to estimated future cash flows of the borrowings.

Accrued Interest Payable and Accrued Interest Receivable

For accrued interest payable and accrued interest receivable, the carrying amount is a reasonable estimate of fair value.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Commitments to Extend Credit and Standby Letters of Credit

Commitments to extend credit and standby letters of credit are generally not marketable. Furthermore, interest rates on any amounts drawn under such commitments would be generally established at market rates at the time of the draw. Fair values for the Company’s commitments to extend credit and standby letters of credit are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the counterparty’s credit standing, and discounted cash flow analyses. The fair value of the Company’s commitments to extend credit is not material at December 31, 2012 and 2011.

Mortgage Banking Derivative Assets and Liabilities

Mortgage banking derivatives include interest rate lock commitments to originate residential loans held for sale to individual customers and forward commitments to sell residential mortgage loans to various investors.  The Company utilizes a valuation model to estimate the fair value of its interest rate lock commitments to originate residential mortgage loans held for sale, which includes applying a pull through rate based upon historical experience and the current interest rate environment, and then multiplying by quoted investor prices.  The Company also utilizes a valuation model to estimate the fair value of its forward commitments to sell residential loans, which includes matching specific terms and maturities of the forward commitments against applicable investor pricing available.  On the Company’s Consolidated Statements of Condition, instruments that have a positive fair value are included in prepaid expenses and other assets, and those instruments that have a negative fair value are included in other liabilities.

17)      Earnings (loss) per share

Earnings per share are computed using the two-class method.  Basic earnings (loss) per share is computed by dividing net income (loss) allocated to common shares by the weighted average number of common shares outstanding during the applicable period, excluding outstanding participating securities.  Participating securities include unvested restricted shares.  Unvested restricted shares are considered participating securities because holders of these securities have the right to receive dividends at the same rate as holders of the Company’s common stock.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding adjusted for the dilutive effect of all potential common shares.  Unvested restricted stock and stock options are considered outstanding for diluted earnings per share only.  Unvested restricted stock and stock options totaling 101,000 and 276,000 shares for the year ended December 31, 2012 and 52,200 and 193,500 shares for the year ended December 31, 2011 and 101,400 and 356,000 shares for the year ended December 31, 2010 are antidilutive and are excluded from the loss per share calculation.  Presented below are the calculations for basic and diluted earnings loss per share.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

	For the year ended December 31,
	2012	2011	2010
	(In Thousands, except per share amounts)
Net income (loss)	34,914	(7,473)	(1,854)
Net income available to unvested restricted stockholders	113	—	—
Net income (loss) available to common stockholders	$34,801	(7,473)	(1,854)

Weighted average shares outstanding	31,055	30,929	30,804
Effect of dilutive potential common shares	107	—	—
Diluted weighted average shares outstanding	31,162	30,929	30,804

Basic income (loss) per share	$1.12	(0.24)	(0.06)
Diluted income (loss) per share	$1.12	(0.24)	(0.06)

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

18)      Condensed Parent Company Only Statements

Statements of Financial Condition

	December 31,
	2012	2011
	(In Thousands)
Assets
Cash and cash equivalents	$337	521
Securities available for sale (at fair value)	5,070	5,118
Investment in subsidiaries	195,451	160,933
Other assets	1,926	21
Total Assets	$202,784	166,593

Liabilities and shareholders’ equity
Liabilities:
Other liabilities	150	221
Shareholders’ equity
Preferred Stock (par value $.01 per share) Authorized - 20,000,000 shares, no shares issued	—	—
Common stock (par value $.01 per share) Authorized - 200,000,000 shares in 2012 and 2011 Issued - 34,072,909 in 2012 and 33,974,450 in 2011 Outstanding - 31,348,556 in 2012 and 31,250,097 in 2011	341	340
Additional paid-in-capital	110,490	110,894
Retained earnings	136,487	101,573
Unearned ESOP shares	(1,708)	(2,562)
Treasury stock (2,724,353 shares), at cost	(45,261)	(45,261)
Accumulated other comprehensive income (net of taxes)	2,285	1,388
Total shareholders’ equity	202,634	166,372
Total liabilities and shareholders’ equity	$202,784	166,593

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

Statements of Operations

	For the year ended December 31,
	2012	2011	2010
	(In Thousands)

Interest income	$644	669	715
Equity in income (loss) of subsidiaries	33,448	(8,250)	(2,790)
Total income (loss)	34,092	(7,581)	(2,075)

Compensation	(523)	(605)	(541)
Professional fees	3	57	40
Other expense	279	440	280
Total expense	(241)	(108)	(221)

Income (loss) before income tax expense	34,333	(7,473)	(1,854)

Income tax benefit	(581)	—	—
Net income (loss)	$34,914	(7,473)	(1,854)

Statements of Cash Flows

	For the year ended December 31,
	2012	2011	2010
	(In Thousands)
Cash flows from operating activities
Net income (loss)	$34,914	(7,473)	(1,854)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization of unearned ESOP	306	202	264
Stock based compensation	145	1,593	1,659
Deferred income taxes	(954)	(71)	319
Equity in (earnings) loss of subsidiaries	(33,448)	8,250	2,790
Change in other assets and liabilities	(1,147)	(1,537)	(2,067)
Net cash (used in) provided by operating actitivies	(184)	964	1,111

Cash flows used in investing activities:
Capital contributions to subsidiary	—	(1,000)	(1,000)
Net cash used in investing activities	—	(1,000)	(1,000)

Net cash provided by (used in) financing activities	—	—	—
Net increase (decrease) in cash	(184)	(36)	111
Cash and cash equivalents at beginning of year	521	557	446
Cash and cash equivalents at end of year	$337	521	557

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

19)      Segments and Related Information

During the year ended December 31, 2011, the Company determined that it has two reportable segments: community banking and mortgage banking.  During this period, the Company realigned its operations to allow for all mortgage banking activities to be managed exclusively within its mortgage banking subsidiary.  Based upon this realignment, the Company determined that the mortgage banking subsidiary represents a segment that is distinct from the operations of the core community banking function.  Prior to the year ended December 31, 2011, the Company’s operations were aligned such that it had one reportable segment.  All segment data related to the year ended December 31, 2010 reflects the Company’s operations in the same manner as they were aligned during the years ended December 31, 2012 and 2011.  The Company’s operating segments are presented based on its management structure and management accounting practices.  The structure and practices are specific to the Company and therefore, the financial results of the Company’s business segments are not necessarily comparable with similar information for other financial institutions.

Community Banking

The Community Banking segment provides consumer and business banking products and services to customers primarily within Southeastern Wisconsin. Consumer products include loan and deposit products:  mortgage, home equity loans and lines, personal term loans, demand deposit accounts, interest bearing transaction accounts and time deposits.  Business banking products include secured and unsecured lines and term loans for working capital, inventory and general corporate use, commercial real estate construction loans, demand deposit accounts, interest bearing transaction accounts and time deposits.

Mortgage Banking

The Mortgage Banking segment provides residential mortgage loans for the purpose of sale on the secondary market.  Mortgage banking products and services are provided by offices in: Wisconsin, Arizona, Florida, Idaho, Indiana, Illinois, Iowa, Maryland, Minnesota, Ohio and Pennsylvania.

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

	As of or for the Year ended December 31, 2012
	Community Banking	Mortgage Banking	Holding Company and Other	Consolidated
	(in thousands)

Net interest income	$40,973	470	502	41,945
Provision for loan losses	8,250	50	—	8,300
Net interest income after provision for loan losses	32,723	420	502	33,645

Noninterest income	3,259	87,944	—	91,203

Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	13,424	50,748	(665)	63,507
Occupancy, office furniture and equipment	3,112	3,856	—	6,968
FDIC insurance premiums	3,390	—	—	3,390
Real estate owned	8,746	—	—	8,746
Other	4,728	14,517	282	19,527
Total noninterest expenses	33,400	69,121	(383)	102,138
Income before income taxes (benefit)	2,582	19,243	885	22,710
Income taxes (benefit)	(19,347)	7,724	(581)	(12,204)
Net income	$21,929	11,519	1,466	34,914

Total Assets	$1,589,314	147,699	(75,937)	1,661,076

	As of or for the Year ended December 31, 2011
	Community Banking	Mortgage Banking	Holding Company and Other	Consolidated
	(in thousands)

Net interest income	$45,611	406	499	46,516
Provision for loan losses	21,960	117	—	22,077
Net interest income after provision for loan losses	23,651	289	499	24,439

Noninterest income	2,431	40,798	—	43,229

Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	13,006	26,929	(776)	39,159
Occupancy, office furniture and equipment	3,262	3,226	—	6,488
FDIC insurance premiums	3,814	—	—	3,814
Real estate owned	12,140	—	—	12,140
Other	4,598	7,883	497	12,978
Total noninterest expenses	36,820	38,038	(279)	74,579
Income (loss) before income taxes (benefit)	(10,738)	3,049	778	(6,911)
Income taxes (benefit)	(833)	1,395	—	562
Net income (loss)	$(9,905)	1,654	778	(7,473)

Total Assets	$1,669,231	100,177	(56,557)	1,712,851

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

	As of or for the Year ended December 31, 2010
	Community Banking	Mortgage Banking	Holding Company and Other	Consolidated
	(in thousands)

Net interest income	$48,521	641	502	49,664
Provision for loan losses	25,553	279	—	25,832
Net interest income after provision for loan losses	22,968	362	502	23,832

Noninterest income	3,295	35,698	—	38,993

Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	13,600	23,478	(755)	36,323
Occupancy, office furniture and equipment	3,313	2,449	—	5,762
FDIC insurance premiums	4,353	—	—	4,353
Real estate owned	6,583	—	—	6,583
Other	5,251	6,034	321	11,606
Total noninterest expenses	33,100	31,961	(434)	64,627
Income (loss) before income taxes (benefit)	(6,837)	4,099	936	(1,802)
Income taxes (benefit)	(1,554)	1,606	—	52
Net income (loss)	$(5,283)	2,493	936	(1,854)

Total Assets	$1,770,912	108,928	(70,874)	1,808,966

20)      Subsequent Events

On June 6, 2013, the Boards of Directors of Lamplighter Financial, MHC and the Company adopted a Plan of Conversion and Reorganization (the “Plan”).  Pursuant to the Plan, Lamplighter Financial, MHC will convert from the mutual holding company form of organization to the fully public form.  Lamplighter Financial, MHC will be merged into the Company, and Lamplighter Financial, MHC will no longer exist.  The Company will then merge into a new Maryland corporation also named Waterstone Financial, Inc.  As part of the conversion, Lamplighter Financial, MHC’s ownership interest of the Company will be offered for sale in a public offering.  The existing publicly held shares of the Company, which represent the remaining ownership interest in the Company, will be exchanged for new shares of common stock of the new Maryland corporation.  The exchange ratio will ensure that immediately after the conversion and public offering, the public shareholders of the Company will own the same aggregate percentage of common stock of the new Maryland corporation that they owned immediately prior to the completion of the conversion and public offering (excluding shares purchased in the stock offering and cash received in lieu of fractional shares).  When the conversion and public offering are completed, all of the capital stock of the Bank will be owned by the new Maryland corporation.

The Plan provides for the establishment, upon the completion of the conversion, of special “liquidation accounts” for the benefit of certain depositors of the Bank in an amount equal to the greater of Lamplighter Financial, MHC’s ownership interest in the retained earnings of the Company as of the date of the latest balance sheet contained in the prospectus or the retained earnings of the Bank at the time it reorganized into Lamplighter Financial, MHC.  Following the completion of the conversion, under the rules of the Board of Governors of the Federal Reserve System, the Bank will not be permitted to pay dividends on its capital stock to Waterstone Financial, Inc., its sole shareholder, if the Bank’s

Waterstone Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2012, 2011 and 2010

shareholder’s equity would be reduced below the amount of the liquidation accounts.  The liquidation accounts will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits.  Subsequent increases will not restore an eligible account holder’s interest in the liquidation accounts.

Direct costs of the conversion and public offering will be deferred and reduce the proceeds from the shares sold in the public offering.  No costs have been incurred as of December 31, 2012 related to the conversion.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Waterstone Financial, Inc. or WaterStone Bank.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Waterstone Financial, Inc. or WaterStone Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 28,031,250 Shares

Waterstone Financial, Inc.

(Proposed Holding Company for

WaterStone Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Sandler O’Neill + Partners, L.P.

[Prospectus Date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until                                 , 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Existing Logo of Waterstone Financial, Inc.]

Dear Fellow Stockholder:

Waterstone Financial, Inc. is soliciting stockholder votes regarding the mutual-to-stock conversion of Lamplighter Financial, MHC.  Pursuant to a Plan of Conversion and Reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 20,718,750 shares of common stock of a newly formed company, also named Waterstone Financial, Inc. (“New Waterstone”), which will become the holding company for WaterStone Bank SSB.

The Proxy Vote

We have received conditional regulatory approval to implement the Plan of Conversion and Reorganization.  However, we must also receive the approval of our stockholders.  Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders.  Please promptly vote the enclosed proxy card.  Our Board of Directors urges you to vote “FOR” the approval of the Plan of Conversion and Reorganization and “FOR” the other matters being presented at the special meeting.

The Exchange

At the conclusion of the conversion, your shares of Waterstone Financial, Inc. common stock will be exchanged for shares of New Waterstone common stock.  The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus.  Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of Waterstone Financial, Inc. who holds stock certificates.  The transmittal form explains the procedure to follow to exchange your shares.  Please do not deliver your certificate(s) before you receive the transmittal form.  Shares of Waterstone Financial, Inc. that are held in street name (e.g., in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering the shares of common stock of New Waterstone for sale at $8.00 per share.  The shares are first being offered in a subscription offering to eligible depositors of WaterStone Bank SSB.  If all shares are not subscribed for in the subscription offering, shares would be available in a community offering to Waterstone Financial, Inc. public stockholders and others not eligible to place orders in the subscription offering.  If you may be interested in purchasing shares of our common stock, contact our Stock Information Center at [stock center number] to receive a stock order form and prospectus.  The stock offering period is expected to expire on [expiration date].

If you have any questions, please refer to the Questions & Answers section herein.

We thank you for your support as a stockholder of Waterstone Financial, Inc.

Sincerely,

Douglas S. Gordon

President and Chief Executive Officer

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF WATERSTONE FINANCIAL, INC., A MARYLAND CORPORATION
PROXY STATEMENT OF WATERSTONE FINANCIAL, INC., A FEDERAL CORPORATION

WaterStone Bank SSB, which we sometimes refer to in this document as “WaterStone Bank,” is converting from the mutual holding company structure to a fully-public stock holding company structure. Currently, WaterStone Bank is a wholly-owned subsidiary of Waterstone Financial, Inc., a federally chartered corporation, which we sometimes refer to in this document as “Waterstone-Federal,” and Lamplighter Financial, MHC owns 73.5% of Waterstone Financial, Inc.’s common stock. The remaining 26.5% of Waterstone Financial, Inc.’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation named Waterstone Financial, Inc. (“New Waterstone”) will replace Waterstone Financial, Inc. as the holding company of WaterStone Bank.  Each share of Waterstone Financial, Inc. common stock owned by the public will be exchanged for between 0.8986 and 1.2158 shares of common stock of New Waterstone, so that immediately after the conversion Waterstone Financial, Inc.’s existing public stockholders will own the same percentage of New Waterstone common stock as they owned of Waterstone Financial, Inc.’s common stock immediately prior to the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares.  The actual number of shares that you will receive will depend on the percentage of Waterstone Financial, Inc. common stock held by the public at the completion of the conversion, the final independent appraisal of New Waterstone and the number of shares of New Waterstone common stock sold in the offering described in the following paragraph. It will not depend on the market price of Waterstone Financial, Inc. common stock. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio” for a discussion of the exchange ratio.  Based on the $                               per share closing price of Waterstone Financial, Inc. common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least                                            shares of New Waterstone common stock are sold in the offering (which is between the                            and the                            of the offering range), the initial value of the New Waterstone common stock you receive in the share exchange would be less than the market value of the Waterstone Financial, Inc. common stock you currently own. See “Risk Factors—The market value of New Waterstone common stock received in the share exchange may be less than the market value of Waterstone Financial, Inc. common stock exchanged.”

Concurrently with the exchange offer, we are offering for sale up to 28,031,250 shares of common stock of New Waterstone, representing the ownership interest of Lamplighter Financial, MHC in Waterstone Financial, Inc.  We are offering the shares of common stock to eligible depositors of WaterStone Bank, to WaterStone Bank’s tax qualified benefit plans and to the public, including Waterstone Financial, Inc. stockholders, at a price of $8.00 per share. The conversion of Lamplighter Financial, MHC and the offering and exchange of common stock by New Waterstone is referred to herein as the “conversion and offering.” After the conversion and offering are completed, WaterStone Bank will be a wholly-owned subsidiary of New Waterstone, and 100% of the common stock of New Waterstone will be owned by public stockholders. As a result of the conversion and offering, Waterstone Financial, Inc., the federal corporation, and Lamplighter Financial, MHC will cease to exist.

Waterstone Financial, Inc.’s common stock is currently traded on the Nasdaq Global Select Market under the trading symbol “WSBF,” and we expect New Waterstone’s shares of common stock will also trade on the Nasdaq Global Select Market under the symbol “WSBF.”

The conversion and offering cannot be completed unless the stockholders of Waterstone Financial, Inc. approve the Plan of Conversion and Reorganization of Lamplighter Financial, MHC, which may be referred to herein as the “plan of conversion.”  Waterstone Financial, Inc. is holding a special meeting of stockholders at [meeting location], on [meeting date], at [meeting time], Central Time, to consider and vote upon the plan of conversion.  We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Waterstone Financial, Inc. stockholders, including shares held by Lamplighter Financial, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Waterstone Financial, Inc. stockholders other than Lamplighter Financial, MHC.  Waterstone Financial, Inc.’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.

This document serves as the proxy statement for the special meeting of stockholders of Waterstone Financial, Inc. and the prospectus for the shares of New Waterstone common stock to be issued in exchange for shares of Waterstone Financial, Inc. common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System.  This document does not serve as the prospectus relating to the offering by New Waterstone of its shares of common stock in the offering, which is being made pursuant to a separate prospectus.  Stockholders of Waterstone Financial, Inc. are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 11 for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Wisconsin Department of Financial Institutions or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, please read this proxy statement/prospectus including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to [proxy solicitor], at [proxy solicitor number], Monday through Friday from 9:00 a.m. to 10:00 p.m., Eastern Time, and Saturdays from 10:00 a.m. to 6:00 p.m., Eastern Time.

The date of this proxy statement/prospectus is [document date], and it is first being mailed to stockholders of Waterstone Financial, Inc. on or about                                   , 2013.

WATERSTONE FINANCIAL, INC.

11200 West Plank Court

Wauwatosa, Wisconsin 53226

(414) 761-1000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On [meeting date], Waterstone Financial, Inc. will hold a special meeting of stockholders at [meeting location].  The meeting will begin at [meeting time], Central Time.  At the meeting, stockholders will consider and act on the following:

1.                          The approval of a plan of conversion and reorganization, whereby Lamplighter Financial, MHC and Waterstone Financial, Inc., a federal corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement;

2.                          The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

3.                          The following informational proposals:

3a.       Approval of a provision in New Waterstone’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Waterstone’s articles of incorporation;

3b.       Approval of a provision in New Waterstone’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Waterstone’s bylaws;

3c.        Approval of a provision in New Waterstone’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Waterstone’s outstanding voting stock; and

4.                          Such other business that may properly come before the meeting.

NOTE:  The board of directors is not aware of any other business to come before the meeting.

The provisions of New Waterstone’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion and reorganization (referred to herein as the “plan of conversion”).  These proposals are informational in nature only because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

The board of directors has fixed [record date], as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Waterstone Financial, Inc. at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion.  In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by Waterstone Financial, Inc. by [request date].

Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope.  The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

William F. Bruss
Corporate Secretary
Wauwatosa, Wisconsin
[document date]

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF WATERSTONE FINANCIAL, INC.

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion.  The plan of conversion described herein has been conditionally approved by Waterstone Financial, Inc.’s primary federal regulator, the Board of Governors of the Federal Reserve System.  However, such conditional approval by the Board of Governors of the Federal Reserve System does not constitute a recommendation or endorsement of the plan of conversion.

Q.                                  WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.                                    Waterstone Financial, Inc. stockholders as of [record date] are being asked to vote on the plan of conversion pursuant to which Lamplighter Financial, MHC will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, New Waterstone, is offering its common stock to eligible depositors of WaterStone Bank, to WaterStone Bank’s tax qualified benefit plans, to stockholders of Waterstone Financial, Inc. as of [record date] and to the public. The shares offered represent Lamplighter Financial, MHC’s current ownership interest in Waterstone Financial, Inc.  Voting for approval of the plan of conversion will also include approval of the exchange ratio and the articles of incorporation of New Waterstone (including the anti-takeover provisions and provisions limiting stockholder rights).  Your vote is important. Without sufficient votes “FOR” its adoption, we cannot implement the plan of conversion and complete the stock offering.

In addition, Waterstone Financial, Inc. stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of New Waterstone:

•                                          Approval of a provision requiring a super-majority vote to approve certain amendments to New Waterstone’s articles of incorporation;

•                                          Approval of a provision requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Waterstone’s bylaws; and

•                                          Approval of a provision to limit the voting rights of shares beneficially owned in excess of 10% of New Waterstone’s outstanding voting stock.

The provisions of New Waterstone’s articles of incorporation that are included as informational proposals were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of New Waterstone’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of New Waterstone if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Your vote is important. Without sufficient votes “FOR” adoption of the plan of conversion, we cannot implement the plan of conversion and the related stock offering.

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Q.                                  WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.                                    The primary reasons for the conversion and offering are to:

•                                          eliminate some of the uncertainties associated with the mutual holding company structure under financial reform legislation;

•                                          transition us to a more familiar and flexible organizational structure;

•                                          enhance our regulatory capital position;

•                                          improve the liquidity of our shares of common stock; and

•                                          facilitate future mergers and acquisitions.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition.  Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since Lamplighter Financial, MHC is required to own a majority of Waterstone Financial, Inc.’s outstanding shares of common stock.  Potential sellers often want stock for at least part of the purchase price.  Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise.  We currently have no arrangements or understandings regarding any specific acquisition.

Q.                                   WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING WATERSTONE FINANCIAL, INC. SHARES?

A.                                   As more fully described in “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 0.8986 shares at the minimum and 1.2158 shares at the maximum of the offering range of New Waterstone common stock (cash will be paid in lieu of any fractional shares).  For example, if you own 100 shares of Waterstone Financial, Inc. common stock, and the exchange ratio is 1.2158 (at the maximum of the offering range), after the conversion you will receive 121 shares of New Waterstone common stock and $4.64 in cash, the value of the fractional share based on the $8.00 per share purchase price of stock in the offering.

If you own shares of Waterstone Financial, Inc. common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares.  If you own shares in the form of Waterstone Financial, Inc. stock certificates, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. New certificates of New Waterstone common stock and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the exchange agent receives properly executed transmittal forms and your Waterstone Financial, Inc. stock certificates.  You should not submit a stock certificate until you receive a transmittal form.

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Q.                                  WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $8.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.                                    The shares will be based on a price of $8.00 per share because that is the price at which New Waterstone will sell shares in its stock offering.  The amount of common stock New Waterstone will issue at $8.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of New Waterstone, assuming the conversion and offering are completed.  RP Financial, LC., an appraisal firm experienced in the appraisal of financial institutions, has estimated that, as of May 17, 2013, this market value was $265.2 million.  Based on Board of Governors of the Federal Reserve System regulations, the market value forms the midpoint of a range with a minimum of $225.4 million and a maximum of $305.0 million.  Based on this valuation and the valuation range, the number of shares of common stock of New Waterstone that existing public stockholders of Waterstone Financial, Inc. will receive in exchange for their shares of Waterstone Financial, Inc. common stock is expected to range from 7,456,953 to 10,088,819 with a midpoint of 8,772,886 (a value of approximately $59.7 million to $80.7 million, with a midpoint of $69.8 million, at $8.00 per share).  The number of shares received by the existing public stockholders of Waterstone Financial, Inc. is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The independent appraisal is based in part on Waterstone Financial, Inc.’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to Waterstone Financial, Inc.

Q.                                   DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF WATERSTONE FINANCIAL, INC. COMMON STOCK?

A.                                    No, the exchange ratio will not be based on the market price of Waterstone Financial, Inc. common stock. Instead, the exchange ratio will be based on the appraised value of New Waterstone.  The purpose of the exchange ratio is to maintain the ownership percentage of existing public stockholders of Waterstone Financial, Inc.  Therefore, changes in the price of Waterstone Financial, Inc. common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.                                   SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.                                    No.  If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion.  If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.                                   HOW DO I VOTE?

A.                                    Mark your vote, sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy reply envelope.  For information on submitting your proxy, please refer to instructions on the enclosed proxy card.  YOUR VOTE IS IMPORTANT.  PLEASE VOTE PROMPTLY.

Q.                                  IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.                                   No.  Your broker, bank or other nominee will not be able to vote your shares without instructions from you.  You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

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Q.                                  WHY SHOULD I VOTE?  WHAT HAPPENS IF I DON’T VOTE?

A.                                   Your vote is very important.  We believe the conversion and offering are in the best interests of our stockholders.  Not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion.  Without sufficient favorable votes “for” the plan of conversion, we cannot complete the conversion and offering.

Q.                                  WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.                                   Your vote is important.  If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.                                  MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.                                   Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at [stock center number], Monday through Friday between 10:00 a.m. and 4:00 p.m., Central Time.  The Stock Information Center is closed weekends and bank holidays.

Eligible depositors of WaterStone Bank have priority subscription rights allowing them to purchase common stock in a subscription offering.  Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein.  In the event orders for New Waterstone common stock in a community offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in Milwaukee, Washington and Waukesha Counties, Wisconsin; second to cover orders of Waterstone Financial, Inc. stockholders as of [record date]; and thereafter to cover orders of the general public.

Stockholders of Waterstone Financial, Inc. are subject to an ownership limitation.  Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Waterstone Financial, Inc. common stock, may not exceed 9.9% of the total shares of common stock of New Waterstone to be issued and outstanding after the completion of the conversion.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 4:00 p.m., Central Time on [expiration date].

Q.                                  WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT WATERSTONE BANK?

A.                                   No.  The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged.  Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit.  Loans and rights of borrowers will not be affected.  Depositors will no longer have voting rights in Lamplighter Financial, MHC as to matters currently requiring such vote.  Lamplighter Financial, MHC will cease to exist after the conversion and offering.  Only stockholders of New Waterstone will have voting rights after the conversion and offering.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to [proxy solicitor], at [proxy solicitor number], Monday through Friday from 9:00 a.m. to 10:00 p.m., Eastern Time, and Saturdays from 10:00 a.m. to 6:00 p.m., Eastern Time.  Questions about the stock offering may be directed to our Stock Information Center at [stock center

4

number], Monday through Friday between 10:00 a.m. and 4:00 p.m., Central Time.  The Stock Information Center is closed weekends and bank holidays.

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SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you.  To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3a through 3c — Informational Proposals Related to the Articles of Incorporation of New Waterstone” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place.  Waterstone Financial, Inc. will hold its special meeting of stockholders at [meeting location], on [meeting date], at [meeting time], Central Time.

The Proposals.  Stockholders will be voting on the following proposals at the special meeting:

1.                          The approval of a plan of conversion and reorganization whereby: (a) Lamplighter Financial, MHC and Waterstone Financial, Inc., a federal corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Waterstone Financial, Inc., a Maryland corporation (“New Waterstone”), will become the new stock holding company of WaterStone Bank; (c) the outstanding shares of Waterstone Financial, Inc., other than those held by Lamplighter Financial, MHC, will be converted into shares of common stock of New Waterstone; and (d) New Waterstone will offer shares of its common stock for sale in a subscription offering, a community offering and, if necessary, a syndicated offering;

2.                          The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion; and

3.                          The following informational proposals:

3a.       Approval of a provision in New Waterstone’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Waterstone’s articles of incorporation;

3b.       Approval of a provision in New Waterstone’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Waterstone’s bylaws;

3c.        Approval of a provision in New Waterstone’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Waterstone’s outstanding voting stock; and

4.                          Such other business that may properly come before the meeting.

The provisions of New Waterstone’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Waterstone’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of

6

New Waterstone, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Vote Required for Approval of Proposals by the Stockholders of Waterstone Financial, Inc.

Proposal 1: Approval of the Plan of Conversion.  We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Waterstone Financial, Inc. stockholders, including shares held by Lamplighter Financial, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Waterstone Financial, Inc. stockholders other than Lamplighter Financial, MHC.

Proposal 1 must also be approved by the members of Lamplighter Financial, MHC (depositors of WaterStone Bank) at a special meeting of members called for that purpose.  Members will receive separate informational materials from Lamplighter Financial, MHC regarding the conversion.

Proposal 2:  Approval of the adjournment of the special meeting.  We must obtain the affirmative vote of at least a majority of the votes cast by Waterstone Financial, Inc. stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3a through 3c.  The provisions of New Waterstone’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Waterstone Financial, Inc. approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of New Waterstone’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Waterstone, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Waterstone Financial, Inc.  At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting.  To revoke your proxy, you must advise the corporate secretary of Waterstone Financial, Inc. in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person.  Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by Lamplighter Financial, MHC

Management anticipates that Lamplighter Financial, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above.  If Lamplighter Financial, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured, and the approval of the plan of conversion and reorganization by stockholders holding at least two-thirds of the outstanding shares of common stock of Waterstone-Federal, including shares held by Lamplighter Financial, MHC, would also be assured.

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As of [record date] the directors and executive officers of Waterstone Financial, Inc. beneficially owned                                    shares, or approximately                           % of the outstanding shares of Waterstone Financial, Inc. common stock, and Lamplighter Financial, MHC owned 23,050,183 shares, or approximately 73.5% of the outstanding shares of Waterstone Financial, Inc. common stock.

Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” the plan of conversion, “FOR” the adjournment of the special meeting, if necessary, and “FOR” the Informational Proposals 3a through 3c.

Our Business

[same as prospectus]

Plan of Conversion and Reorganization

The Boards of Directors of Waterstone Financial, Inc., Lamplighter Financial, MHC, WaterStone Bank and New Waterstone have adopted a plan of conversion pursuant to which WaterStone Bank will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of Waterstone Financial, Inc. will receive shares in New Waterstone in exchange for their shares of Waterstone Financial, Inc. common stock based on an exchange ratio.  See “—The Exchange of Existing Shares of Waterstone-Federal Common Stock.”  This conversion to a stock holding company structure also includes the offering by New Waterstone of shares of its common stock to eligible depositors of WaterStone Bank and to the public, including Waterstone Financial, Inc. stockholders, in a subscription offering and, if necessary, in a community offering and/or in a separate public offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated offering.  Following the conversion and offering, Lamplighter Financial, MHC and Waterstone Financial, Inc. will no longer exist, and New Waterstone will be the parent company of WaterStone Bank.

The conversion and offering cannot be completed unless the stockholders of Waterstone Financial, Inc. approve the plan of conversion.  Waterstone Financial, Inc.’s stockholders will vote on the plan of conversion at Waterstone Financial, Inc.’s special meeting.  This document is the proxy statement used by Waterstone Financial, Inc.’s board of directors to solicit proxies for the special meeting.  It is also the prospectus of New Waterstone regarding the shares of New Waterstone common stock to be issued to Waterstone Financial, Inc.’s stockholders in the share exchange.  This document does not serve as the prospectus relating to the offering by New Waterstone of its shares of common stock in the subscription offering and any community offering or syndicated community offering, which will be made pursuant to a separate prospectus.

Our Organizational Structure

[same as prospectus]

Business Strategy

[same as prospectus]

Reasons for the Conversion

[same as prospectus]

See “Proposal 1 — Approval of the Plan of Conversion and Reorganization” for a more complete discussion of our reasons for conducting the conversion and offering.

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Conditions to Completion of the Conversion

[same as prospectus]

The Exchange of Existing Shares of Waterstone-Federal Common Stock

[same as prospectus]

How We Determined the Offering Range, the Exchange Ratio and the $8.00 Per Share Stock Price

[same as prospectus]

How We Intend to Use the Proceeds From the Offering

[same as prospectus]

Our Dividend Policy

[same as prospectus]

Purchases and Ownership by Officers and Directors

[same as prospectus]

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

[same as prospectus]

Market for Common Stock

[same as prospectus]

Tax Consequences

[same as prospectus]

Changes in Stockholders’ Rights for Existing Stockholders of Waterstone Financial, Inc.

As a result of the conversion, existing stockholders of Waterstone Financial, Inc. will become stockholders of New Waterstone.  Some rights of stockholders of New Waterstone will be reduced compared to the rights stockholders currently have in Waterstone Financial, Inc.  The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law.  Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Waterstone are not mandated by Maryland law but have been chosen by management as being in the best interests of New Waterstone and all of its stockholders.  The differences in stockholder rights in the articles of incorporation and bylaws of New Waterstone include the following:  (i) greater lead time required for shareholders to submit proposals for certain provisions of new business or to nominate directors; (ii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation; and (iii) a limit on voting rights of shares beneficially owned in excess of 10% of New Waterstone’s outstanding voting stock.  See “Comparison of Stockholders’ Rights For Existing Stockholders of Waterstone Financial, Inc.” for a discussion of these differences.

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Dissenters’ Rights

Stockholders of Waterstone Financial, Inc. do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning New Waterstone’s Common Stock

Before you vote on the conversion, you should read the “Risk Factors” section beginning on page 11 of this proxy statement/prospectus.

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RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of New Waterstone common stock.

Risks Related to Our Business

[same as prospectus]

Risks Related to the Offering and the Exchange

The market value of New Waterstone common stock received in the share exchange may be less than the market value of Waterstone-Federal common stock exchanged.

The number of shares of New Waterstone common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Waterstone Financial, Inc. common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of New Waterstone common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public stockholders of Waterstone Financial, Inc. common stock will own the same percentage of New Waterstone common stock after the conversion and offering as they owned of Waterstone Financial, Inc. common stock immediately prior to completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares).  The exchange ratio will not depend on the market price of Waterstone Financial, Inc. common stock.

The exchange ratio ranges from 0.8986 shares at the minimum and 1.2158 shares at the maximum of the offering range of New Waterstone common stock per share of Waterstone Financial, Inc. common stock. Shares of New Waterstone common stock issued in the share exchange will have an initial value of $8.00 per share. Depending on the exchange ratio and the market value of Waterstone Financial, Inc. common stock at the time of the exchange, the initial market value of the New Waterstone common stock that you receive in the share exchange could be less than the market value of the Waterstone Financial, Inc. common stock that you currently own. Based on the most recent closing price of Waterstone Financial, Inc. common stock prior to the date of this proxy statement /prospectus, which was $                        , unless at least                                            shares of New Waterstone common stock are sold in the offering (which is between the                            and the                          of the offering range), the initial value of the New Waterstone common stock you receive in the share exchange would be less than the market value of the Waterstone Financial, Inc. common stock you currently own.

There may be a decrease in stockholders’ rights for existing stockholders of Waterstone-Federal.

As a result of the conversion, existing stockholders of Waterstone-Federal will become stockholders of New Waterstone.  In addition to the provisions discussed above that may discourage takeover attempts that may be favored by stockholders, some rights of stockholders of New Waterstone will be reduced compared to the rights stockholders currently have in Waterstone-Federal.  The reduction in stockholder rights results from differences between the federal and Maryland chartering documents and bylaws, and from differences between federal and Maryland law.  Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Waterstone are not mandated by Maryland law but have been chosen by management as being in the best interests of New Waterstone and its stockholders.  The articles of incorporation and bylaws of New Waterstone include the following provisions:  (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (ii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Stockholders’ Rights For Existing Stockholders of Waterstone Financial, Inc.” for a discussion of these differences.

[Remaining risks same as prospectus]

11

INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Waterstone Financial, Inc. of proxies to be voted at the special meeting of stockholders to be held at [meeting location], on [meeting date], at [meeting time], Central Time, and any adjournment or postponement thereof.

The purpose of the special meeting is to consider and vote upon the Plan of Conversion and Reorganization of Lamplighter Financial, MHC (referred to herein as the “plan of conversion”).

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal.  Stockholders also will vote on informational proposals with respect to the articles of incorporation of New Waterstone.

Voting in favor of or against the plan of conversion includes a vote for or against the conversion of Lamplighter Financial, MHC to a stock holding company as contemplated by the plan of conversion.  Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at WaterStone Bank.

Who Can Vote at the Meeting

You are entitled to vote your Waterstone Financial, Inc. common stock if our records show that you held your shares as of the close of business on [record date].  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee.  As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on [record date], there were                                shares of Waterstone Financial, Inc. common stock outstanding.  Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on [record date], you may attend the meeting.  However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Waterstone Financial, Inc. common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Waterstone Financial, Inc. entitled to be cast at the special meeting, including shares held by Lamplighter Financial, MHC, and (ii) a majority of the

12

outstanding shares of common stock of Waterstone Financial, Inc. entitled to be cast at the special meeting, other than shares held by Lamplighter Financial, MHC.

Proposal 2:  Approval of the adjournment of the special meeting.  We must obtain the affirmative vote of at least a majority of the votes cast by Waterstone Financial, Inc. stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3a through 3c:  Approval of certain provisions in New Waterstone’s articles of incorporation.  The provisions of New Waterstone’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Waterstone Financial, Inc. approved the plan of conversion.  These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion.  While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of New Waterstone’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Waterstone, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters.  We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Waterstone Financial, Inc.  At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by Lamplighter Financial, MHC and Our Officers and Directors

As of [record date], Lamplighter Financial, MHC beneficially owned 23,050,183 shares of Waterstone Financial, Inc. common stock.  This equals approximately 73.5% of our outstanding shares.  We expect that Lamplighter Financial, MHC will vote all of its shares in favor of Proposal 1—Approval of the Plan of Conversion and Reorganization, Proposal 2—Approval of the adjournment of the special meeting, and Informational Proposals 3a through 3c.

As of [record date], our officers and directors beneficially owned                        shares of Waterstone Financial, Inc. common stock.  This equals                               % of our outstanding shares and                       % of shares held by persons other than Lamplighter Financial, MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Waterstone Financial, Inc. common stock to be represented at the special meeting by the persons named in the enclosed proxy card.  All shares of Waterstone Financial, Inc. common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors.  Our board of directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” each of the Informational Proposals 3a through 3c.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares.  We do not know of any other matters to be presented at the special meeting.

If your Waterstone Financial, Inc. common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.  Your broker, bank or other

13

nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting.  To revoke your proxy, you must advise the corporate secretary of Waterstone Financial, Inc. in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person.  Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors.  Waterstone Financial, Inc. will pay the costs of soliciting proxies from its stockholders.  To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, [proxy solicitor], our proxy solicitor, and directors, officers or employees of Waterstone Financial, Inc. and WaterStone Bank may solicit proxies by mail, telephone and other forms of communication.  We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation.  For its services as information agent and stockholder proxy solicitor, we will pay [proxy solicitor] $                           plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan

If you participate in WaterStone Bank Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Waterstone Financial, Inc. common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the plan’s trustee is                           , 2013.

The board of directors recommends that you promptly sign and mark the enclosed proxy in favor of the above described proposals, including the adoption of the plan of conversion, and promptly return it in the enclosed envelope.  Voting the proxy card will not prevent you from voting in person at the special meeting.  For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

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PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The boards of directors of Waterstone Financial, Inc. and Lamplighter Financial, MHC have approved the Plan of Conversion and Reorganization of Lamplighter Financial, MHC, referred to herein as the “plan of conversion.”  The plan of conversion must also be approved by the members of Lamplighter Financial, MHC (depositors of WaterStone Bank) and the stockholders of Waterstone Financial, Inc.  A special meeting of members and a special meeting of stockholders have been called for this purpose. The Board of Governors of the Federal Reserve System has conditionally approved the plan of conversion; however, such conditional approval does not constitute a recommendation or endorsement of the plan of conversion by the Board of Governors of the Federal Reserve System.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form.  Currently, WaterStone Bank is a wholly-owned subsidiary of Waterstone Financial, Inc. and Lamplighter Financial, MHC owns approximately 73.5% of Waterstone Financial, Inc.’s common stock. The remaining 26.5% of Waterstone Financial, Inc.’s common stock is owned by public stockholders. As a result of the conversion, a newly formed company, New Waterstone, will become the holding company of WaterStone Bank.  Each share of Waterstone Financial, Inc. common stock owned by the public will be exchanged for between 0.8986 shares at the minimum and 1.2158 shares at the maximum of the offering range of New Waterstone common stock, so that Waterstone Financial, Inc.’s existing public stockholders will own the same percentage of New Waterstone common stock as they owned of Waterstone Financial, Inc.’s common stock immediately prior to the conversion (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares).  The actual number of shares that you will receive will depend on the percentage of Waterstone Financial, Inc. common stock held by the public immediately prior to the completion of the conversion, the final independent appraisal of New Waterstone and the number of shares of New Waterstone common stock sold in the offering described in the following paragraph. It will not depend on the market price of Waterstone Financial, Inc. common stock.

Concurrently with the exchange offer, New Waterstone is offering up to 28,031,250 shares of common stock for sale, representing the 73.5% ownership interest of Lamplighter Financial, MHC in Waterstone Financial, Inc., to eligible depositors and to the public at a price of $8.00 per share. After the conversion and offering are completed, WaterStone Bank will be a wholly-owned subsidiary of New Waterstone, and 100% of the common stock of New Waterstone will be owned by public stockholders. As a result of the conversion and offering, Waterstone Financial, Inc. and Lamplighter Financial, MHC will cease to exist.

New Waterstone intends to contribute between $79.8 million and $108.2 million of the net proceeds to WaterStone Bank and to retain between $66.5 million and $90.3 million of the net proceeds.  The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)                                     To depositors with accounts at WaterStone Bank with aggregate balances of at least $50 at the close of business on December 31, 2011.

(ii)                                  To our tax-qualified employee benefit plans (including WaterStone Bank’s employee stock ownership plan and 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.  We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering, although we reserve the right to have the employee stock ownership plan purchase more than 8% of the shares sold in the offering to the extent necessary to complete the offering at the minimum of the offering range.

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(iii)                               To depositors with accounts at WaterStone Bank with aggregate balances of at least $50 at the close of business on [supplemental date].

(iv)                              To depositors of WaterStone Bank at the close of business on [voting record date].

Shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Milwaukee, Washington and Waukesha Counties, Wisconsin.  To the extent shares of common stock remain available, we will also offer the shares to Waterstone-Federal’s public stockholders as of [record date].  The community offering is expected to begin concurrently with the subscription offering.  We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated or firm commitment underwritten offering.  Sandler O’Neill & Partners, L.P. will act as sole book-running manager for the syndicated or firm commitment underwritten offering.  We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated or firm commitment underwritten offering.  Any determination to accept or reject stock orders in the community offering or syndicated or firm commitment underwritten offering will be based on the facts and circumstances available to management at the time of the determination.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of New Waterstone.  All shares of common stock to be sold in the offering will be sold at $8.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering.  The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

A copy of the plan of conversion is available for inspection at each branch office of WaterStone Bank and at the Federal Reserve Bank of Chicago. The plan of conversion is also filed as an exhibit to Lamplighter Financial, MHC’s application to convert from mutual to stock form of which this proxy statement/prospectus is a part, copies of which may be obtained from the Board of Governors of the Federal Reserve System. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website.  See “Where You Can Find Additional Information.”

The board of directors recommends that you vote “FOR” the Plan of Conversion and Reorganization of Lamplighter Financial, MHC.

[Remaining sections same as Prospectus under “The Conversion and Offering,” with the following to be added]

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Waterstone-Federal common stock into the right to receive shares of New Waterstone common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Waterstone-Federal who holds physical stock certificates.  The transmittal forms will contain instructions on how to exchange stock certificates of Waterstone-Federal common stock for stock certificates of New Waterstone common stock.  We expect that stock certificates evidencing shares of New Waterstone common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Waterstone-Federal stock certificates and other required documents.  Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

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No fractional shares of New Waterstone common stock will be issued to any public stockholder of Waterstone-Federal when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Waterstone-Federal stock certificates.  If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions.  After the conversion, stockholders will not receive shares of New Waterstone common stock and will not be paid dividends on the shares of New Waterstone common stock until existing certificates representing shares of Waterstone-Federal common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Waterstone-Federal common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New Waterstone common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Waterstone-Federal common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of New Waterstone common stock that we issue in exchange for existing shares of Waterstone-Federal common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies.  In order to allow proxies that have been received by Waterstone Financial, Inc. at the time of the special meeting to be voted for an adjournment, if necessary, Waterstone Financial, Inc. has submitted the question of adjournment to its stockholders as a separate matter for their consideration.  The board of directors of Waterstone Financial, Inc. recommends that stockholders vote “FOR” the adjournment proposal.  If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

PROPOSALS 3a THROUGH 3c — INFORMATIONAL PROPOSALS RELATED TO THE
ARTICLES OF INCORPORATION OF NEW WATERSTONE.

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Waterstone Financial, Inc. has approved each of the informational proposals numbered 3a through 3c, all of which relate to provisions included in the articles of incorporation of New Waterstone.  Each of these informational proposals is discussed in more detail below.

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As a result of the conversion, the public stockholders of Waterstone Financial, Inc., whose rights are presently governed by the charter and bylaws of Waterstone Financial, Inc., will become stockholders of New Waterstone, whose rights will be governed by the articles of incorporation and bylaws of New Waterstone.  The following informational proposals address the material differences between the governing documents of the two companies.  This discussion is qualified in its entirety by reference to the charter and bylaws of Waterstone Financial, Inc. and the articles of incorporation and bylaws of New Waterstone.  See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of New Waterstone’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which the board of directors of Waterstone Financial, Inc. approved the plan of conversion.  These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion.  Waterstone Financial, Inc.’s stockholders are not being asked to approve these informational proposals at the special meeting.  While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of New Waterstone’s articles of incorporation and bylaws that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Waterstone, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 3a. — Approval of a Provision in New Waterstone’s Articles of Incorporation Requiring a Super-Majority Vote to Amend Certain Provisions of the Articles of Incorporation of New Waterstone.  No amendment of the charter of Waterstone Financial, Inc. may be made unless it is first proposed by the board of directors, then preliminarily approved by the Board of Governors of the Federal Reserve System, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.  The articles of incorporation of New Waterstone generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D, E or F of Article Fifth (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote and Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability) and Article 12 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

These limitations on amendments to specified provisions of New Waterstone’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote.  While this limits the ability of stockholders to amend those provisions, Lamplighter Financial, MHC, as a 73.5% stockholder, currently can effectively block any stockholder proposed change to the charter.

The requirement of a super-majority stockholder vote to amend specified provisions of New Waterstone’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror.  The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New Waterstone and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of a provision in New Waterstone’s articles of incorporation requiring a super-majority vote to approve certain amendments to New Waterstone’s articles of incorporation.

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Informational Proposal 3b. — Approval of a Provision in New Waterstone’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to New Waterstone’s Bylaws.  An amendment to Waterstone Financial, Inc.’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Board of Governors of the Federal Reserve System. The articles of incorporation of New Waterstone provides that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

The requirement of a super-majority stockholder vote to amend the bylaws of New Waterstone is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders.  While this limits the ability of stockholders to amend the bylaws, Lamplighter Financial, MHC, as a 73.5% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both Waterstone Financial, Inc. and New Waterstone may by a majority vote amend either company’s bylaws.

This provision in New Waterstone’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New Waterstone and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of the provision in New Waterstone’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to New Waterstone’s bylaws.

Informational Proposal 3c. — Approval of a Provision in New Waterstone’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of New Waterstone’s Outstanding Voting Stock.  The articles of incorporation of New Waterstone provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of shareholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, and that are not otherwise beneficially, or deemed by New Waterstone to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plans of New Waterstone or any subsidiary or a trustee of a plan.

The provision in New Waterstone’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of New Waterstone’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of New Waterstone common stock and thereby gain sufficient voting control so as to cause New Waterstone to effect a transaction that may not be in the best interests of New Waterstone and its stockholders generally.  This provision will not prevent a stockholder from seeking to acquire a controlling interest in New Waterstone, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder.  The board of directors of New Waterstone believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to

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control a stockholder vote on any given proposal.  This provision in New Waterstone’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction.  Thus, it may be deemed to have an anti-takeover effect.

The board of directors recommends that you vote “FOR” the approval of a provision in New Waterstone’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Waterstone’s outstanding voting stock.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

[Same as prospectus]

FORWARD-LOOKING STATEMENTS

[Same as prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

[Same as prospectus]

OUR DIVIDEND POLICY

[Same as prospectus]

MARKET FOR THE COMMON STOCK

[Same as prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[Same as prospectus]

CAPITALIZATION

[Same as prospectus]

PRO FORMA DATA

[Same as prospectus]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

[Same as prospectus]

BUSINESS OF NEW WATERSTONE

[Same as prospectus]

BUSINESS OF WATERSTONE FINANCIAL, INC. AND WATERSTONE BANK

[Same as prospectus]

SUPERVISION AND REGULATION

[Same as prospectus]

TAXATION

[Same as prospectus]

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MANAGEMENT

[Same as prospectus]

BENEFICIAL OWNERSHIP OF COMMON STOCK

[Same as prospectus]

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[Same as prospectus]

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF WATERSTONE FINANCIAL, INC.

[Same as prospectus]

RESTRICTIONS ON ACQUISITION OF NEW WATERSTONE

[Same as prospectus]

DESCRIPTION OF CAPITAL STOCK OF NEW WATERSTONE
FOLLOWING THE CONVERSION

[Same as prospectus]

TRANSFER AGENT

[Same as prospectus]

EXPERTS

[Same as prospectus]

LEGAL MATTERS

[Same as prospectus]

WHERE YOU CAN FIND ADDITIONAL INFORMATION

[Same as prospectus]

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2014 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 11200 West Plank Court, Wauwatosa, Wisconsin 53226, no later than December 2, 2013.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of Waterstone-Federal’s Bylaws.  Under Waterstone-Federal’s Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders.  These procedures provide, generally, that stockholders desiring to make nominations for

22

directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not less than 30 days in advance of such meeting, subject to certain exceptions) by the Secretary of Waterstone-Federal.

Provisions of New Waterstone’s Bylaws.  New Waterstone’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, New Waterstone’s Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to shareholders, then, to be timely, notice by the shareholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to shareholder proposals that are not nominations for director must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such shareholder as they appear on New Waterstone’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of New Waterstone which are owned beneficially or of record by such shareholder and such beneficial owner; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the shareholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of New Waterstone’s Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the shareholder giving the notice, (A) the name and address of such shareholder as they appear on New Waterstone’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of New Waterstone which are owned beneficially or of record by such shareholder and such beneficial owner; (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The 2014 annual meeting of stockholders is expected to be held May 20, 2014.  If the conversion is completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than March 31, 2014.  If notice is received after March 31, 2014, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.  If the conversion is not completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by April 20, 2014.  If notice is received after April 20, 2014, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

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Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy Card are available at                                                         .

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus.  However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

24

{Clients/1068/00189395.DOC/ } REVOCABLE PROXY WATERSTONE FINANCIAL, INC. SPECIAL MEETING OF STOCKHOLDERS ______________, 2013 The undersigned hereby appoints the proxy committee of the Board of Directors of Waterstone Financial, Inc., a Federal corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Waterstone Financial, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”), to be held at ____________________, at _____:_____ _____.m., Central Time, on ___________, 2013. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows: FOR AGAINST ABSTAIN 1. The approval of a plan of conversion and reorganization pursuant to which: (a) Lamplighter Financial, MHC and Waterstone Financial, Inc., a federal corporation (“Waterstone-Federal”) will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Waterstone Financial, Inc., a Maryland corporation (“New Waterstone”), will become the holding company for WaterStone Bank SSB; (c) the outstanding shares of Waterstone-Federal, other than those held by Lamplighter Financial, MHC, will be converted into shares of common stock of New Waterstone; and (d) New Waterstone will offer shares of its common stock for sale in a subscription offering, and, if necessary, a community offering and/or syndicated community offering; . . . 2. The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization; . . . 3. The following informational proposals: 3a. Approval of a provision in New Waterstone’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Waterstone’s articles of incorporation; . . . 3b. Approval of a provision in New Waterstone’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder- . . .

{Clients/1068/00189395.DOC/ } proposed amendments to New Waterstone’s bylaws; 3c. Approval of a provision in New Waterstone’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Waterstone’s outstanding voting stock; and . . . Such other business as may properly come before the meeting. The Board of Directors recommends a vote “FOR” each of the above-listed proposals. VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF NEW WATERSTONE (INCLUDING THE ANTI-TAKEOVER/LIMITATIONS ON STOCKHOLDER RIGHTS PROVISIONS AND THE ESTABLISHMENT OF A LIQUIDATION ACCOUNT FOR THE BENEFIT OF ELIGIBLE DEPOSITORS OF WATERSTONE BANK SSB) AND THE AMENDMENT TO WATERSTONE BANK SSB’S ARTICLES OF INCORPORATION TO PROVIDE FOR RESTRICTIONS ON THE OWNERSHIP OF MORE THAN 10% OF WATERSTONE BANK SSB’S COMMON STOCK AND A LIQUIDATION ACCOUNT FOR ELIGIBLE DEPOSITORS. THE PROVISIONS OF NEW WATERSTONE’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3A THROUGH 3C WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF WATERSTONE FINANCIAL, INC. APPROVED THE PLAN OF CONVERSION AND REORGANIZATION. THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN. WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS REQUESTED WILL BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Waterstone Financial, Inc. at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Waterstone Financial, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

{Clients/1068/00189395.DOC/ } The above-signed acknowledges receipt from Waterstone Financial, Inc. prior to the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated ___________________, 2013. Dated: _________________, 2013 . Check Box if You Plan to Attend the Special Meeting PRINT NAME OF STOCKHOLDER PRINT NAME OF STOCKHOLDER SIGNATURE OF STOCKHOLDER SIGNATURE OF STOCKHOLDER Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at __________________________________.

PART II:                                            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                                                  Other Expenses of Issuance and Distribution

		Amount (1)

*	Registrant’s Legal Fees and Expenses	$415,000
*	Registrant’s Accounting Fees and Expenses	225,000
*	Registrant’s State Tax Advisory Fees	15,000
*	Marketing Agent Fees (1)	6,250,300
*	Records Management Fees and Expenses (1)	60,000
*	Appraisal Fees and Expenses	115,000
*	Printing, Postage, Mailing, EDGAR and XBRL Fees	475,000
*	Filing Fees (Nasdaq, FINRA and SEC)	87,500
*	Transfer Agent Fees and Expenses	20,000
*	Business Plan Fees and Expenses	32,500
*	Proxy Solicitor Fees and Expenses	40,000
*	Other	113,000
*	Total	$7,848,300

*                                    Estimated

(1)                            Waterstone Financial, Inc. has retained Sandler O’Neill & Partners, L.P. to assist in the sale of common stock on a best efforts basis in the subscription, community and syndicated offerings.  Fees are estimated at the maximum of the offering range, assuming 50% of the shares are sold in the subscription and community offerings and 50% of the shares are sold in the syndicated community offering.

Item 14.                                                  Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Waterstone Financial, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10.  Indemnification, etc. of Directors and Officers.

A.                                    Indemnification.  The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.                                    Procedure.  If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit.  It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.                                    Non-Exclusivity.  The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.                                    Insurance.  The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.                                    Miscellaneous.  The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder.  The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.                                     Limitations Imposed by Federal Law.  Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11.  Limitation of Liability.  An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL.  If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.                                                  Recent Sales of Unregistered Securities

Not Applicable.

Item 16.                                                  Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)                                 List of Exhibits

1.1                               Engagement Letter between Lamplighter Financial, MHC, Waterstone Financial, Inc., WaterStone Bank and Sandler O’Neill & Partners, L.P.

1.2                               Form of Agency Agreement between Lamplighter Financial, MHC, Waterstone Financial, Inc., WaterStone Bank and Waterstone Financial, Inc., and Sandler O’Neill & Partners, L.P.*

2                                         Plan of Conversion and Reorganization

3.1                               Articles of Incorporation of Waterstone Financial, Inc.

3.2                               Bylaws of Waterstone Financial, Inc.

4                                         Form of Common Stock Certificate of Waterstone Financial, Inc.

5                                         Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8.1                               Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*

8.2                               State Tax Opinion*

10.1                        Wauwatosa Holdings, Inc. 2006 Equity Incentive Plan †(1)

21                                  Subsidiaries of Registrant (2)

23.1                        Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2                        Consent of KPMG LLP

23.3                        Consent of RP Financial, LC.

23.4                        Consent of Baker Tilly Virchow Krause, LLP*

24                                  Power of Attorney (set forth on signature page)

99.1                        Appraisal Agreement between WaterStone Bank and RP Financial, LC.

99.2                        Letter of RP Financial, LC. with respect to Subscription Rights

99.3                        Appraisal Report of RP Financial, LC.

99.4                        Marketing Materials*

99.5                        Stock Order and Certification Form*

99.6                        Letter of RP Financial, LC. with respect to Liquidation Account

101                           The following financial statements of Waterstone Financial, Inc. at March 31, 2013, December 31, 2012 and 2011, for the three months ended March 31, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010 formatted in XBRL: (i) Consolidated Statements of Financial Condition, (ii) Consolidated Statements of Operations, (iii) Consolidated Statements of Changes in Stockholders’ Equity, (iv) Consolidated Statements of Cash Flows and (v) Notes to Consolidated Financial Statements.*,**

†                                         Management contract or compensation plan or arrangement.

*                                         To be filed by amendment.

**                                  Furnished, not filed.

(1)                                 Incorporated by reference to Appendix A to the Definitive Proxy Statement for the 2006 Annual Meeting of Shareholders filed by Wauwatosa Holdings, Inc. (the predecessor corporation to Waterstone Financial, Inc., a federal corporation) (Commission file no. 000-51507), filed with the U.S. Securities and Exchange Commission on March 27, 2006.

(2)                                 Incorporated by reference to Exhibit 21.1 of the Annual Report on Form 10-K of Waterstone Financial, Inc., a federal corporation, for the fiscal year ended December 31, 2012 (Commission file no. 000-51507), filed with the U.S. Securities and Exchange Commission on March 15, 2013.

(b)                                 Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.                                                  Undertakings

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wauwatosa, State of Wisconsin on June 6, 2013.

WATERSTONE FINANCIAL, INC.

By:	/s/ Douglas S. Gordon
Douglas S. Gordon
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Waterstone Financial, Inc. (the “Company”) hereby severally constitute and appoint Douglas S. Gordon as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Douglas S. Gordon may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Douglas S. Gordon shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Douglas S. Gordon	President and Chief Executive Officer	June 6, 2013
Douglas S. Gordon	(Principal Executive Officer)

/s/ Richard C. Larson	Senior Vice President and Chief Financial	June 6, 2013
Richard C. Larson	Officer (Principal Financial and
Accounting Officer)

/s/ Patrick S. Lawton	Chairman and Director	June 6, 2013
Patrick S. Lawton

/s/ Thomas E. Dalum	Director	June 6, 2013
Thomas E. Dalum

/s/ Michael L. Hansen	Director	June 6, 2013
Michael L. Hansen

/s/ Stephen J. Schmidt	Director	June 6, 2013
Stephen J. Schmidt

As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBITS

TO THE

REGISTRATION STATEMENT

ON

FORM S-1

Waterstone Financial, Inc.

WaterStone Bank SSB 401(k) Plan

Wauwatosa, Wisconsin

EXHIBIT INDEX

1.1                               Engagement Letters between Lamplighter Financial, MHC, Waterstone Financial, Inc., WaterStone Bank and Sandler O’Neill & Partners, L.P.

1.2                               Form of Agency Agreement between Lamplighter Financial, MHC, Waterstone Financial, Inc., WaterStone Bank and Waterstone Financial, Inc., and Sandler O’Neill & Partners, L.P.*

2                                         Plan of Conversion and Reorganization

3.1                               Articles of Incorporation of Waterstone Financial, Inc.

3.2                               Bylaws of Waterstone Financial, Inc.

4                                         Form of Common Stock Certificate of Waterstone Financial, Inc.

5                                         Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8.1                               Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*

8.2                               State Tax Opinion*

10.1                        Wauwatosa Holdings, Inc. 2006 Equity Incentive Plan †(1)

21                                  Subsidiaries of Registrant (2)

23.1                        Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2                        Consent of KPMG LLP

23.3                        Consent of RP Financial, LC.

23.4                        Consent of Baker Tilly Virchow Krause, LLP*

24                                  Power of Attorney (set forth on signature page)

99.1                        Appraisal Agreement between WaterStone Bank and RP Financial, LC.

99.2                        Letter of RP Financial, LC. with respect to Subscription Rights

99.3                        Appraisal Report of RP Financial, LC.

99.4                        Marketing Materials*

99.5                       Stock Order and Certification Form*

99.6                        Letter of RP Financial, LC. with respect to Liquidation Account

101                           The following financial statements of Waterstone Financial, Inc. at March 31, 2013, December 31, 2012 and 2011, for the three months ended March 31, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010 formatted in XBRL: (i) Consolidated Statements of Financial Condition, (ii) Consolidated Statements of Operations, (iii) Consolidated Statements of Changes in Stockholders’ Equity, (iv) Consolidated Statements of Cash Flows and (v) Notes to Consolidated Financial Statements.*,**

†                                         Management contract or compensation plan or arrangement.

*                                         To be filed by amendment.

**                                  Furnished, not filed.

(1)                                 Incorporated by reference to Appendix A to the Definitive Proxy Statement for the 2006 Annual Meeting of Shareholders filed by Wauwatosa Holdings, Inc. (the predecessor corporation to Waterstone Financial, Inc., a federal corporation) (Commission file no. 000-51507), filed with the U.S. Securities and Exchange Commission on March 27, 2006.

(2)                                 Incorporated by reference to Exhibit 21.1 of the Annual Report on Form 10-K of Waterstone Financial, Inc., a federal corporation, for the fiscal year ended December 31, 2012 (Commission file no. 000-51507), filed with the U.S. Securities and Exchange Commission on March 15, 2013.